FREE WRITING PROSPECTUS

THE ISSUER HAS FILED A REGISTRATION STATEMENT (INCLUDING A PROSPECTUS) ON FORM S-3 (REGISTRATION NO. 333-131374) WITH THE SEC FOR THE OFFERING TO WHICH THIS COMMUNICATION RELATES. BEFORE YOU INVEST, YOU SHOULD READ THE PROSPECTUS IN THAT REGISTRATION STATEMENT AND OTHER DOCUMENTS THE ISSUER HAS FILED WITH THE SEC FOR MORE COMPLETE INFORMATION ABOUT THE ISSUER AND THIS OFFERING. YOU MAY OBTAIN THE DOCUMENTS WE HAVE FILED WITH THE SEC FOR FREE BY VISITING EDGAR ON THE SEC WEB SITE AT WWW.SEC.GOV. ALTERNATIVELY, THE ISSUER, ANY UNDERWRITER OR ANY DEALER PARTICIPATING IN THIS OFFERING WILL ARRANGE TO SEND YOU THE PROSPECTUS IF YOU SO REQUEST BY CALLING TOLL-FREE 1-866-803-9204. PLEASE CLICK HERE HTTP://WWW.BEARSTEARNS.COM/PROSPECTUS/BSABS OR VISIT THE FOLLOWING WEBSITE:
"WWW.BEARSTEARNS.COM/PROSPECTUS/BSABS" FOR A COPY OF THE BASE PROSPECTUS APPLICABLE TO THIS OFFERING.

THIS FREE WRITING PROSPECTUS IS NOT REQUIRED TO CONTAIN ALL INFORMATION THAT IS REQUIRED TO BE INCLUDED IN THE BASE PROSPECTUS.

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS PRELIMINARY AND IS SUBJECT TO COMPLETION OR CHANGE.

THE INFORMATION IN THIS FREE WRITING PROSPECTUS, IF CONVEYED PRIOR TO THE TIME OF YOUR COMMITMENT TO PURCHASE, SUPERSEDES INFORMATION CONTAINED IN ANY PRIOR SIMILAR FREE WRITING PROSPECTUS RELATING TO THESE SECURITIES.

THIS FREE WRITING PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED.

THE SECURITIES REFERRED TO IN THIS FREE WRITING PROSPECTUS ARE BEING OFFERED WHEN, AS AND IF ISSUED. OUR OBLIGATION TO SELL SECURITIES TO YOU IS CONDITIONED ON THE SECURITIES HAVING THE CHARACTERISTICS DESCRIBED IN THIS FREE WRITING PROSPECTUS. IF THAT CONDITION IS NOT SATISFIED, WE WILL NOTIFY YOU, AND NEITHER THE ISSUER NOR THE UNDERWRITER WILL HAVE ANY OBLIGATION TO YOU TO DELIVER ALL OR ANY PORTION OF THE SECURITIES WHICH YOU HAVE COMMITTED TO PURCHASE, AND THERE WILL BE NO LIABILITY BETWEEN US AS A CONSEQUENCE OF THE NON-DELIVERY.

                                  $189,834,000
                                  (APPROXIMATE)

                BEAR STEARNS ASSET BACKED SECURITIES TRUST 2006-4
                                 ISSUING ENTITY

                    ASSET-BACKED CERTIFICATES, SERIES 2006-4

                            EMC MORTGAGE CORPORATION
                                     SPONSOR

                             WELLS FARGO BANK, N.A.
                  MASTER SERVICER AND SECURITIES ADMINISTRATOR

                   BEAR STEARNS ASSET BACKED SECURITIES I LLC
                                    DEPOSITOR

The issuing entity is offering the following classes of certificates pursuant to this free writing prospectus and the accompanying prospectus:

 -------------------------                       ORIGINAL                                             ORIGINAL
|  CONSIDER CAREFULLY     |                    CERTIFICATE                                           CERTIFICATE
|  THE RISK FACTORS       |                     PRINCIPAL                                             PRINCIPAL       PASS-THROUGH
|  BEGINNING ON PAGE      |      CLASS          BALANCE(1)     PASS-THROUGH RATE      CLASS          BALANCE(1)           RATE
|  S-15 IN THIS FREE      |
|  WRITING PROSPECTUS     |   Class A-1      $  115,366,000    Adjustable(2) (3)    Class M-3      $    7,897,000   Adjustable(2)(3)
|  SUPPLEMENT AND ON      |
|  PAGE 6 IN THE          |   Class A-2      $   21,473,000    Adjustable(2) (3)    Class M-4      $    3,544,000   Adjustable(2)(3)
|  PROSPECTUS.            |
|                         |   Class A-3      $    8,953,000    Adjustable(2) (3)    Class M-5      $    3,442,000   Adjustable(2)(3)
|  The certificates       |
|  represent              |   Class M-1      $   18,528,000    Adjustable(2) (3)    Class M-6      $    2,936,000   Adjustable(2)(3)
|  obligations of the     |
|  not represent an       |   Class M-2      $    4,354,000    Adjustable(2) (3)    Class M-7      $    3,341,000   Adjustable(2)(3)
|  interest in or         |
|  obligation of Bear     |____________________
|  Stearns Asset          |--------------------------------------------------------------------------------------------------------
|  Backed Securities I    |(1) Approximate. The initial certificate principal balance of each class is
|  LLC, EMC               |    subject to a variance of plus or minus 10%.
|  Mortgage               |
|  Corporation, Wells     |(2) The pass-through rates on these classes of certificates are adjustable rates
|  Fargo Bank, N.A.,      |    based on One-Month LIBOR subject to a maximum rate, in each case as
|  The Bank of New        |    described under "Summary--Description of the Certificates--Pass-Through
|  York or any of their   |    Rates" in this free writing prospectus.
|  affiliates.            |
|                         |(3) Subject to a step-up if the optional termination right is not exercised.
 -------------------------

The certificates represent interests in a pool of fixed rate, adjustable rate and hybrid mortgage loans, substantially all of which are fully amortizing and secured by first liens on one- to four-family residential properties.


Credit enhancement will be provided by:

    o   excess spread and overcollateralization

    o   subordination of the Class M certificates

    o   an interest rate swap agreement.

Distributions on the certificates will be made on the 25th of each month or, if the 25th is not a business day, on the next business day, beginning in November 2006.

NEITHER THE SEC NOR ANY STATE SECURITIES COMMISSION HAS APPROVED THESE SECURITIES OR DETERMINED THAT THIS FREE WRITING PROSPECTUS OR THE PROSPECTUS IS ACCURATE OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

THE ATTORNEY GENERAL OF THE STATE OF NEW YORK HAS NOT PASSED ON OR ENDORSED THE MERITS OF THIS OFFERING. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL. Bear, Stearns & Co. Inc., as the underwriter, will offer the certificates listed above at varying prices to be determined at the time of sale.

The underwriter will deliver the offered certificates in book-entry form only through the facilities of The Depository Trust Company, Clearstream and Euroclear on or about November 9, 2006.

                            BEAR, STEARNS & CO. INC.
           The date of the free writing prospectus is November 6, 2006

             For use with the base prospectus dated October 18, 2006

                                           TABLE OF CONTENTS

                  FREE WRITING PROSPECTUS                                      PROSPECTUS
SUMMARY..........................................S-5      Risk Factors........................................6
RISK FACTORS....................................S-15      Description of the Securities......................15
THE MORTGAGE POOL...............................S-31      The Trust Funds....................................26
STATIC POOL INFORMATION.........................S-51      Credit Enhancement.................................47
THE ISSUING ENTITY..............................S-51      Servicing of Loans.................................53
THE DEPOSITOR...................................S-51      The Agreements.....................................61
THE SPONSOR.....................................S-52      Material Legal Aspects of the Loans................75
SERVICING OF THE MORTGAGE LOANS.................S-54      The Sponsor........................................89
DESCRIPTION OF THE CERTIFICATES.................S-67      The Depositor......................................90
YIELD, PREPAYMENT AND MATURITY CONSIDERATIONS..S-105      Use of Proceeds....................................90
USE OF PROCEEDS................................S-123      Material Federal Income Tax Considerations.........91
FEDERAL INCOME TAX CONSEQUENCES................S-123      Reportable Transactions...........................124
STATE TAXES....................................S-125      State and Local Tax Considerations................124
ERISA CONSIDERATIONS...........................S-125      ERISA Considerations..............................124
LEGAL MATTERS..................................S-126      Method of Distribution............................138
LEGAL PROCEEDINGS..............................S-126      Legal Matters.....................................139
AFFILIATIONS, RELATIONSHIPS AND RELATED                   Financial Information.............................140
TRANSACTIONS ..................................S-127      Available Information.............................140
RATINGS........................................S-127      Incorporation of Certain Information
LEGAL INVESTMENT...............................S-128           by Reference.................................140
AVAILABLE INFORMATION..........................S-130      Ratings...........................................141
REPORTS TO CERTIFICATEHOLDERS..................S-130      Legal Investment Considerations...................142
INCORPORATION OF INFORMATION BY REFERENCE......S-130      Plan of Distribution..............................144
INDEX OF DEFINED TERMS.........................S-132      Glossary of Terms.................................144

SCHEDULE A - Mortgage Loan
             Statistical Data....................A-1
SCHEDULE B - Coupon Strip Reserve Account
             Schedule............................B-1
ANNEX I -    Global Clearance, Settlement and
             Tax Documentation Procedures........I-1

              IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS
             FREE WRITING PROSPECTUS AND THE ACCOMPANYING PROSPECTUS

         We describe the certificates in two separate documents that provide varying levels of detail: (a) the accompanying prospectus, which provides general information, some of which may not apply to your certificates and (b) this free writing prospectus, which describes the specific terms of your certificates. If there is conflicting information between this free writing prospectus and the accompanying prospectus, you should rely on the information in this free writing prospectus.

         Annex I and Schedule A are incorporated into and comprise a part of this free writing prospectus as if fully set forth herein.

         Cross-references are included in this free writing prospectus and the accompanying prospectus to captions in these materials where you can find further discussions about related topics. The table of contents on page S-3 above provides the pages on which these captions are located.

         You can find a listing of the pages where certain capitalized and other terms used in this free writing prospectus and the accompanying prospectus are defined under the caption "Glossary" beginning on page S-74 of this free writing prospectus, "Index of Defined Terms" beginning on page S-132 of this free writing prospectus or "Glossary of Terms" beginning on page 144 of the prospectus.

                                     SUMMARY

         This summary highlights selected information from this document and does not contain all of the information that you need to consider when making your investment decision. To understand all of the terms of an offering of the certificates, you are encouraged to read this entire document and the accompanying prospectus carefully.

         Certain statements contained in or incorporated by reference in this free writing prospectus and the accompanying prospectus consist of forward-looking statements relating to future economic performance or projections and other financial items. These statements can be identified by the use of forward-looking words such as "may," "will," "should," "expects," "believes," "anticipates," "estimates," or other comparable words. Forward-looking statements are subject to a variety of risks and uncertainties that could cause actual results to differ from the projected results. Those risks and uncertainties include, among others, general economic and business conditions, regulatory initiatives and compliance with governmental regulations, customer preferences and various other matters, many of which are beyond our control. Because we cannot predict the future, what actually happens may be very different from what is contained in our forward-looking statements.


THE CERTIFICATES                                     limited purpose finance subsidiary of
                                                     The Bear Stearns Companies Inc. and an
Asset-Backed Certificates, Series                    affiliate of Bear, Stearns & Co. Inc.
2006-4, represent beneficial ownership
interests in a trust fund that consists              SPONSOR
primarily of a pool of fixed rate,
hybrid and adjustable rate mortgage                  EMC Mortgage Corporation, in its
loans, substantially all of which are                capacity as a mortgage loan seller, a
fully amortizing and secured by first                Delaware corporation and an affiliate of
liens on one- to four-family residential             the depositor and Bear, Stearns & Co.
properties and certain other property                Inc., which will sell the mortgage loans
and assets described in this free                    to the depositor.
writing prospectus.
                                                     MASTER SERVICER
ORIGINATORS
                                                     Wells Fargo Bank, N.A.
The principal originators of the
mortgage loans are Wells Fargo Bank,                 SERVICERS
N.A., Long Beach Mortgage, a division of
Washington Mutual Bank, and New Century              The primary servicers of the mortgage
Mortgage Corporation with respect to                 loans are EMC Mortgage Corporation and
approximately 32.11%, 23.59% and 24.45%              Wells Fargo Bank, N.A., which service
of the mortgage loans, respectively, in              approximately 81.52% and 18.48% of the
each case by stated principal balance as             mortgage loans, respectively, in each
of the cut-off date (the "cut-off date               case by the cut-off date principal
principal balance"). No other entity                 balance of the mortgage loans.
originated or acquired over 10% of the
cut-off date principal balance of the                We refer you to "Servicing of the
mortgage loans.                                      Mortgage Loans" in this free writing
                                                     prospectus for a description of the
We refer you to "The Mortgage Pool" in               servicing of the mortgage loans.
this Free writing prospectus for a
description of the applicable                        TRUSTEE
underwriting criteria.
                                                     The Bank of New York, a New York banking
DEPOSITOR                                            corporation.

Bear Stearns Asset Backed Securities I
LLC, a Delaware limited liability
company and a

                                       S-5

SECURITIES ADMINISTRATOR                             the closing date due, among other
                                                     things, to the possibility that certain
Wells Fargo Bank, N.A., a national                   mortgage loans may become delinquent or
banking association.                                 default or may be removed or substituted
                                                     and that similar or different mortgage
PAYING AGENT AND CERTIFICATE REGISTRAR               loans may be added to the pool prior to
                                                     the closing date.
Wells Fargo Bank, N.A., a national
banking association.                                 All percentages, amounts and time
                                                     periods with respect to the
SWAP PROVIDER                                        characteristics of the mortgage loans
                                                     shown in this free writing prospectus
Bear Stearns Capital Markets Inc., a                 and in schedule A to this free writing
subsidiary of The Bear Stearns Companies             prospectus are subject to a variance of
Inc. and an affiliate of Bear, Stearns &             plus or minus 10%.
Co. Inc. and EMC Mortgage Corporation.
                                                     Approximately 77.15% of the mortgage
ISSUING ENTITY                                       loans, by cut-off date principal
                                                     balance, are hybrid mortgage loans
Bear Stearns Asset Backed Securities I               which, as of the cut-off date, are in
Trust 2006-4, a New York common law                  their fixed rate period. "Hybrid
trust.                                               mortgage loans" are fixed rate mortgage
                                                     loans that convert to adjustable rate
POOLING AND SERVICING AGREEMENT                      mortgage loans after an initial stated
                                                     period of time ranging from six months
The pooling and servicing agreement                  to ten years.
dated as of October 1, 2006, among the
sponsor, the master servicer, the                    For many of the hybrid mortgage loans, a
depositor, the securities administrator              period of time has elapsed since the
and the trustee, under which the trust               date of their origination. As a result,
will be formed and will issue the                    some hybrid mortgage loans may no longer
certificates.                                        be in their fixed rate period, or may
                                                     convert to an adjustable rate within a
CUT-OFF DATE                                         shorter period of time than their
                                                     initial stated fixed rate period. The
The close of business on October 1, 2006.            weighted average number of months until
                                                     the next (or in the case of hybrid loans
CLOSING DATE                                         in their fixed rate period, initial)
                                                     interest rate adjustment date for each
On or about November 9, 2006.                        mortgage loan is indicated in the table
                                                     below.
THE MORTGAGE LOANS
                                                     The interest rate borne by the
The aggregate principal balance of the               adjustable rate mortgage loans,
mortgage loans as of the cut-off date is             including the hybrid loans in their
approximately $202,488,947. The mortgage             adjustable rate period, will adjust in
loans are fixed, hybrid and adjustable               each case based on a related index plus
rate mortgage loans, substantially all               a fixed percentage set forth in or
of which are fully amortizing and                    computed in accordance with the related
secured by first liens on primarily one-             note subject to rounding and to certain
to four-family residential properties.               other limitations, including an initial
                                                     cap, a subsequent periodic cap on each
The characteristics of the mortgage                  adjustment date and a maximum lifetime
loans as described in this free writing              mortgage rate, all as more fully
prospectus and in Schedule A may differ              described under "The Mortgage Pool" in
from the final pool as of                            this free writing prospectus. As to each
                                                     such adjustable rate mortgage loan, the
                                                     related servicer will be responsible for
                                                     calculating and implementing interest
                                                     rate adjustments.

                                       S-6

The stated principal balance of each                 Types of mortgage properties:
mortgage loan generally has been                          Single family dwellings              75.89%
calculated on the assumption that the                     Condominium                           5.00%
principal portion of all monthly                          Planned Unit Development             11.75%
payments due with respect to each                         2-4 family dwellings                  6.97%
mortgage loan on or before the cut-off                    Townhouse                             0.39%
date has been received.
                                                     Owner Occupied                            89.32%
Set forth below is certain information               Investor Property                          7.28%
regarding the mortgage loans and the                 Second Home                                3.40%
related mortgaged properties as of the
cut-off date. The information provided               First liens                              100.00%
is approximate. All weighted average
information provided below reflects                  State concentrations (over
weighting of the mortgage loans by their                  5%):
stated principal balances as of the                       California                           16.64%
cut-off date.                                             Florida                              10.22%
                                                          Texas                                 6.23%
Schedule A, which is attached and is a                    New York                              5.01%
part of this free writing prospectus,
presents more detailed statistical                   Delinquencies:
information relating to the mortgage                      31-60 days                           23.17%
loans. You should also refer to "The
Mortgage Pool" in this free writing                  Adjustable rate loans:
prospectus.                                          Weighted average:
                                                          Gross Margin                         5.503%
The following table summarizes the                        Periodic Cap                         1.799%
approximate characteristics of the                        Maximum Mortgage
mortgage loans as of the cut-off date:                      Rate                              14.206%
                                                          Months to Next
Number of mortgage loans                   1,303            Adjustment                      13 months
Aggregate principal balance         $202,488,947
Average principal balance               $155,402     REMOVAL AND SUBSTITUTION OF A MORTGAGE
Range of principal balances              $974 to     LOAN
                                      $1,365,000
Range of mortgage rates        4.500% to 16.000%     The trustee (or the custodian as its
Weighted average mortgage rate            8.112%     agent) will acknowledge the sale,
Weighted average                                     transfer and assignment to it by the
     loan-to-value ratio                  80.87%     depositor and receipt of, subject to
Range of scheduled remaining         2 months to     further review and the exceptions, the
     terms to maturity                473 months     mortgage loans. If the trustee (or the
Weighted average scheduled                           custodian as its agent) finds that any
     remaining term to                               mortgage loan is defective on its face
     maturity                         347 months     due to a breach of the representations
                                                     and warranties with respect to that loan
Original term:                                       made in the transaction agreements, the
     0-180 months                          2.07%     trustee (or the custodian as its agent)
     181-360 months                       90.68%     will promptly notify the sponsor of such
     361+ months                           7.25%     defect. The sponsor must then correct or
                                                     cure any such defect within 90 days from
Interest rate type:                                  the date of notice from the trustee (or
     Fixed rate fully                                the custodian as its agent) of the
     amortizing                           21.62%     defect and if the sponsor fails to
     Fixed rate balloon loans              0.40%     correct or cure such defect within such
     Adjustable rate fully                           period and such defect materially and
       amortizing                          0.83%     adversely affects the interests of the
     Hybrid fully amortizing              70.08%     certificateholders in the related
     Hybrid balloon loans                  7.07%     mortgage loan, the sponsor will, in
                                                     accordance with the terms of the pooling
Indices:                                             and servicing agreement, within 90 days
     1-year CMT                            1.73%     of the date of notice, transfer to the
     6-month LIBOR                        76.24%     trust a substitute mortgage loan (if
                                                     within two years of


                                       S-7

the closing date) or repurchase the                  RECORD DATE
mortgage loan from the trust; provided
that, if such defect would cause the                 The business day preceding the
mortgage loan to be other than a                     applicable distribution date so long as
"qualified mortgage" as defined in                   the certificates remain in book-entry
Section 860G(a)(3) of the Internal                   form; and otherwise the last business
Revenue Code, any such cure or                       day of the month preceding the month in
substitution must occur within 90 days               which such distribution date occurs.
from the date such breach was
discovered.                                          DENOMINATIONS

DESCRIPTION OF THE CERTIFICATES                      For each class of offered certificates,
                                                     $25,000 and multiples of $1,000 in
GENERAL                                              excess thereof (except that one
                                                     certificate may be issued in an amount
The trust will issue senior and                      equal to the remainder of that class).
subordinate certificates. Classes with
the letter "A" in their class name                   REGISTRATION OF CERTIFICATES
represent senior interests in the
mortgage pool and we sometimes refer to              The trust will issue the offered
these certificates as Class A                        certificates initially in book-entry
Certificates or senior certificates.                 form. Persons acquiring beneficial
Classes with the letter "M" in their                 ownership interests in book-entry
class name represent subordinate                     certificates may elect to hold their
interests in the mortgage pool and we                beneficial interests through The
sometimes refer to these certificates as             Depository Trust Company, in the United
Class M Certificates or subordinate                  States, or Clearstream Luxembourg or
certificates.                                        Euroclear, in Europe.

We sometimes refer to the senior                     We refer you to "Description of the
certificates and the subordinate                     Certificates -- Book-Entry Registration"
certificates as the offered                          and "Annex I--Global Clearance,
certificates.                                        Settlement and Tax Documentation
                                                     Procedures" in this free writing
The Class R Certificates, which we are               prospectus.
not offering by this free writing
prospectus, represent the residual                   PASS-THROUGH RATES
interests in one or more real estate
mortgage investment conduits established             The pass-through rates for each class of
by the trust.                                        offered certificates may change from
                                                     distribution date to distribution date.
The trust will also issue the Class B-IO             The pass-through rate will therefore be
Certificates, which we are not offering              adjusted on a monthly basis. Investors
by this free writing prospectus. We have             will be notified of a pass-through rate
included information with respect to the             adjustment through the monthly
Class B-IO Certificates and the Class R              distribution reports as described under
Certificates in this free writing                    "Description of the Certificates -
prospectus solely to provide you a                   Reports to Certificateholders" in this
better understanding of the offered                  free writing prospectus. On any
certificates.                                        distribution date, the pass-through rate
                                                     per annum for each such class will be
The final scheduled distribution date                equal to:
for the offered certificates is the
distribution date in October 2036. It is             (a) One-Month LIBOR for the related
intended that the amounts deposited in                   accrual period plus the per annum
the final maturity reserve account will                  pass-through margins of:
be sufficient to retire the offered
certificates on the final scheduled
distribution date, even though the
outstanding principal balance of the
mortgage loans having 40-year original
terms to maturity have not been reduced
to zero on such final scheduled
distribution date.

                                       S-8

    o   for the Class A-1 certificates,              the net mortgage rates of the mortgage
        initially [____]% and after the              loans as of the first day of the related
        optional termination date,                   due period, minus the coupon strip, if
        [____]%,                                     any, payable to the final maturity
                                                     reserve account on such distribution
    o   for the Class A-2 certificates,              date, expressed as a per annum rate (by
        initially [____]% and after the              the stated principal balance of the
        optional termination date,                   mortgage loans in the mortgage pool),
        [____]%,                                     and minus any net swap payments and
                                                     certain swap termination payments as
    o   for the Class A-3 certificates,              described in this free writing
        initially [____]% and after the              prospectus. The interest rate cap will
        optional termination date,                   be adjusted to an effective rate
        [____]%,                                     reflecting the accrual of interest on an
                                                     actual/360 basis.
    o   for the Class M-1 certificates,
        initially [____]% and after the              If on any distribution date, the
        optional termination date,                   pass-through rate for a class of offered
        [____]%,                                     certificates is based on the interest
                                                     rate cap and the amount of such
    o   for the Class M-2 certificates,              limitation exceeds the amount available
        initially [____]% and after the              for such class from payments under the
        optional termination date,                   interest rate swap agreement, the
        [____]%,                                     holders of the related certificates may
                                                     receive a lesser amount of interest than
    o   for the Class M-3 certificates,              they would have received on such
        initially [____]% and after the              distribution date had the pass-through
        optional termination date,                   rate for that class not been calculated
        [____]%,                                     based on its interest rate cap. Any such
                                                     shortfall amounts will be carried over
    o   for the Class M-4 certificates,              to future distribution dates and will be
        initially [____]% and after the              paid with interest thereon to the extent
        optional termination date,                   there are available funds therefor.
        [____]%,
                                                     We refer you to "Description of the
    o   for the Class M-5 certificates,              Certificates - Distributions" in this
        initially [____]% and after the              free writing prospectus.
        optional termination date,
        [____]%,                                     DISTRIBUTION DATES

    o   for the Class M-6 certificates,              The paying agent will make distributions
        initially [____]% and after the              on the certificates on the 25th day of
        optional termination date,                   each calendar month beginning in
        [____]%, and                                 November 2006 to the appropriate holders
                                                     of record. If the 25th day of a month is
    o   for the Class M-7 certificates,              not a business day, then the paying
        initially [____]% and after the              agent will make distributions on the
        optional termination date,                   next business day after the 25th day of
        [____]%, but                                 the month.

(b) in each case subject to the interest             INTEREST PAYMENTS
    rate cap for such distribution date
    as described below.                              On each distribution date holders of the
                                                     offered certificates will be entitled to
The "optional termination date" is the               receive:
first distribution date that the
depositor would have the option to                       o   the interest that has accrued on
purchase all of the remaining trust                          the certificate principal
assets, as described under "Optional                         balance of such class of
Termination" below.                                          certificates at the related
                                                             pass-through rate (subject to
The "interest rate cap" for each of the                      the interest rate cap) during
certificates is equal to the weighted                        the related accrual period,
average of

                                       S-9

        plus                                                 the certificates, monthly fees
                                                             and expenses, any related coupon
    o   any interest due on a prior                          strip, as applicable, and
        distribution date that was not                       certain net swap payments and
        paid,                                                swap termination payments, as
                                                             applicable, until a specified
        minus                                                overcollateralization level has
                                                             been reached.
    o   certain shortfalls in interest
        collections allocated to that                You should review the priority of
        class of certificates.                       payments described under "Description of
                                                     the Certificates - Distributions" in
The amount of interest collections                   this free writing prospectus.
available for distribution to the
holders of the offered certificates will             CREDIT ENHANCEMENT
be reduced, on and after the
distribution date occurring in November              Credit enhancement provides limited
2016, by any related amounts paid into               protection to holders of specified
the final maturity reserve account, as               certificates against shortfalls in
described under "Description of the                  payments received on the mortgage loans.
Certificates--Final Maturity Reserve                 This transaction employs the following
Account" in this free writing                        forms of credit enhancement:
prospectus.
                                                     SUBORDINATION. By issuing senior
The offered certificates may receive                 certificates and subordinate
additional interest distributions as we              certificates, the trust has increased
have described below under "Description              the likelihood that senior
of the Certificates -- The Interest Rate             certificateholders will receive regular
Swap Agreement."                                     payments of interest and principal.

The accrual period for the offered                   The senior certificates will have
certificates will be the period from and             payment priority over the subordinate
including the preceding distribution                 certificates.
date (or from the closing date, in the
case of the first distribution date) to              Among the classes of subordinate
and including the day prior to the                   certificates:
current distribution date.
                                                         o   the Class M-1 certificates will
Calculations of interest on the offered                      have payment priority over the
certificates will be based on a 360-day                      Class M-2 certificates, the
year and the actual number of days                           Class M-3 certificates, the
elapsed during the related accrual                           Class M-4 certificates, the
period.                                                      Class M-5 certificates, the
                                                             Class M-6 certificates and the
PRINCIPAL PAYMENTS                                           Class M-7 certificates;

On each distribution date, distributions                 o   the Class M-2 certificates will
of principal will be made on the offered                     have payment priority over the
certificates, in the priorities                              Class M-3 certificates, the
described in this free writing                               Class M-4 certificates, the
prospectus, if there is cash available                       Class M-5 certificates, the
on that date for the payment of                              Class M-6 certificates and the
principal to the applicable class.                           Class M-7 certificates;
Monthly principal distributions will
generally include:                                       o   the Class M-3 certificates will
                                                             have payment priority over the
    o   principal payments on the                            Class M-4 certificates, the
        mortgage loans and                                   Class M-5 certificates, the
                                                             Class M-6 certificates and the
    o   interest payments on the                             Class M-7 certificates;
        mortgage loans not needed to pay
        interest on

                                       S-10

    o   the Class M-4 certificates will              mortgage loans to be higher than the
        have payment priority over the               weighted average pass-through rate on
        Class M-5 certificates, the                  such offered certificates. This higher
        Class M-6 certificates and the               interest rate will be paid on an
        Class M-7 certificates;                      aggregate principal balance of mortgage
                                                     loans that is larger than the aggregate
    o   the Class M-5 certificates will              principal balance of the certificates.
        have payment priority over the               Interest payments received in respect of
        Class M-6 certificates and the               the mortgage loans in excess of the
        Class M-7 certificates; and                  amount that is needed to pay interest on
                                                     the offered certificates, related trust
    o   the Class M-6 certificates will              expenses, any related coupon strip, as
        have payment priority over the               applicable, and certain net swap
        Class M-7 certificates;                      payments and swap termination payments,
                                                     as applicable, will be used to reduce
Subordination provides the holders of                the total principal balance of such
certificates having a higher payment                 certificates until a required level of
priority with protection against losses              overcollateralization has been achieved.
realized when the unpaid principal                   As of the closing date, the aggregate
balance on a mortgage loan exceeds the               principal balance of the mortgage loans
proceeds recovered on liquidation of                 as of the cut-off date will exceed the
that mortgage loan. In general, we                   aggregate principal balance of the
accomplish this loss protection by                   certificates by approximately
allocating any realized losses on the                $12,654,947.
mortgage loans, in excess of any current
overcollateralization and excess spread,             We refer you to "Description of the
among the certificates, beginning with               Certificates -- Excess Spread and
the class of subordinate certificates                Overcollateralization Provisions" in
with the lowest payment priority, until              this free writing prospectus.
the certificate principal balance of
that subordinated class has been reduced             INTEREST RATE SWAP AGREEMENT
to zero. We then allocate the realized
losses to the next most junior class of              The certificates will have the benefit
subordinate certificates, until the                  of an interest rate swap agreement which
principal balance of each class of                   the trustee, on behalf of the trust,
subordinate certificates is reduced to               will enter into with Bear Stearns
zero. After the certificate principal                Capital Markets Inc., the swap provider,
balances of all of the subordinate                   on the closing date. On or before each
certificates have been reduced to zero,              distribution date through the
the principal portion of realized losses             distribution date in October 2010,
on a mortgage loan occurring during the              subject to earlier termination as set
preceding calendar month will be                     forth in this free writing prospectus,
allocated to the Class A certificates,               Wells Fargo Bank, N.A., as swap
in the order of priority set forth in                administrator, on behalf of the trust,
this free writing prospectus, until the              will be obligated to make fixed
certificate principal balance of each                payments, and the swap provider will be
such class has been reduced to zero.                 obligated to make floating payments, in
                                                     each case as set forth in the interest
We refer you to "Description of the                  rate swap agreement and as described in
Certificates--Distributions" and                     this free writing prospectus. To the
"--Allocation of Realized Losses" in                 extent that the fixed payment exceeds
this free writing prospectus.                        the floating payment in respect of any
                                                     distribution date, amounts otherwise
EXCESS SPREAD AND OVERCOLLATERALIZATION.             available to the certificateholders will
We expect the mortgage loans to generate             be applied to make a net payment to the
more interest than is needed to pay                  swap administrator for payment to the
interest on the offered certificates                 swap provider. To the extent that the
because we expect the weighted average               floating payment exceeds the fixed
net interest rate of such                            payment in respect of any distribution
                                                     date, the swap provider will make a net
                                                     swap payment to the swap administrator,
                                                     and the swap administrator, pursuant to
                                                     a swap administration

                                       S-11

agreement, will remit such net swap                  required to deposit into a final
payment to the trust to the extent                   maturity reserve account, prior to the
needed to cover certain interest                     payment of interest on such
shortfalls and basis risk shortfalls and             certificates, a portion of interest
to build overcollateralization for the               collections with respect to the mortgage
certificates as described in this free               loans. Each such related deposit, which
writing prospectus.                                  we refer to as a coupon strip, will be
                                                     equal to the product of one-twelfth of
We have described the amounts payable                0.98% and the aggregate stated principal
under the interest rate swap agreement               balance of the mortgage loans as of the
under "Description of the Certificates               end of the related due period with
-The Interest Rate Swap Agreement" in                original terms to maturity in excess of
this free writing prospectus. Payments               30 years, not to exceed, in the
under the interest rate swap agreement               aggregate, the stated principal balance
may mitigate against the effects of the              of the mortgage loans with original
interest rate cap resulting from a                   terms to maturity in excess of 30 years
mismatch between the weighted average                at the end of the related due period.
mortgage rate of the mortgage loans and              Amounts on deposit in the final maturity
the One-Month LIBOR-based rates on the               reserve account will be used to pay the
certificates.                                        certificate principal balances of the
                                                     offered certificates then outstanding,
ADVANCES                                             if any, to zero on the 360th
                                                     distribution date.
Each servicer will make cash advances
with respect to delinquent payments of               We refer you to "Description of the
scheduled interest and principal (other              Certificates--Final Maturity Reserve
than principal on any balloon payment)               Account" in this free writing
on the mortgage loans for which it acts              prospectus.
as servicer, in general to the extent
that such servicer reasonably believes               SERVICING FEE AND MASTER SERVICING FEE
that such cash advances can be repaid
from future payments on the related                  The master servicer will be entitled to
mortgage loans. If the related servicer              receive a fee as compensation for its
fails to make any required advances, the             activities under the pooling and
master servicer in general may be                    servicing agreement equal to 0.025% per
obligated to do so, as described in this             annum of the aggregate principal balance
free writing prospectus. These cash                  of the mortgage loans as of the first
advances are only intended to maintain a             day of the month immediately preceding
regular flow of scheduled interest and               such distribution date. Each of the
principal payments on the certificates               servicers will be entitled to recover a
and are not intended to guarantee or                 fee as compensation for its activities
insure against losses.                               under the related servicing agreement
                                                     equal to 1/12th of the applicable
We refer you to "Servicing of the                    servicing fee rate multiplied by the
Mortgage Loans" in this free writing                 stated principal balance of each
prospectus.                                          mortgage loan serviced by it as of the
                                                     due date in the month preceding the
FINAL MATURITY RESERVE ACCOUNT                       month in which such distribution date
                                                     occurs. The servicing fee rate will
If, on each distribution date occurring              range from 0.250% to 0.500% per annum.
in and after November 2016, any of the               Interest shortfalls on the related
offered certificates are outstanding and             mortgage loans resulting from
the aggregate stated principal balance               prepayments in full in any calendar
of the mortgage loans with original                  month will be offset by the related
terms to maturity in excess of 30 years,             servicer or, if and to the extent not
as of the end of the related due period,             offset by the related servicer, by the
is greater than the applicable scheduled             master servicer on the distribution date
amount set forth on Schedule B to this               in the following calendar month to the
free writing prospectus, the securities              extent of compensating interest payments
administrator will be                                as described in this free writing
                                                     prospectus.

                                       S-12

OPTIONAL TERMINATION                                 ERISA CONSIDERATIONS

EMC Mortgage Corporation may purchase                The Class A Certificates may be
all of the remaining assets in the trust             purchased by an employee benefit plan or
fund when the stated principal balance               other retirement arrangement subject to
of the mortgage loans and any foreclosed             the Employee Retirement Income Security
real estate owned by the trust fund has              Act of 1974 or Section 4975 of the
declined to or below 10% of the stated               Internal Revenue Code of 1986 ("Plan"),
principal balance of the mortgage loans              but the subordinate certificates may
as of the cut-off date. We refer to this             only be purchased by or on behalf of a
distribution date as the "optional                   Plan if one of a number of prohibited
termination date." Such a purchase will              transaction class exemptions, based on
result in the early retirement of all                the identity of the fiduciary of such
the certificates.                                    plan or arrangement or the source of
                                                     funds used to acquire the certificates,
FEDERAL INCOME TAX CONSEQUENCES                      is applicable to the acquisition and
                                                     holding of such certificates.
For federal income tax purposes, the
trust (other than the basis risk reserve             We refer you to "ERISA Considerations"
fund, the swap account, the final                    in this free writing prospectus and in
maturity reserve account, and amounts                the prospectus.
payable with respect thereto) will
comprise multiple real estate mortgage               RATINGS
investment conduits, organized in a
tiered REMIC structure. The certificates             The classes of certificates listed below
(other than the Class R Certificates)                will not be offered unless they receive
will represent beneficial ownership of               the respective ratings set forth below
"regular interests" in the related REMIC             from Standard & Poor's, a division of
identified in the pooling and servicing              The McGraw-Hill Companies, Inc., which
agreement and rights to receive certain              we refer to as "Standard & Poor's," and
payments of Basis Risk Shortfalls,                   Moody's Investors Service, Inc., which
coupon strips, as applicable, and                    we refer to as "Moody's."
certain payments under the interest rate
swap agreement.
                                                                  STANDARD &
The residual certificates will represent                CLASS       POOR'S       MOODY'S
the beneficial ownership of the sole                 ----------   -----------   -----------
class of "residual interest" in a REMIC.             A-1              AAA          Aaa
Certain classes of offered certificates              A-2              AAA          Aaa
may be issued with original issue                    A-3              AAA          Aaa
discount for federal income tax                      M-1              AA           Aa2
purposes.                                            M-2              AA-          Aa3
                                                     M-3               A           A2
We refer you to "Federal Income Tax                  M-4              A-           A3
Consequences" in this free writing                   M-5             BBB+         Baa1
prospectus and "Material Federal Income              M-6              BBB         Baa2
Tax Considerations" in the prospectus                M-7             BBB-         Baa3
for additional information concerning
the application of federal income tax                A rating is not a recommendation to buy,
laws.                                                sell or hold securities and any rating
                                                     agency can revise or withdraw such
LEGAL INVESTMENT                                     ratings at any time. In general, ratings
                                                     address credit risk and do not address
None of the certificates will be                     the likelihood of prepayments.
"mortgage related securities" for
purposes of the Secondary Mortgage
Market Enhancement Act of 1984.

We refer you to "Legal Investment
Considerations" in the prospectus.

                              TRANSACTION STRUCTURE

                              [GRAPHIC OMITTED]

                                  RISK FACTORS

         In addition to the matters described elsewhere in this free writing prospectus and the prospectus, you should carefully consider the following risk factors before deciding to purchase a certificate.


THE SUBORDINATE CERTIFICATES HAVE A
GREATER RISK OF LOSS THAN THE SENIOR
CERTIFICATES.
                                        When certain classes of certificates
                                        provide credit enhancement for other
                                        classes of certificates it is sometimes
                                        referred to as "subordination."
                                        References in the following paragraph to "subordinated classes" means:

                                               o   with respect to the senior
                                                   certificates, the subordinate
                                                   certificates; and

                                               o   with respect to the Class M
                                                   Certificates, the Class M
                                                   Certificates having a higher
                                                   numerical designation.

                                        We will provide credit enhancement in
                                        the form of subordination for the
                                        certificates, first, by the right of the holders of the senior certificates to receive certain payments of interest and principal prior to the subordinated classes and, second, by the allocation of realized losses to the subordinated classes. This form of credit enhancement uses collections on the mortgage loans otherwise payable to the holders of the subordinated classes to pay amounts due on the more senior classes. Such collections on the mortgage loans are the sole source of funds from which such credit enhancement is provided. Realized losses on the mortgage loans, in excess of any current overcollateralization and excess spread, are allocated to the subordinate certificates, beginning with the certificates with the lowest payment priority, until the certificate principal balance of that class has been reduced to zero. This means that with respect to the certificates offered by this free writing prospectus, realized losses on the mortgage loans would first be allocated to the Class M-7
                                        Certificates until the certificate
                                        principal balance of such Certificates
                                        is reduced to zero. Subsequent realized
                                        losses would be allocated to the next
                                        most junior class of subordinate
                                        certificates, until the certificate
                                        principal balance of that class of
                                        subordinate certificates is reduced to
                                        zero. Accordingly, if the aggregate
                                        principal balance of a subordinated
                                        class were to be reduced to zero,
                                        delinquencies and defaults on the
                                        mortgage loans would reduce the amount
                                        of funds available for distributions to
                                        holders of the remaining subordinated
                                        class or classes and, if the aggregate
                                        principal balance of all such
                                        subordinated classes were to be reduced
                                        to zero and excess spread and
                                        overcollateralization were insufficient, delinquencies and defaults on the mortgage loans would reduce the amount of funds available for monthly distributions to holders of the senior certificates. After the certificate principal balances of all of the subordinate certificates have been reduced to zero, the principal portion of realized losses on a mortgage loan occurring during the preceding calendar month will be allocated to the Class A Certificates, in the order of priority set forth in this free writing prospectus, until the certificate principal balance of each such class has been reduced to zero.

                                        In addition to subordination, we will
                                        provide credit enhancement through the
                                        buildup of overcollateralization. See
                                        "Risk Factors--Excess spread may be
                                        inadequate to cover losses and/or to
                                        build overcollateralization" below for a discussion of the risks relating to that form of credit enhancement.

                                        You should fully consider the risks of
                                        investing in a subordinate certificate,
                                        including the risk that you may not
                                        fully recover your initial investment as a result of realized losses.

                                        We refer you to "Description of the
                                        Certificates" in this free writing
                                        prospectus for additional information.

ADDITIONAL RISKS ASSOCIATED WITH THE
SUBORDINATE CERTIFICATES
                                        The weighted average lives of, and the
                                        yields to maturity on, the subordinate
                                        certificates will be progressively more
                                        sensitive, in the order of their payment priority, to the rate and timing of mortgagor defaults and the severity of ensuing losses on the mortgage loans. If the actual rate and severity of losses on the mortgage loans is higher than those assumed by an investor in such certificates, the actual yield to maturity of such certificates may be lower than the yield anticipated by such investor based on such assumption. The timing of losses on the mortgage loans will also affect an investor's actual yield to maturity, even if the rate of defaults and severity of losses over the life of such mortgage loans are consistent with an investor's expectations. In general, the earlier a loss occurs, the greater the effect on an investor's yield to maturity. Realized losses on the mortgage loans, to the extent they exceed the amount of any overcollateralization and excess spread following distributions of principal on the related distribution date, will reduce the certificate principal balance of the subordinate certificates in the reverse order of their payment priority. As a result of such reductions, less interest will accrue on such class of certificates than would otherwise be the case. Once a realized loss is allocated to a subordinate certificate, no interest will be distributable with respect to such written down amount, except to the extent the principal balance is thereafter increased by a subsequent recovery.

                                        It is not expected that the subordinate
                                        certificates will be entitled to any
                                        principal distributions until at least
                                        November 2009 or during any period in
                                        which delinquencies or losses on the
                                        mortgage loans exceed certain levels. As a result, the weighted average lives of the subordinate certificates will be longer than would otherwise be the case if distributions of principal were allocated among all of the certificates at the same time. As a result of the longer weighted average lives of the subordinate certificates, the holders of such certificates have a greater risk of suffering a loss on their investments. Further, because such certificates might not receive any principal if certain delinquency or loss levels occur, it is possible for such certificates to receive no principal distributions even if no losses have occurred on the mortgage pool.

                                        In addition, the multiple class
                                        structure of the subordinate
                                        certificates causes the yield of such
                                        classes to be particularly sensitive to
                                        changes in the rates of prepayment of
                                        the mortgage loans. Because
                                        distributions of principal will be made
                                        to the holders of such certificates
                                        according to the priorities described in this free writing prospectus, the yield to maturity on such classes of certificates will be sensitive to the rates of prepayment on the mortgage loans experienced both before and after the commencement of principal distributions on such classes. The yield to maturity on such classes of certificates will also be extremely sensitive to losses due to defaults on the mortgage loans and the timing thereof, to the extent such losses are not covered by any overcollateralization, excess spread, or a class of subordinate certificates with a lower payment priority. Furthermore, the timing of receipt of principal and interest by the subordinate certificates may be adversely affected by losses even if such classes of certificates do not ultimately bear such loss.

EXCESS SPREAD MAY BE INADEQUATE TO
COVER LOSSES AND/OR TO BUILD
OVERCOLLATERALIZATION
                                        The mortgage loans are expected to
                                        generate more interest than is needed to pay interest on the offered certificates because we expect the weighted average net interest rate on the mortgage loans to be higher than the weighted average pass-through rate on the offered certificates and, as overcollateralization increases, such higher interest rate is paid on an aggregate principal balance of mortgage loans that is larger than the principal balance of the certificates. Interest payments received on the mortgage loans in excess of the amount needed to pay interest on the offered certificates, trust fund expenses, any related coupon strip, as applicable, and certain net swap payments and swap termination payments, as applicable, which excess we refer to as "excess spread," will be applied on each distribution date to make additional principal payments on the offered certificates, which will reduce further the total principal balance of such offered certificates below the aggregate principal balance of the mortgage loans, thereby creating "overcollateralization," up to a specified target level. In addition, amounts payable to the trust under the interest rate swap agreement may be used to build overcollateralization.
                                        Overcollateralization is intended to
                                        provide limited protection to
                                        certificateholders by absorbing the
                                        certificate's share of losses from
                                        liquidated mortgage loans. However, we
                                        cannot assure you that enough excess
                                        spread will be
                                        generated on the mortgage loans or from
                                        amounts payable under the interest rate
                                        swap agreement to establish or maintain
                                        the required levels of
                                        overcollateralization. The aggregate
                                        principal balance of the mortgage loans
                                        as of the cut-off date will exceed the
                                        aggregate certificate principal balance
                                        of the certificates (other than the
                                        Class B-IO Certificates and the residual certificates, which do not have certificate principal balances) on the closing date by an amount approximately equal to the specified overcollateralization amount we describe in this free writing prospectus.

                                        The excess spread available on any
                                        distribution date will be affected by
                                        the actual amount of interest received,
                                        advanced or recovered in respect of the
                                        mortgage loans during the related due
                                        period. Such amount may be influenced by changes in the weighted average of the mortgage rates resulting from prepayments, defaults and liquidations of the mortgage loans.

                                        If the protection afforded by
                                        overcollateralization is insufficient,
                                        then you could experience a loss on your investment.

THE INTEREST RATE CAP MAY REDUCE THE
YIELDS ON THE OFFERED CERTIFICATES
                                        The pass-through rates on the offered
                                        certificates are each subject to an
                                        interest rate cap based upon the
                                        weighted average of the net mortgage
                                        rates on the mortgage loans. If on any
                                        distribution date the pass-through rate
                                        for a class of offered certificates is
                                        based on the interest rate cap and the
                                        amount of such limitation exceeds the
                                        amount payable to such class out of
                                        payments under the interest rate swap
                                        agreement, the holders of the
                                        certificates may receive a smaller
                                        amount of interest than they would have
                                        received on that distribution date had
                                        the pass-through rate for that class not been calculated based on the interest rate cap. The holders of the certificates will be entitled to recover any resulting shortfall in interest on the same distribution date or on future distribution dates on a subordinated basis but only to the extent of excess spread available therefor. If mortgage loans with relatively higher mortgage rates prepay or default, it is more likely that the interest rate cap would limit the pass-through rate on a class of certificates and result in lower interest than otherwise would be the case.

THE OFFERED CERTIFICATES MAY NOT
ALWAYS RECEIVE INTEREST BASED ON
ONE-MONTH LIBOR PLUS THE RELATED
MARGIN
                                        The offered certificates may not always
                                        receive interest at a rate equal to
                                        One-Month LIBOR plus the applicable
                                        margin. The mortgage loans bear interest at fixed rates and various adjustable rates (and, in the case of hybrid loans during their fixed rate periods, various fixed rates), so the weighted average net mortgage rate of the mortgage loans may from time to time be lower than One-Month LIBOR plus the applicable margin. If this is the case, the interest rate on the classes of certificates will be reduced to the interest rate cap on such date. Thus, the yield to investors in such classes of certificates will be sensitive both to fluctuations in the level of One-Month LIBOR and to the adverse effects of the application of the interest rate cap. The prepayment or default of mortgage loans with relatively higher net mortgage rates, particularly during a period of increased One-Month LIBOR rates, may result in the interest rate cap on a distribution date limiting the applicable pass-through rate to a greater extent than otherwise would be the case. If on any distribution date the application of the interest rate cap results in an interest payment lower than One-Month LIBOR plus the applicable margin on any of such classes of certificates during the related interest accrual period, the value of such class or classes of certificates may be temporarily or permanently reduced.

                                        To the extent interest on the offered
                                        certificates on a distribution date is
                                        limited to the interest rate cap, the
                                        difference between the interest rate cap and One-Month LIBOR plus the related margin will create a shortfall. Some or all of this shortfall may be funded to the extent of payments, if any, under the interest rate swap agreement.

                                        In addition, although the certificates
                                        are entitled to payments under the
                                        interest rate swap agreement during
                                        periods of increased One-Month LIBOR
                                        rates through the distribution date in
                                        October 2010, the swap provider will
                                        only be obligated to make such payments
                                        under certain circumstances. We refer
                                        you to "Description of the
                                        Certificates--The Interest Rate Swap
                                        Agreement" in this free writing
                                        prospectus for a discussion of the swap
                                        provider's obligation to make payments
                                        under the interest rate swap agreement.

MORTGAGE LOANS WITH INTEREST-ONLY
PAYMENTS
                                        As of the cut-off date, approximately
                                        9.75% of the mortgage loans, by cut-off
                                        date principal balance, require the
                                        borrowers to make monthly payments of
                                        accrued interest, but not principal, for a fixed period following origination ranging from two years to ten years. After the interest-only period, the borrower's monthly payment will be recalculated to cover both interest and principal so that the mortgage loan will be paid in full by its final payment date. If the monthly payment increases, the borrower may not be able to pay the increased amount and may default or may refinance the loan to avoid the higher payment. Because no principal payments may be made on such mortgage loans for a period of time, certificateholders will receive smaller principal distributions than they would have received if the borrowers were required to make monthly payments of interest and principal for the lives of the mortgage loans. Absent other considerations, this slower rate of principal distributions will result in longer, and in some cases substantially longer, weighted average lives of the offered certificates and may reduce the return on an investment in an offered certificate that is purchased at a discount to its principal amount.

CERTAIN MORTGAGE LOANS WERE
UNDERWRITTEN TO NON-CONFORMING
UNDERWRITING STANDARDS, WHICH MAY
RESULT IN LOSSES OR SHORTFALLS TO BE
INCURRED ON THE OFFERED CERTIFICATES
                                        The mortgage loans were underwritten
                                        generally in accordance with
                                        underwriting standards which are
                                        primarily intended to provide for single family "non-conforming" mortgage loans. A "non-conforming" mortgage loan means a mortgage loan which is ineligible for purchase by Fannie Mae or Freddie Mac due to either credit characteristics of the related mortgagor or documentation standards in connection with the underwriting of the related mortgage loan that do not meet the Fannie Mae or Freddie Mac underwriting guidelines for "A" credit mortgagors. These credit characteristics include mortgagors whose creditworthiness and repayment ability do not satisfy such Fannie Mae or Freddie Mac underwriting guidelines and mortgagors who may have a record of credit write-offs, outstanding judgments, prior bankruptcies and other credit items that do not satisfy such Fannie Mae or Freddie Mac underwriting guidelines. These documentation standards may include mortgagors who provide limited or no documentation in connection with the underwriting of the related mortgage loan. In addition, certain mortgage loans fail to conform to the underwriting standards of the related originators. Accordingly, mortgage loans underwritten under such non-conforming credit underwriting standards are likely to experience rates of delinquency, foreclosure and loss that are higher, and may be substantially higher, than mortgage loans originated in accordance with Fannie Mae or Freddie Mac underwriting guidelines. Any resulting losses, to the extent not covered by credit enhancement, may affect the yield to maturity of the offered certificates.

INCLUSION OF DELINQUENT AND OTHER
IMPAIRED MORTGAGE LOANS MAY INCREASE
RISK OF LOSS
                                        Approximately 23.17% of the mortgage
                                        loans, by cut-off date principal
                                        balance, were 30 days or more
                                        contractually delinquent. As a result,
                                        the mortgage pool may bear more risk
                                        than a pool of mortgage loans without
                                        any delinquencies but with otherwise
                                        comparable characteristics. In addition, the mortgage pool includes mortgage loans with certain impairments, which may include:

                                            o   mortgage loans that violated the
                                                underwriting guidelines or
                                                program guidelines under which
                                                they were originated;

                                            o   mortgage loans that had missing
                                                or defective loan documentation;
                                            o   mortgage loans that were
                                                previously delinquent;

                                            o   borrowers who may have a record
                                                of credit write-offs,
                                                outstanding judgments, current
                                                or prior bankruptcies and other
                                                credit items that do not satisfy
                                                the applicable underwriting
                                                guidelines;

                                            o   mortgage loans with low credit
                                                scores and/or high current
                                                loan-to-value ratios, debt
                                                service coverage ratios or
                                                combined amortized loan-to-value
                                                ratios;

                                            o   seasoned mortgage loans;

                                            o   missing or deficient appraisals
                                                (for example, the comparable
                                                properties did not support the
                                                appraised value); or

                                            o   the absence of required primary
                                                mortgage insurance.


                                        As a result of these characteristics,
                                        the mortgage loans may have increased
                                        delinquencies and losses as compared to
                                        other mortgage pools and other series of mortgage pass-through certificates issued by the depositor. To the extent not covered by credit enhancement, such increased delinquencies and losses, if any, could result in the reduction of amounts available for distribution to certificateholders.

DEFAULTS COULD CAUSE PAYMENT DELAYS
AND LOSSES
                                        There could be substantial delays in the liquidation of defaulted mortgage loans and corresponding delays in your receiving your portion of the proceeds of liquidation. These delays could last up to several years. Furthermore, an action to obtain a deficiency judgment is regulated by statutes and rules, and the amount of a deficiency judgment may be limited by law. In the event of a default by a borrower, these restrictions may impede the ability of the related servicer to foreclose on or to sell the mortgaged property or to obtain a deficiency judgment. In addition, liquidation expenses such as legal and appraisal fees, real estate taxes and maintenance and preservation expenses, will reduce the amount of security for the mortgage loans and, in turn, reduce the proceeds payable to certificateholders.

                                        In the event that:

                                            o   the mortgaged properties fail to
                                                provide adequate security for
                                                the related mortgage loans, and

                                            o   the protection provided by the
                                                subordination of certain classes
                                                of certificates and the
                                                availability of
                                                overcollateralization are
                                                insufficient to cover any
                                                shortfall,
                                        you could lose all or a portion of the
                                        money you paid for your certificates.

YOUR YIELD COULD BE ADVERSELY AFFECTED
BY THE UNPREDICTABILITY OF PREPAYMENTS
                                        No one can accurately predict the level
                                        of prepayments that the trust will
                                        experience. The trust's prepayment
                                        experience may be affected by many
                                        factors, including:

                                            o   general economic conditions,

                                            o   the level of prevailing interest
                                                rates,

                                            o   the availability of alternative
                                                financing and

                                            o   homeowner mobility.

                                        Substantially all of the mortgage loans
                                        by stated principal balance as of the
                                        cut-off date contain due-on-sale
                                        provisions, and the related servicers
                                        intend to enforce those provisions
                                        unless doing so is not permitted by
                                        applicable law or the related servicer,
                                        in a manner consistent with reasonable
                                        commercial practice, permits the
                                        purchaser of the mortgaged property in
                                        question to assume the related mortgage
                                        loan. In addition, certain of the
                                        mortgage loans impose a prepayment
                                        charge in connection with voluntary
                                        prepayments made within up to five years after origination, which charges may, if not waived by a servicer, discourage prepayments during the applicable period. Mortgage loans still subject to such a prepayment charge constitute approximately 43.84% of the mortgage loans by stated principal balance as of the cut-off date. There can be no assurance that the prepayment charges will have any effect on the prepayment performance of the mortgage loans. The holders of the offered certificates will not be entitled to any prepayment penalties or prepayment charges collected on the mortgage loans.

                                        The weighted average lives of the
                                        certificates will be sensitive to the
                                        rate and timing of principal payments,
                                        including prepayments on the mortgage
                                        loans, which may fluctuate significantly from time to time.

                                        You should note that:

                                            o   if you purchase your
                                                certificates at a discount and
                                                principal is repaid on the
                                                mortgage loans slower than you
                                                anticipate, then your yield may
                                                be lower than you anticipate;

                                            o   if you purchase your
                                                certificates at a premium and
                                                principal is repaid on the
                                                mortgage loans faster than you
                                                anticipate, then your yield may
                                                be lower than you anticipate;

                                            o   your yield will be sensitive to
                                                the interest rate cap and to the
                                                level of One-Month LIBOR;

                                            o   since repurchases of mortgage
                                                loans as a result of breaches of
                                                representations and warranties
                                                and liquidations of mortgage
                                                loans following default have the
                                                same effect as prepayments, your
                                                yield may be lower than you
                                                expect if the rate of such
                                                repurchases and liquidations is
                                                higher than you expect;

                                            o   the overcollateralization
                                                provisions, initially and
                                                whenever overcollateralization
                                                is at a level below the required
                                                level, are intended to result in
                                                an accelerated rate of principal
                                                distributions to holders of the
                                                classes of offered certificates
                                                then entitled to distributions
                                                of principal. An earlier return
                                                of principal to the holders of
                                                the offered certificates as a
                                                result of the
                                                overcollateralization provisions
                                                will influence the yield on the
                                                offered certificates in a manner
                                                similar to the manner in which
                                                principal prepayments on the
                                                mortgage loans will influence
                                                the yield on the offered
                                                certificates; and

                                            o   you bear the reinvestment risks
                                                resulting from a faster or
                                                slower rate of principal
                                                payments than you expected.

                                        The sponsor may from time to time
                                        implement programs designed to encourage refinancing. These programs may include, without limitation, modifications of existing loans, general or targeted solicitations, the offering of pre-approved applications, reduced origination fees or closing costs, or other financial incentives. Targeted solicitations may be based on a variety of factors, including the credit of the borrower or the location of the mortgaged property. In addition, the sponsor may encourage assumptions of mortgage loans, including defaulted mortgage loans, under which creditworthy borrowers assume the outstanding indebtedness of the mortgage loans which may be removed from the mortgage pool. As a result of these programs, with respect to the mortgage pool underlying any trust, the rate of principal prepayments of the mortgage loans in the mortgage pool may be higher than would otherwise be the case, and in some cases, the average credit or collateral quality of the mortgage loans remaining in the mortgage pool may decline.

                                        We refer you to "The Mortgage Pool" and
                                        " Yield, Prepayment and Maturity
                                        Considerations" in this free writing
                                        prospectus and "Material Legal Aspects
                                        of the Loans -- Due-on-Sale Clauses in
                                        Mortgage Loans" in the prospectus for a
                                        description of certain provisions of the mortgage loans that may affect the prepayment experience on the mortgage loans.

MORTGAGE LOAN MODIFICATIONS MAY
EXTEND THE WEIGHTED AVERAGE LIFE AND
AFFECT THE YIELD TO MATURITY OF YOUR
CERTIFICATES
                                        Modifications of mortgage loans agreed
                                        to by the related servicer in order to
                                        maximize ultimate proceeds of such
                                        mortgage loans may extend the period
                                        over which principal is received on your certificates, resulting in a longer weighted average life. If such modifications downwardly adjust interest rates, such modifications may lower the interest rate cap on the certificates, resulting in a lower yield to maturity on your certificates.

VIOLATION OF CONSUMER PROTECTION LAWS
MAY RESULT IN LOSSES ON THE MORTGAGE
LOANS AND THE OFFERED CERTIFICATES
                                        Applicable state laws generally regulate interest rates and other charges, require certain disclosure, and require licensing of the originators. In addition, other state laws, public policy and general principles of equity relating to the protection of consumers, unfair and deceptive practices and debt collection practices may apply to the origination, servicing and collection of the mortgage loans.

                                        The mortgage loans are also subject to
                                        federal laws, including:

                                            o   the Federal Truth in Lending Act
                                                and Regulation Z promulgated
                                                thereunder, which require
                                                certain disclosures to the
                                                mortgagors regarding the terms
                                                of the mortgage loans;

                                            o   the Equal Credit Opportunity Act
                                                and Regulation B promulgated
                                                thereunder, which prohibit
                                                discrimination on the basis of
                                                age, race, color, sex, religion,
                                                marital status, national origin,
                                                receipt of public assistance or
                                                the exercise of any right under
                                                the Consumer Credit Protection
                                                Act, in the extension of credit;
                                                and

                                            o   the Depository Institutions
                                                Deregulation and Monetary
                                                Control Act of 1980, which
                                                preempts certain state usury
                                                laws.

                                        Violations of certain provisions of
                                        these federal and state laws may limit
                                        the ability of the related servicer to
                                        collect all or part of the principal of
                                        or interest on the mortgage loans and in addition could subject the trust to damages and administrative enforcement. In particular, the failure of the originators to comply with certain requirements of the Federal Truth in Lending Act, as implemented by Regulation Z, could subject the trust to monetary penalties, and result in the mortgagors' rescinding the mortgage loans against the trust. In addition to federal law, some states have enacted, or may enact, laws or regulations that prohibit inclusion of some provisions in mortgage loans that have interest rates or origination costs in excess of prescribed levels, that require mortgagors be given certain disclosures prior to the consummation of the mortgage loans and that restrict the ability of the related servicer to foreclose in response to the mortgagor's default. The failure of the originators to comply with these laws could subject the trust to significant monetary penalties, could result in the mortgagors rescinding the mortgage loans against the trust and/or limit the master servicer's ability to foreclose upon the related mortgaged property in the event of a mortgagor's default.

                                        Under the anti-predatory lending laws of some states, the borrower is required to meet a net tangible benefits test in connection with the origination of the related mortgage loan. This test may be highly subjective and open to interpretation. As a result, a court may determine that a mortgage loan does not meet the test even if the originators reasonably believed that the test was satisfied. Any determination by a court that a mortgage loan does not meet the test will result in a violation of the state anti-predatory lending law, in which case the sponsor will be required to purchase that mortgage loan from the trust fund.

                                        The sponsor will represent that, as of
                                        the closing date, each mortgage loan is
                                        in compliance with applicable federal
                                        and state laws and regulations. In the
                                        event of a breach of such
                                        representation, the sponsor will be
                                        obligated to cure such breach or
                                        repurchase or replace the affected
                                        mortgage loan in the manner described in this free writing prospectus. If the sponsor is unable or otherwise fails to satisfy such obligations, the yield on the offered certificates may be materially and adversely affected.

A REDUCTION IN CERTIFICATE RATING
COULD HAVE AN ADVERSE EFFECT ON THE
VALUE OF YOUR CERTIFICATES
                                        The ratings of each class of offered
                                        certificates will depend primarily on an assessment by the rating agencies of the mortgage loans, the amount of overcollateralization and the subordination afforded by certain classes of certificates. The ratings by each of the rating agencies of the offered certificates are not recommendations to purchase, hold or sell the offered certificates because such ratings do not address the market prices of the certificates or suitability for a particular investor.

                                        The rating agencies may suspend, reduce
                                        or withdraw the ratings on the offered
                                        certificates at any time. Any reduction
                                        in, or suspension or withdrawal of, the
                                        rating assigned to a class of offered
                                        certificates would probably reduce the
                                        market value of such class of offered
                                        certificates and may affect your ability to sell them.

YOUR DISTRIBUTIONS COULD BE ADVERSELY
AFFECTED BY THE BANKRUPTCY OR
INSOLVENCY OF CERTAIN PARTIES
                                        The sponsor will treat its transfer of
                                        the mortgage loans to the depositor as a sale of the mortgage loans. However, if the sponsor becomes bankrupt, the trustee in bankruptcy may argue that the mortgage loans were not sold but were only pledged to secure a loan to the sponsor. If that argument is made, you could experience delays or reductions in payments on the certificates. If that argument is successful, the bankruptcy trustee could elect to sell the mortgage loans and pay down the certificates early. Thus, you could lose the right to future payments of interest, and might suffer reinvestment loss in a lower interest rate environment.

                                        In addition, if a servicer or the master servicer becomes bankrupt, a bankruptcy trustee or receiver may have the power to prevent the appointment of a successor servicer or successor master servicer. Any related delays in servicing could result in increased delinquencies or losses on the mortgage loans.

DEVELOPMENTS IN SPECIFIED STATES
COULD HAVE A DISPROPORTIONATE EFFECT
ON THE MORTGAGE LOANS DUE TO
GEOGRAPHIC CONCENTRATION OF MORTGAGED
PROPERTIES
                                        Approximately 16.64%, 10.22%, 6.23% and
                                        5.01% of the mortgage loans by cut-off
                                        date principal balance are secured by
                                        mortgaged properties located in the
                                        states of California, Florida, Texas and New York, respectively. No other state constituted more than 5.00% of the mortgage loans by stated principal balance as of the cut-off date. Property in certain states, including California, may be more susceptible than homes located in other parts of the country to certain types of uninsurable hazards, such as earthquakes, floods, mudslides, hurricanes and other natural disasters. The sponsor will make a representation and warranty that no mortgaged property is subject to any material damage and waste as of the closing date. In the event that a mortgaged property is materially damaged as of the closing date due to a natural disaster, the sponsor will be required to repurchase the related mortgage loan from the trust. We do not know how many mortgaged properties included in the mortgage pool have been affected by recent natural disasters, including those mortgaged properties located in certain parts of the United States damaged by recent hurricanes. In addition, no assurance can be given as to the effect of this event on the rate of delinquencies and losses on the mortgage loans secured by mortgaged properties that were or may be affected by the recent hurricanes. Any adverse impact as a result of this event may be borne by the holders of the offered certificates, particularly if the sponsor fails to repurchase any mortgage loan that breaches this representation and warranty.

                                        In addition:

                                            o   economic conditions in the
                                                specified states, which may or
                                                may not affect real property
                                                values, may affect the ability
                                                of borrowers to repay their
                                                loans on time;

                                            o   declines in the residential real
                                                estate market in the specified
                                                states may reduce the values of
                                                properties located in those
                                                states, which would result in an
                                                increase in the loan-to-value
                                                ratios; and

                                            o   any increase in the market value
                                                of properties located in the
                                                specified states would reduce
                                                the loan-to-value ratios and
                                                could, therefore, make
                                                alternative sources of financing
                                                available to the borrowers at
                                                lower interest rates, which
                                                could result in an increased
                                                rate of prepayment of the
                                                mortgage loans.

THE INTEREST RATE SWAP AGREEMENT AND
THE SWAP PROVIDER
                                        Net swap payments payable to the swap
                                        administrator, on behalf of the trust,
                                        by the swap provider under the interest
                                        rate swap agreement will be available to the certificates on each distribution date through the distribution date in October 2010, subject to earlier termination, as described in this free writing prospectus, to pay certain interest shortfalls and basis risk shortfalls and to build overcollateralization on the certificates. However, no net amounts will be payable by the swap provider unless the floating amount owed by the swap provider on a distribution date through October 2010, exceeds the fixed amount owed to the swap provider on such distribution date. This will not occur except in periods when One-Month LIBOR (as determined pursuant to the interest rate swap agreement) generally exceeds 5.092% per annum. No assurance can be made that any amounts will be received under the interest rate swap agreement, or that any such amounts that are received will be sufficient to maintain required overcollateralization or to cover certain interest shortfalls or basis risk shortfalls on the certificates. Any net swap payment payable to the swap provider under the terms of the interest rate swap agreement will reduce amounts available for distribution to certificateholders, and may reduce the payments made on the certificates. With respect to any distribution date, payments, if any, due under the interest rate swap agreement will be calculated on a related notional amount. If the rate of prepayments on the mortgage loans is substantially faster than anticipated, the related notional amount on an applicable distribution date may exceed the total principal balance of the mortgage loans on such distribution date, thereby increasing the relative proportion of available funds that must be applied to make net swap payments to the swap provider. The combination of a rapid rate of prepayment and low prevailing interest rates could adversely affect the yields on the certificates. In addition, any swap termination payment payable to the swap provider in the event of early termination of the interest rate swap agreement (other than certain swap termination payments resulting from an event of default or certain termination events with respect to the swap provider, as described in this free writing prospectus) will reduce amounts available for distribution to the certificateholders.

                                        The swap agreement terminates in
                                        accordance with its terms on the
                                        distribution date in October 2010,
                                        subject to earlier termination. Upon
                                        early termination of the interest rate
                                        swap agreement, the swap administrator,
                                        on behalf of and from funds of the
                                        trust, or the swap provider may be
                                        liable to make a swap termination
                                        payment to the other party (regardless
                                        of which party caused the termination).
                                        The swap termination payment will be
                                        computed in accordance with the
                                        procedures set forth in the interest
                                        rate swap agreement. In the event that
                                        the swap administrator is required under the swap administration agreement to make a swap termination payment to the swap provider, the trust will be required to make a payment to the swap administrator in the same amount, which payment will be paid on the related distribution date, and on any subsequent distribution dates until paid in full, prior to distributions to the certificateholders (other than certain swap termination payments resulting from an event of default or certain termination events with respect to the swap provider as described in this free writing prospectus, which swap termination payments will be subordinated to distributions to the certificateholders). This feature may result in losses on the certificates. Due to the priority of the applications of the available funds, the Class M Certificates will bear the effects of any shortfalls resulting from a net swap payment or swap termination payment by the trust before such effects are borne by the Class A Certificates, and one or more classes of Class M Certificates may suffer a loss as a result of such payment.

                                        Net swap payments payable to the swap
                                        administrator by the swap provider under the interest rate swap agreement will be used to cover certain interest shortfalls and basis risk shortfalls and to build overcollateralization on the certificates as described in this free writing prospectus. However, if the swap provider defaults on its obligations under the interest rate swap agreement, then there may be insufficient funds to cover such amounts, and the amount of excess spread may be reduced. To the extent that distributions on the certificates depend in part on payments to be received by the trust under the interest rate swap agreement, the ability of the paying agent to make such distributions on such certificates will be subject to the credit risk of the swap provider.

CREDIT SCORES ARE NOT AN INDICATOR OF
FUTURE PERFORMANCE OF BORROWERS
                                        Investors are encouraged to be aware
                                        that credit scores are based on past
                                        payment history of the borrower.
                                        Investors are encouraged not to rely on
                                        credit scores as an indicator of future
                                        borrower performance. See "The Mortgage
                                        Pool -Underwriting Guidelines" in this
                                        free writing prospectus.

THE RETURN ON YOUR CERTIFICATES MAY
BE AFFECTED BY REVISED SERVICING
PROCEDURES ADOPTED IN RESPONSE TO
TERRORIST ATTACKS
                                        In response to the terrorist attacks on
                                        September 11, 2001 in New York City and
                                        Arlington, Virginia, EMC Mortgage
                                        Corporation and certain other servicers
                                        announced the implementation of revised
                                        servicing procedures for mortgagors who
                                        have been personally or financially
                                        affected by such attacks. Certain
                                        government agencies, government
                                        sponsored entities and private financial institutions have implemented similar procedures.

                                        Such revised servicing procedures
                                        generally include:

                                            o   increased use of repayment plans
                                                that will seek to cure
                                                delinquencies without imposing
                                                undue hardship on the affected
                                                mortgagor;

                                            o   extending due dates for
                                                payments;

                                            o   waiving or reducing late payment
                                                fees or similar fees;

                                            o   waiving deficiency balances for
                                                victims of the terrorist
                                                attacks; and

                                            o   suspending the submission of
                                                reports to credit bureaus for
                                                affected mortgagors that have
                                                delinquent mortgage loans.

                                        We can make no prediction whether
                                        mortgagors of the mortgage loans will be affected by any future terrorist attacks. However, as a result of the terrorist attacks and such revised servicing procedures, the rate of delinquencies and losses on mortgage loans made to affected mortgagors may be larger than would otherwise be the case.

THE RETURN ON YOUR CERTIFICATES COULD
BE REDUCED BY SHORTFALLS DUE TO THE
APPLICATION OF THE SERVICEMEMBERS
CIVIL RELIEF ACT AND SIMILAR STATE OR
LOCAL LAWS
                                        The Servicemembers Civil Relief Act, or
                                        the Relief Act, and similar state or
                                        local laws provide relief to mortgagors
                                        who enter active military service and to mortgagors in reserve status who are called to active military service after the origination of their mortgage loans. The ongoing military operations of the United States in Iraq and Afghanistan have caused an increase in the number of citizens in active military duty, including those citizens previously in reserve status. Under the Relief Act the interest rate applicable to a mortgage loan for which the related mortgagor is called to active military service will be reduced from the percentage stated in the related mortgage note to 6.00%. This interest rate reduction and any reduction provided under similar state or local laws will result in an interest shortfall because the master servicer will not be able to collect the amount of interest which otherwise would be payable with respect to such mortgage loan if the Relief Act or similar state or local law was not applicable thereto. This shortfall will not be paid by the mortgagor on future due dates or advanced by the servicers or the master servicer and, therefore, will reduce the amount available to pay interest to the certificateholders on subsequent distribution dates. We do not know how many mortgage loans in the mortgage pool have been or may be affected by the application of the Relief Act or similar state or local laws.

YOU MAY HAVE DIFFICULTY SELLING YOUR
CERTIFICATES
                                        The underwriter intends to make a
                                        secondary market in the offered
                                        certificates, but the underwriter has no obligation to do so. We cannot assure you that a secondary market will develop or, if it develops, that it will continue. Consequently, you may not be able to sell your certificates readily or at prices that will enable you to realize your desired yield. The market values of the certificates are likely to fluctuate, and such fluctuations may be significant and could result in significant losses to you.

                                        The secondary markets for asset backed
                                        securities have experienced periods of
                                        illiquidity and can be expected to do so in the future. Illiquidity can have a severely adverse effect on the prices of certificates that are especially sensitive to prepayment, credit or interest rate risk, or that have been structured to meet the investment requirements of limited categories of investors.

                                THE MORTGAGE POOL

GENERAL

         We have provided below and in Schedule A to this free writing prospectus information with respect to the mortgage loans that we expect to include in the pool of mortgage loans in the trust fund. Prior to the closing date of November 9, 2006, we may remove mortgage loans from the mortgage pool and we may substitute other mortgage loans for the mortgage loans we remove. The depositor believes that the information set forth herein will be representative of the characteristics of the mortgage pool as it will be constituted at the time the certificates are issued, although the range of mortgage rates and maturities and other characteristics of the mortgage loans may vary. The actual mortgage loans included in the trust fund as of the closing date may vary from the mortgage loans as described in this free writing prospectus by up to plus or minus 5% as to any of the material characteristics described herein. If, as of the closing date, any material pool characteristics differs by 5% or more from the description in this free writing prospectus, revised disclosure will be provided either in a supplement to the prospectus supplement, or in a current report on Form 8-K. Unless we have otherwise indicated, the information we present below and in Schedule A is expressed as of the cut-off date, which is October 1, 2006. The mortgage loan principal balances that are transferred to the trust will be the aggregate principal balance as of the cut off date, October 1, 2006.

         The mortgage loans will be selected for inclusion in the mortgage pool based on rating agency criteria, compliance with representations and warranties, and conformity to criteria relating to the characterization of securities for tax, ERISA, SMMEA, Form S-3 eligibility and other legal purposes.

         The mortgage loans are fixed rate, adjustable rate and hybrid mortgage loans, substantially all of which are fully amortizing and secured by first liens on the related mortgaged properties. The cut-off date principal balance for fixed rate is approximately $44,598,677 and consists of 390 mortgage loans. The cut-off date aggregate principal balance for adjustable rate and hybrid, fully amortizing mortgage loans is approximately $157,890,270 and consists of 913 mortgage loans. The mortgage loans have original terms to maturity of not greater than 40 years.

         Scheduled monthly payments made by the mortgagors on the mortgage loans either earlier or later than the scheduled due dates thereof will not affect the amortization schedule or the relative application of such payments to principal and interest. The mortgage notes generally provide for a grace period for monthly payments. Any mortgage loan may be prepaid in full or in part at any time, in some cases upon the payment of a prepayment charge during an initial period. Such prepayment charges, if not waived by a servicer, would typically discourage prepayments during the applicable period although not more than approximately 43.84% by cut-off date principal balance of the mortgage loans still provide for the payment by the mortgagor of a prepayment charge on voluntary prepayments typically made up to the first five years from the date of execution of the related mortgage note.

         Approximately 9.75% of the mortgage loans by cut-off date principal balance has an "interest-only" provision, which require the borrowers to make monthly payments of accrued interest, but not principal, for a fixed period following origination ranging from two years to ten years. After the interest-only period, the borrower's monthly payment will be recalculated to cover both interest and principal so that the mortgage loan will be paid in full by its final payment date.

         As of the cut-off date, except with respect to approximately 23.17% of the mortgage loans which have scheduled payments which are 30 days past due, no scheduled payment on any mortgage loan is more than 29 days past due. Further information regarding the delinquency history of the mortgage loans is disclosed in Schedule A to this free writing prospectus.

         Loan-to-Value Ratio. The loan-to-value ratio of a mortgage loan is equal to

        o the principal balance of such mortgage loan at the date of origination, divided by

        o   the collateral value of the related mortgaged property.

         The "collateral value" of a mortgaged property is the lesser of the appraised value based on an appraisal made by an independent fee appraiser at the time of the origination of the related mortgage loan and the sales price.

         With respect to a mortgage loan the proceeds of which were used to refinance an existing mortgage loan, the collateral value is the appraised value of the mortgaged property based upon the appraisal obtained at the time of refinancing. No assurance can be given that the values of the mortgaged properties have remained or will remain at their levels as of the dates of origination of the related mortgage loans.

         Credit Life Insurance. Under certain circumstances, part of the proceeds of a mortgage loan are used to finance certain life insurance policies which we refer to as credit life insurance. The credit life insurance policies provide that, upon the death of the related mortgagor, an amount generally sufficient to fully repay the related mortgage loan shall be payable by the insurer. Credit life insurance premiums are financed by adding the total premium payments payable under the policy to the principal balance of the related mortgage loan. In the event of a claim under the credit life insurance policy, the insurer would pay applicable proceeds to the related servicer. Credit life insurance policies have been challenged by mortgagors as being unlawfully predatory. However, none of the proceeds of the mortgage loans in the mortgage pool have been used to finance credit life insurance.

         Credit scores. Many lenders obtain credit scores in connection with mortgage loan applications to help them assess a mortgagor's creditworthiness. They obtain credit scores from credit reports provided by various credit reporting organizations, each of which may employ differing computer models and methodologies. The credit score is designed to assess a mortgagor's credit history at a single point, using objective information currently on file for the mortgagor at a particular credit reporting organization. Information utilized to create a credit score may include, among other things, payment history, delinquencies on accounts, level of outstanding indebtedness, length of credit history, types of credit, and bankruptcy experience. Credit scores generally range from approximately 350 to approximately 840, with higher scores indicating an individual with a more favorable credit history compared to an individual with a lower score. However, a credit score purports only to be a measurement of the relative degree of risk a mortgagor represents to a lender, that is, a mortgagor with a higher score is statistically expected to be less likely to default in payment than a mortgagor with a lower score. In addition, it should be noted that credit scores were developed to indicate a level of default probability over a two-year period, which does not correspond to the life of a mortgage loan. Furthermore, credit scores were not developed specifically for use in connection with mortgage loans, but for consumer loans in general, and assess only the mortgagor's past credit history. Therefore, a credit score does not take into consideration the differences between mortgage loans and consumer loans generally or the specific characteristics of the related mortgage loan including, for example, the loan-to-value ratio, the collateral for the mortgage loan, or the debt to income ratio. We cannot assure you that the credit scores of the mortgagors will be an accurate predictor of the likelihood of repayment of the related mortgage loans.

ADJUSTABLE RATE MORTGAGE LOANS

         The adjustable rate mortgage loans are evidenced by a note bearing interest at a mortgage rate which is (or, if a hybrid mortgage loan in its fixed rate period, following conversion will be) adjusted semiannually or annually to equal an index plus (or minus) a fixed percentage set forth in or computed in accordance with the related mortgage note, the sum of which is generally as specified in the related mortgage note, subject, however, to certain limitations described below. The value of the index on which each adjustment is based (as specified in the related mortgage note) generally corresponds to that available on the date on which such adjustment is made, which we refer to as an "interest adjustment date," or on a prior date. If the applicable index described therein becomes unavailable, generally an alternative index based on comparable information will become the index. The related servicer will be responsible for calculating and implementing interest rate adjustments with respect to the mortgage loans.

         Adjustments of the applicable mortgage rate are subject to rounding, to a maximum mortgage rate, to a minimum mortgage rate and to maximum limitations applicable to increases or decreases of the mortgage rate on an interest adjustment date, all as set forth in the related mortgage note. Some of the mortgage loans are assumable upon sale or transfer of the related mortgaged property.

         Indices

         The principal index with respect to the adjustable rate mortgage loans is 6-Month LIBOR.

         6-Month LIBOR. Approximately 76.24% of the mortgage loans (by Stated Principal Balance as of the Cut-off Date) bear interest (or, if a hybrid mortgage loan in its fixed rate period, following conversion will bear interest) based on the London interbank offered rate for U.S. dollar deposits having a maturity of six months ("6-month LIBOR"). The following table shows approximate historical values for 6-month LIBOR as reported by Bloomberg on the first business day of each month since January 1999:


                                                   6-Month LIBOR
                                                   -------------
--------------------------------------------------------------------------------------------------------------------
Month                1999         2000        2001         2002        2003         2004        2005         2006
--------------------------------------------------------------------------------------------------------------------
January 1             5.06%        6.21%      5.26%        2.03%       1.38%       1.22%         2.78%        4.71%
February 1            4.98         6.31       4.91         2.03        1.35        1.21          2.97         4.82
March 1               5.12         6.33       4.71         2.04        1.34        1.17          3.19         4.98
April 1               5.06         6.52       4.30         2.36        1.23        1.16          3.41         5.14
May 1                 5.07         6.78       3.98         2.12        1.29        1.38          3.54         5.22
June 1                5.25         7.11       3.91         2.08        1.21        1.58          3.71         5.39
July 1                5.58         7.00       3.69         1.95        1.12        1.94          3.92         5.58
August 1              5.74         6.90       3.45         1.87        1.21        1.98          3.95         5.51
September 1           5.94         6.76       2.52         1.80        1.20        1.99          4.00         5.42
October 1             5.96         6.72       2.12         1.71        1.16        2.20          4.23         5.38
November 1            6.11         6.64       2.03         1.60        1.23        2.32          4.47
December 1            6.07         6.20       1.98         1.47        1.27        2.63          4.63


         The remaining adjustable rate mortgage loans, representing approximately 1.73% of the mortgage pool will bear interest based on one other index.

MORTGAGE LOAN STATISTICAL DATA

         Schedule A to this free writing prospectus sets forth in tabular format certain information about the mortgage loans as of the cut-off date. Other than with respect to rates of interest, percentages are approximate and are stated by cut-off date principal balance of the mortgage loans. The sum of the respective columns may not equal the total indicated due to rounding.

ASSIGNMENT OF THE MORTGAGE LOANS; REPURCHASE

         At the time of issuance of the certificates, the depositor will cause the mortgage loans, together with all principal and interest due with respect to such mortgage loans after the cut-off date to be sold to the trust. The mortgage loans will be identified in a schedule appearing as an exhibit to the pooling and servicing agreement. Such schedule will include information as to the principal balance of each mortgage loan as of the cut-off date, as well as information including, among other things, the mortgage rate, the mortgagor's monthly payment and the maturity date of each mortgage note.

         In addition, the depositor will deposit with Wells Fargo Bank, N.A., as custodian and agent for the trustee, the following documents with respect to each mortgage loan:

                  (a) the original mortgage note, including any riders thereto, endorsed without recourse in the following form: "Pay to the order of The Bank of New York as trustee for certificateholders of Bear Stearns Asset Backed Securities Trust 2006-4, Asset-Backed Certificates, Series 2006-4 without recourse," with all intervening endorsements, to the extent available, showing a complete chain of endorsement from the originator to the sponsor or, if the original mortgage note is unavailable to the depositor, a photocopy thereof, if available, together with a lost note affidavit;

                  (b) the original recorded mortgage or a photocopy thereof, and if the related mortgage loan is a MOM loan, noting the applicable mortgage identification number for that mortgage loan;

                  (c) except with respect to a mortgage loan that is registered on the MERS(R) System, a duly executed assignment of the mortgage to "The Bank of New York as trustee for certificateholders of Bear Stearns Asset Backed Securities Trust 2006-4, Asset-Backed Certificates, Series 2006-4, without recourse;" in recordable form, as described in the pooling and servicing agreement;

                  (d) originals or duplicates of all interim recorded assignments of such mortgage, if any and if available to the depositor;

                  (e) the original or duplicate lender's title policy or, in the event such original title policy has not been received from the insurer, such original or duplicate original lender's title policy shall be delivered within one year of the closing date or, in the event such original lender's title policy is unavailable, a photocopy of such title policy or, in lieu thereof, a current lien search on the related property; and

                  (f) the original or a copy of all available assumption, modification or substitution agreements, if any.

         In general, assignments of the mortgage loans provided to the custodian on behalf of the trustee will not be recorded in the appropriate public office for real property records as to which the rating agencies advise that the omission to record therein will not affect their ratings of the offered certificates, or if MERS is identified on the related mortgage or on a properly recorded assignment of the related mortgage as the mortgagee of record solely as nominee for the sponsor and its successor and assigns.

         In connection with the assignment of any mortgage loan that is registered on the MERS(R) System, EMC will cause the MERS(R) System to indicate that those mortgage loans have been assigned by EMC to the depositor and by the depositor to the trustee by including (or deleting, in the case of repurchased mortgage loans) in the computer files (a) the code in the field which identifies the trustee, (b) the code in the field "Pool Field" which identifies the series of certificates issued in connection with such mortgage loans, and (c) a code that provides the trustee with access to such mortgage loans. Neither EMC nor the master servicer will alter these codes (except in the case of a repurchased mortgage loan).

         A "MOM loan" is any mortgage loan as to which, at origination, Mortgage Electronic Registration Systems, Inc. acts as mortgagee, solely as nominee for the originator of that mortgage loan and its successors and assigns.

         The trustee (or the custodian as its agent) will perform a limited review of the mortgage loan documents on or prior to the closing date or in the case of any document permitted to be delivered after the closing date, promptly after the custodian's receipt of such documents and will hold such documents in trust for the benefit of the holders of the certificates.

         In addition, the sponsor will make representations and warranties in the pooling and servicing agreement as of the cut-off date in respect of the mortgage loans. The depositor will file the pooling and servicing agreement containing such representations and warranties with the Securities and Exchange Commission in a report on Form 8-K following the closing date.

         The representations and warranties of the sponsor with respect to the mortgage loans include the following, among others:

         (a) The information set forth in the mortgage loan schedule attached to the pooling and servicing agreement is true and correct in all material respects;

         (b) Immediately prior to the transfer to the depositor, the sponsor was the sole owner of beneficial title and holder of each mortgage and mortgage note relating to the mortgage loans and is conveying the same free and clear of any and all liens, claims, encumbrances, participation interests, equities, pledges, charges or security interests of any nature and the sponsor has full right and authority to sell or assign the same pursuant to pooling and servicing agreement;

         (c) The physical property subject to any mortgage is free of material damage and is in good repair and there is no proceeding pending or threatened for the total or partial condemnation of any mortgaged property;

         (d) The mortgaged property and all improvements thereon comply with all requirements of any applicable zoning and subdivision laws and ordinances;

         (e) A lender's title insurance policy (on an ALTA or CLTA form) or binder, or other assurance of title customary in the relevant jurisdiction therefor in a form acceptable to Fannie Mae or Freddie Mac, was issued on the date that each mortgage loan was created by a title insurance company which, to the best of the sponsor's knowledge, was qualified to do business in the jurisdiction where the related mortgaged property is located, insuring the sponsor and its successors and assigns that the mortgage is a first priority lien on the related mortgaged property in the original principal amount of the mortgage loan. The sponsor is the sole insured under such lender's title insurance policy, and such policy, binder or assurance is valid and remains in full force and effect, and each such policy, binder or assurance shall contain all applicable endorsements;

         (f) The terms of the mortgage note and the mortgage have not been impaired, waived, altered or modified in any respect, except by written instruments which have been recorded or will be recorded, if necessary, (i) if required by law in the jurisdiction where the mortgaged property is located, or
(ii) to protect the interests of the trustee on behalf of the certificateholders; and

         (g) At the time of origination, each mortgaged property was the subject of an appraisal which conformed to the underwriting requirements of the originator of the mortgage loan and, the appraisal is in a form acceptable to Fannie Mae or Freddie Mac.

         After the closing date, if any document is found to be missing or defective in any material respect, or if a representation or warranty with respect to any mortgage loan is breached and such breach materially and adversely affects the interests of the holders of the certificates in such mortgage loan, the custodian, on behalf of the trustee, will provide notice of any missing or defective documents in the custodial certification required by its custodial agreement. If the sponsor cannot or does not cure such omission, defect or breach within 90 days of its receipt of notice from the custodian and the omission, defect or breach materially and adversely affects the certificateholders, the sponsor is required to repurchase the related mortgage loan from the trust fund at a price equal to (i) 100% of the stated principal balance thereof as of the date of repurchase, plus (ii) accrued and unpaid interest thereon at the mortgage rate to the first day of the month following the month of repurchase, as such purchase price shall be reduced by any portion of the servicing fee, servicing advances or other advances payable to the purchaser of such mortgage loan. In addition, if the obligation to repurchase the related mortgage loan results from a breach of the sponsor's representations regarding predatory lending, the sponsor will be obligated to pay any resulting costs and damages incurred by the trust. Rather than repurchase the mortgage loan as provided above, the sponsor may remove such mortgage loan from the trust fund and substitute in its place another mortgage loan of like characteristics; however, such substitution is only permitted within two years after the closing date.

         With respect to any repurchase or substitution of a mortgage loan that is not in default or as to which a default is not imminent, the trustee must have received a satisfactory opinion of counsel that such repurchase or substitution will not cause the trust fund to lose the status of its REMIC elections or otherwise subject the trust to a prohibited transaction tax. The obligation to cure, repurchase or substitute as described above constitutes the sole remedy available to the certificateholders, the trustee or the depositor for omission of, or a material defect in, a mortgage loan document or for a breach of representation or warranty by the sponsor with respect to a mortgage loan.

THE ORIGINATORS

         EMC Mortgage Corporation, referred to in this free writing prospectus as EMC or the sponsor, in its capacity as seller, purchased the mortgage loans directly from the various originators in privately negotiated transactions.

         The principal originators of the mortgage loans are: are Wells Fargo Bank, N.A., a national banking association, with respect to approximately 32.11% of the mortgage loans, Long Beach Mortgage, a division of Washington Mutual Bank, a federal savings association, with respect to approximately 23.59% of the mortgage loans, and New Century Mortgage Corporation, a California corporation, with respect to approximately 24.45% of the mortgage loans, in each case by cut-off date principal balance.

The remainder of the mortgage loans were originated by various originators, none of which has originated more than 10% of the mortgage loans, by cut-off date principal balance, in the aggregate.

         A significant percentage of the mortgage loans originated by Wells Fargo Bank, N.A., equal to approximately 13.63% of the cut-off date principal balance of the aggregate mortgage loans in the trust fund, either violated the underwriting guidelines or program guidelines under which they were intended to have been originated, had document deficiencies, or became delinquent.

         The information set forth in the following paragraphs with respect to each originator has been provided by each such originator, respectively.

LONG BEACH MORTGAGE, A DIVISION OF WASHINGTON MUTUAL BANK, AS ORIGINATOR

         GENERAL

         Washington Mutual Bank ("WMB") is a federal savings association that provides financial services to consumers and commercial clients. It is an indirect wholly-owned subsidiary of Washington Mutual, Inc. At June 30, 2006, Washington Mutual, Inc. and its subsidiaries had assets of $350.9 billion. WMB and its affiliates currently operate more than 2,600 retail banking, mortgage lending, commercial banking and financial services offices throughout the United States.

         The following table shows, for each indicated period, the aggregate principal balance of all sub-prime first and second lien residential mortgage loans originated by WMB through Long Beach Mortgage, a division of Washington Mutual Bank ("Long Beach Mortgage") (including those purchased by WMB through Long Beach Mortgage from correspondent lenders) during that period. The term "Long Beach Mortgage" in this free writing prospectus includes Long Beach Mortgage Company prior to July 1, 2006.

                         WMB'S ORIGINATION OF SUB-PRIME
                           RESIDENTIAL MORTGAGE LOANS

                                                      YEAR ENDED DECEMBER 31
                                           ---------------------------------------------           SIX MONTHS ENDED
                                           2003                2004                2005              JUNE 30, 2006
                                           ----                ----                ----              -------------
                                                               (DOLLAR AMOUNTS IN MILLIONS)
Aggregate Principal Balance of
Mortgage Loans Originated by WMB.......  $11,497             $16,175              $29,781               $11,092


         WMB'S ORIGINATION CHANNELS

         All of the mortgage loans originated by WMB have been either originated by WMB through Long Beach Mortgage through wholesale brokers or purchased by WMB through Long Beach Mortgage from approved correspondents and were underwritten or re-underwritten by WMB through Long Beach Mortgage generally in accordance with the Long Beach underwriting guidelines as described in this free writing prospectus. WMB originates sub-prime mortgage loans through its network of mortgage lending offices and loan origination centers. See "Underwriting of the Mortgage Loans" in this free writing prospectus.

         UNDERWRITING BY WMB OF THE MORTGAGE LOANS

         General

         All of the mortgage loans in the trust that were originated by WMB have been originated by WMB through wholesale brokers or re-underwritten upon acquisition from correspondents by WMB generally in accordance with the Long Beach underwriting guidelines described in this section. The Long Beach underwriting guidelines are primarily intended to evaluate the prospective borrower's credit standing and repayment ability as well as the value and adequacy of the mortgaged property as collateral. Mortgage loans that were originated or acquired prior to July 1, 2006 were originated by Long Beach Mortgage Company. WMB is a successor in interest to Long Beach Mortgage Company.

         Prospective borrowers are required to complete a standard loan application in which they provide financial information regarding the amount of income and related sources, liabilities and related monthly payments, credit history and employment history, as well as certain other personal information. During the underwriting or re-underwriting process, WMB reviews and verifies the prospective borrower's sources of income (only under the full documentation residential loan program), calculates the amount of income from all such sources indicated on the loan application, reviews the credit history and credit score(s) of the prospective borrower and calculates the debt-to-income ratio to determine the prospective borrower's ability to repay the loan, and determines whether the mortgaged property complies with the Long Beach underwriting guidelines.

         All of the mortgage loans originated by WMB were either originated under the Long Beach underwriting programs based on loan application packages submitted through wholesale mortgage brokerage companies or purchased from approved correspondents. Loan application packages submitted through mortgage brokerage companies, containing relevant credit, property and underwriting information on the loan request, are compiled by the mortgage brokerage company and submitted to WMB for approval and funding. The mortgage brokerage companies receive the loan origination fee charged to the borrower at the time the loan is made. No single mortgage brokerage company accounts for more than 5% of the mortgage loans originated or acquired by WMB under the Long Beach underwriting guidelines, as measured by outstanding principal balance.

         The Long Beach underwriting guidelines are less stringent than the guidelines WMB applies to borrowers who qualify for its prime or Alt-A mortgage loans and less stringent than the guidelines generally acceptable to Fannie Mae and Freddie Mac with regard to the borrower's credit history, credit score(s), loan-to-value ratio and debt-to-income ratio. Borrowers who qualify under the Long Beach underwriting guidelines generally have payment histories, documentation or debt-to-income ratios that would not satisfy Fannie Mae and Freddie Mac underwriting guidelines and such borrowers may have a record of major derogatory credit items, such as outstanding judgments or prior bankruptcies. All debts in bankruptcy must be paid off or discharged or the proceeding dismissed prior to the funding of the mortgage loan. The Long Beach underwriting guidelines permit Chapter 13 bankruptcy buyouts.

         Defects in Underwriting of Mortgage Loans

         All of the mortgage loans included in the trust that are originated by WMB either:

        o violated the underwriting guidelines under which they were intended to have been originated;

        o   had document deficiencies; or

        o   became delinquent.

         The specific defects may have included (without limitation):

        o   the mortgagor became delinquent;

        o the failure to comply with maximum debt service coverage requirements;

        o   the failure to comply with maximum loan-to-value ratio requirements;

        o   the failure to comply with minimum credit score requirements;

        o   the failure to comply with maximum loan amount requirements;

        o missing or deficient appraisals (for example, the comparable properties did not support the appraised value);

        o   the mortgagor's credit history did not meet underwriting guidelines;
            or

        o the mortgage file had a deficient or missing modification agreement or power of attorney.

         In some cases, the defect may not have been discovered, or the delinquency may not have occurred, until the mortgage loan had been sold to a third party and WMB was required to repurchase the mortgage loan.

         Evaluation of the Borrower's Credit Standing

         WMB obtains a credit report on each prospective borrower from a credit reporting company in addition to the one obtained from the wholesale broker or correspondent. WMB then compares the two credit reports. The report typically contains information relating to such matters as credit payment history with local and national merchants and lenders, installment debt payments, credit score(s) and any record of defaults, bankruptcy, repossession, suits or judgments.

         WMB uses a credit scoring methodology as part of its underwriting and re-underwriting process. The credit scoring methodology assesses a prospective borrower's ability to repay a mortgage loan based upon predetermined mortgage loan characteristics and credit risk factors. The credit scoring methodology generates a credit score usually ranging from around 300 to 800, with a higher score indicating a borrower with a relatively more favorable credit history. The credit score is based upon such factors as the prospective borrower's payment history, delinquencies on accounts, levels of outstanding debt, length of credit history and types of credit and bankruptcy experience.

         Evaluation of the Borrower's Repayment Ability

         The Long Beach underwriting guidelines permit first lien mortgage loans with loan-to-value ratios at origination of up to 100%, or 80% if at the time of origination of the first lien mortgage loan, WMB also originated a second lien mortgage loan. The Long Beach second lien mortgage loan underwriting guidelines permit second lien mortgage loans with a combined loan-to-value ratios at origination of up to 100%. The maximum allowable loan-to-value ratio varies based upon the residential loan program, income documentation, property type, creditworthiness and debt service-to-income ratio of the prospective borrower and the overall risks associated with the loan decision. The maximum combined loan-to-value ratio, including any second lien mortgage subordinate to WMB's first lien mortgage, is generally 100% under the "Premium A," "A," "A-," "B+" and "B" risk categories, and 95% under the "C" risk category. Non-institutional (private party) second lien loans are not permitted.

         Evaluation of the Adequacy of Collateral

         The adequacy of the mortgaged property as collateral is generally determined by an appraisal of the mortgaged property that generally conforms to Fannie Mae and Freddie Mac appraisal standards and a review of that appraisal. The mortgaged properties are appraised by licensed independent appraisers who have satisfied the servicer's appraiser screening process. In most cases, properties in below average condition, including properties requiring major deferred maintenance, are not acceptable under the Long Beach underwriting programs. Each appraisal includes a market data analysis based on recent sales of comparable homes in the area and, where deemed appropriate, replacement cost analysis based on the current cost of constructing a similar home.

         Every independent appraisal is reviewed by an underwriter of WMB or its affiliate and is reviewed by one or more third party vendors which may refer the appraisal to WMB or one of its affiliates for additional further review before the loan is funded or re-underwritten. Depending upon the original principal balance and loan-to-value ratio of the mortgaged property, the appraisal review may include an administrative review, technical review, desk review or field review of the original appraisal.

         WMB requires that all mortgage loans in the Long Beach underwriting programs have title insurance and be secured by liens on real property. WMB also requires that fire and extended coverage casualty insurance be maintained on the mortgaged property in an amount at least equal to the principal balance of the mortgage loan or the replacement cost of the property, whichever is less. WMB does not require that the mortgage loans originated or re-underwritten under the Long Beach underwriting programs be covered by a primary mortgage insurance policy.

         Underwriting Exceptions

         On a case-by-case basis and only with the approval of an employee with appropriate risk level authority, WMB may determine that, based upon compensating factors, a prospective borrower not strictly qualifying under the Long Beach underwriting risk category guidelines warrants an underwriting exception. Compensating factors may include, but are not limited to, low loan-to-value ratio, low debt-to-income ratio, good credit history, stable employment and time in residence at the prospective borrower's current address. Some of the mortgage loans originated by WMB are underwriting exceptions.

         Documentation Programs

         The mortgage loans originated by WMB have been originated or re-underwritten upon acquisition, generally in accordance with the Long Beach guidelines under the Long Beach full documentation, limited documentation or stated income documentation residential loan programs.

         Under the full documentation residential loan program, salaried prospective borrowers are generally required to submit their most recent W 2s and pay stubs and self-employed prospective borrowers are generally required to submit their most recent federal income tax return. Under the stated income documentation residential loan program, prospective borrowers are required to state their income on the application but are not required to submit any documents in support. Under the limited documentation residential loan program, salaried prospective borrowers or self-employed prospective borrowers are generally required to submit their most recent six months of personal bank statements or business bank statements. Under the limited documentation and stated income documentation residential loan programs, the prospective borrower's employment and income sources must be stated on the prospective borrower's application. The prospective borrower's income as stated must be reasonable for the related occupation and such determination as to reasonableness is subject to the loan underwriter's discretion. However, the prospective borrower's income as stated on the application is not independently verified. Verification of employment is required for salaried prospective borrowers. Maximum loan-to-value ratios under the stated income documentation residential loan programs are generally lower than those permitted under the full documentation and limited documentation residential loan programs. Generally, the same underwriting guidelines that apply to the full documentation and limited documentation residential loan programs, except as noted in this section, apply to the stated income documentation residential loan programs.

         Quality Control Review

         As part of its quality control system, WMB re-verifies information that has been provided by the mortgage brokerage company prior to funding a loan and WMB conducts a post-funding audit of every origination file. In addition, Washington Mutual Bank periodically audits files based on a statistical sample of closed loans. In the course of its pre-funding review, WMB re-verifies the income of each prospective borrower or, for a self-employed prospective borrower, reviews the income documentation obtained under the full documentation and limited documentation residential loan programs. WMB generally requires evidence of funds to close on the mortgage loan.

         Risk Categories

         Under the Long Beach underwriting programs, various risk categories are used to grade the likelihood that the prospective borrower will satisfy the repayment conditions of the mortgage loan. These risk categories establish the maximum permitted loan-to-value ratio and loan amount, given the occupancy status of the mortgaged property and the prospective borrower's credit history and debt ratio.

         Mortgage loans are originated under the Long Beach underwriting guidelines using the following categories and criteria for grading the potential likelihood that a prospective borrower will satisfy the repayment obligations of a mortgage loan:

         Credit Grade: "Premium A". Under the "Premium A" risk category, the prospective borrower must have a credit report reflecting a one year credit history and a prior mortgage or rental history evidencing no 30-day late payments during the last 12 months. No notice of default filings or foreclosures may have occurred during the preceding 36 months. No open lawsuits are permitted; however, the prospective borrower may be a plaintiff in a lawsuit if a reasonable explanation is provided. Maximum qualifying debt service-to-income ratio is 55. A maximum loan-to-value ratio of 100% is permitted for owner occupied single-family, two-unit and condominium properties, a maximum loan-to-value ratio of 95% is permitted for second homes, and a maximum loan-to-value ratio of 85% is permitted for owner occupied mortgage properties consisting of three-to-four units. A maximum loan-to-value ratio of 90% is permitted for non-owner occupied single-family, two-unit and condominium properties, and a maximum loan-to-value ratio of 80% is permitted for non-owner occupied properties consisting of three-to-four units. In addition, the prospective borrower must have a credit score of 600 or higher for mortgage loans secured by non-owner occupied mortgaged properties consisting of one-to-two units and 640 or higher for mortgage loans secured by non-owner occupied mortgaged properties consisting of three-to-four units.

         Credit Grade: "A". Under the "A" risk category, a maximum of one 30-day late payment within the last 12 months is permitted on an existing mortgage loan. A maximum of one rolling 30-day late payment is allowed. No notice of default filings or foreclosures may have occurred during the preceding 36 months. The mortgaged property must be in at least average condition. A maximum loan-to-value ratio of 100% is permitted for owner occupied single-family, two-unit and condominium properties, a maximum loan-to-value ratio of 95% is permitted for second homes, and a maximum loan-to-value ratio of 85% is permitted for owner occupied mortgaged properties consisting of three-to-four units. A maximum loan-to-value ratio of 90% is permitted for non-owner occupied single-family, two-unit and condominium properties, and a maximum loan-to-value ratio of 80% is permitted for non-owner occupied mortgaged properties consisting of three-to-four units. Generally, the debt service-to-income ratio maximum may be 55% based on the prospective borrower's net disposable income and if the loan-to-value ratio is less than or equal to 90%. In addition, the prospective borrower must have a credit score of 500 or higher (550 or higher for interest only mortgage loans, 600 or higher for mortgage loans secured by non-owner occupied mortgaged properties consisting of one-to-two units and 640 or higher for mortgage loans secured by non-owner occupied mortgaged properties consisting of three-to-four units).

         Credit Grade: "A ". Under the "A " risk category, a maximum of two 30-day late payments within the last 12 months is permitted on an existing mortgage loan. A maximum of two rolling 30-day late payments is allowed. No notice of default filings or foreclosures may have occurred during the preceding 36 months. The mortgaged property must be in at least average condition. A maximum loan-to-value ratio of 95% is permitted for owner occupied single-family, two-unit and condominium properties, a maximum loan-to-value ratio of 90% is permitted for second homes, and a maximum loan-to-value ratio of 85% is permitted for owner occupied mortgaged properties consisting of three-to-four units. A maximum loan-to-value ratio of 90% is permitted for non-owner occupied single-family, two-unit and condominium properties, and a maximum loan-to-value ratio of 80% is permitted for non-owner occupied mortgaged properties consisting of three-to-four units. Generally, the debt service-to-income ratio maximum may be 55% based on the prospective borrower's net disposable income and if the loan-to-value ratio is less than or equal to 90%. In addition, the prospective borrower must have a credit score of 500 or higher (550 or higher for interest only mortgage loans, 600 or higher for mortgage loans secured by non-owner occupied mortgaged properties consisting of one-to-two units and 640 or higher for mortgage loans secured by non-owner occupied mortgaged properties consisting of three-to-four units).

         Credit Grade: "B+". Under the "B+" risk category, a maximum of three 30-day late payments within the last 12 months is permitted on an existing mortgage loan. No notice of default filings or foreclosures may have occurred during the preceding 24 months. The mortgaged property must be in at least average condition. A maximum loan-to-value ratio of 95% is permitted for owner occupied single-family, two-unit and condominium properties, a maximum loan-to-value ratio of 90% is permitted for second homes, and a maximum loan-to-value ratio of 85% is permitted for owner occupied mortgaged properties consisting of three-to-four units. A maximum loan-to-value ratio of 90% is permitted for non-owner occupied single-family, two-unit and condominium properties, and a maximum loan-to-value ratio of 80% is permitted for non-owner occupied mortgaged properties consisting of three-to-four units. Generally, the debt service-to-income ratio must be 55% or less based on the prospective borrower's net disposable income and/or loan-to-value ratio. In addition, the prospective borrower must have a credit score of 500 or higher (550 or higher for interest only mortgage loans, 600 or higher for mortgage loans secured by non-owner occupied mortgaged properties consisting of one-to-two units and 640 or higher for mortgage loans secured by non-owner occupied mortgaged properties consisting of three-to-four units).

         Credit Grade: "B". Under the "B" risk category, a maximum of one 60-day late payment within the last 12 months is permitted on an existing mortgage loan. No notice of default filings or foreclosures may have occurred during the preceding 18 months. The mortgaged property must be in at least average condition. A maximum loan-to-value ratio of 90% is permitted for owner occupied single-family, two-unit and condominium properties, a maximum loan-to-value ratio of 85% is permitted for second homes, and a maximum loan-to-value ratio of 80% is permitted for owner occupied mortgaged properties consisting of three-to-four units. A maximum loan-to-value ratio of 85% is permitted for non-owner occupied single-family, two-unit and condominium properties, and a maximum loan-to-value ratio of 75% is permitted for non-owner occupied mortgaged properties consisting of three-to-four units. Generally, the debt service-to-income ratio must be 55% or less based on the prospective borrower's net disposable income and/or loan-to-value ratio. In addition, the prospective borrower must have a credit score of 500 or higher (550 or higher for interest only mortgage loans, 600 or higher for mortgage loans secured by non-owner occupied mortgaged properties consisting of one-to-two units and 640 or higher for mortgage loans secured by non-owner occupied mortgaged properties consisting of three-to-four units).

         Credit Grade: "C". Under the "C" risk category, the prospective borrower may have experienced significant credit problems in the past. A maximum of four 60-day late payments and no 90-day late payments, or three 60-day late payments and one 90-day late payment, or if the loan-to-value ratio does not exceed 70%, two 90-day late payments and one 120-day late payment, within the last 12 months is permitted on an existing mortgage loan. No notice of default filings or foreclosures may have occurred during the preceding 12 months. The mortgaged property must be in at least average condition. A maximum loan-to-value ratio of 80% for the full documentation loan program and limited documentation loan program and 75% for the stated documentation loan program is permitted for owner occupied single-family, two-unit and condominium properties, a maximum loan-to-value ratio of 80% is permitted for second homes, and a maximum loan-to-value ratio of 75% is permitted for owner occupied mortgaged properties consisting of three-to-four units. A maximum loan-to-value ratio of 80% is permitted for non-owner occupied single-family, two-unit and condominium properties, and a maximum loan-to-value ratio of 70% is permitted for non-owner occupied mortgaged properties consisting of three-to-four units. Generally, the debt service-to-income ratio must not exceed 55%. In addition, the prospective borrower must have a credit score of 600 or higher for mortgage loans secured by non-owner occupied mortgaged properties consisting of one-to-two units and 640 or higher for mortgage loans secured by non-owner occupied mortgaged properties consisting of three-to-four units.

         In general, higher credit risk mortgage loans are graded in categories which permit higher debt ratios and more (or more recent) major derogatory credit items such as outstanding judgments or prior bankruptcies; however, the Long Beach underwriting programs establish lower maximum loan-to-value ratios and maximum loan amounts for loans graded in such categories.

         There can be no assurance that every mortgage loan in the trust originated by WMB was originated in conformity with the applicable underwriting guidelines in all material respects. The Long Beach underwriting guidelines include a set of specific criteria pursuant to which the underwriting evaluation is made. The application of the Long Beach underwriting guidelines does not imply that each specific criterion was satisfied with respect to every mortgage loan. Rather, a mortgage loan will be considered to be originated in accordance with a given set of underwriting guidelines if, based on an overall qualitative evaluation, the mortgage loan is in substantial compliance with those underwriting guidelines. For example, a mortgage loan may be considered to comply with a set of underwriting guidelines, even if one or more specific criteria included in those underwriting guidelines were not satisfied, if other factors compensated for the criteria that were not satisfied or if the mortgage loan is considered to be in substantial compliance with the underwriting guidelines. Further, the mortgage loans included in the trust that are originated by WMB violated the Long Beach underwriting guidelines as described in "--Defects in Underwriting of Mortgage Loans" above. WMB applies the Long Beach underwriting guidelines in accordance with a procedure that complies with applicable federal and state laws and regulations.

NEW CENTURY MORTGAGE CORPORATION, AS ORIGINATOR

         ORIGINATOR DESCRIPTION

         The information set forth in this section regarding the underwriting standards of New Century Mortgage Corporation ("New Century" or the "Originator") has been provided by New Century to the depositor.

         New Century is a wholly-owned subsidiary of New Century Financial Corporation, a publicly traded company. Founded in 1995 and headquartered in Irvine, California, New Century Financial Corporation is a real estate investment trust and one of the nation's premier full service mortgage finance companies, providing first and second mortgage products to borrowers nationwide. New Century Financial Corporation offers a broad range of mortgage products designed to meet the needs of all borrowers.

         New Century is a consumer finance and mortgage banking company that originates, purchases, sells and services first-lien and second-lien mortgage loans and other consumer loans. New Century emphasizes the origination of mortgage loans that are commonly referred to as non-conforming "B&C" loans or subprime loans.

         UNDERWRITING STANDARDS

         New Century Mortgage Corporation. The information set forth in this section regarding the underwriting standards of New Century Mortgage Corporation ("New Century" or, the "Originator") has been provided by New Century to the Depositor. None of the Depositor, the Trustee, the Servicer, the Master Servicer, the Securities Administrator, the Sponsor, the Underwriter, or any of their respective affiliates has made any independent investigation of this information or has made or will make any representation as to the accuracy or completeness of this information.

         All of the Mortgage Loans will be acquired on the Closing Date by the Depositor from the Sponsor and were acquired by the Sponsor from New Century prior to the Closing Date. All of the Mortgage Loans were originated or acquired by New Century in accordance with the New Century Underwriting Guidelines. The following is a general summary of the New Century Underwriting Guidelines as generally applied, with some variation, by New Century. This summary does not purport to be a complete description of the underwriting standards of New Century.

         The New Century Underwriting Guidelines are primarily intended to assess the borrower's ability to repay the related Mortgage Loan, to assess the value of the mortgaged property and to evaluate the adequacy of the property as collateral for the Mortgage Loan. All of the Mortgage Loans were also underwritten with a view toward the resale of the Mortgage Loans in the secondary mortgage market. While New Century's primary consideration in underwriting a mortgage loan is the value of the mortgaged property, New Century also considers, among other things, a mortgagor's credit history, repayment ability and debt service-to-income ratio, as well as the type and use of the mortgaged property. The Mortgage Loans, in most cases, bear higher rates of interest than mortgage loans that are originated in accordance with Fannie Mae and Freddie Mac standards, which is likely to result in rates of delinquencies and foreclosures that are higher, and that may be substantially higher, than those experienced by portfolios of mortgage loans underwritten in a more traditional manner. As a result of New Century's underwriting criteria, changes in the values of the related Mortgaged Properties may have a greater effect on the delinquency, foreclosure and loss experience on the Mortgage Loans than these changes would be expected to have on mortgage loans that are originated in a more traditional manner. No assurance can be given that the values of the related Mortgaged Properties have remained or will remain at the levels in effect on the dates of origination of the related Mortgage Loans. In addition, there can be no assurance that the value of the related Mortgaged Property estimated in any appraisal or review is equal to the actual value of that Mortgaged Property at the time of that appraisal or review.

         The Mortgage Loans will have been originated in accordance with the New Century Underwriting Guidelines. On a case-by-case basis, exceptions to the New Century Underwriting Guidelines are made where compensating factors exist. It is expected that a substantial portion of the Mortgage Loans will represent these exceptions.

         Each applicant completes an application that includes information with respect to the applicant's liabilities, income, credit history, employment history and personal information. The New Century Underwriting Guidelines require a credit report on each applicant from a credit reporting company. The report typically contains information relating to matters such as credit history with local and national merchants and lenders, installment debt payments and any record of defaults, bankruptcies, repossessions or judgments. Mortgaged properties that are to secure mortgage loans generally are appraised by qualified independent appraisers. These appraisers inspect and appraise the subject property and verify that the property is in acceptable condition. Following each appraisal, the appraiser prepares a report that includes a market value analysis based on recent sales of comparable homes in the area and, when deemed appropriate, replacement cost analysis based on the current cost of constructing a similar home. All appraisals are required to conform to the Uniform Standards of Professional Appraisal Practice adopted by the Appraisal Standards Board of the Appraisal Foundation and are generally on forms acceptable to Fannie Mae and Freddie Mac. The New Century Underwriting Guidelines require a review of the appraisal by a qualified employee of New Century or by an appraiser retained by New Century. New Century uses the value as determined by the review in computing the loan-to-value ratio of the related mortgage loan if the appraised value of a mortgaged property, as determined by a review, is (i) more than 10% greater but less than 25% lower than the value as determined by the appraisal for mortgage loans having a loan-to-value ratio or a combined loan-to-value ratio of up to 90%, and (ii) more than 5% greater but less than 25% lower than the value as determined by the appraisal for mortgage loans having a loan-to-value ration or a combined loan-to-value ratio of between 91-95%. For mortgage loans having a loan-to-value ratio or a combined loan-to-value ratio greater than 95%, the appraised value as determined by the review is used in computing the loan-to-value ratio of the related mortgage loan. If the appraised value of a mortgaged property as determined by a review is 25% or more lower than the value as determined by the appraisal, then New Century obtains a new appraisal and repeats the review process.

         The Mortgage Loans were originated consistent with and generally conform to the New Century Underwriting Guidelines' full documentation, limited documentation and stated income documentation residential loan programs. Under each of the programs, New Century reviews the applicant's source of income, calculates the amount of income from sources indicated on the loan application or similar documentation, reviews the credit history of the applicant, calculates the debt service-to-income ratio to determine the applicant's ability to repay the loan, reviews the type and use of the property being financed, and reviews the property. In determining the ability of the applicant to repay the loan, a qualifying rate has been created under the New Century Underwriting Guidelines that generally is equal to the interest rate on that loan. The New Century Underwriting Guidelines require that mortgage loans be underwritten in a standardized procedure which complies with applicable federal and state laws and regulations and requires New Century's underwriters to be satisfied that the value of the property being financed, as indicated by an appraisal and a review of the appraisal, currently supports the outstanding loan balance. In general, the maximum loan amount for mortgage loans originated under the programs is $1,500,000 (additional requirements may be imposed in connection with Mortgage Loans in excess of $1,500,000). The New Century Underwriting Guidelines generally permit loans on one- to four-family residential properties to have a loan-to-value ratio at origination of up to 95% with respect to first liens loans. The maximum loan-to-value ratio depends on, among other things, the purpose of the mortgage loan, a borrower's credit history, home ownership history, mortgage payment history or rental payment history, repayment ability and debt service-to-income ratio, as well as the type and use of the property. With respect to mortgage loans secured by mortgaged properties acquired by a mortgagor under a "lease option purchase," the loan-to-value ratio of the related mortgage loan is based on the lower of the appraised value at the time of origination of the mortgage loan or the sale price of the related mortgaged property if the "lease option purchase price" was set less than 12 months prior to origination and is based on the appraised value at the time of origination if the "lease option purchase price" was set 12 months or more prior to origination.

         The New Century Underwriting Guidelines require that the income of each applicant for a mortgage loan under the full documentation program be verified. The specific income documentation required for New Century's various programs is as follows: under the full documentation program, applicants usually are required to submit one written form of verification of stable income for at least 12 months from the applicant's employer for salaried employees and 24 months for self-employed applicants; under the limited documentation program, applicants usually are required to submit verification of stable income for at least 6 months, such as 6 consecutive months of complete personal checking account bank statements, and under the stated income documentation program, an applicant may be qualified based upon monthly income as stated on the mortgage loan application if the applicant meets certain criteria. All the foregoing programs require that, with respect to salaried employees, there be a telephone verification of the applicant's employment. Verification of the source of funds, if any, that are required to be deposited by the applicant into escrow in the case of a purchase money loan is required.

         In evaluating the credit quality of borrowers, New Century utilizes credit bureau risk scores, or a FICO score, a statistical ranking of likely future credit performance developed by Fair, Isaac & Company and the three national credit data repositories: Equifax, TransUnion and Experian.

         The New Century Underwriting Guidelines have the following categories and criteria for grading the potential likelihood that an applicant will satisfy the repayment obligations of a mortgage loan:

         "AA" Risk. Under the "AA" risk category, the applicant must have a FICO score of 500, or greater, based on loan-to-value ratio and loan amount. Two or more tradelines (one of which with 24 months history and no late payments) are required for loan-to-value ratios above 90%. The borrower must have no late mortgage payments within the last 12 months on an existing mortgage loan. An existing mortgage loan must be less than 60 days late at the time of funding of the loan. No bankruptcy may have occurred during the preceding year for borrowers with a FICO score of less than 550; provided, however, that a Chapter 7 bankruptcy for a borrower with a FICO score in excess of 550 (or 580 under the stated income documentation program) may have occurred as long as such bankruptcy is discharged at least one day prior to funding of the loan. A maximum loan-to-value ratio of 80% is permitted with respect to borrowers with a FICO score less than or equal to 550 (or 580 with respect to stated income documentation programs) with Chapter 7 bankruptcy, which Chapter 7 bankruptcy is discharged at least one day prior to loan funding. A borrower in Chapter 13 bankruptcy may discharge such bankruptcy with the proceeds of the borrower's loan (any such loan may not exceed a 90% loan-to-value ratio), provided that such borrower has a FICO score of at least 550, or 80% loan-to-value ratio provided that such borrower has a FICO score of less than 550). No notice of default filings or foreclosures (or submission of deeds in lieu of foreclosure) may have occurred during the preceding two years. The mortgaged property must be in at least average condition. A maximum loan-to-value ratio of 95% is permitted for a mortgage loan on an owner occupied single family or two unit property. A maximum loan-to-value ratio of 90% is permitted for a mortgage loan on a non-owner occupied single family or two unit property, an owner occupied high-rise condominium or a three to four family residential property. The maximum loan-to-value ratio for owner occupied rural, remote or unique properties and non-owner occupied three to four family residential properties or high-rise condominiums is 85%. The maximum loan-to-value ratio for non-owner occupied rural, remote or unique properties is 80%. The maximum combined loan-to-value ratio, including any related subordinate lien, is 100%, for either a refinance loan or a purchase money loan. The maximum debt service-to-income ratio is usually 50% unless the loan-to-value ratio is reduced.

         "A+" Risk. Under the "A+" risk category, the applicant must have a FICO score of 500, or greater, based on loan-to-value ratio and loan amount. Two or more tradelines (one of which with 24 months history and no late payments), are required for loan-to-value ratios above 90%. A maximum of one 30 day late payment within the last 12 months is acceptable on an existing mortgage loan. An existing mortgage loan must be less than 60 days late at the time of funding of the loan. No bankruptcy may have occurred during the preceding year for borrowers with FICO scores of less than 550; provided, however, that a Chapter 7 bankruptcy for a borrower with a FICO score in excess of 550 (or 580 under the stated income documentation program) may have occurred as long as such bankruptcy is discharged at least one day prior to funding of the loan. A maximum loan-to-value ratio of 80% is permitted with respect to borrowers with a FICO score less than or equal to 550 (or 580 with respect to stated income documentation programs) with Chapter 7 bankruptcy, which Chapter 7 bankruptcy is discharged at least one day prior to loan funding. A borrower in Chapter 13 bankruptcy may discharge such bankruptcy with the proceeds of the borrower's loan (any such loan may not exceed a 90% loan-to-value ratio), provided that such borrower has a FICO score of at least 550 or 80% loan-to-value ratio provided that such borrower has a FICO score of less than 550). No notice of default filings or foreclosures (or submission of deeds in lieu of foreclosure) may have occurred during the preceding two years. The mortgaged property must be in at least average condition. A maximum loan-to-value ratio of 95% (or 90% for mortgage loans originated under the stated income documentation program) is permitted for a mortgage loan on an owner occupied single family or two unit property. A maximum loan-to-value ratio of 90% (or 85% for mortgage loans originated under the stated income documentation program) is permitted for a mortgage loan on a non-owner occupied property single family or two unit property, and an owner occupied high-rise condominium or a three to four family residential property. The maximum loan-to-value ratio for owner occupied rural, remote or unique properties and a non-owner occupied three to four family residential property or high-rise condo is 85% (or 80% for mortgage loans originated under the stated income documentation program). The maximum loan-to-value ratio for non-owner occupied rural, remote or unique properties is 80% (or 75% for mortgage loans originated under the stated income documentation program). The maximum combined loan-to-value ratio, including any related subordinate lien, is 100%, for either a refinance loan or a purchase money loan. The maximum debt service-to-income ratio is usually 50% unless the loan-to-value ratio is reduced.

         "A-" Risk. Under the "A-" risk category, an applicant must have a FICO score of 500, or greater, based on loan-to-value ratio and loan amount. A maximum of three 30 day late payments within the last 12 months is acceptable on an existing mortgage loan. An existing mortgage loan must be less than 60 days late at the time of funding of the loan. No bankruptcy may have occurred during the preceding year for borrowers with FICO scores of less than 550; provided, however, that a Chapter 7 bankruptcy for a borrower with a FICO score in excess of 550 (or 580 under the stated income documentation program) may have occurred as long as such bankruptcy is discharged at least one day prior to funding of the loan. A maximum loan-to-value ratio of 80% is permitted with respect to borrowers with a FICO score less than or equal to 550 (or 580 with respect to stated income documentation programs) with Chapter 7 bankruptcy, which Chapter 7 bankruptcy is discharged at least one day prior to loan funding. A borrower in Chapter 13 bankruptcy may discharge such bankruptcy with the proceeds of the borrower's loan (any such loan may not exceed a 90% loan-to-value ratio), provided that such borrower has a FICO score of at least 550 or 80% loan-to-value ratio provided that such borrower has a FICO score of less than
550). No notice of default filings or foreclosures (or submission of deeds in lieu of foreclosure) may have occurred during the preceding two years. The mortgaged property must be in at least average condition. A maximum loan-to-value ratio of 95% (or 85% for mortgage loans originated under the stated income documentation program) is permitted for a mortgage loan on an owner occupied single family or two unit property. A maximum loan-to-value ratio of 90% (or 80% for mortgage loans originated under the stated income documentation program) is permitted for a mortgage loan on a non-owner occupied single family or two unit property, and an owner occupied high-rise condominium or three to four family residential property. The maximum loan-to-value ratio for owner occupied rural, remote, or unique properties, and non-owner occupied three to four family residential properties or high rise condominiums is 85% (or 80% for mortgage loans originated under the stated income documentation program). The maximum loan-to-value ratio for a non-owner occupied rural, remote or unique property is 80% (or 70% for mortgage loans originated under the stated income documentation program). The maximum combined loan-to-value ratio, including any related subordinate lien, is 100%, for a refinance loan and 100%, for a purchase money loan. The maximum debt service-to-income ratio is usually 50% unless the loan-to-value ratio is reduced.

         "B" Risk. Under the "B" risk category, an applicant must have a FICO score of 500, or greater, based on loan-to-value ratio and loan amount. Unlimited 30 day late payments and a maximum of one 60 day late payment within the last 12 months is acceptable on an existing mortgage loan. An existing mortgage loan must be less than 90 days late at the time of funding of the loan. No bankruptcy may have occurred during the preceding year for borrowers with a FICO score less than or equal to 550; provided, however, that a Chapter 7 bankruptcy for a borrower with a FICO score in excess of 550 may have occurred as long as such bankruptcy has been discharged at least one day prior to funding of the loan. A borrower in Chapter 13 bankruptcy may discharge such bankruptcy with the proceeds of the borrower's loan (such loan may not exceed an 80% loan-to-value ratio for borrowers with a FICO score of less than 550). No notice of default filings or foreclosures (or submission of deeds in lieu of foreclosure) may have occurred during the preceding 18 months. The mortgaged property must be in at least average condition. A maximum loan-to-value ratio of 90% (or 80% for mortgage loans originated under the stated income documentation program), is permitted for a mortgage loan on an owner occupied singe family or two unit property. A maximum loan-to-value ratio of 85% (or 75% for mortgage loans originated under the stated income documentation program) is permitted for a mortgage loan on a non-owner occupied single family or two unit property, and an owner occupied high-rise condominium or a three to four family residential property. The maximum loan-to-value ratio for owner occupied rural, remote or unique properties, and a non-owner occupied three to four family property or high-rise condo is 80% (or 70% for mortgage loans originated under the stated income documentation program). The maximum loan-to-value ratio for a non-owner occupied rural, remote or unique property is 75% (or 65% for mortgage loans originated under the stated income documentation program). The maximum combined loan-to-value ratio, including any related subordinate lien, is 100%, for a refinance loan and for a purchase money loan. The maximum debt service-to-income ratio is usually 50%, unless the loan-to-value ratio is reduced.

         "C" Risk. Under the "C" risk category, an applicant must have a FICO score of 500, or greater, based on loan-to-value ratio and loan amount. Unlimited 30 day and 60 day late payments and a maximum of one 90 day late payment within the last 12 months is acceptable on an existing mortgage loan. An existing mortgage loan must be less than 120 days late at the time of funding of the loan. All bankruptcies must be discharged at least one day prior to funding of the loan; provided, however, that Chapter 13 bankruptcies may be discharged with loan proceeds. No notice of default filings may have occurred during the preceding 12 months. The mortgaged property must be in at least average condition. In most cases, a maximum loan-to-value ratio of 80% (or 75% for mortgage loans originated under the stated income documentation program) for a mortgage loan on an owner occupied single family or two unit property is permitted. A maximum loan-to-value ratio of 75% is permitted for a mortgage loan on a non-owner occupied single family or 2 unit property (refinance only), or an owner occupied high-rise condominium or three to four family residential property (or 70% for mortgage loans originated under the stated income documentation program). The maximum loan-to-value ratio for owner occupied rural, remote or unique properties, and non-owner occupied three to four family residential properties or high-rise condos is 70% (or 65% for mortgages originated under the stated income documentation program). The maximum loan-to-value ratio for a non-owner occupied rural, remote or unique property (refinance only) is 65% (or 60% for mortgage loans originated under the stated income documentation program). The maximum combined loan-to-value ratio, including any related subordinate lien, is 85% for a refinance loan and for a purchase money loan. The maximum debt service-to-income ratio is usually 50% unless the loan-to-value ratio is reduced.

         "C-" Risk. Under the "C-" risk category, an applicant must have a FICO score of 500, or greater. Unlimited 30, 60 and 90 day late payments and a maximum of one 120 day late payment is acceptable on an existing mortgage loan. An existing mortgage loan must be less than 150 days late at the time of funding of the loan. There may be no current notice of default and all bankruptcies must be discharged at least one day prior to funding of the loan; provided, however, that Chapter 13 bankruptcies may be discharged with loan proceeds. The mortgaged property must be in at least average condition. A maximum loan-to-value ratio of 70% (55% for mortgage loans originated under the stated income documentation program), is permitted for a mortgage loan on a owner occupied single family or two unit property. A maximum loan-to-value ratio of 65% is permitted for a mortgage loan on a non-owner occupied property single family or two unit property (refinance only), and an owner occupied high-rise condominium or a three to four family residential property (50% for a mortgage loan on a non-owner occupied property, an owner occupied high-rise condominium or a three to four family residential property originated under the stated income documentation program). Rural, remote or unique properties are not allowed. The maximum combined loan-to-value ratio, including any related subordinate lien, is 80% for a refinance loan and 80% for a purchase money loan. The maximum debt service-to-income ratio is usually 55%.

         Special Programs. New Century originates loans which it calls "special programs" to enable borrowers with higher FICO scores and good mortgage histories the ability to obtain larger loan amounts or higher loan-to-value ratios. Special programs extend loan-to-value ratios to a maximum of 100%, and combined 80/20 (first/second) loan combinations to 100% combined loan-to-value ratios and loan amounts to $1,500,000 with higher minimum FICO scores and paid-as-agreed minimum tradeline requirements. No bankruptcy filing may have occurred during the preceding two years for borrowers with FICO scores less than 580, under the full income documentation program, or 620, under the limited income and stated income documentation programs (Chapter 13 bankruptcies may not be paid off with loan proceeds) for combined 80%/20% (first/second) loan combinations. For first mortgage loans having 100% loan-to-value ratios, no bankruptcy filing may have occurred during the preceding two years. No notice of default filings may have occurred during the preceding two years. The mortgaged property must be in at least average condition. The maximum combined loan-to-value ratio, including any related subordinate lien, is 100%, for either a refinance loan or a purchase money loan. The maximum debt service-to-income ratio is usually 50%.

         Exceptions. As described above, the foregoing categories and criteria are guidelines only. On a case by case basis, it may be determined that an applicant warrants a debt service-to-income ratio exception, a pricing exception, a loan-to-value ratio exception, an exception from certain requirements of a particular risk category, etc. An exception may be allowed if the application reflects compensating factors, such as: low loan-to-value ratio; pride of ownership; a maximum of one 30 day late payment on all mortgage loans during the last 12 months; and stable employment or ownership of current residence of four or more years. An exception may also be allowed if the applicant places a down payment through escrow of at least 20% of the purchase price of the mortgaged property or if the new loan reduces the applicant's monthly aggregate mortgage payment by 25% or more. Accordingly, a mortgagor may qualify in a more favorable risk category than, in the absence of compensating factors, would satisfy only the criteria of a less favorable risk category. It is expected that a substantial portion of the Mortgage Loans will represent these kinds of exceptions.

UNDERWRITING GUIDELINES

         The mortgage loans, other than the mortgage loans originated by Long Beach Mortgage and New Century Mortgage Corporation, have been originated generally in accordance with the underwriting guidelines set forth below. On a case-by-case basis, the related originator may determine that, based upon compensating factors, a prospective mortgagor not qualifying under the underwriting guidelines warrants an underwriting exception. Compensating factors may include, but are not limited to, low loan-to-value ratio, low debt-to-income ratio, good credit history, stable employment, pride of ownership and time in residence at the applicant's current address. It is expected that a substantial portion of the mortgage loans in the mortgage pool that were originated by the various originators will represent these exceptions.

         The mortgage loans were underwritten pursuant to the underwriting standards of the various originators, generally in accordance with "non-conforming" underwriting standards, meaning that these mortgage loans are ineligible for purchase by Fannie Mae or Freddie Mac due to either credit characteristics of the related mortgagor or documentation standards in connection with the underwriting of the related mortgage loan that do not meet the Fannie Mae or Freddie Mac underwriting guidelines for "A" credit mortgagors. In addition, certain of these mortgage loans fail to conform to the underwriting standards or program guidelines under which they were intended to have been originated by the related originators. These mortgage loans may have had document deficiencies, or may have become delinquent, or the related borrower may have a record of credit write-offs, outstanding judgments, prior bankruptcies and other credit items that do not satisfy the applicable underwriting guidelines.

         Some of these mortgage loans bear higher rates of interest than mortgage loans that are originated in accordance with Fannie Mae and Freddie Mac standards, which is likely to result in rates of delinquencies and foreclosures that are higher, and that may be substantially higher, than those experienced by portfolios of mortgage loans underwritten in a more traditional manner.

         The underwriting guidelines are primarily intended to assess a borrower's ability to repay the related mortgage loan, to assess the value of the related mortgaged property and to evaluate the adequacy of a mortgaged property as collateral for the related mortgage loan. While an originator's primary consideration in underwriting a mortgage loan is the value of the related mortgaged property, the originator also considers, among other things, a mortgagor's credit history, repayment ability and debt service to income ratio as well as the type and use of the related mortgaged property.

         An applicant customarily completes an application that includes information with respect to the applicant's liabilities, income, credit history, employment history and personal information. The underwriting guidelines typically require a credit report on each applicant from a credit reporting company. The report typically contains information relating to matters such as credit history with local and national merchants and lenders, installment debt payments and any record of defaults, bankruptcies, repossessions or judgments.

         Mortgaged properties that are to secure mortgage loans generally are appraised by qualified independent appraisers. These appraisals are required to conform to the Uniform Standard of Professional Appraisal Practice adopted by the Appraisal Standards Board of the Appraisal Foundation and are generally on forms acceptable to Fannie Mae and Freddie Mac.

         These mortgage loans at origination generally conformed to full/alternative documentation, stated income documentation and no income documentation residential loan programs. Under each of the programs, the related originator reviews an applicant's source of income, calculates the amount of income from sources indicated on the related loan application or similar documentation, reviews the credit history of the applicant, calculates the applicant's debt-service-to-income ratio, if required, to determine the applicant's ability to repay the related loan, and reviews the appraisal of the related mortgage property.

         In evaluating the credit quality of a borrower, certain originators utilize credit bureau risk scores. Generally, each credit report provides a credit score for the related borrower. Credit scores generally range from 350 to 840 and are available from three major credit bureaus: Experian (formerly TRW Information Systems and Services), Equifax and Trans Union. Credit scores are empirically derived from historical credit bureau data and represent a numerical weighing of a borrower's credit characteristics over a two-year period. A credit score is generated through the statistical analysis of a number of credit-related characteristics or variables. Common characteristics include an applicant's number of credit lines

(trade lines), payment history, past delinquencies, severity of delinquencies, current levels of indebtedness, types of credit and length of credit history.

                             STATIC POOL INFORMATION

         The depositor will provide static pool information, material to this offering, with respect to the experience of the sponsor in securitizing asset pools of the same type at http://www.bearstearns.com/transactions/bsabs_i/bsabs2006-4/.

         Information provided through the internet address above will not be deemed to be a part of this free writing prospectus or the registration statement for the securities offered hereby if it relates to any prior securities pool or vintage formed before January 1, 2006, or with respect to the mortgage pool (if applicable) for any period before January 1, 2006.

                               THE ISSUING ENTITY

         Bear Stearns Asset Backed Securities I Trust 2006-4 is a common law trust formed under the laws of the State of New York pursuant to the pooling and servicing agreement. The pooling and servicing agreement constitutes the "governing instrument" under the laws of the State of New York. After its formation, Bear Stearns Asset Backed Securities I Trust 2006-4 will not engage in any activity other than (i) acquiring and holding the mortgage loans and the other assets of the trust and proceeds therefrom, (ii) issuing the certificates,
(iii) making payments on the certificates and (iv) engaging in other activities that are necessary, suitable or convenient to accomplish the foregoing or are incidental thereto or connected therewith. The foregoing restrictions are contained in the pooling and servicing agreement. These restrictions cannot be amended without the consent of holders of certificates evidencing more than 50% of the voting rights. For a description of other provisions relating to amending the pooling and servicing agreement, please see "The Agreements -- Amendment of Agreement" in the prospectus.

         The assets of Bear Stearns Asset Backed Securities I Trust 2006-4 will consist of the mortgage loans and certain related assets.

         Bear Stearns Asset Backed Securities I Trust 2006-4's fiscal year end is December 31.

                                  THE DEPOSITOR

         The depositor, Bear Stearns Asset Backed Securities I LLC, was formed in the state of Delaware in January 2004, and is a wholly-owned subsidiary of The Bear Stearns Companies Inc. The depositor was organized for the sole purpose of serving as a private secondary mortgage market conduit. The depositor does not have, nor is it expected in the future to have, any significant assets.

         The depositor has been serving as a private secondary mortgage market conduit for residential mortgage loans since 2004. As of March 31, 2006, the depositor has been involved in the issuance of securities backed by residential mortgage loans in excess of $61,960,758,571. In conjunction with the sponsor's acquisition of mortgage loans, the depositor will execute a mortgage loan purchase agreement through which the loans will be transferred to itself. These loans are subsequently deposited in a common law or statutory trust, described in this free writing prospectus, which will then issue the certificates.

         After issuance and registration of the securities contemplated in this free writing prospectus and any supplement hereto, the depositor will have only limited duties and responsibilities with respect to the pool assets or the securities.

         The depositor's principal executive offices are located at 383 Madison Avenue, New York, New York 10179. Its telephone number is (212) 272-2000.

                                   THE SPONSOR

         The sponsor, EMC Mortgage Corporation, was incorporated in the State of Delaware on September 26, 1990, as a wholly owned subsidiary corporation of The Bear Stearns Companies Inc., and is an affiliate of the depositor and the underwriter. The sponsor was established as a mortgage banking company to facilitate the purchase and servicing of whole loan portfolios containing various levels of quality from "investment quality" to varying degrees of "non-investment quality" up to and including real estate owned assets ("REO"). The sponsor commenced operation in Texas on October 9, 1990.

         The sponsor maintains its principal office at 2780 Lake Vista Drive, Lewisville, TX 75067. Its telephone number is (214) 626-3800.

         Since its inception in 1990, the sponsor has purchased over $100 billion in residential whole loans and servicing rights, which include the purchase of newly originated alternative A, jumbo (prime) and sub-prime loans. Loans are purchased on a bulk and flow basis. The sponsor is one of the United States' largest purchasers of scratch and dent, sub-performing and non-performing residential mortgages and REO from various institutions, including banks, mortgage companies, thrifts and the U.S. government. Loans are generally purchased with the ultimate strategy of securitization into an array of Bear Stearns' securitizations based upon product type and credit parameters, including those where the loan has become re-performing or cash-flowing.

         Performing loans include first lien fixed rate and ARMs, as well as closed end fixed rate second liens and lines of credit ("HELOCs"). Performing loans acquired by the sponsor are subject to varying levels of due diligence prior to purchase. Portfolios may be reviewed for credit, data integrity, appraisal valuation, documentation, as well as compliance with certain laws. Performing loans purchased will have been originated pursuant to the sponsor's underwriting guidelines or the originator's underwriting guidelines that are acceptable to the sponsor.

         Subsequent to purchase by the sponsor, performing loans are pooled together by product type and credit parameters and structured into RMBS, with the assistance of Bear Stearns' Financial Analytics and Structured Transactions group, for distribution into the primary market.

         The sponsor has been securitizing residential mortgage loans since 1999. The following table describes size, composition and growth of the sponsor's total portfolio of assets it has securitized as of the dates indicated.


                                DECEMBER 31, 2003              DECEMBER 31, 2004
                           -------------------------------  ---------------------------
                                       TOTAL PORTFOLIO                TOTAL PORTFOLIO OF
      LOAN TYPE             NUMBER        OF LOANS          NUMBER          LOANS
------------------------   ---------- --------------------  ---------------------------
Alt-A ARM                     12,268    $ 3,779,319,393.84   44,821   $11,002,497,283.49
Alt-A Fixed                   15,907    $ 3,638,653,583.24   15,344   $ 4,005,790,504.28
HELOC                              -    $            -            -   $             -
Prime ARM                     16,279    $ 7,179,048,567.39   30,311   $11,852,710,960.78
Prime Fixed                    2,388    $ 1,087,197,396.83    1,035   $   509,991,605.86
Prime Short Duration ARM       7,089    $ 2,054,140,083.91   23,326   $ 7,033,626,375.35
Reperforming                   2,800    $   247,101,330.36    2,802   $   311,862,677.46
Seconds                            -    $            -       14,842   $   659,832,093.32
SubPrime                      29,303    $ 2,898,565,285.44   98,426   $13,051,338,552.19
Totals                        86,034    $20,884,025,641.01  230,907   $48,427,650,052.73



                                   DECEMBER 31, 2005              JUNE 30, 2006
                            -----------------------------  -----------------------------
                                        TOTAL PORTFOLIO                TOTAL PORTFOLIO
      LOAN TYPE              NUMBER        OF LOANS          NUMBER        OF LOANS
------------------------    --------   ------------------  -----------------------------
Alt-A ARM                    73,638    $19,087,119,981.75    45,516   $12,690,441,830.33
Alt-A Fixed                  17,294    $ 3,781,150,218.13     9,735   $ 2,365,141,449.49
HELOC                         9,309    $   509,391,438.93     4,360   $   310,097,521.60
Prime ARM                    27,384    $13,280,407,388.92     4,203   $ 2,168,057,808.87
Prime Fixed                   3,526    $ 1,307,685,538.44     1,803   $   484,927,212.35
Prime Short Duration ARM     38,819    $14,096,175,420.37    39,946   $15,102,521,877.81
Reperforming                  2,877    $   271,051,465.95     1,084   $   115,127,847.83
Seconds                     114,899    $ 5,609,656,263.12    68,788   $ 3,755,330,847.76
SubPrime                    101,156    $16,546,152,274.44    34,396   $ 6,069,878,975.92
Totals                      388,902    $74,488,789,990.05   209,831   $43,061,525,370.96

         With respect to some of the securitizations organized by the sponsor, a "step-down" trigger has occurred with respect to the loss and delinquency experience of the mortgage loans included in those securitizations, resulting in a sequential payment of principal to the related offered certificates, from the certificate with the highest credit rating to the one with the lowest rating. In addition, with respect to one securitization organized by the sponsor, a servicing trigger required by the related financial guaranty insurer has occurred; however, the insurer has granted extensions enabling the normal servicing activities to continue.

         The sponsor has received a civil investigative demand (CID), from the Federal Trade Commission (FTC), seeking documents and data relating to the sponsor's business and servicing practices. The CID was issued pursuant to a December 8, 2005 resolution of the FTC authorizing non-public investigations of various unnamed subprime lenders, loan servicers and loan brokers to determine whether there have been violations of certain consumer protections laws. The sponsor is cooperating with the FTC's inquiry.

                         SERVICING OF THE MORTGAGE LOANS

GENERAL

         Wells Fargo Bank, National Association, referred to in this free writing prospectus as Wells Fargo Bank, will act as the master servicer of the mortgage loans and as securities administrator pursuant to the pooling and servicing agreement and as the custodian pursuant to the custodial agreement.

         Primary servicing of the mortgage loans will be provided by the sponsor and Wells Fargo Bank, N.A., each in accordance with their respective servicing agreements which are collectively referred to herein as the servicing agreements. Each of the servicing agreements will require, among other things, that each servicer accurately and fully report its borrower credit files to credit repositories in a timely manner. Each of the servicing agreements will be assigned to the trust pursuant to an assignment, assumption and recognition agreement among the related servicer, the sponsor and the trustee on behalf of the certificateholders; provided, however, that the sponsor will retain the right to enforce the representations and warranties made to it by each servicer with respect to the related mortgage loans. The servicers will be responsible for the servicing of the mortgage loans pursuant to the related servicing agreement, and the master servicer will be required to monitor their performance. In the event of a default by a servicer under the related servicing agreement, the master servicer (or EMC, if the defaulting servicer is Wells Fargo Bank) will be required to enforce any remedies against the related servicer and shall either find a successor servicer or shall assume the primary servicing obligations for the related mortgage loans itself.

THE MASTER SERVICER, SECURITIES ADMINISTRATOR AND THE SERVICERS

         The master servicer will be responsible for master servicing the mortgage loans. Wells Fargo Bank will also serve as initial securities administrator. The responsibilities of Wells Fargo Bank, as master servicer and securities administrator, include:

         o        receiving funds from servicers,

         o reconciling servicing activity with respect to the mortgage loans,

         o        calculating remittance amounts to certificateholders,

         o        making distributions to certificateholders,

         o        investor and tax reporting,

         o        oversight of all servicing activity,

         o providing certain notices and other responsibilities as detailed in the pooling and servicing agreement.

         The master servicer may, from time to time, outsource certain of its master servicing functions, although any such outsourcing will not relieve the master servicer of any of its responsibilities or liabilities under the pooling and servicing agreement.

         For a general description of the master servicer and its activities, see "-- The Master Servicer" below. For a general description of material terms relating to the master servicer's removal or replacement, see "Description of the Certificates--Rights Upon Event of Default" in the prospectus.

         Servicer Responsibilities

         Servicers are generally responsible for the following duties:

         o        communicating with borrowers;

         o        sending monthly remittance statements to borrowers;

         o        collecting payments from borrowers;

         o recommending a loss mitigation strategy for borrowers who have defaulted on their loans (i.e. repayment plan, modification, foreclosure, etc.);

         o accurate and timely accounting, reporting and remittance of the principal and interest portions of monthly installment payments to the Distribution Account, together with any other sums paid by borrowers that are required to be remitted;

         o accurate and timely accounting and administration of escrow and impound accounts, if applicable;

         o        paying escrows for borrowers, if applicable;

         o        calculating and reporting payoffs and liquidations;

         o        maintaining an individual file for each loan; and

         o maintaining primary mortgage insurance commitments or certificates if required, and filing any primary mortgage insurance claims.

         The information set forth in the following paragraph with respect to the master servicer has been provided by the master servicer.

THE MASTER SERVICER

         Wells Fargo Bank is a national banking association and a wholly-owned subsidiary of Wells Fargo & Company. A diversified financial services company with approximately $482 billion in assets, 23 million customers and 153,000+ employees as of December 31, 2005, Wells Fargo & Company is a U.S. bank holding company, providing banking, insurance, trust, mortgage and consumer finance services throughout the United States and internationally. Wells Fargo Bank provides retail and commercial banking services and corporate trust, custody, securities lending, securities transfer, cash management, investment management and other financial and fiduciary services. The depositor, the sponsor and the servicers may maintain banking and other commercial relationships with Wells Fargo Bank and its affiliates. Wells Fargo Bank maintains principal corporate trust offices located at 9062 Old Annapolis Road, Columbia, Maryland 21045-1951 (among other locations), and its office for certificate transfer services is located at Sixth Street and Marquette Avenue, Minneapolis, Minnesota 55479.

         Wells Fargo Bank serves or may have served within the past two years as loan file custodian for various mortgage loans owned by the Sponsor or an affiliate of the Sponsor and anticipates that one or more of those mortgage loans may be included in the Trust. The terms of the custodial agreement under which those services are provided by Wells Fargo Bank are customary for the mortgage-backed securitization industry and provide for the delivery, receipt, review and safekeeping of mortgage loan files.

         Wells Fargo Bank acts as master servicer pursuant to the pooling and servicing agreement. The master servicer is responsible for the aggregation of monthly servicer reports and remittances and for the oversight of the performance of the servicers under the terms of their respective servicing agreements. In particular, the master servicer independently calculates monthly loan balances based on servicer data, compares its results to servicer loan-level reports and reconciles any discrepancies with the servicers. The master servicer also reviews the servicing of defaulted loans for compliance with the terms of the pooling and servicing agreement. In addition, upon the occurrence of certain servicer events of default under the terms of any servicing agreement, the master servicer may be required to enforce certain remedies on behalf of the trust against such defaulting servicer. Wells Fargo Bank has been engaged in the business of master servicing since June 30, 1995. As of June 30, 2006, Wells Fargo Bank was acting as master servicer for approximately 1,253 series of residential mortgage-backed securities with an aggregate outstanding principal balance of approximately $651,189,990,090.

         Wells Fargo Bank serves or has served within the past two years as warehouse master servicer for various mortgage loans owned by the Sponsor or an affiliate of the Sponsor and anticipates that one or more of those mortgage loans may be included in the Trust. The terms of the warehouse master servicing agreement under which those services are provided by Wells Fargo Bank are customary for the mortgage-backed securitization industry.

         The information set forth in the following paragraphs with respect to each servicer has been provided by each such servicer, respectively.

THE SERVICERS

         The Sponsor and Wells Fargo Bank, N.A., will service the related mortgage loans in accordance with their respective servicing agreements, which will be assigned to the trust on the closing date. Approximately 81.52% of the cut-off date principal balance of the mortgage loans will be serviced by the Sponsor. Approximately 18.48% of the cut-off date principal balance of the mortgage loans will be serviced by Wells Fargo Bank, N.A.

EMC MORTGAGE CORPORATION

         EMC Mortgage Corporation ("EMC") will act as servicer under the pooling and servicing agreement for the percentage of mortgage loans set forth in the paragraph above. For a further description of EMC, see "The Sponsor" in this free writing prospectus.

         The principal business of EMC since inception has been specializing in the acquisition, securitization, servicing and disposition of mortgage loans. EMC's portfolio consists primarily of two categories: (1) "performing loans," or performing investment-quality loans serviced for the sponsor's own account or the account of Fannie Mae, Freddie Mac, private mortgage conduits and various institutional investors; and (2) "non-performing loans," or non-investment quality, sub-performing loans, non-performing loans and REO properties serviced for EMC's own account and for the account of investors in securitized performing and non-performing collateral transactions.

         EMC will service the mortgage loans in accordance with the description of the applicable servicing procedures contained in this section in the free writing prospectus.

         EMC has been servicing residential mortgage loans since 1990. From year end 2004 to June 30, 2006, the loan count of EMC's servicing portfolio grew by approximately 95.9%, and the unpaid principal balance of EMC's servicing portfolio grew by approximately 132.5%.

         As of June 30, 2006, EMC was acting as servicer for approximately 250 series of residential mortgage-backed securities and other mortgage loans with an aggregate outstanding principal balance of approximately $64.6 billion.

         The following table describes size, composition and growth of EMC's total residential mortgage loan servicing portfolio as of the dates indicated.

                            AS OF DECEMBER 31, 2003                    AS OF DECEMBER 31, 2004
-----------------------------------------------------------------------------------------------------------------------------------

                                               PERCENT BY   PERCENT BY                                       PERCENT BY  PERCENT BY
                                DOLLAR           NO. OF       DOLLAR                                           NO. OF      DOLLAR
  LOANS TYPE   NO OF LOAN       AMOUNT           LOANS        AMOUNT     NO. OF LOANS      DOLLAR AMOUNT       LOANS       AMOUNT
-----------------------------------------------------------------------------------------------------------------------------------
ALTA-A ARM .      2,439     $   653,967,868.93     1.40%        4.75%        19,498     $ 4,427,820,707.76     7.96%      15.94%
ALTA-A FIXED     19,396     $ 3,651,416,056.79    11.14%       26.51%        25,539     $ 4,578,725,473.28    10.43%      16.48%
PRIME ARM ..      7,978     $   868,798,347.46     4.58%        6.31%         8,311     $ 1,045,610,015.30     3.39%       3.76%
PRIME FIXED      16,377     $ 1,601,411,491.35     9.40%       11.63%        14,560     $ 1,573,271,574.42     5.95%       5.66%
SECONDS ....     25,290     $   690,059,168.80    14.52%        5.01%        39,486     $ 1,381,961,155.08    16.13%       4.98%
SUBPRIME ...     76,166     $ 5,058,932,125.93    43.73%       36.73%       114,436     $13,706,363,249.78    46.74%      49.34%
OTHER ......     26,523     $ 1,249,014,372.71    15.23%        9.07%        23,010     $ 1,063,682,459.11     9.40%       3.83%
               --------------------------------------------------------------------------------------------------------------------
TOTAL ......    174,169     $13,773,599,431.97   100.00%      100.00%       244,840     $27,777,434,634.73   100.00%     100.00%




                            AS OF DECEMBER 31, 2003                    AS OF DECEMBER 31, 2004
-----------------------------------------------------------------------------------------------------------------------------------

                                               PERCENT BY   PERCENT BY                                       PERCENT BY  PERCENT BY
                                DOLLAR           NO. OF       DOLLAR                                           NO. OF      DOLLAR
  LOANS TYPE   NO OF LOAN       AMOUNT           LOANS        AMOUNT     NO. OF LOANS      DOLLAR AMOUNT       LOANS       AMOUNT
-----------------------------------------------------------------------------------------------------------------------------------

ALTA-A ARM.     57,510      $13,625,934,321.62   12.69%      23.00%        45,369        $11,945,448,033.57     9.46%      18.50%
ALTA-A FIXED    17,680      $ 3,569,563,859.33    3.90%       6.03%        26,199        $ 5,240,887,578.52     5.46%       8.11%
PRIME ARM..      7,428      $ 1,010,068,678.92    1.64%       1.71%         7,050        $   935,151,471.50     1.47%       1.45%
PRIME FIXED     15,975      $ 2,140,487,565.90    3.52%       3.61%        15,683        $ 2,139,403,359.36     3.27%       3.31%
SECONDS....    155,510      $ 7,164,515,426.20   34.31%      12.10%       179,330        $ 8,547,703,139.94    37.38%      13.24%
SUBPRIME...    142,890      $20,373,550,690.52   31.53%      34.40%       139,890        $20,361,085,084.49    29.16%      31.53%
OTHER......     56,216      $11,347,144,055.57   12.40%      19.16%        66,235        $15,414,138,024.47     3.81%      23.87%
-----------------------------------------------------------------------------------------------------------------------------------
TOTAL......    453,209      $59,231,264,598.06  100.00%     100.00%        479,756       $64,583,816,691.85   100.00%     100.00%

         There have been no appreciable changes to EMC's servicing procedures outside of the normal changes warranted by regulatory and product type changes in the portfolio.

COLLECTION AND OTHER SERVICING PROCEDURES

         The applicable servicers will use reasonable efforts to ensure that all payments required under the terms and provisions of the mortgage loans are collected, and will follow collection procedures comparable to the collection procedures of prudent mortgage lenders servicing mortgage loans for their own account, to the extent such procedures will be consistent with the servicing agreements.

         If a mortgaged property has been or is about to be conveyed by the mortgagor and the applicable servicer has knowledge thereof, the servicer will accelerate the maturity of the mortgage loan, to the extent permitted by the terms of the related mortgage note and applicable law. If it reasonably believes that the due-on-sale clause cannot be enforced under applicable law, or would otherwise potentially impair any recovery under a primary mortgage insurance policy, if applicable, the applicable servicer, in some cases with the prior consent of the trustee (not to be unreasonably withheld) may enter into an assumption agreement with the person to whom such property has been or is about to be conveyed, pursuant to which such person becomes liable under the mortgage note and the mortgagor, to the extent permitted by applicable law, remains liable thereon. The servicers will retain any fee collected for entering into assumption agreements, as additional servicing compensation. In regard to circumstances in which the servicers may be unable to enforce due-on-sale clauses, we refer you to "Material Legal Aspects of the Loans -- Due-on-Sale Clauses in Mortgage Loans" in the prospectus. In connection with any such assumption, the interest rate borne by the related mortgage note may not be changed.

         The servicers will establish and maintain, in addition to the protected accounts described below under "--Protected Accounts," one or more servicing accounts in a depository institution the deposits of which are insured by the FDIC to the maximum extent permitted by law. The servicers will deposit and retain therein all collections from the mortgagors for the payment of taxes, assessments, insurance premiums, or comparable items as agent of the mortgagors as provided in the servicing agreements. Each servicing account and the investment of deposits therein shall comply with the requirements of the servicing agreements and shall meet the requirements of the rating agencies. Withdrawals of amounts from the servicing accounts may be made only to effect timely payment of taxes, assessments, insurance premiums, or comparable items, to reimburse the servicer or the master servicer for any advances made with respect to such items, to refund to any mortgagors any sums as may be determined to be overages, to pay interest, if required, to mortgagors on balances in the servicing accounts, to pay earnings not required to be paid to mortgagors to the servicers, or to clear and terminate the servicing accounts at or at any time after the termination of the servicing agreements.

         The servicers will maintain errors and omissions insurance and fidelity bonds in certain specified amounts to the extent required under the related servicing agreements.

HAZARD INSURANCE

         The servicers will maintain and keep, or cause to be maintained and kept, with respect to each mortgage loan, in full force and effect for each mortgaged property a hazard insurance policy with extended coverage customary in the area where the mortgaged property is located in an amount equal to the amounts required in the servicing agreement, or in general equal to at least the lesser of the outstanding principal balance of the mortgage loan or the maximum insurable value of the improvements securing such mortgage loan and containing a standard mortgagee clause; but no less than the amount necessary to prevent loss due to the application of any co-insurance provision of the related policy. Any amounts collected by the servicers under any such hazard insurance policy, other than amounts to be applied to the restoration or repair of the mortgaged property or amounts released to the mortgagor in accordance with normal servicing procedures, and other than amounts collected under any such policies that represent reimbursement of the applicable servicer's costs and expenses incurred in connection with presenting claims under the insurance policies relating to such mortgaged property, shall be deposited in a protected account. Any cost incurred in maintaining any such hazard insurance policy shall not be added to the amount owing under the mortgage loan for the purpose of calculating monthly distributions to certificateholders, notwithstanding that the terms of the mortgage loan so permit. Such costs shall be recoverable by the related servicer out of related late payments by the mortgagor or out of insurance proceeds or liquidation proceeds or any other amounts in the related protected account. The right of the servicer to reimbursement for such costs incurred will be prior to the right of the certificateholders to receive any related insurance proceeds or liquidation proceeds or any other amounts in the related protected account.

         In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements on the property by fire, lightning, explosion, smoke, windstorm and hail, riot, strike and civil commotion, subject to the conditions and exclusions particularized in each policy. Although the policies relating to the mortgage loans will be underwritten by different insurers and therefore will not contain identical terms and conditions, the basic terms thereof are dictated by state law.

Such policies typically do not cover any physical damage resulting from the following: war, revolution, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides and mud flows), nuclear reactions, wet or dry rot, vermin, rodents, insects or domestic animals, theft and, in certain cases, vandalism and malicious mischief. The foregoing list is merely indicative of certain kinds of uninsured risks and is not intended to be all-inclusive.

         Hazard insurance policies covering properties similar to the mortgaged properties typically contain a clause which in effect requires the insured at all times to carry insurance of a specified percentage generally at least 80% of the full replacement value of the improvements on the property in order to recover the full amount of any partial loss. If the insured's coverage falls below this specified percentage, such clause provides that the insurer's liability in the event of partial loss does not exceed the greater of (i) the replacement cost of the improvements less physical depreciation, or (ii) such proportion of the loss as the amount of insurance carried bears to the specified percentage of the full replacement cost of such improvements.

         Since the amount of hazard insurance to be maintained on the improvements securing the mortgage loans may decline as the principal balances owing thereon decrease, and since residential properties have historically appreciated in value over time, in the event of partial loss, hazard insurance proceeds may be insufficient to restore fully the damaged property.

         Where the property securing a mortgage loan is located at the time of origination in a federally designated flood area, the servicers will cause with respect to such mortgage loan flood insurance to the extent available and in accordance with industry practices to be maintained. Such flood insurance will generally be in an amount equal to the least of (i) the outstanding principal balance of the related mortgage loan (together with, in the case of a mortgage loan that is not a first priority lien, the outstanding principal balance of all related liens that are prior to that applicable lien of such mortgage loan),
(ii) either (a) the minimum amount required under the terms of coverage to compensate for any damage or loss on a replacement cost basis, or (b) the maximum insurable value of the improvements securing such mortgage loan, and
(iii) the maximum amount of such insurance available for the related mortgaged property under either the regular or emergency programs of the National Flood Insurance Program, assuming that the area in which such mortgaged property is located is participating in such program.

         The servicers, on behalf of the trustee and certificateholders, will present claims to the insurer under any applicable hazard insurance policy. As set forth above, all collections under such policies that are not applied to the restoration or repair of the related mortgaged property, or that are not released to the related mortgagor in accordance with normal servicing procedures or that do not represent reimbursement of the applicable servicer's costs and expenses incurred in connection with presenting claims under the insurance policies relating to such mortgaged property, are to be deposited in a protected account. The servicers are required to deposit in a protected account the amount of any deductible under a blanket hazard insurance policy, if applicable.

REALIZATION UPON DEFAULTED MORTGAGE LOANS

         The servicers will take such action either as such servicer deems to be in the best interest of the trust, or as is consistent with accepted servicing practices or in accordance with established practices for other mortgage loans serviced by such servicer, as applicable with respect to defaulted mortgage loans and foreclose upon or otherwise comparably convert the ownership of properties securing defaulted mortgage loans as to which no satisfactory collection arrangements can be made. To the extent set forth in the servicing agreements, the servicers will service the property acquired by the trust through foreclosure or deed-in-lieu of foreclosure in accordance with procedures that the servicer employs and exercises in servicing and administering mortgage loans for its own account and which are in accordance with accepted mortgage servicing practices of prudent lending institutions or Fannie Mae guidelines. The related servicer generally will not be required to expend its own moneys with respect to the restoration or to make servicing advances with respect to such mortgaged properties unless the servicer has determined that (i) such amounts would be recovered, and (ii) it believes such restoration will increase proceeds to the trust following the mortgaged property's eventual liquidation.

         Since insurance proceeds received in connection with a mortgage loan cannot exceed deficiency claims and certain expenses incurred by the servicers, no insurance payments will result in a recovery to certificateholders which exceeds the principal balance of the defaulted mortgage loan together with accrued interest thereon at its applicable net mortgage rate.

MASTER SERVICING COMPENSATION, SERVICING COMPENSATION AND PAYMENT OF EXPENSES

         Wells Fargo Bank will be entitled to receive a monthly master servicing fee on each distribution date equal to 1/12th of 0.025% per annum of the aggregate principal balance of the mortgage loans as of the first day of the month immediately preceding such distribution date. Wells Fargo Bank will also be entitled to investment earnings on amounts in the Distribution Account as additional master servicing compensation. Additionally, the master servicer will be entitled to be reimbursed from the trust for its expenses, costs and liabilities incurred by or reimbursable to it pursuant to the pooling and servicing agreement. Each of the servicers will be entitled to receive a fee as compensation for its activities under the related servicing agreement equal to 1/12th of the applicable servicing fee rate multiplied by the stated principal balance of each mortgage loan serviced by such servicer as of the due date in the month preceding the month in which such distribution date occurs. The servicing fee rate for each mortgage loan will be set forth on the schedule to the pooling and servicing agreement and will range from 0.250% to 0.500% per annum and the weighted average net servicing fee, by stated principal balance as of the cut-off date is approximately 0.454%. Interest shortfalls on the mortgage loans resulting from prepayments in any calendar month will be offset by the related servicer, or the master servicer in the event of a servicer default, on the distribution date in the following calendar month to the extent of compensating interest payments as described herein.

         In addition to the primary compensation described above, the applicable servicer will retain all prepayment charges and penalties, if any, and any other ancillary servicing fees, including assumption fees, tax service fees, fees for statements of account payoff and late payment charges, all to the extent collected from mortgagors.

         The applicable servicer will pay all related expenses incurred in connection with its servicing responsibilities, subject to limited reimbursement as described herein.

PROTECTED ACCOUNTS

         The servicers will establish and maintain one or more custodial accounts (referred to herein as protected accounts) into which they will deposit daily or at such other time specified in the applicable servicing agreement all collections of principal and interest on any mortgage loans, including principal prepayments, insurance proceeds, liquidation proceeds, subsequent recoveries, the repurchase price for any mortgage loans repurchased, and advances made from the servicer's own funds, less the applicable servicing fee. Each servicer will distribute these amounts to the master servicer on the applicable remittance date specified in its servicing agreement. All protected accounts and amounts at any time credited thereto shall comply with the requirements of the servicing agreements and shall meet the requirements of the rating agencies.

DISTRIBUTION ACCOUNT

         The securities administrator, as paying agent, will establish and maintain in the name of the paying agent, for the benefit of the certificateholders, an account (the "Distribution Account"), into which it will deposit the following amounts received from the servicers, as well as any advances made from the master servicer's own funds, less its expenses, as provided in the pooling and servicing agreement:

         (i) any amounts withdrawn from a protected account or other permitted account;

         (ii) any monthly advance and compensating interest payments from a servicer or, to the extent provided in the pooling and servicing agreement, from EMC or the master servicer;

         (iii) any Insurance Proceeds, Liquidation Proceeds or Subsequent Recoveries received by the master servicer which were not deposited in a protected account or other permitted account;

         (iv) the repurchase price with respect to any mortgage loans repurchased;

         (v) any amounts required to be deposited with respect to losses on permitted investments; and

         (vi) any other amounts received by the master servicer or the securities administrator and required to be deposited in the Distribution Account pursuant to the pooling and servicing agreement.

         All amounts deposited to the Distribution Account shall be held in the name of the paying agent in trust for the benefit of the certificateholders in accordance with the terms and provisions of the pooling and servicing agreement. The amount at any time credited to the Distribution Account will generally be fully insured by the FDIC to the maximum coverage provided thereby or invested in the name of the paying agent in permitted investments specified in the pooling and servicing agreement or deposited in demand deposits with such depository institutions, on written instructions from the master servicer. The paying agent will have sole discretion to determine the particular investments made so long as it complies with the investment terms under the pooling and servicing agreement.

         Any one or more of the following obligations or securities held in the name of the paying agent for the benefit of the certificateholders will be considered a permitted investment:

         (i) obligations of the United States or any agency thereof, provided such obligations are backed by the full faith and credit of the United States;

         (ii) general obligations of or obligations guaranteed by any state of the United States or the District of Columbia receiving the highest long-term debt rating of each rating agency, or such lower rating as will not result in the downgrading or withdrawal of the ratings then assigned to the certificates by each rating agency, as evidenced in writing;

         (iii) commercial or finance company paper which is then receiving the highest commercial or finance company paper rating of each rating agency, or such lower rating as will not result in the downgrading or withdrawal of the ratings then assigned to the certificates by each rating agency, as evidenced in writing;

         (iv) certificates of deposit, demand or time deposits, or bankers' acceptances issued by any depository institution or trust company incorporated under the laws of the United States or of any state thereof and subject to supervision and examination by federal and/or state banking authorities (including the trustee, the master servicer and the securities administrator in their commercial banking capacity), provided that the commercial paper and/or long term unsecured debt obligations of such depository institution or trust company are then rated one of the two highest long-term and the highest short-term ratings of each such rating agency for such securities, or such lower ratings as will not result in the downgrading or withdrawal of the rating then assigned to the certificates by any rating agency, as evidenced in writing;

         (v) guaranteed reinvestment agreements issued by any bank, insurance company or other corporation containing, at the time of the issuance of such agreements, such terms and conditions as will not result in the downgrading or withdrawal of the rating then assigned to the certificates by each rating agency, as evidenced in writing;

         (vi) repurchase obligations with respect to any security described in clauses (i) and (ii) above, in either case entered into with a depository institution or trust company (acting as principal) described in clause (v) above;

         (vii) securities (other than stripped bonds, stripped coupons or instruments sold at a purchase price in excess of 115% of the face amount thereof) bearing interest or sold at a discount issued by any corporation incorporated under the laws of the United States or any state thereof which, at the time of such investment, have one of the two highest short term ratings of each rating agency (except if the rating agency is Moody's, such rating will be the highest commercial paper rating of Moody's for any such securities), or such lower rating as will not result in the downgrading or withdrawal of the rating then assigned to the certificates by each rating agency, as evidenced by a signed writing delivered by each rating agency;

         (viii) interests in any money market fund (including any such fund managed or advised by the trustee, the master servicer, the securities administrator or any affiliate thereof) which at the date of acquisition of the interests in such fund and throughout the time such interests are held in such fund has the highest applicable short term rating by each rating agency rating such fund, or such lower rating as will not result in the downgrading or withdrawal of the ratings then assigned to the certificates by each such rating agency, as evidenced in writing;

         (ix) short term investment funds sponsored by any trust company or banking association incorporated under the laws of the United States or any state thereof (including any such fund managed or advised by the trustee, the master servicer or the securities administrator or any affiliate thereof) which on the date of acquisition has been rated by each rating agency in their respective highest applicable rating category or such lower rating as will not result in the downgrading or withdrawal of the ratings then assigned to the certificates by each rating agency, as evidenced in writing; and

         (x) such other investments having a specified stated maturity and bearing interest or sold at a discount acceptable to each rating agency and as will not result in the downgrading or withdrawal of the rating then assigned to the certificates by any rating agency, as evidenced by a signed writing delivered by each rating agency;

         On each Distribution Date, the paying agent will withdraw funds from the Distribution Account and make distributions to the certificateholders in accordance with the provisions set forth under "Description of the Certificates--Distributions" in this free writing prospectus. The master servicer will be entitled to any amounts earned on permitted investments in the Distribution Account. The trustee, the master servicer, the securities administrator, the swap administrator, the paying agent and the custodian will also be entitled to be reimbursed from the trust for certain expenses, costs and liabilities incurred by and reimbursable to them pursuant to the pooling and servicing agreement, prior to the distribution of the available funds.

PREPAYMENT INTEREST SHORTFALLS AND COMPENSATING INTEREST

         When a borrower prepays all or a portion of a mortgage loan between due dates, the borrower pays interest on the amount prepaid only to the date of prepayment. Accordingly, an interest shortfall will result equal to the difference between the amount of interest collected and the amount of interest that would have been due absent such prepayment. We refer to this interest shortfall as a "Prepayment Interest Shortfall." In order to mitigate the effect of any such shortfall in interest distributions to holders of the offered certificates on any distribution date, generally, the amount of the servicing fee otherwise payable to the related servicer for such month shall, to the extent of such shortfall, be deposited by such servicer in its related protected account for remittance to the securities administrator. We refer to such deposited amounts as "Compensating Interest." Failure by any servicer to remit any required Compensating Interest by the date specified in the pooling and servicing agreement will obligate the master servicer to remit such amounts to the extent provided in the pooling and servicing agreement. Any such deposit by a servicer or the master servicer will be reflected in the distributions to holders of the offered certificates entitled thereto made on the distribution date on which the principal prepayment received would be distributed.

ADVANCES

         If the scheduled payment on a mortgage loan which was due on a related due date is delinquent other than as a result of application of the Relief Act or similar state laws, the applicable servicer will remit to the master servicer, within the number of days prior to the related distribution date set forth in the related servicing agreement, an amount equal to such delinquency, net of the related servicing fee except to the extent the servicer determines any such advance to be nonrecoverable from Liquidation Proceeds, Insurance Proceeds or from future payments on the mortgage loan for which such advance was made. Subject to the foregoing, such advances will be made by the servicers until the liquidation of the related mortgage loan property. Failure by any servicer to remit any required advance by the date specified in the pooling and servicing agreement or the related servicing agreement will obligate the master servicer, in its capacity as successor servicer (or any other successor to the servicer, or EMC, if the defaulting servicer is Wells Fargo Bank) to advance such amounts to the extent provided in the pooling and servicing agreement. Any failure of the master servicer to make such advances, and any failure by EMC as a servicer to make a required advance would constitute an event of default as discussed under "Description of the Certificates--Events of Default" in this free writing prospectus. If the master servicer fails to make an advance as required by the pooling and servicing agreement, then EMC, if it is the successor master servicer, will be obligated to make such advance. In the event that the master servicer is removed following the occurrence of an event of default, and, EMC does not become successor master servicer, the trustee, as successor master servicer, will be obligated to make such advance.

MODIFICATIONS

         The servicers will use reasonable efforts to ensure that all payments required under the terms and provisions of the mortgage loans are collected, and shall follow collection procedures comparable to the collection procedures of prudent mortgage lenders servicing mortgage loans for their own account, to the extent such procedures shall be consistent with the pooling and servicing agreement or the related servicing agreement, as applicable.

         In instances in which a loan is in default, or if default is reasonably foreseeable, and if determined by the related servicer to be in the best interests of the related securityholders, the related servicer may engage, either directly or through subservicers, in a wide variety of loss mitigation practices including waivers, modifications, payment forbearances, partial forgiveness, entering into repayment schedule arrangements, and capitalization of arrearages rather than proceeding with foreclosure or repossession, if applicable. In making that determination, the estimated Realized Loss that might result if the loan were liquidated would be taken into account. Modifications may have the effect of, among other things, reducing the loan rate, forgiving payments of principal, interest or other amounts owed under the mortgage loan or contract, such as taxes or insurance premiums, extending the final maturity date of the loan, capitalizing delinquent interest and other amounts owed under the mortgage loan or contract, or any combination of these or other modifications. In addition, if the loan is not in default or if default is not reasonably foreseeable, each servicer may modify the loan only to the extent set forth in the related servicing agreement or the pooling and servicing agreement, as applicable; provided that, such modification will not result in the imposition of taxes on any REMIC or otherwise adversely affect the REMIC status of the trust. Any modified loan may remain in the related trust, and the reduction in collections resulting from a modification may result in reduced distributions of interest or principal on, or may extend the final maturity of, one or more classes of the related securities.

EVIDENCE AS TO COMPLIANCE

         The pooling and servicing agreement and each servicing agreement will provide that on or before a specified date in March of each year, beginning with the first year after the year in which the cut-off date occurs, each party responsible for the servicing function will provide to the master servicer, the securities administrator, the depositor and the trustee a report on an assessment of compliance with the minimum servicing criteria established in Item 1122(d) of Regulation AB (the "AB Servicing Criteria"). The AB Servicing Criteria include specific criteria relating to the following areas: general servicing considerations, cash collection and administration, investor remittances and reporting, and pool asset administration. Such report will indicate that the AB Servicing Criteria were used to test compliance on a platform level basis and will set out any material instances of noncompliance.

         The pooling and servicing agreement and each servicing agreement will also provide that the each party responsible for the servicing function will deliver along with its report on assessment of compliance, an attestation report from a firm of independent public accountants on the assessment of compliance with the AB Servicing Criteria.

         The pooling and servicing agreement and each servicing agreement will also provide for delivery to the master servicer, the depositor, the securities administrator and the trustee on or before a specified date in March of each year a separate annual statement of compliance from each servicer to the effect that, to the best knowledge of the signing officer, the servicer has fulfilled in all material respects its obligations under the related servicing agreement throughout the preceding year or, if there has been a material failure in the fulfillment of any obligation, the statement will specify such failure and the nature and status thereof. One statement may be provided as a single form in order to make the required statements as to more than one servicing agreement.

         Copies of the annual reports of assessment of compliance, attestation reports, and statements of compliance, if not available on the securities administrator's website, may be obtained by certificateholders without charge upon written request to the master servicer at the address of the master servicer set forth above under "The Master Servicer and the Servicers--The Master Servicer". These items will be filed with the issuing entity's annual report on Form 10-K, to the extent required under Regulation AB.

CERTAIN MATTERS REGARDING THE PARTIES TO THE POOLING AND SERVICING AGREEMENT

         The pooling and servicing agreement will provide that the master servicer may not resign from its obligations and duties under the pooling and servicing agreement except (a) upon a determination that its duties thereunder are no longer permissible under applicable law or (b) upon compliance with the following requirements:

                  o the master servicer has proposed a successor to the trustee and the trustee has consented thereto, such consent not to be withheld unreasonably;

                  o the proposed successor is qualified to service mortgage loans on behalf of Fannie Mae or Freddie Mac; and

                  o the trustee has received written confirmation from each rating agency that the appointment of such successor will not cause that rating agency to reduce, qualify or withdraw its then-current ratings assigned to any class of offered certificates.

         No resignation by the master servicer will become effective until the trustee or a successor master servicer has assumed the master servicer's obligations and duties under the pooling and servicing agreement.

         In addition, the master servicer may be removed from its obligations and duties as set forth in the pooling and servicing agreement.

         The pooling and servicing agreement will further provide that none of the sponsor, the master servicer, the securities administrator, the depositor, or any director, officer, employee, or agent of the master servicer, the securities administrator, or the depositor will be under any liability to the trust fund or certificateholders for any action taken or for refraining from the taking of any action in good faith pursuant to the pooling and servicing agreement, or for errors in judgment; provided, however, that none of the sponsor, the master servicer or the depositor, or any such person will be protected against any breach of its representations and warranties in the pooling and servicing agreement or any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of duties pursuant to the pooling and servicing agreement or by reason of reckless disregard of obligations and duties pursuant to the pooling and servicing agreement. In addition, the pooling and servicing agreement will provide that the sponsor, the master servicer, the trustee, the securities administrator and the depositor and any director, officer, employee or agent of the sponsor, the master servicer, the trustee, the securities administrator and the depositor will be entitled to indemnification by the trust fund and will be held harmless against any loss, liability or expense incurred in connection with any legal action relating to the pooling and servicing agreement or the certificates, other than any loss, liability or expense related to a specific mortgage loan or mortgage loans (except any loss, liability or expense that shall be otherwise reimbursable pursuant to the pooling and servicing agreement), any act or omission of the master servicer that is otherwise indemnified and reimbursable by the master servicer under the pooling and servicing agreement and any loss, liability or expense incurred by reason of willful misfeasance, bad faith or gross negligence in the performance of such person's duties under the pooling and servicing agreement or by reason of reckless disregard of such person's obligations and duties under the pooling and servicing agreement.

         In addition, the pooling and servicing agreement will provide that none of the sponsor, the master servicer, the securities administrator nor the depositor will be under any obligation to appear in, prosecute or defend any legal action which is not incidental to its respective responsibilities under the pooling and servicing agreement and which in its opinion may involve it in any expense or liability. The sponsor, the master servicer, the securities administrator or the depositor may, however, in its discretion undertake any such action which it may deem necessary or desirable with respect to the pooling and servicing agreement and the rights and duties of the parties thereto and the interests of the certificateholders thereunder. In such event, the legal expenses and costs of such action and any liability resulting therefrom will be expenses, costs and liabilities of the trust fund, and such master servicer or the depositor, as the case may be, will be entitled to be reimbursed therefor out of funds otherwise distributable to certificateholders.

         Any person into which the master servicer may be merged or consolidated, or any person resulting from any merger or consolidation to which the master servicer is a party, or any person succeeding to the business of the master servicer, will be the successor of the master servicer under the pooling and servicing agreement, provided that such person is qualified to service mortgage loans on behalf of Fannie Mae or Freddie Mac and further provided that such merger, consolidation or succession does not adversely affect the then-current ratings of any class of offered certificates.

                         DESCRIPTION OF THE CERTIFICATES

GENERAL

         The trust will issue the certificates pursuant to the pooling and servicing agreement. The certificates consist of the classes of certificates reflected on the cover of this free writing prospectus, which we refer to as the "offered certificates," together with the Class B-IO Certificates and the Class R Certificates, which we are not offering by this free writing prospectus. We sometimes refer to the classes with the letter "A" in their class name as the "Class A Certificates" or as the "senior certificates". We sometimes refer to the classes with the letter "M" in their class name as "Class M Certificates" or the "subordinate certificates." We sometimes refer to the Class R Certificates as the "residual certificates."

         The initial owner of the Class B-IO and Class R Certificates is expected to be Bear, Stearns Securities Corp.

         The trust will issue the offered certificates in book-entry form as described below, in minimum dollar denominations of $25,000 and integral multiples of $1,000 in excess thereof, except that one certificate of each class may be issued in the remainder of the class.

BOOK-ENTRY REGISTRATION

         The offered certificates will be issued in book-entry form. Persons acquiring beneficial ownership interests in the book-entry securities will hold their securities through The Depository Trust Company in the United States and through Clearstream, Luxembourg or the Euroclear System in Europe, if they are participants of any of such systems, or indirectly through organizations which are participants. The Depository Trust Company is referred to as "DTC." Clearstream, Luxembourg is referred to as "Clearstream." The Euroclear System is referred to as "Euroclear." The book-entry securities will be issued in one or more certificates that equal the aggregate principal balance of the applicable class or classes of securities and will initially be registered in the name of Cede & Co., the nominee of DTC. Clearstream and Euroclear will hold omnibus positions on behalf of their participants through customers' securities accounts in Clearstream's and Euroclear's names on the books of their respective depositaries that in turn will hold such positions in customers' securities accounts in the depositaries' names on the books of DTC. Citibank N.A. will act as the relevant depositary for Clearstream and The Bank of New York will act as the relevant depositary for Euroclear. Except as described below, no person acquiring a book-entry security will be entitled to receive a physical certificate representing such security. Unless and until physical securities are issued, it is anticipated that the only "securityholder" with respect to a book-entry security will be Cede & Co., as nominee of DTC. Beneficial owners are only permitted to exercise their rights indirectly through participants and DTC.

         An Owner's ownership of a book-entry security will be recorded on the records of the brokerage firm, bank, thrift institution or other financial intermediary (each, a "Financial Intermediary") that maintains the beneficial owner's account for such purpose. In turn, the Financial Intermediary's ownership of such book-entry security will be recorded on the records of DTC (or of a DTC participant that acts as agent for the Financial Intermediary, whose interest will in turn be recorded on the records of DTC, if the beneficial owner's Financial Intermediary is not a DTC participant and on the records of Clearstream or Euroclear, as appropriate).

         Beneficial owners will receive all distributions allocable to principal and interest with respect to the book-entry securities from the paying agent through DTC and DTC participants. While the book-entry securities are outstanding (except under the circumstances described below), under the rules, regulations and procedures creating, governing and affecting DTC and its operations (the "Rules"), DTC is required to make book-entry transfers among Participants on whose behalf it acts with respect to the securities. DTC is required to receive and transmit distributions allocable to principal and interest with respect to the securities. Participants and Financial Intermediaries with whom beneficial owners have accounts with respect to securities are similarly required to make book-entry transfers and receive and transmit such distributions on behalf of their respective beneficial owners. Accordingly, although beneficial owners will not possess physical certificates, the Rules provide a mechanism by which beneficial owners will receive distributions and will be able to transfer their beneficial ownership interests in the securities.

         Beneficial owners will not receive or be entitled to receive Definitive Securities, except under the limited circumstances described below. Unless and until Definitive Securities are issued, beneficial owners who are not participants may transfer ownership of securities only through participants and Financial Intermediaries by instructing such participants and Financial Intermediaries to transfer beneficial ownership interests in the securities by book-entry transfer through DTC for the account of the purchasers of such securities, which account is maintained with their respective participants or Financial Intermediaries. Under the Rules and in accordance with DTC's normal procedures, transfers of ownership of securities will be executed through DTC and the accounts of the respective participants at DTC will be debited and credited. Similarly, the participants and Financial Intermediaries will make debits or credits, as the case may be, on their records on behalf of the selling and purchasing beneficial owners.

         Because of time zone differences, credits of securities received in Clearstream or Euroclear as a result of a transaction with a participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Such credits or any transactions in such securities settled during such processing will be reported to the relevant Euroclear or Clearstream participants on such business day. Cash received in Clearstream or Euroclear as a result of sales of securities by or through a Clearstream participant or Euroclear participant to a DTC participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC.

         Transfers between DTC participants will occur in accordance with DTC rules. Transfers between Clearstream participants and Euroclear participants will occur in accordance with their respective rules and operating procedures.

         Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream participants or Euroclear participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by the relevant depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to the relevant depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same day funds settlement applicable to DTC. Clearstream participants and Euroclear participants may not deliver instructions directly to the relevant depositaries.

         DTC is a New York-chartered limited purpose trust company that performs services for its participants, some of which (and/or their representatives) own DTC. In accordance with its normal procedures, DTC is expected to record the positions held by each DTC participant in the book-entry securities, whether held for its own account or as a nominee for another person. In general, beneficial ownership of book-entry securities will be subject to the Rules as in effect from time to time.

         Clearstream has advised that it is incorporated under the laws of the Grand Duchy of Luxembourg as a professional depository. Clearstream holds securities for its participating organizations or participants. Clearstream facilitates the clearance and settlement of securities transactions between Clearstream participants through electronic book-entry changes in account of Clearstream participants, eliminating the need for physical movement of securities. Clearstream provides to Clearstream participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic markets in several countries. As a professional depository, Clearstream is subject to regulation by the Luxembourg Commission for the Supervision of the Financial Sector (the "CSSF"). Clearstream participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Indirect access to Clearstream is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream participant, either directly or indirectly.

         Distributions, to the extent received by the Relevant Depository for Clearstream, with respect to the securities held beneficially through Clearstream will be credited to cash accounts of Clearstream participants in accordance with its rules and procedures.

         Euroclear was created in 1968 to hold securities for its participants and to clear and settle transactions between Euroclear participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for movement of physical securities and any risk from lack of simultaneous transfers of securities and cash. Transactions may be settled in any of 32 currencies, including United States dollars. Euroclear provides various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. Euroclear is operated by Euroclear Bank S.A./NV under contract with Euroclear Clearance Systems S.C., a Belgian cooperative corporation. Euroclear Bank S.A./NV conducts all operations. All Euroclear securities clearance accounts and Euroclear cash accounts are accounts with Euroclear Bank S.A./NV, not Euroclear Clearance Systems S.C. Euroclear Clearance Systems S.C. establishes policy for Euroclear on behalf of Euroclear participants. Euroclear participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear participant, either directly or indirectly.

         Euroclear Bank S.A./NV has advised us that it is licensed by the Belgian Banking and Finance Commission to carry out banking activities on a global basis. As a Belgian bank, it is regulated and examined by the Belgian Banking Commission.

         Securities clearance accounts and cash accounts with Euroclear Bank S.A./NV are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law. These terms and conditions, operating procedures and laws govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. Euroclear Bank S.A./NV acts under the Terms and Conditions only on behalf of Euroclear participants, and has no record of or relationship with persons holding through Euroclear participants.

         The paying agent will make distributions on the book-entry securities on each distribution date to DTC. DTC will be responsible for crediting the amount of such payments to the accounts of the applicable DTC participants in accordance with DTC's normal procedures. Each DTC participant will be responsible for disbursing such payments to the beneficial owners that it represents and to each Financial Intermediary for which it acts as agent. Each such Financial Intermediary will be responsible for disbursing funds to the beneficial owners that it represents.

         Under a book-entry format, beneficial owners may experience some delay in their receipt of payments, since the paying agent will forward such payments to Cede & Co. Distributions with respect to securities held through Clearstream or Euroclear will be credited to the cash accounts of Clearstream participants or Euroclear participants in accordance with the relevant system's rules and procedures, to the extent received by the relevant depositary. Such distributions will be subject to tax reporting in accordance with relevant United States tax laws and regulations. Because DTC can only act on behalf of DTC participants that in turn can only act on behalf of Financial Intermediaries, the ability of an Owner to pledge book-entry securities to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of such book-entry securities, may be limited due to the lack of physical certificates for such book-entry securities. In addition, issuance of the book-entry securities in book-entry form may reduce the liquidity of such securities in the secondary market since certain potential investors may be unwilling to purchase securities for which they cannot obtain physical certificates.

         Monthly and annual reports on the applicable trust fund will be provided to Cede & Co., as nominee of DTC, and Cede & Co may make such reports available to beneficial owners upon request, in accordance with the Rules, and to the DTC participants to whose DTC accounts the book-entry securities of such beneficial owners are credited directly or are credited indirectly through Financial Intermediaries.

         DTC has advised the trustee and the certificate registrar that, unless and until Definitive Securities are issued, DTC will take any action permitted to be taken by the holders of the book-entry securities under the pooling and servicing agreement only at the direction of one or more DTC participants to whose DTC accounts the book-entry securities are credited, to the extent that such actions are taken on behalf of such participants whose holdings include such book-entry securities. Clearstream or Euroclear Bank S.A./NV, as the case may be, will take any other action permitted to be taken by a holder under the pooling and servicing agreement on behalf of a Clearstream participant or Euroclear participant only in accordance with its relevant rules and procedures and subject to the ability of the relevant depositary to effect such actions on its behalf through DTC. DTC may take actions, at the direction of the related participants, with respect to some securities which conflict with actions taken with respect to other securities.

         Except with respect to the residual certificates, physical certificates representing a security will be issued to beneficial owners only upon the events specified in the pooling and servicing agreement. Such events may include the following:

               o DTC or the depositor advises the trustee and the certificate registrar in writing that DTC is no longer willing or able to properly discharge its responsibilities as depository with respect to the Certificates, and that the depositor or the trustee is unable to locate a qualified successor, or

               o after the occurrence and continuation of an event of default, certificateholders representing more than 50% of the voting rights evidenced by each class of book entry certificates advise the trustee, certificate registrar and DTC through participants in writing that the continuation of a book-entry system through DTC (or a successor thereto) is no longer in the best interest of such certificateholders.

         Upon the occurrence of any of the events specified in the pooling and servicing agreement, DTC will be required to notify all participants of the availability through DTC of physical certificates. Upon surrender by DTC of the certificates representing the securities and instruction for re-registration, the certificate registrar will issue the securities in the form of physical certificates, and thereafter the trustee and the certificate registrar will recognize the holders of such physical certificates as securityholders. Thereafter, payments of principal of and interest on the securities will be made by the paying agent directly to securityholders in accordance with the procedures listed in this free writing prospectus and in the pooling and servicing agreement. The final distribution of any security (whether physical certificates or securities registered in the name of Cede & Co.), however, will be made only upon presentation and surrender of such securities on the final distribution date at such office or agency as is specified in the notice of final payment to securityholders.

         Although DTC, Clearstream and Euroclear have agreed to the foregoing procedures to facilitate transfers of securities among participants of DTC, Clearstream and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

         None of the trust, the securities administrator, the certificate registrar, the paying agent or the trustee will have any responsibility for any aspect of the records relating to or payments made on account of beneficial ownership interests of the book-entry securities held by Cede & Co., as nominee for DTC, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests or transfers thereof.

DISTRIBUTIONS

         General. On each distribution date, the paying agent will make distributions on the certificates to the persons in whose names such certificates are registered at the related record date.

         The paying agent will make distributions on each distribution date, in accordance with timely disbursement information from the securities administrator, by wire transfer in immediately available funds to the account of a certificateholder at a bank or other depository institution having appropriate wire transfer facilities as instructed by a certificateholder in writing in accordance with the pooling and servicing agreement. If no such instructions are given to the paying agent, then the paying agent will make such distributions by check mailed to the address of the person entitled thereto as it appears on the certificate register; provided, however, that the final distribution in retirement of the certificates will be made only upon presentation and surrender of such certificates at the offices of the certificate registrar designated for such purposes. As of the closing date, the certificate registrar designates its offices located at Sixth Street and Marquette Avenue, Minneapolis, Minnesota 55479, Attention: Corporate Trust Operations, BSABS 2006-4 for purposes of surrender, transfer and exchange. On each distribution date, a holder of a certificate will receive such holder's percentage interest of the amounts required to be distributed with respect to the applicable class of certificates. The percentage interest evidenced by a certificate will equal the percentage derived by dividing the denomination of such certificate by the aggregate denominations of all certificates of the applicable class.

         Interest Funds. On each distribution date, the paying agent will withdraw from the Distribution Account the Interest Funds for such distribution date and apply such amount as follows:

                           first, on each distribution date on and after the
                  distribution date in November 2016, if applicable, to the Final Maturity Reserve Account, an amount equal to the Coupon Strip for such distribution date;

                           second, from remaining Interest Funds, to each class
                  of Class A Certificates, Current Interest and then any Interest Carry Forward Amount for each such class, pro rata, based on the amount of Current Interest and Interest Carry Forward Amount, as applicable, due to each such class;

                           third, from remaining Interest Funds, to the Class
                  M-1 Certificates, the Class M-2 Certificates, the Class M-3 Certificates, the Class M-4 Certificates, the Class M-5 Certificates, the Class M-6 Certificates and the Class M-7 Certificates, sequentially, in that order, Current Interest for each such class;

                           fourth, any Excess Spread, to the extent necessary to
                  meet a level of overcollateralization equal to the Specified Overcollateralization Amount, will be the Extra Principal Distribution Amount and will be included as part of the Principal Distribution Amount; and

                           fifth, any remaining Excess Spread will be added to
                  any Excess Overcollateralization Amount and will be included in Excess Cashflow with and applied as described under "Excess Cashflow Provisions," below.

         On any distribution date, any shortfalls on mortgage loans resulting from the application of the Relief Act or similar state laws, and any Prepayment Interest Shortfalls to the extent not covered by Compensating Interest will be allocated, first, in reduction of amounts otherwise distributable to the Class B-IO Certificates and residual certificates, and thereafter, to the Current Interest payable to the certificates on such distribution date, on a pro rata basis, based on the respective amounts of interest accrued on such certificates for such distribution date. The holders of the certificates will not be entitled to reimbursement for any such interest shortfalls.

         Principal Distribution Amount. On each distribution date, the Principal Distribution Amount will be applied as follows:

                  (A) For each distribution date (i) prior to the Stepdown Date or (ii) on which a Trigger Event is in effect:

                           first, to the Class A-1 Certificates, the Class A-2
                  Certificates and the Class A-3 Certificates, sequentially, in that order, in each case until the certificate principal balance of each such class is reduced to zero;

                           second, to the Class M-1 Certificates, any remaining
                  Principal Distribution Amount, until the certificate principal balance thereof is reduced to zero;

                           third, to the Class M-2 Certificates, any remaining
                  Principal Distribution Amount, until the certificate principal balance thereof is reduced to zero;

                           fourth, to the Class M-3 Certificates, any remaining
                  Principal Distribution Amount, until the certificate principal balance thereof is reduced to zero;

                           fifth, to the Class M-4 Certificates, any remaining
                  Principal Distribution Amount, until the certificate principal balance thereof is reduced to zero;

                           sixth, to the Class M-5 Certificates, any remaining
                  Principal Distribution Amount, until the certificate principal balance thereof is reduced to zero;

                           seventh, to the Class M-6 Certificates, any remaining
                  Principal Distribution Amount, until the certificate principal balance thereof is reduced to zero; and
                           eigth, to the Class M-7 Certificates, any remaining
                  Principal Distribution Amount, until the certificate principal balance thereof is reduced to zero.

                  (B) For each distribution date on or after the Stepdown Date, so long as a Trigger Event is not in effect:

                           first, to the Class A-1 Certificates, the Class A-2
                  Certificates and the Class A-3 Certificates, sequentially, in that order, the Class A Principal Distribution Amount, in each case until the certificate principal balance of each such class is reduced to zero;

                           second, to the Class M-1 Certificates, from any
                  remaining Principal Distribution Amount, the Class M-1 Principal Distribution Amount, until the certificate principal balance thereof is reduced to zero;

                           third, to the Class M-2 Certificates, from any
                  remaining Principal Distribution Amount, the Class M-2 Principal Distribution Amount, until the certificate principal balance thereof is reduced to zero;

                           fourth, to the Class M-3 Certificates, from any
                  remaining Principal Distribution Amount, the Class M-3 Principal Distribution Amount, until the certificate principal balance thereof is reduced to zero;

                           fifth, to the Class M-4 Certificates, from any
                  remaining Principal Distribution Amount, the Class M-4 Principal Distribution Amount, until the certificate principal balance thereof is reduced to zero;

                           sixth, to the Class M-5 Certificates, from any
                  remaining Principal Distribution Amount, the Class M-5 Principal Distribution Amount, until the certificate principal balance thereof is reduced to zero;

                           fifth, to the Class M-6 Certificates, from any
                  remaining Principal Distribution Amount, the Class M-6 Principal Distribution Amount, until the certificate principal balance thereof is reduced to zero; and

                           eigth, to the Class M-7 Certificates, from any
                  remaining Principal Distribution Amount, the Class M-7 Principal Distribution Amount, until the certificate principal balance thereof is reduced to zero.

         Excess Cashflow Provisions. On each distribution date, any Excess Cashflow will be applied as follows:

                           first, to each class of Class A Certificates, any
                  unpaid Interest Carry Forward Amount for each such class of certificates and distribution date, pro rata, to the extent not paid pursuant to clause second under "Interest Funds" above and not covered by amounts paid to the trust pursuant to the Interest Rate Swap Agreement and the Swap Administration Agreement as described in this free writing prospectus;

                           second, from any remaining Excess Cashflow, to each
                  class of Class A Certificates, pro rata, an amount equal to any Unpaid Applied Realized Loss Amount for each such class and distribution date;

                           third, from any remaining Excess Cashflow, to the
                  Class M-l Certificates, Class M-2 Certificates, Class M-3 Certificates, Class M-4 Certificates, Class M-5 Certificates, Class M-6 Certificates and Class M-7 Certificates, sequentially, in that order, an amount equal to any Interest Carry Forward Amount for each such class and distribution date to the extent not covered by amounts paid to the trust pursuant to the Interest Rate Swap Agreement and the Swap Administration Agreement as described in this free writing prospectus;

                           fourth, from any remaining Excess Cashflow, to the
                  Basis Risk Reserve Fund, and therefrom to each class of Class A Certificates, pro rata, any Basis Risk Shortfall Carry Forward Amount for each such class and distribution date to the extent not covered by amounts paid to the trust pursuant to the Interest Rate Swap Agreement and the Swap Administration Agreement as described in this free writing prospectus;

                           fifth, from any remaining Excess Cashflow, to the
                  Basis Risk Reserve Fund, and therefrom to the Class M-1 Certificates, Class M-2 Certificates, Class M-3 Certificates, Class M-4 Certificates, Class M-5 Certificates, Class M-6 Certificates and Class M-7 Certificates, sequentially, in that order, an amount equal to any Basis Risk Shortfall Carry Forward Amount for each such class and distribution date to the extent not covered by amounts paid to the trust pursuant to the Interest Rate Swap Agreement and the Swap Administration Agreement as described in this free writing prospectus;

                           sixth, from any remaining Excess Cashflow, first to
                  each class of Class A Certificates, pro rata, and then to Class M-1 Certificates, Class M-2 Certificates, Class M-3 Certificates, Class M-4 Certificates, Class M-5 Certificates, Class M-6 Certificates and Class M-7 Certificates, sequentially, in that order, an amount equal to such certificates' allocable share of any Prepayment Interest Shortfalls and any shortfalls resulting from the application of the Relief Act, in each case, without interest accrued thereon;

                           seventh, from any remaining Excess Cashflow, to the
                  Swap Administrator for payment to the Swap Provider, the amount of any Swap Termination Payment resulting from a Swap Provider Trigger Event not previously paid;

                           eighth, to the Class M-7 Certificates, the Early
                  Principal Payment Amount for such distribution date, until the Certificate Principal Balance thereof is reduced to zero;

                           ninth, from any remaining Excess Cashflow, to the
                  Class B-IO Certificates, an amount specified in the pooling and servicing agreement; and

                           tenth, any remaining amounts to the residual
                  certificates.


GLOSSARY

         "Aggregate Early Principal Payment Amount," with respect to any distribution date is the sum of all amounts of principal paid to the Class M-7 Certificates pursuant to clause eighth under "--Excess Cashflow Provisions" above on all prior distribution dates.

         "Applied Realized Loss Amount," with respect to any class of offered certificates and as to any distribution date, means the sum of the Realized Losses with respect to the mortgage loans which have been applied in reduction of the certificate principal balance of such class as provided under "--

Allocation of Realized Losses" below, which shall, on any such distribution date, so long as their respective certificate principal balances have not been reduced to zero, equal the amount, if any, by which, (a) the aggregate certificate principal balance of all of the certificates (after all distributions of principal on such distribution date) exceeds (b) the aggregate Stated Principal Balance of all of the mortgage loans as of the last day of the preceding calendar month.

         A "Basis Risk Shortfall Carry Forward Amount" is, as of any distribution date for a class of certificates, the sum of:

                  o if on such distribution date the applicable pass-through rate for such class is based upon the interest rate cap, the excess of

                       (i) the amount of Current Interest that such class would have been entitled to receive on such distribution date had the applicable pass-through rate been calculated without regard to the interest rate cap; over

                       (ii) the sum of interest calculated at the interest rate cap for such distribution date

                       (such excess being the "Basis Risk Shortfall" for such distribution date); and

                  o the Basis Risk Shortfall for all previous distribution dates not previously paid (including interest accrued thereon at the applicable pass-through rate for the accrual period with respect to each such prior distribution date).

         "Certificate Principal Balance" with respect to each class of offered certificates and any distribution date, is the original certificate principal balance of such class, reduced by the sum of (i) all amounts in respect of principal distributed to such class on previous distribution dates and (ii) in the case of each class of certificates, any Applied Realized Loss Amounts allocated to such class on previous distribution dates, and increased by (iii) in the case of each class of certificates, any Subsequent Recoveries allocated to such class on previous distribution dates.

         "Class A Principal Distribution Amount," with respect to any applicable distribution date is an amount equal to the excess of

              o the aggregate certificate principal balance of the Class A Certificates immediately prior to that distribution date, over

              o   the lesser of

                  (a) approximately 44.00% of the aggregate Stated Principal Balance of the mortgage loans as of the last day of the related Due Period (after reduction for Realized Losses incurred during the preceding calendar month and prepayments received during the related Prepayment Period) and

                  (b) the aggregate Stated Principal Balance of the mortgage loans as of the last day of the related Due Period (after reduction for Realized Losses incurred during the preceding calendar month and prepayments received during the related Prepayment Period) minus the Overcollateralization Floor.

         "Class M-1 Principal Distribution Amount," with respect to any applicable distribution date, is an amount equal to the excess, if any, of

              o   the sum of

                  1. the aggregate certificate principal balance of the Class A Certificates (after taking into account distributions of the Class A Principal Distribution Amount for that distribution date) and

                  2. the certificate principal balance of the Class M-1 Certificates immediately prior to that distribution date, over

              o   the lesser of

                  (a) approximately 62.30% of the aggregate Stated Principal Balance of the mortgage loans as of the last day of the related Due Period (after reduction for Realized Losses incurred during the preceding calendar month and prepayments received during the related Prepayment Period) and

                  (b) the aggregate Stated Principal Balance of the mortgage loans as of the last day of the related Due Period (after reduction for Realized Losses incurred during the preceding calendar month and prepayments received during the related Prepayment Period) minus the Overcollateralization Floor.

         "Class M-2 Principal Distribution Amount," with respect to any applicable distribution date, is an amount equal to the excess, if any, of

              o   the sum of

                  1. the aggregate certificate principal balance of the Class A Certificates (after taking into account distributions of the Class A Principal Distribution Amount for that distribution date),

                  2. the certificate principal balance of the Class M-1 Certificates (after taking into account distributions of the Class M-1 Principal Distribution Amount for that distribution date) and

                  3. the certificate principal balance of the Class M-2 Certificates immediately prior to that distribution date, over

              o   the lesser of

                  (a) approximately 66.60% of the aggregate Stated Principal Balance of the mortgage loans as of the last day of the related Due Period (after reduction for Realized Losses incurred during the preceding calendar month and prepayments received during the related Prepayment Period) and

                  (b) the aggregate Stated Principal Balance of the mortgage loans as of the last day of the related Due Period (after reduction for Realized Losses incurred during the preceding calendar month and prepayments received during the related Prepayment Period) minus the Overcollateralization Floor.

         "Class M-3 Principal Distribution Amount," with respect to any applicable distribution date, is an amount equal to the excess, if any, of

              o   the sum of

                  1. the aggregate certificate principal balance of the Class A Certificates (after taking into account distributions of the Class A Principal Distribution Amount for that distribution date),

                  2. the certificate principal balance of the Class M-1 Certificates (after taking into account distributions of the Class M-1 Principal Distribution Amount for that distribution date),

                  3. the certificate principal balance of the Class M-2 Certificates (after taking into account distributions of the Class M-2 Principal Distribution Amount for that distribution date) and

                  4. the certificate principal balance of the Class M-3 Certificates immediately prior to that distribution date over

              o   the lesser of

                  (a) approximately 74.40% of the aggregate Stated Principal Balance of the mortgage loans as of the last day of the related Due Period (after reduction for Realized Losses incurred during the preceding calendar month and prepayments received during the related Prepayment Period) and

                  (b) the aggregate Stated Principal Balance of the mortgage loans as of the last day of the related Due Period (after reduction for Realized Losses incurred during the preceding calendar month and prepayments received during the related Prepayment Period) minus the Overcollateralization Floor.

         "Class M-4 Principal Distribution Amount," with respect to any applicable distribution date, is an amount equal to the excess, if any, of

              o   the sum of

                  1. the aggregate certificate principal balance of the Class A Certificates (after taking into account distributions of the Class A Principal Distribution Amount for that distribution date),

                  2. the certificate principal balance of the Class M-1 Certificates (after taking into account distributions of the Class M-1 Principal Distribution Amount for that distribution date),

                  3. the certificate principal balance of the Class M-2 Certificates (after taking into account distributions of the Class M-2 Principal Distribution Amount for that distribution date),

                  4. the certificate principal balance of the Class M-3 Certificates (after taking into account distributions of the Class M-3 Principal Distribution Amount for that distribution date) and

                  5. the certificate principal balance of the Class M-4 Certificates immediately prior to that distribution date, over

              o   the lesser of

                  (a) approximately 77.90% of the aggregate Stated Principal Balance of the mortgage loans as of the last day of the related Due Period (after reduction for Realized Losses incurred during the preceding calendar month and prepayments received during the related Prepayment Period) and

                  (b) the aggregate Stated Principal Balance of the mortgage loans as of the last day of the related Due Period (after reduction for Realized Losses incurred during the preceding calendar month and prepayments received during the related Prepayment Period) minus the Overcollateralization Floor.

         "Class M-5 Principal Distribution Amount," with respect to any applicable distribution date, is an amount equal to the excess, if any, of

              o   the sum of

                  1. the aggregate certificate principal balance of the Class A Certificates (after taking into account distributions of the Class A Principal Distribution Amount for that distribution date),

                  2. the certificate principal balance of the Class M-1 Certificates (after taking into account distributions of the Class M-1 Principal Distribution Amount for that distribution date),

                  3. the certificate principal balance of the Class M-2 Certificates (after taking into account distributions of the Class M-2 Principal Distribution Amount for that distribution date),

                  4. the certificate principal balance of the Class M-3 Certificates (after taking into account distributions of the Class M-3 Principal Distribution Amount for that distribution date),

                  5. the certificate principal balance of the Class M-4 Certificates (after taking into account distributions of the Class M-4 Principal Distribution Amount for that distribution date) and

                  6. the certificate principal balance of the Class M-5 Certificates immediately prior to that distribution date, over

              o   the lesser of

                  (a) approximately 81.30% of the aggregate Stated Principal Balance of the mortgage loans as of the last day of the related Due Period (after reduction for Realized Losses incurred during the preceding calendar month and prepayments received during the related Prepayment Period) and

                  (b) the aggregate Stated Principal Balance of the mortgage loans as of the last day of the related Due Period (after reduction for Realized Losses incurred during the preceding calendar month and prepayments received during the related Prepayment Period) minus the Overcollateralization Floor.

         "Class M-6 Principal Distribution Amount," with respect to any applicable distribution date, is an amount equal to the excess, if any, of

              o   the sum of

                  1. the aggregate certificate principal balance of the Class A Certificates (after taking into account distributions of the Class A Principal Distribution Amount for that distribution date),

                  2. the certificate principal balance of the Class M-1 Certificates (after taking into account distributions of the Class M-1 Principal Distribution Amount for that distribution date),

                  3. the certificate principal balance of the Class M-2 Certificates (after taking into account distributions of the Class M-2 Principal Distribution Amount for that distribution date),

                  4. the certificate principal balance of the Class M-3 Certificates (after taking into account distributions of the Class M-3 Principal Distribution Amount for that distribution date),

                  5. the certificate principal balance of the Class M-4 Certificates (after taking into account distributions of the Class M-4 Principal Distribution Amount for that distribution date),

                  6. the certificate principal balance of the Class M-5 Certificates (after taking into account distributions of the Class M-5 Principal Distribution Amount for that distribution date) and

                  7. the certificate principal balance of the Class M-6 Certificates immediately prior to that distribution date, over

              o   the lesser of

                  (a) approximately 84.20% of the aggregate Stated Principal Balance of the mortgage loans as of the last day of the related Due Period (after reduction for Realized Losses incurred during the preceding calendar month and prepayments received during the related Prepayment Period) and

                  (b) the aggregate Stated Principal Balance of the mortgage loans as of the last day of the related Due Period (after reduction for Realized Losses incurred during the preceding calendar month and prepayments received during the related Prepayment Period) minus the Overcollateralization Floor.

         "Class M-7 Principal Distribution Amount," with respect to any applicable distribution date, is an amount equal to the excess, if any, of

              o   the sum of

                  1. the aggregate certificate principal balance of the Class A Certificates (after taking into account distributions of the Class A Principal Distribution Amount for that distribution date),

                  2. the certificate principal balance of the Class M-1 Certificates (after taking into account distributions of the Class M-1 Principal Distribution Amount for that distribution date),

                  3. the certificate principal balance of the Class M-2 Certificates (after taking into account distributions of the Class M-2 Principal Distribution Amount for that distribution date),

                  4. the certificate principal balance of the Class M-3 Certificates (after taking into account distributions of the Class M-3 Principal Distribution Amount for that distribution date)

                  5. the certificate principal balance of the Class M-4 Certificates (after taking into account distributions of the Class M-4 Principal Distribution Amount for that distribution date),

                  6. the certificate principal balance of the Class M-5 Certificates (after taking into account distributions of the Class M-5 Principal Distribution Amount for that distribution date),

                  7. the certificate principal balance of the Class M-6 Certificates (after taking into account distributions of the Class M-6 Principal Distribution Amount for that distribution date) and

                  8. the certificate principal balance of the Class M-7 Certificates immediately prior to that distribution date, over

              o   the lesser of

                  (a) approximately 87.50% of the aggregate Stated Principal Balance of the mortgage loans as of the last day of the related Due Period (after reduction for Realized Losses incurred during the preceding calendar month and prepayments received during the related Prepayment Period) and

                  (b) the aggregate Stated Principal Balance of the mortgage loans as of the last day of the related Due Period (after reduction for Realized Losses incurred during the preceding calendar month and prepayments received during the related Prepayment Period) minus the Overcollateralization Floor.

                  On each distribution date on and after which the aggregate certificate principal balance of the Class A and Class M Certificates, other than the Class M-7 Certificates, have been reduced to zero, the Class M-7 Principal Distribution will equal 100% of the Principal Distribution Amount.

         "Coupon Strip" has the meaning set forth in "Description of the Certificates--Final Maturity Reserve Account" in this free writing prospectus.

         "Current Interest," with respect to each class of certificates (other than the Class B-IO and Class R Certificates) and each distribution date is the interest accrued at the applicable pass-through rate (including for such purpose any application of the interest rate cap) for the related accrual period on the certificate principal balance of such class plus any amount previously distributed with respect to interest for such class that is recovered as a voidable preference by a trustee in bankruptcy reduced by any Prepayment Interest Shortfall to the extent not covered by Compensating Interest and any shortfalls resulting from the application of the Relief Act or similar state laws, in each case to the extent allocated to such class of offered certificates described under in "--Distributions--Interest Funds" in this free writing prospectus.

         "Due Period" with respect to any distribution date and mortgage loan is the period commencing on the second day of the month preceding the calendar month in which such distribution date occurs and ending at the close of business on the first day of the month in which such distribution date occurs.

         "Early Principal Payment Amount" with respect to any distribution date is equal to the lesser of (a) the Certificate Principal Balance of the Class M-7 Certificates on such distribution date, after taking into account distributions of principal and Extra Principal
Distribution Amount made pursuant to "--Principal Distribution Amount" above, and (b) 100% of the remaining Excess Cashflow after the distributions set forth in clauses first through seventh under "--Excess Cashflow Provisions" above.

         "Excess Cashflow," with respect to any distribution date, is the sum of
(a) the Excess Overcollateralization Amount and (b) the Remaining Excess Spread, in each case for such distribution date.

         "Excess Overcollateralization Amount," with respect to any distribution date, is the lesser of (1) Principal Funds and (2) the excess, if any, of (a) the Overcollateralization Amount over (b) the Specified Overcollateralization Amount, in each case for such distribution date.

         "Excess Spread," with respect to any distribution date, is the excess, if any, of Interest Funds for such distribution date over the sum of (i) the Coupon Strip, if applicable, (ii) Current Interest on the certificates and (iii) Interest Carry Forward Amounts on the Class A Certificates on such distribution date.

         "Extra Principal Distribution Amount," with respect to any distribution date, is the lesser of (a) the excess, if any, of the Specified
Overcollateralization Amount for such distribution date over the Overcollateralization Amount for such distribution date and (b) the Excess Spread for such distribution date.

         "Final Maturity Reserve Account" means an account established by the securities administrator pursuant to the pooling and servicing agreement for the distributions of Coupon Strips.

         "Insurance Proceeds" are all proceeds of any insurance policies, to the extent such proceeds are not applied to the restoration of the property or released to the mortgagor in accordance with the related servicer's normal servicing procedures, other than proceeds that represent reimbursement of the related servicer's costs and expenses incurred in connection with presenting claims under the related insurance policies and exclusive of Subsequent Recoveries.

         "Interest Carry Forward Amount," with respect to each class of certificates and any distribution date, is the sum of

              o   the excess of

                  (a) Current Interest for such class with respect to prior distribution dates, over

                  (b) the amount of interest actually distributed to such class on such prior distribution dates,

              and

              o interest on such excess (to the extent permitted by applicable law), at the applicable pass-through rate for the related interest accrual period, including the interest accrual period relating to such distribution date.

         "Interest Funds," with respect to any distribution date are equal to:

         (i) the sum, without duplication, of the following amounts:

                  o all interest received during the related Due Period, less the related servicing fee and master servicing fee, as applicable,

                  o    all advances relating to interest,

                  o    all Compensating Interest,

                  o Liquidation Proceeds, to the extent such Liquidation Proceeds relate to interest,

                  o the interest portion of proceeds of the repurchase of any mortgage loans, and

                  o the interest portion of the purchase price of the assets of the trust upon exercise by EMC Mortgage Corporation of its optional termination right,

                  less

         (ii) the sum, without duplication, of the following amounts:

                  o amounts relating to interest used to reimburse the trustee, the securities administrator, the master servicer, the custodian, the swap administrator or any servicer for amounts due under the pooling and servicing agreement or the applicable servicing agreement that have not been retained by or paid to such party, and

                  o any Net Swap Payments or Swap Termination Payments not due to a Swap Provider Trigger Event owed to the Swap Administrator for payment to the Swap Provider.

         "Liquidation Period," with respect to a distribution date, is the monthly or other period described in the related servicing agreement pursuant to which any Liquidation Proceeds are collected and remitted on the related servicer remittance date.

         "Liquidation Proceeds," are amounts, other than Insurance Proceeds and Subsequent Recoveries, received in connection with the partial or complete liquidation of a mortgage loan, whether through trustee's sale, foreclosure sale or otherwise, or in connection with any condemnation or partial release of a mortgaged property, and any other proceeds received with respect to any mortgaged properties acquired by the related servicer by foreclosure or deed in lieu of foreclosure in connection with defaulted mortgage loans, less the sum of related unreimbursed advances, servicing fees, servicing advances and all expenses of liquidation, including property protection expenses and foreclosure and sale costs, including court and reasonable attorney's fees.

         "Overcollateralization Amount," with respect to any distribution date, is the excess, if any, of (a) the aggregate Stated Principal Balances of the mortgage loans as of the last day of the related Due Period (after reduction for Realized Losses incurred during the preceding calendar month and prepayments received during the related Prepayment Period) over (b) the certificate principal balances of the certificates on such distribution date (after taking into account the payment of principal other than any Extra Principal Distribution Amount on such certificates).

         "Overcollateralization Floor" is 0.50% of the aggregate principal balance of the mortgage loans as of the cut-off date.

         "Prepayment Period" with respect to any distribution date, the period that is provided in the related servicing agreement with respect to the mortgage loans.

         "Principal Distribution Amount," with respect to any distribution date, is equal to

                  o    the Principal Funds for such distribution date, plus

                  o any Extra Principal Distribution Amount for such distribution date, less

                  o any Excess Overcollateralization Amount for such distribution date.

         "Principal Funds," with respect to any distribution date, are equal to:

         (i) the sum, without duplication, of the following amounts:

                  o the scheduled principal collected during the related Due Period or advanced on or before the master servicer advance date,

                  o prepayments, exclusive of any prepayment charges, collected in the related prepayment period,

                  o the Stated Principal Balance of each mortgage loan that was repurchased by the sponsor or a servicer,

                  o the amount, if any, by which the aggregate unpaid principal balance of any replacement mortgage loans is less than the aggregate unpaid principal balance of any deleted mortgage loans delivered by a servicer in connection with a substitution of a mortgage loan,

                  o all Liquidation Proceeds collected during the related Liquidation Period, to the extent such Liquidation Proceeds relate to principal, less all non-recoverable advances relating to principal reimbursed during the related Liquidation Period and all Subsequent Recoveries received during the related Liquidation Period, and

                  o the principal portion of the purchase price of the assets of the trust upon the exercise by EMC Mortgage Corporation of its optional termination rights,

                   less

         (ii) the sum, without duplication, of the following amounts:

                  o amounts relating to principal or not allocable to either principal or interest used to reimburse the trustee, the securities administrator, the master servicer, the custodian, the swap administrator or any servicer for amounts due under the pooling and servicing agreement or the applicable servicing agreement that have not been retained by or paid to such party, and

                  o any Net Swap Payments or Swap Termination Payments not due to a Swap Provider Trigger Event owed to the Swap Administrator for payment of the Swap Provider, to the extent not paid from Interest Funds for the related distribution date and to the extent remaining unpaid from any previous distribution date.

         "Realized Loss" is the excess of the Stated Principal Balance of a defaulted mortgage loan over the net Liquidation Proceeds with respect thereto that are allocated to principal.

         "Relief Act" means the Servicemembers Civil Relief Act.

         "Remaining Excess Spread" with respect to any distribution date, is the Excess Spread less any Extra Principal Distribution Amount, in each case for such distribution date.

         "Specified Overcollateralization Amount" for each distribution date:

                  (i) prior to the Stepdown Date, is the sum of (a) approximately 6.25% of the aggregate Stated Principal Balance of the mortgage loans as of the cut-off date, and (b) the Aggregate Early Principal Payment Amount for such distribution date;

                  (ii) on or after the Stepdown Date, provided a Trigger Event is not in effect, the lesser of (a) the amount described in clause (i) above, and (b) the greater of (x) the excess of (1) approximately 15.80% of the aggregate Stated Principal Balance of the mortgage loans as of the last day of the related Due Period (after reduction for Realized Losses incurred during the preceding calendar month and prepayments received during the related Prepayment Period), over (2) the Certificate Principal Balance of the Class M-7 Certificates immediately prior to such distribution date, and (y) the Overcollateralization Floor; or

                  (iii) on and after the Stepdown Date, and if a Trigger Event is in effect, the Specified Overcollateralization Amount for the immediately preceding distribution date (after taking into account any distributions of principal made with respect to the Class M-7 Certificates pursuant to clause eighth under "--Excess Cashflow Provisions" above).

         "Stated Principal Balance" of any mortgage loan means, with respect to any distribution date, is the cut-off date principal balance thereof, minus the sum of:

                  o the principal portion of the scheduled monthly payments due from mortgagors with respect to such mortgage loan during each Due Period ending prior to such distribution date (and irrespective of any delinquency in their payment);

                  o all prepayments of principal with respect to such mortgage loan received prior to or during the related Prepayment Period, and all liquidation proceeds to the extent applied by the related servicer as recoveries of principal in accordance with the pooling and servicing agreement that were received by the related servicer prior to or during the related Liquidation Period, and

                  o any Realized Loss thereon incurred during the preceding calendar month.

         The Stated Principal Balance of any liquidated mortgage loan is zero.

         "Stepdown Date" means the later to occur of

                  o        the distribution date occurring in November 2009 and

                  o the first distribution date for which the aggregate certificate principal balance of the subordinate certificates plus the Overcollateralization Amount for such distribution date divided by the sum of the Stated Principal Balances of the mortgage loans as of the end of the related Due Period (after reduction for Realized Losses incurred during the preceding calendar month and prepayments received during the related Prepayment Period) is greater than or equal to approximately 56.00%.

         A "Trigger Event," with respect to any distribution date on or after the Stepdown Date, exists if either:

         (A)      (i)      the three-month rolling average of the sum of the
                           Stated Principal Balances of the mortgage loans that are 61 days or more delinquent or are in bankruptcy or foreclosure or are REO properties as a percentage of the Stated Principal Balances of all of the mortgage loans as of the last day of the related Due
                           Period, equals or exceeds

                  (ii) approximately 18.00% of the aggregate certificate principal balance of the subordinate certificates plus any Overcollateralization Amount (in each case after taking into account distribution of the related Principal Distribution Amount on such distribution date) as a percentage of the sum of the Stated Principal Balances of the mortgage loans as of the last day of the related Due Period (after reduction for prepayments received during the related Prepayment Period), or

          (B) as of the last day of the preceding calendar month, the aggregate amount of Realized Losses (reduced by the amount of Subsequent Recoveries) since the closing date, as a percentage of the aggregate Stated Principal Balance of the mortgage loans as of the cut-off date, exceed for distribution dates occurring in:

                 DISTRIBUTION DATE                              LOSS PERCENTAGE
                 --------------------------------------------------------------

                 November 2009 through October 2010                  4.90%
                 November 2010 through October 2011                  7.30%
                 November 2011 through October 2012                  9.25%
                 November 2012 and each month thereafter             9.75%

         "Unpaid Applied Realized Loss Amount," with respect to any class of offered certificates and as to any distribution date, is the excess of:

                  o the Applied Realized Loss Amount with respect to such class over

                  o the sum of all distributions in reduction of the Applied Realized Loss Amounts and any Subsequent Recoveries allocated to such class on all previous distribution dates.

Any amounts distributed to a class of subordinate certificates in respect of any Unpaid Applied Realized Loss Amount will not be applied to reduce the certificate principal balance of such class.

TABLE OF FEES

         The following table indicates the fees to be paid from the cash flows from the mortgage loans and other assets of the trust fund, while the offered certificates are outstanding.

         All fees are expressed in basis points, at an annualized rate, applied to the outstanding aggregate principal balance of the mortgage loans.

      Item                           Fee                                Paid From
Master Servicing Fee(1)        0.025% per annum                    Mortgage Loan Collections
Servicing Fee(1)               0.250% - 0.500% per annum           Mortgage Loan Collections

(1) The master servicing fee and servicing fee are paid on a first priority basis from collections on the mortgage loans, prior to distributions to certificateholders.

         The fee of the trustee will be payable by the master servicer pursuant to a side letter agreement signed by and between the trustee and the master servicer.

ALLOCATION OF REALIZED LOSSES

         On any distribution date on which the aggregate Stated Principal Balance of the mortgage loans is less than the aggregate certificate principal balance of the certificates, the certificate principal balances of one or more classes of the subordinate certificates will be written down, up to the amount of such deficiency, in inverse order of priority, commencing with the Class M-7 Certificates until the certificate principal balance of each such class has been reduced to zero. Any such reduction is an Applied Realized Loss Amount. After the certificate principal balances of all of the subordinate certificates have been reduced to zero, the principal portion of realized losses on a mortgage loan occurring during the preceding calendar month will be allocated to each class of Class A Certificates, pro rata, until the certificate principal balance of each such class has been reduced to zero.

         No reduction of the certificate principal balance of any class shall be made on any distribution date on account of Realized Losses to the extent that such a reduction would have the effect of reducing the aggregate certificate principal balance of all of the classes of certificates as of that distribution date to an amount less than the aggregate principal balance of all mortgage loans as of the related due date.

         All allocations of Realized Losses will be accomplished on a distribution date by reducing the certificate principal balance of the applicable classes of certificates by their appropriate shares of any such losses occurring during the month preceding the month of that distribution date and, accordingly, will be taken into account in determining the distributions of principal and interest on the applicable certificates commencing on the following distribution date.

         If a servicer or the master servicer recovers any amount (including the release of surplus funds held to cover expenses) (net of reimbursable expenses) in respect of a liquidated mortgage loan after a realized loss has been allocated with respect thereto to one or more classes of certificates, such recovery, which we refer to in this free writing prospectus as a "Subsequent Recovery," will be distributed in accordance with the priorities described under " -Distributions" above. Additionally, the certificate principal balance of each class of certificates that has been reduced by the allocation of a realized loss will be increased, in order of seniority, by the amount of such Subsequent Recovery, but not in excess of the Unpaid Applied Realized Loss Amount for such class immediately prior to such distribution date. Holders of such certificates will not be entitled to any payment in respect of Current Interest on the amount of such increases for an interest accrual period preceding the distribution date on which such increase occurs.

EXCESS SPREAD AND OVERCOLLATERALIZATION PROVISIONS

         Excess Spread and certain available Net Swap Payments will be required to be applied on each distribution date as an Extra Principal Distribution Amount with respect to the offered certificates whenever the Overcollateralization Amount is less than the Specified Overcollateralization Amount.

         If, on any distribution date, the Excess Overcollateralization Amount is, or after taking into account all other distributions to be made on such distribution date, would be, greater than zero (i.e., the Overcollateralization Amount is or would be greater than the Specified Overcollateralization Amount), then such Excess Overcollateralization Amount together with any remaining Excess Spread on such distribution date will constitute Excess Cashflow for such distribution date and will be distributed as provided under "--Distributions--Excess Cashflow Provisions" above.

PASS-THROUGH RATES

         The pass-through rate per annum for each class of certificates will be equal to the London interbank offered rate for one month United States dollar deposits, which we refer to as "One-Month LIBOR," calculated as described below under "--Calculation of One-Month LIBOR," plus the applicable per annum pass-through margin for such class set forth below, subject to the interest rate cap.

         The "interest rate cap" is equal to the excess of (A) the weighted average of the net mortgage rates of the mortgage loans, minus the Coupon Strip, if any, payable to the Final Maturity Reserve Account on such distribution date, expressed as a per annum rate (by the Stated Principal Balance of the mortgage loans in the mortgage pool), over (B) the sum of (1) the Net Swap Payment payable to the Swap Provider and (2) any Swap Termination Payment not due to a Swap Provider Trigger Event payable to the Swap Provider, in each case on such distribution date, divided by the outstanding Stated Principal Balance of the mortgage loans as of the related due date prior to giving effect to any reduction in the Stated Principal Balances of the mortgage loans on such due date, multiplied by 12. The interest rate cap will be adjusted to an effective rate reflecting the accrual of interest on an actual/360 basis.

         For purposes of calculating the interest rate cap, the "net mortgage rate" of a mortgage loan is equal to the applicable interest rate borne by the mortgage loan less the master servicing fee and the related servicing fee.

         The per annum pass-through margin for each class of offered certificates is as follows:

                o for the Class A-1 Certificates, (a) for any distribution date on or prior to the optional termination date, [____]% and (b) for any distribution date after the optional termination date, [____]%,

                o for the Class A-2 Certificates, (a) for any distribution date on or prior to the optional termination date, [____]% and (b) for any distribution date after the optional termination date, [____]%,

                o for the Class A-3 Certificates, (a) for any distribution date on or prior to the optional termination date, [____]% and (b) for any distribution date after the optional termination date, [____]%,

                o for the Class M-1 Certificates, (a) for any distribution date on or prior to the optional termination date, [____]% and (b) for any distribution date after the optional termination date, [____]%,

                o for the Class M-2 Certificates, (a) for any distribution date on or prior to the optional termination date, [____]% and (b) for any distribution date after the optional termination date, [____]%,

                o for the Class M-3 Certificates, (a) for any distribution date on or prior to the optional termination date, [____]% and (b) for any distribution date after the optional termination date, [____]%,

                o for the Class M-4 Certificates, (a) for any distribution date on or prior to the optional termination date, [____]% and (b) for any distribution date after the optional termination date, [____]%,

                o for the Class M-5 Certificates, (a) for any distribution date on or prior to the optional termination date, [____]% and (b) for any distribution date after the optional termination date, [____]%,

                o for the Class M-6 Certificates, (a) for any distribution date on or prior to the optional termination date, [____]% and (b) for any distribution date after the optional termination date, [____]%, and

                o for the Class M-7 Certificates, (a) for any distribution date on or prior to the optional termination date, [____]% and (b) for any distribution date after the optional termination date, [____]%.

         If on any distribution date the pass-through rate for any class of certificates is based on the interest rate cap for such class, the related certificateholders will be entitled to receive Basis Risk Shortfall Carry Forward Amounts as described under "--Distributions" above.

         Basis Risk Shortfall Carry Forward Amounts for any class will be treated as paid to such class of certificates from and to the extent of funds on deposit in a reserve fund (the "Basis Risk Reserve Fund") to be held by the paying agent on behalf of such certificateholders as a source for such Basis Risk Shortfall payments or from and to the extent of funds on deposit in the Swap Account, as the case may be. The source of funds on deposit in the Basis Risk Reserve Fund will be limited to an initial deposit of $5,000 to be made on or about the closing date and amounts payable to such account for distribution in respect of Basis Risk Shortfall payments as described under "--Distributions" above.

CALCULATION OF ONE-MONTH LIBOR

         For each accrual period, on the second LIBOR business day preceding the commencement of such accrual period for the offered certificates, which date we refer to as an interest determination date, the securities administrator will determine One-Month LIBOR for such accrual period on the basis of such rate as it appears on Telerate Screen Page 3750, as of 11:00 a.m. London time on such interest determination date. If such rate does not appear on such page, or such other page as may replace that page on that service, or if such service is no longer offered, such other service for displaying LIBOR or comparable rates as may be reasonably selected by the securities administrator, One-Month LIBOR for such accrual period will be the Reference Bank Rate. If no such quotations can be obtained and no Reference Bank Rate is available, One-Month LIBOR will be the One-Month LIBOR applicable to the preceding accrual period.

         The Reference Bank Rate with respect to any accrual period, means the arithmetic mean, rounded upwards, if necessary, to the nearest whole multiple of 0.03125%, of the offered rates for United States dollar deposits for one month that are quoted by the Reference Banks, as described below, as of 11:00 a.m., New York City time, on the related interest determination date to prime banks in the London interbank market for a period of one month in amounts approximately equal to the aggregate certificate principal balance of all classes of offered certificates for such accrual period, provided that at least two such Reference Banks provide such rate. If fewer than two offered rates appear, the Reference Bank Rate will be the arithmetic mean, rounded upwards, if necessary, to the nearest whole multiple of 0.03125%, of the rates quoted by one or more major banks in New York City, selected by the securities administrator, as of 11:00 a.m., New York City time, on such date for loans in U.S. dollars to leading European banks for a period of one month in amounts approximately equal to the certificate principal balance of all classes of offered certificates for such accrual period. As used in this section, "LIBOR business day" means a day on which banks are open for dealing in foreign currency and exchange in London and New York City; and "Reference Banks" means leading banks selected by the securities administrator and engaged in transactions in Eurodollar deposits in the international Eurocurrency market:

                  o    with an established place of business in London,

                  o which have been designated as such by the securities administrator and

                  o which are not controlling, controlled by, or under common control with, the depositor, the sponsor or the master servicer.

         The establishment of One-Month LIBOR on each interest determination date by the securities administrator and the securities administrator's calculation of the rate of interest applicable to the classes of offered certificates for the related accrual period shall, in the absence of manifest error, be final and binding.

THE SWAP ADMINISTRATOR

         Wells Fargo Bank, N.A., not in its individual capacity, but solely in its capacity as swap administrator for the benefit of the trust and certificateholders, will be the Swap Administrator under the Swap Administration Agreement. The Swap Administrator will only be obligated to make payments to the trust under the Swap Administration Agreement to the extent that it receives the related funds from the Swap Provider, and will only be obligated to make payments to the Swap Provider under the Interest Rate Swap Agreement and Swap Administration Agreement to the extent that it receives the related funds from the trust. The Swap Administrator will be entitled to reimbursement or indemnification by the trust for any loss, liability or expense arising out of or in connection with the Swap Administration Agreement as set forth in the pooling and servicing agreement except any such loss, liability or expense as may arise from its negligence or intentional misconduct. Any resignation or removal of Wells Fargo Bank, N.A. as master servicer and securities administrator will also result in the resignation or removal, as applicable, of Wells Fargo Bank, N.A. as the Swap Administrator.

THE INTEREST RATE SWAP AGREEMENT

         The trustee, for the benefit of the certificateholders, will enter into an interest rate swap agreement (the "Interest Rate Swap Agreement") with Bear Stearns Capital Markets Inc. (the "Swap Provider"). On or before each distribution date through and including the distribution date in October 2010, subject to earlier termination as set forth below, pursuant to a swap administration agreement (the "Swap Administration Agreement") between the trustee and Wells Fargo Bank, N.A., as swap administrator (in such capacity, the "Swap Administrator"), the Swap Administrator will distribute to the Swap Provider amounts, if any, received from the trust, and the Swap Administrator will deposit into an account (the "Swap Account"), certain amounts, if any, received from the Swap Provider. On each such distribution date, amounts on deposit in the Swap Account will be remitted to the paying agent for distribution to the certificateholders in respect of certain Interest Carry Forward Amounts, Basis Risk Shortfall Carry Forward Amounts and amounts necessary to maintain or restore the Specified Overcollateralization Amount, in each case to the extent not covered by the Excess Cashflow as described in this free writing prospectus. The Swap Account will not be an asset of any REMIC.

         Under the Interest Rate Swap Agreement, on or before each such distribution date, the trust will be obligated to pay to the Swap Administrator for distribution to the Swap Provider a fixed amount for that distribution date, or the Fixed Swap Payment, equal to the product of (x) a fixed rate of 5.092% per annum, (y) the notional amount for that distribution date as set forth below, and (z) a fraction, the numerator of which is 30 (or, in the case of the first distribution date, 16) and the denominator of which is 360. On or before each such distribution date, the Swap Provider will be obligated to pay to the Swap Administrator for distribution to the trust a floating amount, or the Floating Swap Payment, equal to the product of (x) One-Month LIBOR on such distribution date, as determined pursuant to the Interest Rate

Swap Agreement, (y) the notional amount for that distribution date as set forth below, and (z) a fraction, the numerator of which is equal to the actual number of days in the related calculation period as provided in the Interest Rate Swap Agreement, and the denominator of which is 360. A net payment, referred to as a "Net Swap Payment", will be required to be made on or before each distribution date (a) by the Swap Administrator to the Swap Provider, to the extent that the Fixed Swap Payment for such distribution date exceeds the Floating Swap Payment for such distribution date, or (b) by the Swap Provider to the Swap Administrator, to the extent that the Floating Swap Payment exceeds the Fixed Swap Payment for such distribution date. For each distribution date in respect of which the Swap Administrator is required to make a Net Swap Payment to the Swap Provider, the trust will be required to make a payment to the Swap Administrator in the same amount.

         The notional amount with respect to the Interest Rate Swap Agreement and each applicable distribution date will be the related notional amount set forth in the table below, calculated based upon an assumed prepayment rate with respect to the mortgage loans (assuming no defaults or delinquencies). The Interest Rate Swap Agreement will commence on the closing date and terminate in accordance with its terms immediately following the distribution date in October 2010, unless terminated earlier upon the occurrence of a Swap Default, an Early Termination Event or an Additional Termination Event, each as defined below.

                                                    NOTIONAL AMOUNT OF
        MONTH OF DISTRIBUTION DATE           INTEREST RATE SWAP AGREEMENT ($)
--------------------------------------     ------------------------------------
  November 2006                                       146,374,272.88
  December 2006                                       140,184,488.88
  January 2007                                        134,255,827.94
  February 2007                                       128,577,296.06
  March 2007                                          123,138,361.38
  April 2007                                          117,928,934.73
  May 2007                                            112,939,351.11
  June 2007                                           108,160,351.83
  July 2007                                           103,583,067.47
  August 2007                                          99,199,001.53
  September 2007                                       95,000,014.80
  October 2007                                         90,978,310.35
  November 2007                                        87,126,419.08
  December 2007                                        83,437,197.36
  January 2008                                         79,904,887.96
  February 2008                                        76,524,690.60
  March 2008                                           73,290,332.93
  April 2008                                           70,194,005.49
  May 2008                                             67,228,224.52
  June 2008                                            64,387,528.10
  July 2008                                            61,666,597.58
  August 2008                                          59,060,430.88
  September 2008                                       56,565,270.31
  October 2008                                         19,734,533.76
  November 2008                                        18,893,669.08
  December 2008                                        18,088,500.07
  January 2009                                         17,317,626.49
  February 2009                                        16,579,639.07
  March 2009                                           15,873,054.58
  April 2009                                           15,196,473.05

                                                    NOTIONAL AMOUNT OF
        MONTH OF DISTRIBUTION DATE           INTEREST RATE SWAP AGREEMENT ($)
--------------------------------------     ------------------------------------
  May 2009                                             14,548,614.28
  June 2009                                            13,928,308.65
  July 2009                                            11,744,703.05
  August 2009                                          11,242,930.71
  September 2009                                       10,762,505.88
  October 2009                                         10,302,523.48
  November 2009                                         9,862,116.64
  December 2009                                         9,440,455.18
  January 2010                                          9,036,744.02
  February 2010                                         8,650,221.72
  March 2010                                            8,280,159.01
  April 2010                                            7,925,857.48
  May 2010                                              7,586,648.33
  June 2010                                             7,261,890.95
  July 2010                                             6,950,971.92
  August 2010                                           6,653,319.16
  September 2010                                        6,368,240.77
  October 2010                                          6,095,319.51


         The respective obligations of the Swap Provider and the Swap Administrator to pay specified amounts due under the Interest Rate Swap Agreement will be subject to the following conditions precedent: (1) no Swap Default (as defined below), or event that with the giving of notice or lapse of time or both would become a Swap Default, shall have occurred and be continuing on the related distribution date with respect to the Interest Rate Swap Agreement and (2) no "early termination date" (as defined in the ISDA Master Agreement) has occurred or been effectively designated with respect to the Interest Rate Swap Agreement.

         "Events of Default" under the Interest Rate Swap Agreement (each a "Swap Default") include the following standard events of default under the ISDA Master Agreement:

         o        "Failure to Pay or Deliver,"

         o "Bankruptcy" (as amended in the Interest Rate Swap Agreement) and

         o "Merger without Assumption" (but only with respect to the Swap Provider),

as described in Sections 5(a)(i), 5(a)(vii) and 5(a)(viii) of the ISDA Master Agreement.

         "Termination Events" under the Interest Rate Swap Agreement (each a "Termination Event") consist of the following standard events under the ISDA Master Agreement:

         o "Illegality" (which generally relates to changes in law that make it unlawful for either party to perform its obligations under the Interest Rate Swap Agreement),

         o "Tax Event" (which generally relates to either party to the Interest Rate Swap Agreement receiving a payment under the Interest Rate Swap Agreement from which an amount has been deducted or withheld for or on account of taxes) and

         o "Tax Event Upon Merger" (solely with respect to the Swap Provider) (which generally relates to the Swap Provider receiving a payment under the Interest Rate Swap Agreement from which an amount has been deducted or withheld for or on account of taxes resulting from a merger), as described in Sections 5(b)(i), 5(b)(ii) and 5(b)(iii) of the ISDA Master Agreement.

         In addition, there are "Additional Termination Events" (as defined in the Interest Rate Swap Agreement), which include failure of the Swap Provider to comply with the Downgrade Provisions (as defined below); failure of the Swap Provider to comply with the Regulation AB Provisions of the Interest Rate Swap Agreement; occurrence of an optional termination of the securitization pursuant to the terms of the pooling and servicing agreement.

         Upon the occurrence of any Swap Default under the Interest Rate Swap Agreement, the non-defaulting party will have the right to designate an early termination date (an "Early Termination Date"). With respect to Termination Events and Additional Termination Events, an Early Termination Date may be designated by one of the parties (as specified in the Interest Rate Swap Agreement) and will occur only upon notice and, in some circumstances, after any affected party has used reasonable efforts to transfer its rights and obligations under the Interest Rate Swap Agreement to a related entity within a specified period after notice has been given of the related Termination Event or Additional Termination Event, all as set forth in the Interest Rate Swap Agreement. The occurrence of an Early Termination Date under the Interest Rate Swap Agreement will constitute a "Swap Early Termination."

         Upon any Swap Early Termination, the Swap Administrator or the Swap Provider may be liable to make a swap termination payment (the "Swap Termination Payment") to the other party (regardless of which party has caused the termination). The Swap Termination Payment will be based on the value of the Interest Rate Swap Agreement on the date of such Swap Early Termination, computed in accordance with the procedures set forth in the Interest Rate Swap Agreement. In the event that the Swap Administrator is required to make a Swap Termination Payment to the Swap Provider, the trust will be required to make a payment to the Swap Administrator in the same amount, which payment will be paid on the related distribution date, and on any subsequent distribution dates until paid in full, prior to distributions to certificateholders, other than in the case of a Swap Termination Payment triggered upon a Swap Provider Trigger Event (as defined below). The trust's obligation to pay amounts in respect of any Swap Termination Payment due to a Swap Provider Trigger Event will be subordinated to distributions to the certificateholders.

         A "Swap Provider Trigger Event" shall mean: (i) the occurrence of an Event of Default under the Interest Rate Swap Agreement with respect to which the Swap Provider is a Defaulting Party (as defined in the Interest Rate Swap Agreement), or (ii) the occurrence of a Termination Event or an Additional Termination Event under the Interest Rate Swap Agreement with respect to which the Swap Provider is the sole Affected Party (as defined in the Interest Rate Swap Agreement).

         If the Swap Provider's credit ratings are withdrawn or fall below the levels specified in the Interest Rate Swap Agreement, then, unless (x) within the time period specified in the Interest Rate Swap Agreement, each of S&P and Moody's has reconfirmed its respective rating of each certificate which was in effect immediately prior to such Swap Provider credit rating withdrawal or downgrade and (y) certain other conditions are met, the Swap Provider will be required to either (1) obtain a substitute swap provider (with credit ratings at least equal to the specified levels) that will assume the obligations of the Swap Provider under the Interest Rate Swap Agreement, or (2) establish any other arrangement specified in the Interest Rate Swap Agreement that meets all rating agency requirements (such provisions, the "Downgrade Provisions").

Payments under the Interest Rate Swap Agreement

         Amounts payable by the trust to the Swap Administrator in respect of Net Swap Payments and Swap Termination Payments (other than Swap Termination Payments resulting from a Swap Provider Trigger Event) will be deducted from Interest Funds before distributions to the certificateholders. On or before each distribution date, such amounts will be distributed by the trust to the Swap Administrator, and paid by the Swap Administrator to the Swap Provider pursuant to the Swap Administration Agreement, first to make any Net Swap Payment owed to the Swap Provider pursuant to the Interest Rate Swap Agreement for such distribution date, and second to make any Swap Termination Payment (other than as a result of a Swap Provider Trigger Event) owed to the Swap Provider pursuant to the Interest Rate Swap Agreement. Payments by the trust to the Swap Administrator in respect of any Swap Termination Payment triggered by a Swap Provider Trigger Event owed to the Swap Provider pursuant to the Interest Rate Swap Agreement will be subordinated to distributions to the certificateholders and will be paid by the trust to the Swap Administrator as set forth in the pooling and servicing agreement.

         On or before each applicable distribution date, Net Swap Payments payable by the Swap Provider to the Swap Administrator will be deposited by the Swap Administrator into the Swap Account for the benefit of the certificateholders. On each such distribution date, to the extent required, the Swap Administrator will withdraw the following amounts from the Swap Account to remit to the paying agent for distribution to the certificates in the following order of priority:

                  first, to each class of Class A Certificates, pro rata, to pay Current Interest and any Interest Carry Forward Amount on each such class to the extent of the allocation thereto of the interest portion of a Realized Loss with respect to the mortgage loans, in each case to the extent not fully paid as described under "Description of the Certificates--Distributions--Interest Funds" above;

                  second, sequentially to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6 and Class M-7 Certificates, in that order, to pay Current Interest on such certificates, in each case to the extent not fully paid as described under "Description of the Certificates--Distributions on the Certificates--Interest Funds" above, and any Interest Carry Forward Amount on such certificates to the extent of the allocation thereto of the interest portion of a Realized Loss with respect to the related mortgage loans;

                  third, to pay, first to each class of Class A Certificates, pro rata, and second, sequentially to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6 and Class M-7 Certificates, in that order, any Basis Risk Shortfall Carry Forward Amounts on such certificates for such distribution date; and

                  fourth, to pay as principal to the Class A Certificates and Class M Certificates to be applied as part of the Extra Principal Distribution Amount to the extent that the Overcollateralization Amount is reduced below the Specified Overcollateralization Amount as a result of related Realized Losses, distributed in the same manner and priority as the Principal Distribution Amount as described under "Description of the Certificates--Distributions--Principal Distribution Amount" above.

         Any amounts remaining in the Swap Account after the distributions described in clauses first through fourth above will be distributed by the Swap Administrator as set forth in the Swap Administration Agreement.

THE SWAP PROVIDER

         Bear Stearns Capital Markets Inc., or the Swap Provider, is incorporated in the State of Delaware. The Swap Provider is engaged in fixed income derivatives transactions and hedges associated therewith. The Swap Provider is a subsidiary of The Bear Stearns Companies Inc., or BSC. The Swap Provider's obligations under the interest rate swap agreement will be guaranteed by BSC. The Swap Counterparty and BSC are affiliates of the underwriter, EMC and the depositor.

         The most recent Annual Report on Form 10-K, the Quarterly Reports on Form 10-Q and the Current Reports on Form 8-K of BSC are on file with and available from the Securities and Exchange Commission. Copies of these documents will be provided upon request and without charge to each person, including any certificateholder, who receives a copy of this free writing prospectus. Written requests may be addressed to Bear, Stearns & Co. Inc., 383 Madison Avenue, New York, New York 10179, Attention: Head of Interest Rate Derivatives Marketing.

         The information contained in the preceding two paragraphs has been provided by the Swap Provider for use in this free writing prospectus. The Swap Provider has not been involved in the preparation of, and does not accept responsibility for, this free writing prospectus as a whole or the accompanying prospectus, other than the information contained in the immediately preceding paragraph.

         If the Swap Provider defaults under the interest rate swap agreement and its obligations are not honored by BSC as required under BSC's guarantee, another party may succeed to the Swap Provider's obligations in accordance with the terms of such interest rate swap agreement.

         The depositor has determined that the aggregate significance percentage, as calculated in accordance with Regulation AB under the Securities Act of 1933, of the interest rate swap agreement is less than 10%.

FINAL MATURITY RESERVE ACCOUNT

         If, on the distribution date occurring in November 2016 or on any distribution date thereafter, any offered certificates are outstanding and the aggregate stated principal balance of the mortgage loans with original terms to maturity in excess of 30 years, as of the end of the related Due Period, is greater than or equal to the related scheduled amount set forth in Schedule B to this free writing prospectus, the securities administrator will be required to deposit into the Final Maturity Reserve Account (as defined below), from Interest Funds for such distribution date, prior to the distribution of any amounts to the offered certificates, the Coupon Strip (as defined below) for such distribution date. Amounts on deposit in the Final Maturity Reserve Account will not be an asset of any REMIC.

         On any applicable distribution date, the "Coupon Strip" shall be an amount, if any, equal to the lesser of (a) the product of (i) one-twelfth of 0.98%, and (ii) the Stated Principal Balance of the mortgage loans with original terms to maturity in excess of 30 years at the end of the related Due Period, and (b) the amount, if any, which when added to the aggregate amount on deposit in the Final Maturity Reserve Account on such distribution date would equal the Stated Principal Balance of the mortgage loans with original terms to maturity in excess of 30 years at the end of the related Due Period.

         On each distribution date, any amounts on deposit in the Final Maturity Reserve Account in excess of the lesser of (i) the sum of the Certificate Principal Balances of the offered certificates and (ii) the aggregate Stated Principal Balance of the mortgage loans with original terms to maturity in excess of 30 years, will be distributed to the Class B-IO Certificates.

         In addition, on the earlier of the distribution date occurring in October 2036, and the distribution date on which the final distribution of payments from the mortgage loans and the other assets in the trust is expected to be made, amounts on deposit in the Final Maturity Reserve Account will be distributed to the certificates in the following order of priority:

                  (1) to the Class A-1, Class A-2 and Class A-3 Certificates, sequentially, in that order, until the Certificate Principal Balance of each class thereof is reduced to zero, after giving effect to principal distributions on such distribution date;

                  (2) to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6 and Class M-7 Certificates, sequentially, in that order, until the Certificate Principal Balance of each class thereof is reduced to zero, after giving effect to principal distributions on such distribution date;

                  (3) to each class of Class A Certificates, any Current Interest and any Interest Carry Forward Amount for each such class remaining unpaid after giving effect to interest distributions on such distribution date in accordance with payment priorities set forth in "Description of the Certificates--Distributions--Interest Funds";

                  (4) to each class of Class M Certificates, any Current Interest and any Interest Carry Forward Amount for each such class remaining unpaid after giving effect to interest distributions on such distribution date in accordance with payment priorities set forth in "Description of the Certificates--Distributions--Interest Funds";

                  (5) to each applicable class of certificates, any Basis Risk Shortfall Carry Forward Amount for each such class remaining unpaid after giving effect to distributions on such distribution date in accordance with payment priorities set forth in "Description of the Certificates--Distributions--Excess Cashflow Provisions"; and

                  (4) to the Class B-IO Certificates, any remaining amount.

REPORTS TO CERTIFICATEHOLDERS

         On each distribution date, the securities administrator will make available to each certificateholder, the master servicer, each servicer, the swap provider, the trustee and the depositor a statement generally setting forth, among other information:

                  1. the applicable accrual periods for calculating distributions and general distribution dates;

                  2. total cash flows received and the general sources thereof;

                  3. the amount, if any, of fees or expenses accrued and paid, with an identification of the payee and the general purpose of such fees;

                  4. the amount of the distribution to holders of the offered certificates (by class) allocable to principal, separately identifying
         (A) the aggregate amount of any principal prepayments included therein,
         (B) the aggregate of all scheduled payments of principal included therein and (C) any Extra Principal Distribution Amount included therein;

                  5. the amount of such distribution to holders of the offered certificates allocable to interest and the portion thereof, if any, provided by the Interest Rate Swap Agreement;

                  6. the Interest Carry Forward Amounts and any Basis Risk Shortfall Carry Forward Amounts for the offered certificates (if any);

                  7. the Certificate Principal Balance of the offered certificates before and after giving effect to the distribution of principal and allocation of Applied Realized Loss Amounts on such distribution date;

                  8. the number and Stated Principal Balance of all the mortgage loans for the following distribution date;

                  9. the Pass-Through Rate for each class of offered certificates for such distribution date;

                  10. the aggregate amount of advances included in the distributions on the distribution date (including the general purpose of such advances);

                  11. the number and aggregate principal balance of any mortgage loans that were (a) delinquent (exclusive of mortgage loans in foreclosure and any mortgage loans liquidated during the preceding calendar month) under the method of calculation specified in the pooling and servicing agreement, (1) one scheduled payment, (2) two scheduled payments, and (3) three or more scheduled payments, and (b) for which foreclosure proceedings have been commenced; in each case, as of the end of preceding calendar month;

                  12. the amount of, if any, of excess cashflow or excess spread and the application of such excess cashflow;

                  13. with respect to any mortgage loan that was liquidated during the preceding calendar month, the loan number and Stated Principal Balance of, and Realized Loss on, such mortgage loan as of the end of the preceding calendar month;

                  14. Whether a Stepdown Date has occurred and whether a Trigger Event is in effect;

                  15. the total number and principal balance of any real estate owned, or REO, properties as of the end of the preceding calendar month;

                  16. the cumulative Realized Losses through the end of the preceding calendar month;

                  17. the three-month rolling average of the percent equivalent of a fraction, the numerator of which is the aggregate Stated Principal Balance of the mortgage loans that are 60 days or more delinquent or are in bankruptcy or foreclosure or are REO properties, and the denominator of which is the Stated Principal Balances of all of the mortgage loans;

                  18. the amount of any Net Swap Payment payable to the trust, any Net Swap Payment payable to the Swap Provider, any Swap Termination Payment payable to the trust and any Swap Termination Payment payable to the Swap Provider; and

                  19. if applicable, material modifications, extensions or waivers to pool asset terms, fees, penalties or payments during the distribution period or that have become material over time.

         The securities administrator will make the monthly statement and, at its option, any additional files containing the same information in an alternative format, available each month to certificateholders via the securities administrator's internet website. The securities administrator's internet website shall initially be located at "www.ctslink.com." Assistance in using the securities administrator's website service can be obtained by calling the securities administrator's customer service desk at (301) 815-6600.

         To the extent timely received from the securities administrator, the trustee will also make monthly statements available each month to certificateholders via the trustee's internet website. The trustee's internet website will initially be located at www.jpmorgan.com/sfr. Assistance in using the trustee's website service can be obtained by calling the trustee's customer service desk at (877) 722-1095.

         Parties that are unable to use the above distribution options are entitled to have a paper copy mailed to them via first class mail by calling the securities administrator's customer service desk and indicating such. The securities administrator may change the way monthly statements are distributed in order to make such distributions more convenient or more accessible to the above parties.

         The annual reports on Form 10-K, the distribution reports on Form 10-D, the current reports on Form 8-K and amendments to those reports filed or furnished with respect to the trust pursuant to section 13(a) or 15(d) of the Exchange Act will be made available on the website of the securities administrator (if filed by it) or trustee, as applicable, as soon as reasonably practicable after such material is electronically filed with, or furnished to, the SEC.

AMENDMENT

         The pooling and servicing agreement may be amended by the depositor, the master servicer, EMC, as sponsor and servicer, the securities administrator and the trustee, without the consent of certificateholders,

                o   to cure any ambiguity,

                o to correct or supplement any provision therein which may be defective or inconsistent with any other provision therein,

                o to conform the terms of the pooling and servicing agreement to those of this free writing prospectus or

                o to make any other revisions with respect to matters or questions arising under the pooling and servicing agreement which are not inconsistent with the provisions thereof,

provided that such action will not adversely affect in any material respect the interests of any certificateholder. An amendment will be deemed not to adversely affect in any material respect the interests of the certificateholders if the person requesting such amendment obtains a letter from each rating agency stating that such amendment will not result in the downgrading or withdrawal of the respective ratings then assigned to any class of certificates. The pooling and servicing agreement may also be amended without the consent any of the certificateholders, to change the manner in which the Distribution Account or EMC's protected account is maintained, provided that any such change does not adversely affect the then current rating on any class of certificates. In addition, the pooling and servicing agreement may be amended without the consent of certificateholders to modify, eliminate or add to any of its provisions to such extent as may be necessary to maintain the qualification of the trust fund's REMIC elections, provided that the trustee has received an opinion of counsel to the effect that such action is necessary or helpful to maintain such qualification.

         In addition, the pooling and servicing agreement may be amended by the depositor, master servicer, EMC, as sponsor and servicer, the securities administrator and the trustee with the consent of the holders of a majority in interest of each class of certificates affected thereby for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the pooling and servicing agreement or of modifying in any manner the rights of the certificateholders; provided, however, that no such amendment may

                  (a) reduce in any manner the amount of, or delay the timing of, payments required to be distributed on any certificate without the consent of the holder of such certificate;

                  (b) cause any trust REMIC to fail to qualify as a REMIC for federal tax purposes;

                  (c) reduce the aforesaid percentage of aggregate outstanding certificate principal balance of certificates of each class, the holders of which are required to consent to any such amendment, without the consent of the holders of all certificates of such class.

         The trustee will not be entitled to consent to any amendment to the pooling and servicing agreement without having first received an opinion of counsel to the effect that such amendment is permitted under the terms of the pooling and servicing agreement and will not cause the trust fund's REMIC elections to fail to qualify.

VOTING RIGHTS

                As of any date of determination,

                o holders of the offered certificates will be allocated 98% of all voting rights, allocated among such certificates in proportion to their respective outstanding certificate principal balances;

                o holders of the Class B-IO Certificates will be allocated 1% of all voting rights; and

                o holders of the Class R Certificates will be allocated 1% of all voting rights.

         Voting rights will be allocated among the certificates of each such class in accordance with their respective percentage interests.

OPTIONAL TERMINATION

         EMC Mortgage Corporation will have the right to purchase all remaining mortgage loans and REO properties, and thereby effect early retirement of all the certificates, on and after the first distribution date on which the stated principal balance of the mortgage loans and REO properties at the time of repurchase is less than or equal to 10% of the cut-off date stated principal balance of the mortgage loans. We refer to the first such date as the "optional termination date." In the event that EMC Mortgage Corporation exercises either such option, it will effect such repurchase at a price equal to the sum of

                o 100% of the stated principal balance of each mortgage loan plus accrued interest thereon at the applicable mortgage rate,

                o the appraised value of any REO property, up to the stated principal balance of the related mortgage loan,

                o any unreimbursed out-of-pocket costs and expenses of the trustee, any related servicer, the master servicer, the securities administrator or the custodian and any unreimbursed advances previously incurred by the related servicer or the master servicer, as the case may be, in the performance of their respective servicing and master servicing obligations, and

                o any Swap Termination Payment payable to the Swap Provider which remains unpaid or which is due to the exercise of such option.

Proceeds from such purchase will be distributed to the certificateholders in the priority described above in "Description of the Certificates--Distributions." The proceeds from any such distribution may not be sufficient to distribute the full amount to which each class of certificates is entitled if the purchase price is based in part on the appraised value of any REO property and such appraised value is less than the stated principal balance of the related mortgage loan.

TRANSFER OF MASTER SERVICING

         The master servicer may assign its rights and delegate its duties and obligations as master servicer under the pooling and servicing agreement upon a determination that its duties are no longer permissible under applicable law or if (i) the master servicer has proposed a successor master servicer reasonably satisfactory to the trustee; (ii) the successor master servicer is qualified to sell mortgage loans to, and to service mortgage loans on behalf of, Fannie Mae or Freddie Mac notwithstanding that the master servicer need not be so qualified; and (iii) each rating agency shall have delivered to the trustee written confirmation that the appointment of such successor master servicer will not result in the qualification, reduction or withdrawal of the then-current ratings assigned by such rating agency to any of the offered certificates. Any such determination permitting the resignation of the master servicer shall be evidenced by an opinion of counsel to such effect delivered to the trustee. No resignation by the master servicer shall become effective until the trustee or a successor master servicer to such appointment shall have assumed the master servicer's responsibilities, duties, liabilities and obligations hereunder. No such assignment or delegation will affect any liability of the master servicer arising prior to the effective date thereof.

OPTIONAL PURCHASE OF DEFAULTED LOANS

         As to any mortgage loan which as of the first business day of a fiscal quarter is delinquent in payment by 91 days or more, EMC Mortgage Corporation may, at its option, purchase such mortgage loan at a price equal to 100% of the stated principal balance thereof plus accrued interest thereon at the applicable mortgage rate, from the date through which interest was last paid by the related mortgagor or advanced to the first day of the month in which such amount is to be distributed, plus any costs and damages incurred by the trust in connection with any violation by such mortgage loan of any predatory lending or abusive lending law, reduced by any portion of the servicing fee, servicing advances and other advances payable to the purchaser of such mortgage loan; provided that such mortgage loan is still delinquent in payment by 91 days or more as of the date of such purchase and provided further, that this limited purchase option, if not theretofore exercised, shall terminate on the date prior to the last day of such fiscal quarter. Such option, if not exercised, shall not thereafter be reinstated as to any such mortgage loan unless the delinquency is cured and the mortgage loan thereafter again becomes delinquent in payment 91 days or more. In that event, the option shall again become exercisable on the first date of the subsequent fiscal quarter.

         For purposes of the foregoing paragraph, "fiscal quarter" for any year means December 1 through the last day of February, March 1 through May 31, June 1 through August 31, or September 1 through November 30, as applicable.

EVENTS OF DEFAULT

         Events of default under the pooling and servicing agreement include:

                  o any failure by the master servicer to deposit in the Distribution Account the required amounts or any failure by the master servicer to remit to the paying agent any payment, including an advance required to be made under the terms of the pooling and servicing agreement, which continues unremedied for one business day after written notice of such failure shall have been given to the master servicer, by the trustee or the depositor, or to the master servicer and the trustee by the holders of certificates evidencing not less than 25% of the voting rights evidenced by the certificates;

                  o any failure by the master servicer to observe or perform in any material respect any other of its covenants or agreements, or any breach of a representation or warranty made by the master servicer in the pooling and servicing agreement, which continues unremedied generally for 60 days after the giving of written notice of such failure to the master servicer, by the trustee or the depositor, or to the master servicer and the trustee by the holders of certificates evidencing not less than 25% of the voting rights evidenced by the certificates; or

                  o insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, and certain actions by or on behalf of the master servicer indicating its insolvency or inability to pay its obligations.

RIGHTS UPON EVENT OF DEFAULT

         So long as an event of default under the pooling and servicing agreement remains unremedied, the trustee shall, but only upon the receipt of written instructions from the holders of certificates having not less than 25% of the voting rights evidenced by the certificates, terminate all of the rights and obligations of the master servicer under the pooling and servicing agreement and in and to the mortgage loans, whereupon EMC Mortgage Corporation will succeed, after a transition period not exceeding 90 days, to all of the responsibilities and duties of the master servicer under the pooling and servicing agreement, including the limited obligation to make advances.

         No assurance can be given that termination of the rights and obligations of the master servicer or any servicer under the pooling and servicing agreement, would not adversely affect the servicing of the mortgage loans, including the delinquency experience of the mortgage loans. The costs and expenses of the trustee and the successor master servicer or successor servicer in connection with the termination of the master servicer or any servicer, appointment of a successor master servicer or successor servicer and the transfer of servicing, to the extent not paid by the terminated master servicer or servicer, will be paid by the trust fund.

         No certificateholder, solely by virtue of such holder's status as a certificateholder, will have any right under the pooling and servicing agreement to institute any proceeding with respect thereto, unless such holder previously has given to the trustee written notice of the continuation of an event of default and unless the holders of certificates having not less than 25% of the voting rights evidenced by the certificates have made written request to the trustee to institute such proceeding in its own name as trustee thereunder and have offered to the trustee reasonable indemnity and the trustee for 60 days has neglected or refused to institute any such proceeding.

THE CUSTODIAN

         Wells Fargo Bank will act as custodian of the mortgage loans pursuant to the custodial agreement. The custodian is responsible to hold and safeguard the mortgage notes and other contents of the mortgage files on behalf of the trustee and the holders of the certificates. The custodian will maintain each mortgage loan file in a separate file folder marked with a unique bar code to assure loan-level file integrity and to assist in inventory management. Files are segregated by transaction or investor. The custodian has been engaged in the mortgage document custody business for more than 25 years. The custodian maintains document custody facilities in its Minneapolis, Minnesota headquarters and in three regional offices located in Richfield, Minnesota, Irvine, California, and Salt Lake City, Utah. As of June 30, 2006, Wells Fargo Bank maintains mortgage custody vaults in each of those locations with an aggregate capacity of over eleven million files. For a general description of Wells Fargo Bank, see the description herein under "Servicing of the Mortgage Loans--The Master Servicer."

THE TRUSTEE

         The Bank of New York, a New York banking corporation, has been, and currently is, serving as indenture trustee and trustee for numerous securitization transactions and programs involving pools of residential mortgages.

         The Bank of New York is one of the largest corporate trust providers of trust services on securitization transactions.

         If an event of default has not occurred (or has occurred but is no longer continuing) under the pooling and servicing agreement, then the trustee will perform only such duties as are specifically set forth in the pooling and servicing agreement as being the duties to be performed by the trustee prior to the occurrence (or following the discontinuance) of an event of default thereunder. If an event of default occurs and is continuing under the pooling and servicing agreement, the trustee is required to exercise such of the rights and powers vested in it by the pooling and servicing agreement, such as (upon the occurrence and during the continuance of certain events of default) either acting as the master servicer or appointing a successor master servicer, and use the same degree of care and skill in their exercise as a prudent investor would exercise or use under the circumstances in the conduct of such investor's own affairs. Subject to certain qualifications specified in the pooling and servicing agreement, the trustee will be liable for its own negligent action, its own negligent failure to act and its own willful misconduct.

         The trustee's duties and responsibilities under the pooling and servicing agreement include, upon receipt of resolutions, certificates and reports which are specifically required to be furnished to it pursuant to the pooling and servicing agreement, examining them to determine whether they are in the form required by the pooling and servicing agreement, providing to the securities administrator notices of the occurrence of certain events of default under the pooling and servicing agreement, appointing a successor master servicer, and effecting any optional termination of the trust.

         The fee of the trustee will be payable by the master servicer out of funds received by it in respect of the master servicing fee. The pooling and servicing agreement will provide that the trustee and any director, officer, employee or agent of the trustee will be entitled to recover from the distribution account all reasonable out-of pocket expenses, disbursements and advances of the trustee, in connection with any event of default, any breach of the pooling and servicing agreement or any claim or legal action

(including any pending or threatened claim or legal action) incurred or made by the trustee in the administration of the trust created pursuant to the pooling and servicing agreement (including the reasonable compensation and disbursements of its counsel), other than any such expense, disbursement or advance as may arise from its negligence or intentional misconduct or which is the responsibility of the certificateholders.

         The trustee may resign at any time upon prior written notice, in which event the depositor will be obligated to appoint a successor trustee. The depositor may also remove the trustee if the trustee ceases to be eligible to continue as trustee under the pooling and servicing agreement and fails to resign after written request therefor by the depositor or if the trustee becomes insolvent. Upon becoming aware of those circumstances, the depositor or the master servicer may appoint a successor trustee. The trustee may also be removed at any time by the holders of certificates evidencing more than 50% of the aggregate voting rights in the related trust. Any resignation or removal of the trustee and appointment of a successor trustee will not become effective until acceptance of the appointment by the successor trustee as set forth in the pooling and servicing agreement.

         On and after the time the master servicer receives a notice of termination pursuant to the pooling and servicing agreement, the sponsor will have the right to replace it as master servicer or, instead, the trustee shall automatically become the successor to the master servicer with respect to the transactions set forth or provided for in the pooling and servicing agreement and after a transition period (not to exceed 90 days), shall be subject to all the responsibilities, duties, liabilities and limitations on liabilities relating thereto placed on the master servicer by the terms and provisions of the pooling and servicing agreement; provided, however, that EMC shall have the right to immediately assume the duties of the master servicer; provided further, however, that the trustee shall have no obligation whatsoever with respect to any liability (other than advances deemed recoverable and not previously made and payments of compensating interest) incurred by the master servicer at or prior to the time of termination. Effective on the date of such notice of termination, as compensation therefor, the trustee shall be entitled to all compensation and reimbursement of expenses that the master servicer would have been entitled to if it had continued to act pursuant to the pooling and servicing agreement except for those amounts due the master servicer as reimbursement permitted under the pooling and servicing agreement for advances previously made or expenses previously incurred. Notwithstanding the foregoing, the trustee may, if it shall be unwilling to so act, or shall, if it is prohibited by applicable law from making advances or if it is otherwise unable to so act, appoint, or petition a court of competent jurisdiction to appoint, any established mortgage loan servicing institution the appointment of which does not adversely affect the then current rating of the certificates by each rating agency as the successor to the master servicer pursuant to the pooling and servicing agreement in the assumption of all or any part of the responsibilities, duties or liabilities of the master servicer pursuant to the pooling and servicing agreement. Any successor master servicer shall be an established housing and home finance institution which is a Fannie Mae or Freddie Mac-approved servicer, and with respect to a successor to the master servicer only, having a net worth of not less than $15,000,000; provided, that the trustee shall obtain a letter from each Rating Agency that the ratings, if any, on each of the Certificates will not be lowered as a result of the selection of the successor to the master servicer. If the trustee assumes the duties and responsibilities of the master servicer, the trustee shall not resign as master servicer until a successor master servicer has been appointed and has accepted such appointment. Pending appointment of a successor to the master servicer under the pooling and servicing agreement, the trustee, unless the trustee is prohibited by law from so acting, shall act in such capacity as provided in the pooling and servicing agreement. In connection with such appointment and assumption, the trustee may make such arrangements for the compensation of such successor out of payments on mortgage loans or otherwise as it and such successor shall agree; provided that such compensation shall not be in excess of that which the master servicer would have been entitled to if the master servicer had continued to act under the pooling and servicing agreement. The trustee and such successor shall take such action, consistent with the pooling and servicing agreement, as shall be necessary to effectuate any such succession.

         The costs and expenses of the trustee in connection with the termination of the master servicer, appointment of a successor master servicer to the extent not paid by the terminated master servicer, will be payable to the trustee from the Distribution Account. Any successor to the master servicer as successor servicer under any subservicing agreement shall give notice to the applicable mortgagors of such change of servicer and will, during the term of its service as successor servicer, maintain in force the policy or policies that the master servicer is required to maintain pursuant to the pooling and servicing agreement.

         If the trustee will succeed to any duties of the master servicer respecting the mortgage loans as provided herein, it will do so in a separate capacity and not in its capacity as trustee and, accordingly, the provisions of the pooling and servicing agreement concerning the trustee's duties will be inapplicable to the trustee in its duties as the successor to the master servicer in the servicing of the mortgage loans (although such provisions will continue to apply to the trustee in its capacity as trustee); the provisions of the pooling and servicing agreement relating to the master servicer, however, will apply to the trustee in its capacity as successor master servicer.

         Upon any termination or appointment of a successor to the master servicer, the trustee will give prompt written notice thereof to the securities administrator and to the Rating Agencies.

         In addition to having express duties under the pooling and servicing agreement, the trustee, as a fiduciary, also has certain duties unique to fiduciaries under applicable law. In general, the trustee will be subject to certain federal laws and, because the pooling and servicing agreement is governed by New York law, certain New York state laws. As a New York banking corporation acting in a fiduciary capacity, the trustee will, in the administration of its duties under the pooling and servicing agreement, be subject to certain regulations promulgated by the Office of the Comptroller of the Currency, specifically those set forth in Chapter 12, Part 9 of the Code of Federal Regulations. New York common law has required fiduciaries of common law trusts formed in New York to perform their duties in accordance with the "prudent person" standard, which, in this transaction, would require the trustee to exercise such diligence and care in the administration of the trust as a person of ordinary prudence would employ in managing his own property. However, under New York common law, the application of this standard of care can be restricted contractually to apply only after the occurrence of a default. The pooling and servicing agreement provides that the trustee is subject to the prudent person standard only for so long as an event of default has occurred and remains uncured.

THE SECURITIES ADMINISTRATOR

         Under the terms of the pooling and servicing agreement, Wells Fargo Bank is also responsible for securities administration, which includes pool-performance calculations, distribution calculations and the preparation of monthly distribution reports. As securities administrator, Wells Fargo Bank is responsible for the preparation and filing of all REMIC tax returns on behalf of the Trust and the preparation of monthly reports on Form 10-D, current reports on Form 8-K and annual reports on Form 10-K that are required to be filed with the Securities and Exchange Commission on behalf of the issuing Trust. Wells Fargo Bank has been engaged in the business of securities administration since June 30, 1995. As of June 30, 2006, Wells Fargo Bank was acting as securities administrator with respect to more than $894,773,136,436 of outstanding residential mortgage-backed securities. For a general description of Wells Fargo Bank, see the description herein under "Servicing of the Mortgage Loans--The Master Servicer."

         The securities administrator shall serve as Certificate Registrar and Paying Agent. The securities administrator's office for notices under the pooling and servicing agreement is located at 9062 Old Annapolis Road, Columbia, Maryland 21045 and its office for certificate transfer services is located at Sixth Street and Marquette Avenue, Minneapolis, Minnesota 55479.

         The pooling and servicing agreement will provide that the securities administrator and any director, officer, employee or agent of the securities administrator will be entitled to recover from the distribution account all reasonable out-of pocket expenses, disbursements and advances of the securities administrator, in connection with any event of default, any breach of the pooling and servicing agreement or any claim or legal action (including any pending or threatened claim or legal action) or otherwise incurred or made by the securities administrator in the administration of the trust created pursuant to the pooling and servicing agreement (including the reasonable compensation and disbursements of its counsel), other than any such expense, disbursement or advance as may arise from its negligence or intentional misconduct or which is the responsibility of the certificateholders.

                  YIELD, PREPAYMENT AND MATURITY CONSIDERATIONS

GENERAL

         The weighted average life of, and the yield to maturity on, each class of offered certificates generally will be directly related to the rate of payment of principal, including prepayments of principal, on the mortgage loans. The actual rate of principal prepayments on pools of mortgage loans is influenced by a variety of economic, tax, geographic, demographic, social, legal and other factors and has fluctuated considerably in recent years. In addition, the rate of principal prepayments may differ among pools of mortgage loans at any time because of specific factors relating to the mortgage loans in the particular pool, including, among other things, the age of the mortgage loans, the geographic locations of the properties securing the loans, the extent of the mortgagors' equity in such properties, and changes in the mortgagors' housing needs, job transfers and employment status. The rate of principal prepayments may also be affected by whether the mortgage loans impose prepayment penalties. No more than approximately 43.84% of the mortgage loans, by cut-off date principal balance, still provide for the payment by the borrower of a prepayment charge on voluntary prepayments typically made within up to five years from the date of the execution of the related mortgage note. These penalties, if enforced by a servicer, would typically discourage prepayments on the mortgage loans.

         The timing of changes in the rate of prepayments may significantly affect the actual yield to investors who purchase the offered certificates at prices other than par, even if the average rate of principal prepayments is consistent with the expectations of investors. In general, the earlier the payment of principal of the mortgage loans the greater the effect on an investor's yield to maturity. As a result, the effect on an investor's yield of principal prepayments occurring at a rate higher or lower than the rate anticipated by the investor during the period immediately following the issuance of the offered certificates may not be offset by a subsequent like reduction or increase in the rate of principal prepayments.

         Certain of the mortgage loans are considered subprime mortgage loans. The prepayment behavior of subprime mortgage loans may differ from that of prime mortgage loans in that the prepayment rate may be influenced more by the rate of defaults and liquidations than by voluntary refinancings. Subprime mortgage loans may experience greater defaults in a rising interest rate environment as the borrower's resources are stretched, thereby producing prepayments at a time when prepayments would normally be expected to decline. Alternatively, some borrowers may be able to re-establish or improve their credit rating thereby permitting them to refinance into a lower cost mortgage loan. Investors must make their own decisions as to the appropriate prepayment assumptions to be used in deciding whether to purchase any of the offered certificates. The depositor does not make any representations or warranties as to the rate of prepayment or the factors to be considered in connection with such determination.

         The weighted average life and yield to maturity of each class of offered certificates will also be influenced by the amount of Excess Spread generated by the mortgage loans and certain available Net Swap Payments applied in reduction of the certificate principal balances of such certificates. The level of Excess Spread available on any distribution date to be applied in reduction of the certificate principal balances of the offered certificates will be influenced by, among other factors,

                o the overcollateralization level of the assets at such time, i.e., the extent to which interest on the mortgage loans is accruing on a higher stated principal balance than the certificate principal balance of the offered certificates;

                o the delinquency and default experience of the mortgage loans;

                o   whether a Coupon Strip payment is required to be made; and

                o the provisions of the pooling and servicing agreement that permit collections to be distributed to the Class B-IO Certificates and the residual certificates, in each case as provided in the pooling and servicing agreement, when the required overcollateralization level has been met.

         To the extent that greater amounts of Excess Spread and Net Swap Payments are distributed in reduction of the certificate principal balance of a class of offered certificates, the weighted average life thereof can be expected to shorten. No assurance, however, can be given as to the amount of Excess Spread or Net Swap Payments to be distributed at any time or in the aggregate.

         We refer you to "Description of the Certificates -- Distributions" and "-- Excess Spread and Overcollateralization Provisions" in this free writing prospectus.

         The yields to maturity of the offered certificates and, in particular the subordinate certificates, will be progressively more sensitive, in the order of their payment priority, to the rate, timing and severity of Realized Losses on the mortgage loans. If an Applied Realized Loss Amount is allocated to a class of certificates, that class will thereafter accrue interest on a reduced certificate principal balance. Although the Applied Realized Loss Amount so allocated may be recovered on future distribution dates to the extent there is a Subsequent Recovery, there can be no assurance that those amounts will be available or fully sufficient to repay any Applied Realized Loss Amount.

PREPAYMENTS AND YIELDS OF OFFERED CERTIFICATES

         The extent to which the yield to maturity of an offered certificate may vary from the anticipated yield will depend upon the degree to which it is purchased at a discount or premium and, correspondingly, the degree to which the timing of payments thereon is sensitive to prepayments, liquidations and purchases of the mortgage loans. In particular, in the case of an offered certificate purchased at a discount, an investor should consider the risk that a slower than anticipated rate of principal payments, liquidations and purchases of the mortgage loans could result in an actual yield to such investor that is lower than the anticipated yield and, in the case of an offered certificate purchased at a premium, the risk that a faster than anticipated rate of principal payments, liquidations and purchases of such mortgage loans could result in an actual yield to such investor that is lower than the anticipated yield.

         The effective yield to the holders of the offered certificates have an interest accrual period equal to the calendar month prior to the related distribution date will be lower than the yield otherwise produced by the applicable rate at which interest is passed through to such holders and the purchase price of such certificates because monthly distributions will not be payable to such holders until the 25th day or, if such day is not a business day, the following business day, of the month following the month in which interest accrues on the related mortgage loans, without any additional distribution of interest or earnings thereon in respect of such delay.

         Certain of the mortgage loans are fixed rate loans and certain of the mortgage loans are hybrid loans in their fixed rate period. In general, if prevailing interest rates fall significantly below the interest rates on the mortgage loans, those mortgage loans are likely to be subject to higher prepayment rates than if prevailing rates remain at or above the interest rates on these mortgage loans. Conversely, if prevailing interest rates rise appreciably above the interest rates on these mortgage loans, these mortgage loans are likely to experience a lower prepayment rate than if prevailing rates remain at or below the interest rates on such mortgage loans.

         Mortgage loans with higher mortgage rates may prepay faster than mortgage loans with relatively lower mortgage rates in response to a given change in market interest rates. Any such disproportionate prepayment of mortgage loans may reduce the interest rate cap applicable to the offered certificates.

         Each class of certificates has the benefit of the Interest Rate Swap Agreement on each distribution date through and including the distribution date in October 2010, as described in this free writing prospectus. If the Pass-Through Rate on a class of certificates is limited by its interest rate cap, no amounts will be distributable on the applicable distribution date or on any future distribution date in respect of the foregone interest amounts, except to the extent that amounts under the Interest Rate Swap Agreement and any applicable Excess Cashflow is available on future distribution dates to pay Basis Risk Shortfall Carry Forward Amounts on the certificates. See "Description of the Certificates--Excess Cashflow Provisions" and "--The Interest Rate Swap Agreement" in this free writing prospectus.

         To the extent that the Pass-Through Rate on the Class A Certificates and Class M Certificates on a distribution date is limited by the applicable interest rate cap, the difference between (x) the interest amount payable to such class on such distribution date at the applicable Pass-Through Rate without regard to the related interest rate cap, and (y) the Current Interest payable to such class on such distribution date will create a Basis Risk Shortfall. The Interest Rate Swap Agreement will provide some protection for the certificates against such Basis Risk Shortfalls. However, the Interest Rate Swap Agreement may not provide sufficient funds to cover all such Basis Risk Shortfalls. In addition, payments under the Interest Rate Swap Agreement are limited to a specified rate in effect from time to time. To the extent that net amounts payable under the Interest Rate Swap Agreement on a distribution date are insufficient to cover all such Basis Risk Shortfalls, some or all of the Excess Cashflow on such distribution date may be used. However, there can be no assurance that such Excess Cashflow will be sufficient to cover these Basis Risk Shortfalls, particularly because on any distribution date where the Pass-Through Rate is limited to the interest rate cap, there will be little or no excess interest. In the event of a decrease in One-Month LIBOR on a distribution date, the amount of related Excess Cashflow available on such distribution date to the Class A Certificates and Class M Certificates will be reduced by any Net Swap Payments and Swap Termination Payments (to the extent not due to a Swap Provider Trigger Event) paid on such distribution date to the Swap Provider as described in this free writing prospectus. In addition, the interest rate cap and therefore the pass-through rate on the Class A Certificates and Class M Certificates may be reduced on a distribution date by the requirement of the trust to pay any Net Swap Payments and Swap Termination Payments (to the extent not due to a Swap Provider Trigger Event) to the Swap Provider as described in this free writing prospectus.

         Subject to the circumstances described under "Description of the Certificates--Distributions" in this free writing prospectus, on each distribution date during the first three years after the closing date and thereafter on any distribution date that a Trigger Event is in effect, all principal payments on the mortgage loans will generally be allocated to the senior certificates.

         The "final scheduled distribution date" is the distribution date in October 2036. It is intended that the amounts deposited in the Final Maturity Reserve Account will be sufficient to retire the offered certificates on the final scheduled distribution date, even though the outstanding principal balance of the mortgage loans having 40-year original terms to maturity have not been reduced to zero on such final scheduled distribution date. The actual final distribution date with respect to each class of offered certificates could occur significantly earlier than its last scheduled distribution date because

                  o prepayments are likely to occur which will be applied to the payment of the certificate principal balances thereof,

                  o Excess Spread, to the extent available, will be applied as an accelerated payment of principal on the certificates to the extent described herein and

                  o the depositor may purchase all the mortgage loans and REO properties when the outstanding aggregate Stated Principal Balance thereof has declined to 10% or less of the cut-off date stated principal balance of the mortgage loans and may purchase mortgage loans in certain other circumstances as described herein.

         The sponsor may from time to time implement programs designed to encourage refinancing. These programs may include, without limitation, modifications of existing loans, general or targeted solicitations, the offering of pre-approved applications, reduced origination fees or closing costs, or other financial incentives. Targeted solicitations may be based on a variety of factors, including the credit of the borrower or the location of the mortgaged property. In addition, the sponsor may encourage assumptions of mortgage loans, including defaulted mortgage loans, under which creditworthy borrowers assume the outstanding indebtedness of the mortgage loans which may be removed from the mortgage pool. As a result of these programs, with respect to the mortgage pool underlying any trust, the rate of principal prepayments of the mortgage loans in the mortgage pool may be higher than would otherwise be the case, and in some cases, the average credit or collateral quality of the mortgage loans remaining in the mortgage pool may decline.

         Prepayments on mortgage loans are commonly measured relative to a prepayment standard or model. The model used in this free writing prospectus, which we refer to as the prepayment model, is a prepayment assumption which represents a constant assumed rate of prepayment, which we abbreviate as CPR, each month relative to the then outstanding principal balance of a pool of mortgage loans similar to the mortgage loans in the mortgage pool for the life of such mortgage loans. For example, 30% CPR assumes a constant prepayment rate of 30% per annum.

         There is no assurance, however, that prepayments on the mortgage loans will conform to any level of the prepayment model, and no representation is made that the mortgage loans will prepay at the prepayment rates shown or any other prepayment rate. The rate of principal payments on pools of mortgage loans is influenced by a variety of economic, geographic, social and other factors, including the level of interest rates. Other factors affecting prepayment of mortgage loans include changes in obligors, housing needs, job transfers and unemployment. In the case of mortgage loans in general, if prevailing interest rates fall significantly below the interest rates on such mortgage loans, the mortgage loans are likely to be subject to higher prepayment rates than if prevailing interest rates remain at or above the rates borne by such mortgage loans. Conversely, if prevailing interest rates rise above the interest rates on such mortgage loans, the rate of prepayment would be expected to decrease.

         The following tables have been prepared on the basis of the following assumptions, which we refer to, collectively, as modeling assumptions:

                o the mortgage loans prepay at the indicated percentages of CPR;

                o distributions on the offered certificates are received, in cash, on the 25th day of each month, commencing in November 2006, in accordance with the payment priorities defined in this free writing prospectus, and no amounts are received by the trust from the interest rate swap agreement;

                o no defaults or delinquencies in, or modifications, waivers or amendments respecting, the payment by the mortgagors of principal and interest on the mortgage loans occur;

                o scheduled payments on the mortgage loans are assumed to be received on the first day of each month commencing in November 2006, there are no shortfalls in the payment of interest, and prepayments represent payment in full of individual mortgage loans are assumed to be received on the last day of each month, commencing in October 2006, and include 30 days' interest thereon;

                o   the closing date for the Certificates is November 9, 2006;

                o each index for the adjustable rate mortgage loans remains constant at the following levels:

                               INDEX                         RATE
                               -----                         ----
                          1-Month LIBOR                   5.32000%
                          1-Year CMT                      4.70000%
                          6-Month LIBOR                   5.37000%

                o the mortgage rate on each adjustable rate mortgage loan will be adjusted on each interest adjustment date to a rate equal to the applicable related index (as described above) plus the applicable gross margin, subject to maximum lifetime mortgage rates, minimum lifetime mortgage rates and periodic caps (as applicable);

                o other than mortgage loans that are balloon mortgage loans, scheduled monthly payments of principal and interest on each adjustable rate mortgage loan will be adjusted on each payment adjustment date to equal a fully amortizing payment, subject to periodic payment caps, as applicable;

                o other than mortgage loans that are balloon loans, scheduled monthly payments of principal and interest on the mortgage loans are calculated on their respective principal balances (prior to giving effect to prepayments received thereon during the preceding calendar month), mortgage rates and remaining terms to stated maturity such that the mortgage loans will fully amortize by their stated maturities;

                o except as indicated with respect to the weighted average lives, EMC Mortgage Corporation does not exercise its right to purchase the assets of the trust fund on any optional termination date;

                o there are sufficient funds in the Final Maturity Reserve Account such that all certificates will be paid in full on the distribution date in October 2036; and

                o the mortgage loans have the approximate characteristics described below:

                            MORTGAGE LOAN ASSUMPTIONS

                                                                                      Remaining
                                    Gross               Net            Original      Amortization    Remaining
  Mortgage       Current          Mortgage           Mortgage        Amortization        Term      Balloon Term
Loan Number    Balance ($)         Rate (%)          Rate (%)       Term (months)      (months)      (months)     Loan Type
-----------    -----------         --------          --------       -------------      --------      --------     ---------
     1         446,760.14       7.8450000000       7.3200000000          480             471            351      Adjustable
     2         502,748.20       7.8000000000       7.2750000000          480             472            352      Adjustable
     3          67,055.13       9.7550000000       9.2300000000          480             472            352      Adjustable
     4         349,431.55       7.8500000000       7.3250000000          480             471            351      Adjustable
     5        5,804,830.77      7.9477561672       7.4227561672          480             471            351      Adjustable
     6         372,475.63       7.4500000000       6.9250000000          480             472            352      Adjustable
     7         174,442.60       9.0400000000       8.5150000000          480             468            348      Adjustable
     8        1,149,054.02      9.6554653454       9.1304653454          480             472            352      Adjustable
     9        4,018,410.69      8.9703377560       8.4453377560          480             471            351      Adjustable
     10        115,231.79       5.2500000000       4.7250000000          360             324            N/A      Adjustable
     11        215,900.00       9.7300000000       9.2050000000          360             351            N/A      Adjustable
     12        437,782.15       6.8882370569       6.3632370569          355             346            N/A      Adjustable
     13         97,772.80       8.3900000000       7.8650000000          360             349            N/A      Adjustable
     14       1,203,106.38      7.4952422362       6.9702422362          360             350            N/A      Adjustable
     15        112,469.78       6.3000000000       5.7750000000          360             348            N/A      Adjustable
     16        180,200.00       7.5000000000       6.9750000000          360             339            N/A      Adjustable
     17        401,529.00       5.3500000000       4.8250000000          360             348            N/A      Adjustable
     18        456,999.92       6.8466080607       6.3216080607          360             342            N/A      Adjustable
     19        448,000.00       8.3750000000       7.8500000000          360             353            N/A      Adjustable
     20        300,700.00       6.3122746924       5.7872746924          360             347            N/A      Adjustable
     21       1,134,676.99      7.2621071643       6.7371071643          360             351            N/A      Adjustable
     22        406,992.00       7.0061593348       6.4811593348          360             352            N/A      Adjustable
     23        486,650.06       5.9949069576       5.4699069576          360             348            N/A      Adjustable
     24       1,567,263.68      7.3858078830       7.1108078830          360             350            N/A      Adjustable
     25        380,000.00       9.9500000000       9.4250000000          360             353            N/A      Adjustable
     26        817,225.48       7.4230871566       6.8980871566          360             348            N/A      Adjustable
     27        189,000.00       6.4990000000       5.9740000000          360             350            N/A      Adjustable
     28        353,831.05       8.6300000000       8.1050000000          360             350            N/A      Adjustable
     29        392,914.98       9.8750000000       9.3500000000          360             353            N/A      Adjustable
     30        601,534.74       9.2594260164       8.9844260164          360             349            N/A      Adjustable
     31       4,394,276.02      8.5135093720       7.9885093720          356             348            N/A      Adjustable
     32       4,966,841.00      8.2555118745       7.7305118745          360             350            N/A      Adjustable
     33       11,441,907.82     8.5264891768       8.0014891768          360             349            N/A      Adjustable
     34        128,709.79       8.3250000000       7.8000000000          480             473            N/A      Adjustable
     35       7,668,273.85      7.4783022250       6.9533022250          480             469            N/A      Adjustable
     36        303,628.26       8.1250000000       7.8500000000          360             345            N/A      Adjustable
     37        351,348.26       8.4505839640       7.9255839640          360             342            N/A      Adjustable
     38       1,381,167.89      8.2023190028       7.6773190028          360             346            N/A      Adjustable
     39       1,583,707.10      7.6272289295       7.1022289295          360             349            N/A      Adjustable
     40       1,568,921.30      7.2945940080       6.7695940080          480             467            N/A      Adjustable
     41        161,341.03       6.9900000000       6.4650000000          360             348            N/A      Adjustable
     42       13,894,761.87     7.9541674588       7.6791674588          360             350            N/A      Adjustable
     43        842,913.61       7.9261237351       7.6511237351          360             349            N/A      Adjustable
     44       4,156,708.66      8.9276674865       8.4026674865          356             348            N/A      Adjustable
     45       6,226,231.93      7.6726820272       7.1476820272          360             347            N/A      Adjustable
     46       8,683,991.19      8.0969828434       7.5719828434          360             349            N/A      Adjustable
     47        159,424.01       10.5500000000      10.0250000000         480             472            N/A      Adjustable
     48        296,499.93       9.6500000000       9.1250000000          480             471            N/A      Adjustable
     49       1,355,761.39      7.6574437612       7.1324437612          480             468            N/A      Adjustable
     50        905,497.62       7.3151111921       6.7901111921          480             470            350      Adjustable
     51         91,654.40       9.5000000000       8.9750000000          480             472            352      Adjustable
     52        353,586.96       7.2500000000       6.7250000000          480             470            350      Adjustable
     53        107,997.10       7.3000000000       6.7750000000          360             349            N/A      Adjustable
     54        134,266.95       7.6000000000       7.0750000000          360             351            N/A      Adjustable
     55        218,774.99       7.3750000000       6.8500000000          360             350            N/A      Adjustable
     56        172,260.63       8.1500000000       7.6250000000          480             469            N/A      Adjustable
     57        373,858.19       7.8636963858       7.3386963858          346             340            N/A      Adjustable
     58        804,308.85       8.3654532538       7.8404532538          356             347            N/A      Adjustable
     59        498,790.03       9.0966916169       8.5716916169          360             350            N/A      Adjustable
     60        147,591.29       8.5750000000       8.0500000000          480             469            N/A      Adjustable
     61        363,204.26       6.5487784339       6.2737784339          360             350            N/A      Adjustable


                                     Months to                      Initial         Subsequent
                                   Next Interest     Months        Periodic          Periodic           Gross
                        Gross           Rate      Between Rate       Rate              Rate            Minimum
      Index          Margin (%)      Adjustment    Adjustment       Cap (%)          Cap (%)           Rate (%)
      -----          ----------    ------------    ----------       -------          -------           --------
6MonthLIBOR         6.6000000000         15            6         3.0000000000      1.0000000000      7.8450000000
6MonthLIBOR         6.3000000000         16            6         1.5000000000      1.5000000000      6.3000000000
6MonthLIBOR         8.7550000000         16            6         3.0000000000      1.0000000000      9.7550000000
6MonthLIBOR         6.6250000000         15            6         3.0000000000      3.0000000000      7.8500000000
6MonthLIBOR         6.1410119097         15            6         1.6117932746      1.4757990490      7.1321248723
6MonthLIBOR         4.9500000000         16            6         3.0000000000      1.0000000000      7.4500000000
6MonthLIBOR         8.0400000000         12            6         3.0000000000      3.0000000000      9.0400000000
6MonthLIBOR         7.2108147122         16            6         2.7009020429      2.7009020429      9.4988728590
6MonthLIBOR         6.0533136798         15            6         1.7999018251      1.4627421532      6.8400317333
1YearCMT            2.7500000000         12            12        5.0000000000      5.0000000000      2.7500000000
6MonthLIBOR         2.3750000000         15            6         3.0000000000      3.0000000000      2.3750000000
6MonthLIBOR         6.0985850862         15            6         2.0748823359      2.0748823359      6.7924233343
6MonthLIBOR         8.1400000000         13            6         3.0000000000      3.0000000000      8.1400000000
6MonthLIBOR         5.3215519991         14            6         1.9028401628      1.0000000000      7.4952422362
6MonthLIBOR         5.7500000000         12            6         1.0000000000      1.0000000000      6.3000000000
6MonthLIBOR         5.3750000000         15            6         3.0000000000      3.0000000000      5.3750000000
6MonthLIBOR         5.5500000000         24            6         1.5000000000      1.5000000000      5.3500000000
6MonthLIBOR         3.7844635071         18            6         2.5634575166      1.1455141611      4.4538286484
6MonthLIBOR         6.3000000000         17            6         1.5000000000      1.5000000000      6.3000000000
6MonthLIBOR         5.5670967742         19            6         3.0000000000      3.0000000000      6.3122746924
6MonthLIBOR         6.0282601575         15            6         1.5000000000      1.5000000000      6.7386101645
6MonthLIBOR         4.3091136927         16            6         3.0000000000      1.7881825687      7.0061593348
6MonthLIBOR         5.8361964530         24            6         2.1380354705      1.5000000000      5.9949069576
6MonthLIBOR         4.7789428077         17            9         3.0000000000      1.0000000000      4.7789428077
6MonthLIBOR         7.9500000000         17            6         2.0000000000      2.0000000000      9.9500000000
6MonthLIBOR         5.8172442084         21            6         1.8703904337      1.5000000000      7.4230871566
6MonthLIBOR         4.4990000000         14            6         3.0000000000      1.0000000000      6.4990000000
6MonthLIBOR         7.3800000000         14            6         3.0000000000      3.0000000000      8.6300000000
6MonthLIBOR         7.3750000000         17            6         3.0000000000      1.0000000000      9.8750000000
6MonthLIBOR         6.0687920162         13            6         3.0000000000      1.0000000000      6.4475166203
6MonthLIBOR         6.6286975518         16            6         2.9760978033      2.8900569814      8.2195355872
6MonthLIBOR         6.2805374827         15            6         2.1145584115      1.4386162543      7.9009794400
6MonthLIBOR         5.5690235165         14            6         2.9729378772      1.8094381497      8.4578476880
6MonthLIBOR         6.3250000000         17            6         2.0000000000      2.0000000000      8.3250000000
6MonthLIBOR         5.1380178497         13            6         2.9388185921      1.9880181627      7.4783022250
6MonthLIBOR         4.2500000000         21            6         3.0000000000      1.0000000000      4.2500000000
6MonthLIBOR         6.2193767724         18            6         2.5367246589      2.5367246589      8.4505839640
6MonthLIBOR         5.8422501261         22            6         1.7275879473      1.5000000000      8.2461134643
6MonthLIBOR         5.4599173043         16            6         3.0000000000      2.1340249090      7.6272289295
6MonthLIBOR         4.9900000000         18            6         2.7488465610      2.2945929920      7.2945940080
6MonthLIBOR         5.7000000000         12            6         1.5000000000      1.5000000000      6.9900000000
6MonthLIBOR         4.9735640442         15            12        3.0000000000      1.0000000000      5.1646458391
6MonthLIBOR         4.9935598083         13            9         3.0000000000      1.0000000000      7.4826130650
6MonthLIBOR         6.0764372010         16            6         2.8156952910      2.5134297276      7.5167877096
6MonthLIBOR         5.9317553071         21            6         1.7289216634      1.4918695672      7.3936214535
6MonthLIBOR         5.4347264735         14            6         2.9242378245      1.9542774726      8.0520746361
6MonthLIBOR         8.1250000000         16            6         2.0000000000      2.0000000000     10.5500000000
6MonthLIBOR         6.3000000000         15            6         1.5000000000      1.5000000000      6.3000000000
6MonthLIBOR         4.9900000000         14            6         3.0000000000      2.2111284789      7.6574437612
6MonthLIBOR         6.1176530453         26            6         1.5000000000      1.5000000000      6.2737412606
6MonthLIBOR         8.2500000000         28            6         3.0000000000      3.0000000000      9.5000000000
6MonthLIBOR         5.9500000000         26            6         1.5000000000      1.5000000000      7.2500000000
6MonthLIBOR         5.9500000000         25            6         1.5000000000      1.5000000000      7.3000000000
6MonthLIBOR         5.9500000000         27            6         1.5000000000      1.5000000000      7.6000000000
6MonthLIBOR         3.0000000000         26            6         3.0000000000      3.0000000000      3.0000000000
6MonthLIBOR         4.9900000000         25            6         3.0000000000      3.0000000000      8.1500000000
6MonthLIBOR         5.6867306558         30            6         3.0000000000      3.0000000000      7.8636963858
6MonthLIBOR         5.9090188679         27            6         2.4005406505      1.3420075261      7.5707481384
6MonthLIBOR         5.3422961155         26            6         3.0000000000      2.7215930719      9.0966916169
6MonthLIBOR         4.9900000000         25            6         3.0000000000      3.0000000000      8.5750000000
6MonthLIBOR         4.0997526743         26            6         3.0000000000      1.0000000000      4.0997526743


                      Remaining
        Gross         Interest
       Maximum        Only Term
      Rate (%)        (months)
      --------        --------
    14.3450000000        N/A
    14.8000000000        N/A
    16.7550000000        N/A
    14.3500000000        N/A
    14.8993542652        N/A
    13.4500000000        N/A
    15.0400000000        N/A
    15.6549908228        N/A
    15.8958220623        N/A
    13.9500000000        N/A
    15.7300000000        111
    12.9722578684        15
    14.3900000000        13
    13.4952422362        14
    12.3000000000        12
    13.5000000000        15
    12.3500000000        24
    12.4286647052        18
    15.3750000000        53
    12.3122746924        47
    14.2621071643        51
    13.0061593348        52
    12.9949069576        48
    13.3858078830        50
    15.9500000000        53
    14.4230871566        48
    13.4990000000        50
    14.6300000000        N/A
    16.8750000000        N/A
    15.2594260164        N/A
    14.6892290768        N/A
    15.0578610356        N/A
    14.6897028898        N/A
    14.3250000000        N/A
    13.4783022250        N/A
    14.1250000000        N/A
    14.7594341914        N/A
    15.2023190028        N/A
    13.6272289295        N/A
    13.2945940080        N/A
    13.9900000000        N/A
    13.9541674588        N/A
    13.9261237351        N/A
    14.9766081311        N/A
    14.6564211617        N/A
    14.1352127176        N/A
    16.5500000000        N/A
    16.6500000000        N/A
    13.6574437612        N/A
    14.3151111921        N/A
    15.5000000000        N/A
    14.2500000000        N/A
    14.3000000000        25
    14.6000000000        51
    13.3750000000        N/A
    14.1500000000        N/A
    13.8636963858        N/A
    14.9008769782        N/A
    15.0966916169        N/A
    14.5750000000        N/A
    12.5487784339        N/A


                                     S-110


                                                                                      Remaining
                                    Gross               Net            Original      Amortization    Remaining
  Mortgage       Current          Mortgage           Mortgage        Amortization        Term      Balloon Term
Loan Number    Balance ($)         Rate (%)          Rate (%)       Term (months)      (months)      (months)     Loan Type
-----------    -----------         --------          --------       -------------      --------      --------     ---------
     62         71,826.87       8.8250000000       8.3000000000          360             350            N/A      Adjustable
     63        629,803.39       7.2028079565       6.6778079565          360             349            N/A      Adjustable
     64        331,311.17       11.1168282977      10.5918282977         308             301            N/A      Adjustable
     65       1,113,702.65      8.5490137540       8.0240137540          480             469            N/A      Adjustable
     66        355,683.40       7.8000000000       7.2750000000          360             344            N/A      Adjustable
     67        230,000.00       6.5000000000       5.9750000000          360             357            N/A      Adjustable
     68        139,920.00       5.6250000000       5.1000000000          360             345            N/A      Adjustable
     69        396,760.91       5.8678812764       5.3428812764          360             345            N/A      Adjustable
     70        885,999.97       6.1458803703       5.6208803703          360             351            N/A      Adjustable
     71         93,445.36       8.2500000000       7.7250000000          360             351            N/A      Adjustable
     72        254,554.99       6.0000000000       5.4750000000          341             333            N/A      Adjustable
     73        176,219.32       9.1482237158       8.6232237158          360             348            N/A      Adjustable
     74        173,172.62       11.6500000000      11.1250000000         360             351            N/A      Adjustable
     75         76,237.78       8.1400000000       7.6150000000          480             467            347      Adjustable
     76        999,999.00       5.8750000000       5.3500000000          360             350            N/A      Adjustable
     77        450,000.00       6.0000000000       5.4750000000          360             350            N/A      Adjustable
     78        311,312.44       7.9122205062       7.6372205062          360             352            N/A      Adjustable
     79        111,375.73       5.5000000000       4.9750000000          339             331            N/A      Adjustable
     80       1,168,123.35      7.6325179849       7.1075179849          360             297            N/A      Adjustable
     81        390,749.29       7.1754000999       6.6504000999          360             347            N/A      Adjustable
     82        742,248.22       6.2961875829       5.7711875829          360             344            N/A      Adjustable
     83        665,567.49       6.7271867688       6.2021867688          360             339            N/A      Adjustable
     84        296,998.96       7.8800000000       7.3550000000          360             345            N/A      Adjustable
     85        400,800.00       7.9500000000       7.4250000000          360             344            N/A      Adjustable
     86        292,560.00       5.7000000000       5.1750000000          360             345            N/A      Adjustable
     87        400,500.00       6.4000624220       5.8750624220          360             342            N/A      Adjustable
     88        805,902.73       8.2300622117       7.7050622117          360             346            N/A      Adjustable
     89        393,473.77       7.0500000000       6.5250000000          360             346            N/A      Adjustable
     90        273,300.99       6.0554315775       5.7804315775          360             346            N/A      Adjustable
     91        825,000.00       6.9500000000       6.4250000000          360             346            N/A      Adjustable
     92        122,954.62       8.3750000000       8.1000000000          360             347            N/A      Adjustable
     93        455,475.83       7.7423498597       7.4673498597          360             347            N/A      Adjustable
     94       5,627,438.12      7.8411881909       7.3161881909          359             341            N/A      Adjustable
     95       3,384,847.53      7.9205613291       7.3955613291          360             343            N/A      Adjustable
     96       6,717,631.77      7.9658491983       7.4408491983          359             344            N/A      Adjustable
     97       1,506,980.98      7.4318609008       6.9068609008          479             466            N/A      Adjustable
     98        140,352.15       10.8750000000      10.3500000000         347             339            N/A      Adjustable
     99        135,925.69       6.8000000000       6.2750000000          480             467            N/A      Adjustable
    100        480,159.50       6.7694977606       6.4944977606          360             345            N/A      Adjustable
    101       7,132,380.72      7.7824330672       7.5074330672          360             345            N/A      Adjustable
    102        112,199.55       9.2279172577       8.9529172577          360             344            N/A      Adjustable
    103       13,488,789.96     10.1631131141      9.6381131141          359             326            N/A      Adjustable
    104       2,190,480.22      8.6220071010       8.0970071010          360             336            N/A      Adjustable
    105       5,967,576.27      9.2034846905       8.6784846905          354             315            N/A      Adjustable
    106         47,331.37       9.7250000000       9.2000000000          480             464            N/A      Adjustable
    107       1,112,552.45      7.8317362071       7.3067362071          355             350            N/A         Fixed
    108       1,242,220.52      6.7804875044       6.2554875044          351             337            N/A         Fixed
    109        239,446.53       6.9726018738       6.6976018738          360             348            N/A         Fixed
    110       10,062,164.31     7.5682461503       7.0432461503          351             337            N/A         Fixed
    111       1,108,939.55      7.9300505118       7.4050505118          320             297            N/A         Fixed
    112       10,719,689.47     8.0134234618       7.7384234618          348             338            N/A         Fixed
    113       16,850,343.17     7.9495454486       7.4245454486          328             294            N/A         Fixed
    114         95,314.70       7.2500000000       6.7250000000          480             469            N/A         Fixed
    115        282,766.18       7.3000000000       6.7750000000          480             468            N/A         Fixed
    116        235,813.62       7.7500000000       7.2250000000          360             338            158         Fixed
    117        269,460.50       6.9500000000       6.4250000000          480             468            348         Fixed
    118         81,536.47       7.5000000000       6.9750000000          360             325            145         Fixed
    119        231,397.18       8.5998412690       8.0748412690          442             410            271         Fixed
    120        100,999.87       7.2500000000       6.7250000000          360             347            N/A         Fixed
    121       1,483,032.00      9.1107204700       8.6056175457          360             351            N/A         Fixed
    122        483,000.00       6.2500000000       5.7250000000          360             347            N/A         Fixed


                                     Months to                      Initial         Subsequent
                                   Next Interest     Months        Periodic          Periodic           Gross
                        Gross           Rate      Between Rate       Rate              Rate            Minimum
      Index          Margin (%)      Adjustment    Adjustment       Cap (%)          Cap (%)           Rate (%)
      -----          ----------    ------------    ----------       -------          -------           --------
6MonthLIBOR         6.1250000000         26            6         3.0000000000      3.0000000000      8.8250000000
6MonthLIBOR         5.9500000000         25            6         2.5549036660      1.5000000000      7.2028079565
6MonthLIBOR         5.1499889156         29            6         2.6918822266      2.1730919305      8.8899039383
6MonthLIBOR         4.9900000000         25            6         3.0000000000      3.0000000000      7.9110457694
1YearCMT            6.2500000000         44            12        2.0000000000      2.0000000000      7.8000000000
6MonthLIBOR         3.2500000000         81            6         6.0000000000      2.0000000000      3.2500000000
6MonthLIBOR         5.5500000000         69            6         1.5000000000      1.5000000000      5.6250000000
6MonthLIBOR         5.5500000000         69            6         1.5000000000      1.5000000000      5.8678812764
6MonthLIBOR         2.2500000000         51            6         3.0000000000      3.1670429628      2.2500000000
6MonthLIBOR         5.9500000000         51            6         1.5000000000      1.5000000000      5.9500000000
6MonthLIBOR         2.2500000000         52            6         5.0000000000      5.0000000000      2.2500000000
6MonthLIBOR         5.6784592632         48            6         1.5000000000      1.5000000000      5.6784592632
6MonthLIBOR         4.9900000000         51            6         3.0000000000      3.0000000000     11.6500000000
6MonthLIBOR         7.1400000000         11            6         3.0000000000      3.0000000000      8.1400000000
1YearCMT            2.7500000000         2             12        5.0000000000      5.0000000000      2.7500000000
1YearCMT            2.7500000000         2             12        5.0000000000      5.0000000000      2.7500000000
1YearCMT            6.5922464634         4             12        2.0000000000      2.0000000000      7.9122205062
1YearCMT            2.2500000000         4             12        1.0000000000      1.0000000000      2.2500000000
1YearCMT            3.0742955250         10            12        2.6224037213      2.4926855113      3.0742955250
6MonthLIBOR         5.8443438362         11            6         3.0000000000      3.0000000000      7.1754000999
6MonthLIBOR         5.6159887032         8             6         1.5000000000      1.5000000000      6.1207631250
6MonthLIBOR         5.5912553287         3             6         1.9543735377      1.9543735377      6.7271867688
6MonthLIBOR         6.8800000000         9             6         3.0000000000      1.0000000000      7.8800000000
6MonthLIBOR         7.7000000000         8             6         3.0000000000      3.0000000000      7.9500000000
6MonthLIBOR         5.5500000000         9             6         1.5000000000      1.5000000000      5.7000000000
6MonthLIBOR         4.9900000000         6             6         1.9413233458      1.4706616729      6.7970661673
6MonthLIBOR         5.8407899580         7             6         2.5771201817      2.1542403635      8.2300622117
6MonthLIBOR         6.0500000000         10            6         3.0000000000      3.0000000000      7.0500000000
6MonthLIBOR         4.0529626786         10            6         3.0000000000      1.0000000000      4.0529626786
6MonthLIBOR         4.5000000000         10            6         3.0000000000      3.0000000000      4.5000000000
6MonthLIBOR         6.3750000000         11            6         3.0000000000      1.0000000000      6.3750000000
6MonthLIBOR         4.4837295922         11            6         3.0000000000      1.0000000000      4.9637968957
6MonthLIBOR         6.0311513369         5             6         2.9063738883      2.8654970959      7.6829767985
6MonthLIBOR         6.1661609877         7             6         2.2345297943      1.3157381996      7.8548376833
6MonthLIBOR         5.3870955612         7             6         2.8222870677      1.8690359058      7.5308811952
6MonthLIBOR         4.7683168385         10            6         2.9420663159      1.9420663159      7.2093686766
6MonthLIBOR         6.7500000000         4             6         3.0000000000      3.0000000000      6.7500000000
6MonthLIBOR         4.9900000000         11            6         3.0000000000      2.0000000000      6.8000000000
6MonthLIBOR         5.1999436271         9             6         3.0000000000      1.0000000000      5.1999436271
6MonthLIBOR         4.7872441459         9             8         2.9903882837      1.0000000000      5.2744288105
6MonthLIBOR         8.2279172577         8             6         3.0000000000      1.0000000000      8.2279172577
6MonthLIBOR         5.4348449633         4             6         2.7371090446      1.9656641925      7.4894960226
6MonthLIBOR         5.9256384591         6             6         1.5296028763      1.3229565730      7.4831301661
6MonthLIBOR         5.2987793987         6             6         2.6004490538      1.3143977094      7.7028522446
6MonthLIBOR         4.9900000000         8             6         3.0000000000      2.0000000000      9.7250000000
       N/A               N/A            N/A           N/A             N/A              N/A               N/A
       N/A               N/A            N/A           N/A             N/A              N/A               N/A
       N/A               N/A            N/A           N/A             N/A              N/A               N/A
       N/A               N/A            N/A           N/A             N/A              N/A               N/A
       N/A               N/A            N/A           N/A             N/A              N/A               N/A
       N/A               N/A            N/A           N/A             N/A              N/A               N/A
       N/A               N/A            N/A           N/A             N/A              N/A               N/A
       N/A               N/A            N/A           N/A             N/A              N/A               N/A
       N/A               N/A            N/A           N/A             N/A              N/A               N/A
       N/A               N/A            N/A           N/A             N/A              N/A               N/A
       N/A               N/A            N/A           N/A             N/A              N/A               N/A
       N/A               N/A            N/A           N/A             N/A              N/A               N/A
       N/A               N/A            N/A           N/A             N/A              N/A               N/A
       N/A               N/A            N/A           N/A             N/A              N/A               N/A
       N/A               N/A            N/A           N/A             N/A              N/A               N/A
       N/A               N/A            N/A           N/A             N/A              N/A               N/A



                      Remaining
        Gross         Interest
       Maximum        Only Term
      Rate (%)        (months)
      --------        --------
    15.3300000000        N/A
    14.2028079565        N/A
    16.9672136281        N/A
    14.5490137540        N/A
    13.8000000000        N/A
    12.5000000000        117
    12.6250000000        45
    12.8678812764        45
    11.1458803703        51
    15.2500000000        N/A
    11.0000000000        N/A
    16.1482237158        N/A
    17.6500000000        N/A
    14.1400000000        N/A
    10.8750000000        110
    11.0000000000        74
    13.9122205062        N/A
    10.5000000000        N/A
    14.1108156846        N/A
    13.5336860996        11
    13.2961875829         8
    12.7271867688         3
    14.8800000000         9
    13.9500000000         8
    12.7000000000         9
    12.7970661673         6
    14.2300622117        46
    13.0500000000        46
    12.0554315775        46
    12.9500000000        46
    14.3750000000        N/A
    13.7423498597        N/A
    14.0991303037        N/A
    14.5700268694        N/A
    13.9317037705        N/A
    13.3509546375        N/A
    16.8750000000        N/A
    12.8000000000        N/A
    12.7694977606        N/A
    13.7722206186        N/A
    15.2279172577        N/A
    14.0183339093        N/A
    14.2145276512        N/A
    14.7399817022        N/A
    15.7250000000        N/A
         N/A             N/A
         N/A             N/A
         N/A             N/A
         N/A             N/A
         N/A             N/A
         N/A             N/A
         N/A             N/A
         N/A             N/A
         N/A             N/A
         N/A             N/A
         N/A             N/A
         N/A             N/A
         N/A             N/A
         N/A             107
         N/A             111
         N/A             47


         While it is assumed that each of the mortgage loans prepays at the indicated percentages of CPR, this is not likely to be the case.

         Discrepancies will exist between the characteristics of the actual mortgage loans which will be delivered to the trustee and characteristics of the mortgage loans assumed in preparing the tables. To the extent that the mortgage loans have characteristics which differ from those assumed in preparing the tables, the certificates may mature earlier or later than indicated by the tables.

         Based on the foregoing assumptions, the tables below indicate the weighted average life of each class of offered certificates and set forth the percentages of the initial certificate principal balance of each such class that would be outstanding after the distribution date in October of each of the years indicated, assuming that the mortgage loans prepay at the indicated percentages of CPR. Neither CPR nor any other prepayment model or assumption purports to be an historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of mortgage loans, including the mortgage loans securitized in connection with the issuance of the certificates. Variations in the actual prepayment experience and the balance of the mortgage loans that prepay may increase or decrease the percentage of initial certificate principal balance (and weighted average life) shown in the following tables. These variations may occur even if the average prepayment experience of all such mortgage loans equals any of the specified percentages of CPR.

                                              Percent of the Initial Class Certificate Principal Balance
                                                         at the Respective Percentages of CPR
                                 -----------------------------------------------------------------------------------
                                                                       Class A-1
                                 -----------------------------------------------------------------------------------
                                                                    CPR Percentage
                                 -----------------------------------------------------------------------------------

Distribution Date:                  5%           10%         20%          30%          40%         50%          60%
-----------------                   --           ---         ---          ---          ---         ---          ---

Initial Percentage                  100          100         100          100          100         100          100
  October 2007..................     90           81          64           46           29          12            0
  October 2008..................     81           65          35            9            0           0            0
  October 2009..................     72           50          12            0            0           0            0
  October 2010..................     63           36           4            0            0           0            0
  October 2011..................     55           24           0            0            0           0            0
  October 2012..................     47           13           0            0            0           0            0
  October 2013..................     40            8           0            0            0           0            0
  October 2014..................     33            4           0            0            0           0            0
  October 2015..................     26            1           0            0            0           0            0
  October 2016..................     19            0           0            0            0           0            0
  October 2017..................     13            0           0            0            0           0            0
  October 2018..................     10            0           0            0            0           0            0
  October 2019..................      7            0           0            0            0           0            0
  October 2020..................      5            0           0            0            0           0            0
  October 2021..................      2            0           0            0            0           0            0
  October 2022..................      0            0           0            0            0           0            0
  October 2023..................      0            0           0            0            0           0            0
  October 2024..................      0            0           0            0            0           0            0
  October 2025..................      0            0           0            0            0           0            0
  October 2026..................      0            0           0            0            0           0            0
  October 2027..................      0            0           0            0            0           0            0
  October 2028..................      0            0           0            0            0           0            0
  October 2029..................      0            0           0            0            0           0            0
  October 2030..................      0            0           0            0            0           0            0
  October 2031..................      0            0           0            0            0           0            0
  October 2032..................      0            0           0            0            0           0            0
  October 2033..................      0            0           0            0            0           0            0
  October 2034..................      0            0           0            0            0           0            0
  October 2035..................      0            0           0            0            0           0            0
  October 2036..................      0            0           0            0            0           0            0
Weighted Average Life
(in years)(1).................     6.10         3.31         1.63        1.00         0.70         0.52        0.40
Weighted Average Life
(in years)(1)(2)..............     6.10         3.31         1.63        1.00         0.70         0.52        0.40
__________________
(1)      The weighted average life of the offered certificates is determined by
         (i) multiplying the amount of each principal payment by the number of years from the date of issuance to the related distribution date, (ii)
         adding the results and (iii) dividing the sum by the initial respective certificate principal balance for such class of offered certificates.
(2)      To the optional termination date.


                                              Percent of the Initial Class Certificate Principal Balance
                                                         at the Respective Percentages of CPR
                                 -----------------------------------------------------------------------------------
                                                                       Class A-2
                                 -----------------------------------------------------------------------------------
                                                                    CPR Percentage
                                 -----------------------------------------------------------------------------------

Distribution Date:                  5%           10%         20%          30%          40%         50%          60%
-----------------                   --           ---         ---          ---          ---         ---          ---

Initial Percentage                  100          100         100          100          100         100          100
  October 2007..................    100          100         100          100          100         100          69
  October 2008..................    100          100         100          100          29           0            0
  October 2009..................    100          100         100          11            0           0            0
  October 2010..................    100          100         100          11            0           0            0
  October 2011..................    100          100          89          11            0           0            0
  October 2012..................    100          100          62           5            0           0            0
  October 2013..................    100          100          40           0            0           0            0
  October 2014..................    100          100          23           0            0           0            0
  October 2015..................    100          100          9            0            0           0            0
  October 2016..................    100          88           0            0            0           0            0
  October 2017..................    100          73           0            0            0           0            0
  October 2018..................    100          60           0            0            0           0            0
  October 2019..................    100          47           0            0            0           0            0
  October 2020..................    100          36           0            0            0           0            0
  October 2021..................    100          26           0            0            0           0            0
  October 2022..................    99           17           0            0            0           0            0
  October 2023..................    87            9           0            0            0           0            0
  October 2024..................    75            2           0            0            0           0            0
  October 2025..................    63            0           0            0            0           0            0
  October 2026..................    52            0           0            0            0           0            0
  October 2027..................    41            0           0            0            0           0            0
  October 2028..................    30            0           0            0            0           0            0
  October 2029..................    20            0           0            0            0           0            0
  October 2030..................     9            0           0            0            0           0            0
  October 2031..................     0            0           0            0            0           0            0
  October 2032..................     0            0           0            0            0           0            0
  October 2033..................     0            0           0            0            0           0            0
  October 2034..................     0            0           0            0            0           0            0
  October 2035..................     0            0           0            0            0           0            0
  October 2036..................     0            0           0            0            0           0            0
Weighted Average Life
(in years)(1).................     20.25        13.11        6.74        3.00         1.89         1.40        1.06
Weighted Average Life
(in years)(1)(2)..............     20.25        13.11        6.74        3.00         1.89         1.40        1.06
__________________
(1)      The weighted average life of the offered certificates is determined by
         (i) multiplying the amount of each principal payment by the number of years from the date of issuance to the related distribution date, (ii)
         adding the results and (iii) dividing the sum by the initial respective certificate principal balance for such class of offered certificates.
(2)      To the optional termination date.


                                              Percent of the Initial Class Certificate Principal Balance
                                                         at the Respective Percentages of CPR
                               ------------------------------------------------------------------------------------------
                                                                       Class A-3
                               ------------------------------------------------------------------------------------------
                                                                    CPR Percentage
                               ------------------------------------------------------------------------------------------


Distribution Date:                  5%           10%         20%          30%          40%         50%          60%
-----------------                   --           ---         ---          ---          ---         ---          ---

Initial Percentage                  100          100         100          100          100         100          100
  October 2007..................    100          100         100          100          100         100          100
  October 2008..................    100          100         100          100          100          0            0
  October 2009..................    100          100         100          100           0           0            0
  October 2010..................    100          100         100          100           0           0            0
  October 2011..................    100          100         100          100           0           0            0
  October 2012..................    100          100         100          100           0           0            0
  October 2013..................    100          100         100          77            0           0            0
  October 2014..................    100          100         100          53            0           0            0
  October 2015..................    100          100         100          37            0           0            0
  October 2016..................    100          100          96          25            0           0            0
  October 2017..................    100          100          75          17            0           0            0
  October 2018..................    100          100          59          12            0           0            0
  October 2019..................    100          100          46           7            0           0            0
  October 2020..................    100          100          36           1            0           0            0
  October 2021..................    100          100          28           0            0           0            0
  October 2022..................    100          100          22           0            0           0            0
  October 2023..................    100          100          17           0            0           0            0
  October 2024..................    100          100          13           0            0           0            0
  October 2025..................    100          90           10           0            0           0            0
  October 2026..................    100          76           5            0            0           0            0
  October 2027..................    100          64           1            0            0           0            0
  October 2028..................    100          52           0            0            0           0            0
  October 2029..................    100          42           0            0            0           0            0
  October 2030..................    100          33           0            0            0           0            0
  October 2031..................    99           26           0            0            0           0            0
  October 2032..................    77           19           0            0            0           0            0
  October 2033..................    56           13           0            0            0           0            0
  October 2034..................    38            7           0            0            0           0            0
  October 2035..................    23            0           0            0            0           0            0
  October 2036..................     0            0           0            0            0           0            0
Weighted Average Life
(in years)(1).................     27.44        22.74       13.57        8.81         2.32         1.71        1.30
Weighted Average Life
(in years)(1)(2)..............     24.96        18.38        9.88        6.29         2.32         1.71        1.30
__________________
(1)      The weighted average life of the offered certificates is determined by
         (i) multiplying the amount of each principal payment by the number of years from the date of issuance to the related distribution date, (ii)
         adding the results and (iii) dividing the sum by the initial respective certificate principal balance for such class of offered certificates.
(2)      To the optional termination date.


                                              Percent of the Initial Class Certificate Principal Balance
                                                         at the Respective Percentages of CPR
                               ------------------------------------------------------------------------------------------
                                                                      Class M-1
                               ------------------------------------------------------------------------------------------
                                                                    CPR Percentage
                               ------------------------------------------------------------------------------------------


Distribution Date:                  5%           10%         20%          30%          40%         50%          60%
-----------------                   --           ---         ---          ---          ---         ---          ---

Initial Percentage                  100         100          100          100         100          100         100
  October 2007..................    100         100          100          100         100          100         100
  October 2008..................    100         100          100          100         100          63           0
  October 2009..................    100         100          100          100          25           0           0
  October 2010..................    100         100          79           98           25           0           0
  October 2011..................    100         100          63           49           25           0           0
  October 2012..................    100         100          50           22           25           0           0
  October 2013..................    100          90          39           15           18           0           0
  October 2014..................    100          80          31           11           11           0           0
  October 2015..................    100          71          25            7           5            0           0
  October 2016..................    100          63          19            5           *            0           0
  October 2017..................    100          55          15            3           0            0           0
  October 2018..................    93           49          12            2           0            0           0
  October 2019..................    87           43           9            0           0            0           0
  October 2020..................    80           38           7            0           0            0           0
  October 2021..................    74           33           6            0           0            0           0
  October 2022..................    68           28           4            0           0            0           0
  October 2023..................    62           25           3            0           0            0           0
  October 2024..................    56           21           2            0           0            0           0
  October 2025..................    51           18           *            0           0            0           0
  October 2026..................    45           15           0            0           0            0           0
  October 2027..................    40           13           0            0           0            0           0
  October 2028..................    35           11           0            0           0            0           0
  October 2029..................    30           9            0            0           0            0           0
  October 2030..................    25           7            0            0           0            0           0
  October 2031..................    20           5            0            0           0            0           0
  October 2032..................    16           4            0            0           0            0           0
  October 2033..................    11           3            0            0           0            0           0
  October 2034..................     8           0            0            0           0            0           0
  October 2035..................     5           0            0            0           0            0           0
  October 2036..................     0           0            0            0           0            0           0
  Weighted Average Life
  (in years)(1)................    19.52       13.28        7.15         5.60         4.00        2.08         1.58
  Weighted Average Life
  (in years)(1)(2).............    19.03       12.42        6.43         5.11         3.15        2.08         1.58
__________________
(1)      The weighted average life of the offered certificates is determined by
         (i) multiplying the amount of each principal payment by the number of years from the date of issuance to the related distribution date, (ii)
         adding the results and (iii) dividing the sum by the initial respective certificate principal balance for such class of offered certificates.
(2)      To the optional termination date.
* Indicates a number that is greater than zero but less than 0.5%.


                                              Percent of the Initial Class Certificate Principal Balance
                                                         at the Respective Percentages of CPR
                               ------------------------------------------------------------------------------------------
                                                                      Class M-2
                               ------------------------------------------------------------------------------------------
                                                                    CPR Percentage
                               ------------------------------------------------------------------------------------------


Distribution Date:                  5%           10%         20%          30%          40%         50%          60%
-----------------                   --           ---         ---          ---          ---         ---          ---

Initial Percentage                  100         100          100          100         100          100         100
  October 2007..................    100         100          100          100         100          100         100
  October 2008..................    100         100          100          100         100          100          0
  October 2009..................    100         100          100          100         100           0           0
  October 2010..................    100         100          79           47          100           0           0
  October 2011..................    100         100          63           32          100           0           0
  October 2012..................    100         100          50           22           32           0           0
  October 2013..................    100          90          39           15           5            0           0
  October 2014..................    100          80          31           11           3            0           0
  October 2015..................    100          71          25            7           0            0           0
  October 2016..................    100          63          19            5           0            0           0
  October 2017..................    100          55          15            3           0            0           0
  October 2018..................    93           49          12            0           0            0           0
  October 2019..................    87           43           9            0           0            0           0
  October 2020..................    80           38           7            0           0            0           0
  October 2021..................    74           33           6            0           0            0           0
  October 2022..................    68           28           4            0           0            0           0
  October 2023..................    62           25           3            0           0            0           0
  October 2024..................    56           21           0            0           0            0           0
  October 2025..................    51           18           0            0           0            0           0
  October 2026..................    45           15           0            0           0            0           0
  October 2027..................    40           13           0            0           0            0           0
  October 2028..................    35           11           0            0           0            0           0
  October 2029..................    30           9            0            0           0            0           0
  October 2030..................    25           7            0            0           0            0           0
  October 2031..................    20           5            0            0           0            0           0
  October 2032..................    16           4            0            0           0            0           0
  October 2033..................    11           0            0            0           0            0           0
  October 2034..................     8           0            0            0           0            0           0
  October 2035..................     5           0            0            0           0            0           0
  October 2036..................     0           0            0            0           0            0           0
Weighted Average Life
 (in years)(1)                     19.51       13.27        7.12         5.12         5.88        2.47         1.87
Weighted Average Life
 (in years)(1)(2)                  19.03       12.42        6.43         4.66         4.46        2.47         1.87
__________________
(1)      The weighted average life of the offered certificates is determined by
         (i) multiplying the amount of each principal payment by the number of years from the date of issuance to the related distribution date, (ii)
         adding the results and (iii) dividing the sum by the initial respective certificate principal balance for such class of offered certificates.
(2)      To the optional termination date.


                                              Percent of the Initial Class Certificate Principal Balance
                                                         at the Respective Percentages of CPR
                               ------------------------------------------------------------------------------------------
                                                                       Class M-3
                               ------------------------------------------------------------------------------------------
                                                                    CPR Percentage
                               ------------------------------------------------------------------------------------------

Distribution Date:                  5%           10%         20%          30%          40%         50%          60%
-----------------                   --           ---         ---          ---          ---         ---          ---

Initial Percentage                  100          100         100          100          100         100          100
  October 2007..................    100          100         100          100          100         100          100
  October 2008..................    100          100         100          100          100         100          76
  October 2009..................    100          100         100          100          100          0            0
  October 2010..................    100          100          79          47           100          0            0
  October 2011..................    100          100          63          32           29           0            0
  October 2012..................    100          100          50          22            9           0            0
  October 2013..................    100          90           39          15            5           0            0
  October 2014..................    100          80           31          11            1           0            0
  October 2015..................    100          71           25           7            0           0            0
  October 2016..................    100          63           19           5            0           0            0
  October 2017..................    100          55           15           2            0           0            0
  October 2018..................    93           49           12           0            0           0            0
  October 2019..................    87           43           9            0            0           0            0
  October 2020..................    80           38           7            0            0           0            0
  October 2021..................    74           33           6            0            0           0            0
  October 2022..................    68           28           4            0            0           0            0
  October 2023..................    62           25           1            0            0           0            0
  October 2024..................    56           21           0            0            0           0            0
  October 2025..................    51           18           0            0            0           0            0
  October 2026..................    45           15           0            0            0           0            0
  October 2027..................    40           13           0            0            0           0            0
  October 2028..................    35           11           0            0            0           0            0
  October 2029..................    30            9           0            0            0           0            0
  October 2030..................    25            7           0            0            0           0            0
  October 2031..................    20            5           0            0            0           0            0
  October 2032..................    16            3           0            0            0           0            0
  October 2033..................    11            0           0            0            0           0            0
  October 2034..................     8            0           0            0            0           0            0
  October 2035..................     5            0           0            0            0           0            0
  October 2036..................     0            0           0            0            0           0            0
Weighted Average Life
(in years)(1)                      19.51        13.25        7.10        4.99         4.95         2.74        2.08
Weighted Average Life
(in years)(1)(2)                   19.03        12.42        6.43        4.54         4.43         2.74        2.08
__________________
(1)      The weighted average life of the offered certificates is determined by
         (i) multiplying the amount of each principal payment by the number of years from the date of issuance to the related distribution date, (ii)
         adding the results and (iii) dividing the sum by the initial respective certificate principal balance for such class of offered certificates.
(2)      To the optional termination date.


                                              Percent of the Initial Class Certificate Principal Balance
                                                         at the Respective Percentages of CPR
                               ------------------------------------------------------------------------------------------
                                                                       Class M-4
                               ------------------------------------------------------------------------------------------
                                                                    CPR Percentage
                               ------------------------------------------------------------------------------------------

Distribution Date:                  5%           10%         20%          30%          40%         50%          60%
-----------------                   --           ---         ---          ---          ---         ---          ---

Initial Percentage                  100          100         100          100          100         100          100
  October 2007..................    100          100         100          100          100         100          100
  October 2008..................    100          100         100          100          100         100          100
  October 2009..................    100          100         100          100          100          67           0
  October 2010..................    100          100          79          47           84           67           0
  October 2011..................    100          100          63          32           15           67           0
  October 2012..................    100          100          50          22            9           56           0
  October 2013..................    100          90           39          15            5           13           0
  October 2014..................    100          80           31          11            0           0            0
  October 2015..................    100          71           25           7            0           0            0
  October 2016..................    100          63           19           5            0           0            0
  October 2017..................    100          55           15           0            0           0            0
  October 2018..................    93           49           12           0            0           0            0
  October 2019..................    87           43           9            0            0           0            0
  October 2020..................    80           38           7            0            0           0            0
  October 2021..................    74           33           6            0            0           0            0
  October 2022..................    68           28           3            0            0           0            0
  October 2023..................    62           25           0            0            0           0            0
  October 2024..................    56           21           0            0            0           0            0
  October 2025..................    51           18           0            0            0           0            0
  October 2026..................    45           15           0            0            0           0            0
  October 2027..................    40           13           0            0            0           0            0
  October 2028..................    35           11           0            0            0           0            0
  October 2029..................    30            9           0            0            0           0            0
  October 2030..................    25            7           0            0            0           0            0
  October 2031..................    20            5           0            0            0           0            0
  October 2032..................    16            0           0            0            0           0            0
  October 2033..................    11            0           0            0            0           0            0
  October 2034..................     8            0           0            0            0           0            0
  October 2035..................     5            0           0            0            0           0            0
  October 2036..................     0            0           0            0            0           0            0
Weighted Average Life
(in years)(1)                      19.51        13.23        7.07        4.89         4.46         5.35        2.31
Weighted Average Life
(in years)(1)(2)                   19.03        12.42        6.43        4.46         4.17         3.18        2.31
__________________
(1)      The weighted average life of the offered certificates is determined by
         (i) multiplying the amount of each principal payment by the number of years from the date of issuance to the related distribution date, (ii)
         adding the results and (iii) dividing the sum by the initial respective certificate principal balance for such class of offered certificates.
(2)      To the optional termination date.


                                              Percent of the Initial Class Certificate Principal Balance
                                                         at the Respective Percentages of CPR
                               ------------------------------------------------------------------------------------------
                                                                       Class M-5
                               ------------------------------------------------------------------------------------------
                                                                    CPR Percentage
                               ------------------------------------------------------------------------------------------

Distribution Date:                  5%           10%         20%          30%          40%         50%          60%
-----------------                   --           ---         ---          ---          ---         ---          ---

Initial Percentage                  100          100         100          100          100         100          100
  October 2007..................    100          100         100          100          100         100          100
  October 2008..................    100          100         100          100          100         100          100
  October 2009..................    100          100         100          100          100         100           0
  October 2010..................    100          100          79          47           25          100           0
  October 2011..................    100          100          63          32           15           74           0
  October 2012..................    100          100          50          22            9           0            0
  October 2013..................    100          90           39          15            5           0            0
  October 2014..................    100          80           31          11            0           0            0
  October 2015..................    100          71           25           7            0           0            0
  October 2016..................    100          63           19           4            0           0            0
  October 2017..................    100          55           15           0            0           0            0
  October 2018..................    93           49           12           0            0           0            0
  October 2019..................    87           43           9            0            0           0            0
  October 2020..................    80           38           7            0            0           0            0
  October 2021..................    74           33           6            0            0           0            0
  October 2022..................    68           28           0            0            0           0            0
  October 2023..................    62           25           0            0            0           0            0
  October 2024..................    56           21           0            0            0           0            0
  October 2025..................    51           18           0            0            0           0            0
  October 2026..................    45           15           0            0            0           0            0
  October 2027..................    40           13           0            0            0           0            0
  October 2028..................    35           11           0            0            0           0            0
  October 2029..................    30            9           0            0            0           0            0
  October 2030..................    25            7           0            0            0           0            0
  October 2031..................    20            4           0            0            0           0            0
  October 2032..................    16            0           0            0            0           0            0
  October 2033..................    11            0           0            0            0           0            0
  October 2034..................     8            0           0            0            0           0            0
  October 2035..................     *            0           0            0            0           0            0
  October 2036..................     0            0           0            0            0           0            0
Weighted Average Life
(in years)(1)                      19.50        13.20        7.04        4.84         4.27         5.26        2.47
Weighted Average Life
(in years)(1)(2)                   19.03        12.42        6.43        4.43         3.98         3.29        2.45
__________________
(1)      The weighted average life of the offered certificates is determined by
         (i) multiplying the amount of each principal payment by the number of years from the date of issuance to the related distribution date, (ii)
         adding the results and (iii) dividing the sum by the initial respective certificate principal balance for such class of offered certificates.
(2)      To the optional termination date.
* Indicates a number that is greater than zero but less than 0.5%.


                                              Percent of the Initial Class Certificate Principal Balance
                                                         at the Respective Percentages of CPR
                               ------------------------------------------------------------------------------------------
                                                                       Class M-6
                               ------------------------------------------------------------------------------------------
                                                                    CPR Percentage
                               ------------------------------------------------------------------------------------------

Distribution Date:                  5%           10%         20%          30%          40%         50%          60%
-----------------                   --           ---         ---          ---          ---         ---          ---

Initial Percentage                  100          100         100          100          100         100          100
  October 2007..................    100          100         100          100          100         100          100
  October 2008..................    100          100         100          100          100         100          100
  October 2009..................    100          100         100          100          100         100           0
  October 2010..................    100          100          79          47           25          100           0
  October 2011..................    100          100          63          32           15           4            0
  October 2012..................    100          100          50          22            9           0            0
  October 2013..................    100          90           39          15            0           0            0
  October 2014..................    100          80           31          11            0           0            0
  October 2015..................    100          71           25           7            0           0            0
  October 2016..................    100          63           19           0            0           0            0
  October 2017..................    100          55           15           0            0           0            0
  October 2018..................    93           49           12           0            0           0            0
  October 2019..................    87           43           9            0            0           0            0
  October 2020..................    80           38           7            0            0           0            0
  October 2021..................    74           33           2            0            0           0            0
  October 2022..................    68           28           0            0            0           0            0
  October 2023..................    62           25           0            0            0           0            0
  October 2024..................    56           21           0            0            0           0            0
  October 2025..................    51           18           0            0            0           0            0
  October 2026..................    45           15           0            0            0           0            0
  October 2027..................    40           13           0            0            0           0            0
  October 2028..................    35           11           0            0            0           0            0
  October 2029..................    30            9           0            0            0           0            0
  October 2030..................    25            7           0            0            0           0            0
  October 2031..................    20            0           0            0            0           0            0
  October 2032..................    16            0           0            0            0           0            0
  October 2033..................    11            0           0            0            0           0            0
  October 2034..................     8            0           0            0            0           0            0
  October 2035..................     0            0           0            0            0           0            0
  October 2036..................     0            0           0            0            0           0            0
Weighted Average Life
(in years)(1)                      19.48        13.17        7.01        4.78         4.12         4.53        2.65
Weighted Average Life
(in years)(1)(2)                   19.03        12.42        6.43        4.39         3.85         3.29        2.46
__________________
(1)      The weighted average life of the offered certificates is determined by
         (i) multiplying the amount of each principal payment by the number of years from the date of issuance to the related distribution date, (ii)
         adding the results and (iii) dividing the sum by the initial respective certificate principal balance for such class of offered certificates.
(2)      To the optional termination date.


                                              Percent of the Initial Class Certificate Principal Balance
                                                         at the Respective Percentages of CPR
                               ------------------------------------------------------------------------------------------
                                                                       Class M-7
                               ------------------------------------------------------------------------------------------
                                                                    CPR Percentage
                               ------------------------------------------------------------------------------------------

Distribution Date:                  5%           10%         20%          30%          40%         50%          60%
-----------------                   --           ---         ---          ---          ---         ---          ---

Initial Percentage                  100          100         100          100          100         100          100
  October 2007..................     0            0           0            0            0           0            0
  October 2008..................     0            0           0            0            0           0            0
  October 2009..................     0            0           0            0            0           0            0
  October 2010..................     0            0           0            0            0           0            0
  October 2011..................     0            0           0            0            0           0            0
  October 2012..................     0            0           0            0            0           0            0
  October 2013..................     0            0           0            0            0           0            0
  October 2014..................     0            0           0            0            0           0            0
  October 2015..................     0            0           0            0            0           0            0
  October 2016..................     0            0           0            0            0           0            0
  October 2017..................     0            0           0            0            0           0            0
  October 2018..................     0            0           0            0            0           0            0
  October 2019..................     0            0           0            0            0           0            0
  October 2020..................     0            0           0            0            0           0            0
  October 2021..................     0            0           0            0            0           0            0
  October 2022..................     0            0           0            0            0           0            0
  October 2023..................     0            0           0            0            0           0            0
  October 2024..................     0            0           0            0            0           0            0
  October 2025..................     0            0           0            0            0           0            0
  October 2026..................     0            0           0            0            0           0            0
  October 2027..................     0            0           0            0            0           0            0
  October 2028..................     0            0           0            0            0           0            0
  October 2029..................     0            0           0            0            0           0            0
  October 2030..................     0            0           0            0            0           0            0
  October 2031..................     0            0           0            0            0           0            0
  October 2032..................     0            0           0            0            0           0            0
  October 2033..................     0            0           0            0            0           0            0
  October 2034..................     0            0           0            0            0           0            0
  October 2035..................     0            0           0            0            0           0            0
  October 2036..................     0            0           0            0            0           0            0
Weighted Average Life
(in years)(1)                      0.28         0.28         0.29        0.29         0.30         0.31        0.32
Weighted Average Life
(in years)(1)(2)                   0.28         0.28         0.29        0.29         0.30         0.31        0.32
__________________
(1)      The weighted average life of the offered certificates is determined by
         (i) multiplying the amount of each principal payment by the number of years from the date of issuance to the related distribution date, (ii)
         adding the results and (iii) dividing the sum by the initial respective certificate principal balance for such class of offered certificates.
(2)      To the optional termination date.

ADDITIONAL INFORMATION

         The depositor intends to file certain additional yield tables and other computational materials with respect to the certificates with the Securities and Exchange Commission in a report on Form 8-K. Such tables and materials were prepared by the underwriter at the request of certain prospective investors, based on assumptions provided by, and satisfying the special requirements of, such prospective investors. Such tables and assumptions may be based on assumptions that differ from the modeling assumptions. Accordingly, such tables and other materials may not be relevant to or appropriate for investors other than those specifically requesting them.

                                 USE OF PROCEEDS

         The depositor will apply the net proceeds of the sale of the offered certificates against the purchase price of the mortgage loans due to the sponsor.

                         FEDERAL INCOME TAX CONSEQUENCES

         The pooling and servicing agreement provides that multiple REMIC elections will be made with respect to the assets in the trust fund, creating a tiered REMIC structure.

         Upon the issuance of the offered certificates, Greenberg Traurig, LLP ("Tax Counsel") will deliver its opinion concluding that for federal income tax purposes and assuming compliance with the pooling and servicing agreement, each REMIC comprising the trust fund (other than the basis risk reserve fund, the swap account, the swap administration agreement and the interest rate swap agreement) will qualify as a REMIC within the meaning of Section 860D of the Internal Revenue Code of 1986, as amended (the "Code") and the certificates, other than the Class R Certificates, will represent regular interests in a REMIC and beneficial ownership interests in rights to receive certain payments of Basis Risk Shortfalls, Coupon Strips and certain payments under the interest rate swap agreement. The Class R Certificates will represent the residual interests in one or more REMICs.

TAXATION OF REGULAR INTERESTS

         A holder of an offered certificate will be treated for federal income tax purposes as owning a regular interest in a REMIC.

         Assuming that an offered certificate is held as a "capital asset" within the meaning of section 1221 of the Code, gain or loss on the disposition of the associated REMIC regular interest should generally, subject to the limitation described below, be capital gain or loss. Gain will be treated as ordinary income, however, to the extent such gain represents accrued but untaxed market discount, if any, or such gain does not exceed the excess, if any, of (x) the amount that would have been includable in the holder's gross income with respect to the regular interest had income thereon accrued at a rate equal to 110% of the applicable federal rate as defined in Section 1274(d) of the Code determined as of the date of purchase of the regular interest over (y) the amount actually included in such holder's income with respect to the regular interest.

         Interest on a regular interest must be included in income by a holder under the accrual method of accounting, regardless of the holder's regular method of accounting. In addition, a regular interest could be considered to have been issued with original issue discount, known as OID. The prepayment assumption that will be used in determining the accrual of OID, market discount, or bond premium, if any, will be a rate equal to 30% CPR, as described above. No representation is made that the mortgage loans will prepay at such rate or at any other rate. OID must be included in income as it accrues on a constant yield method, regardless of whether the holder receives currently the cash attributable to such OID. We refer you to "Material Federal Income Tax Considerations--Taxation of Debt Securities" in the prospectus.

STATUS OF THE OFFERED CERTIFICATES

         Each holder of an offered certificate is deemed to own an undivided beneficial ownership interest in a REMIC Regular Interest, in rights to certain payments of Basis Risk Shortfalls, in rights to certain payments of Coupon Strips and in rights to payments from and interests in the interest rate swap agreement (each of such rights, the "Derivative Rights"), as the case may be. The Derivative Rights are not included in any REMIC.

         The treatment of amounts received by a certificateholder with respect to any Derivative Rights, as the case may be, will depend upon the portion of such certificateholder's purchase price allocable thereto. Under the REMIC regulations, each certificateholder who has an interest in the Derivative Rights must allocate its purchase price for its certificate between its undivided interest in the REMIC Regular Interest and each of its interests comprising the Derivative Rights in accordance with the relative fair market values of each of those property rights. No representation is or will be made as to the relative fair market values. Generally, payments made to certificates under the Derivative Rights will be included in income based on, and the purchase prices allocated to each such Derivative Right may be amortized in accordance with, the regulations relating to notional principal contracts. In the case of non-corporate holders of the offered certificates, the amortization of the purchase price may be subject to limitations as an itemized deduction.

         The portions of the offered certificates treated as REMIC regular interests (but not the portions of the offered certificates consisting of the Derivative Rights) will be assets described in Section 7701(a)(19)(C) of the Code, and "real estate assets" under Section 856(c)(5)(B) of the Code, generally, in the same proportion that the assets of the trust fund with respect to which a REMIC election is made would be so treated, provided, that if 95% or more of such assets qualify for any of the foregoing treatments at all times during a calendar year, such portions of the offered certificates will so qualify in their entirety for such calendar years. In addition, to the extent a regular interest represents real estate assets under Section 856(c)(5)(B) of the Code, the interest derived from that regular interest would be interest on obligations secured by interests in real property for purposes of section 856(c)(3)(B) of the Code in that proportion.

TAXATION OF CLASS R CERTIFICATES

         The Class R Certificates represent the beneficial ownership of a class of "residual interests" in one or more REMICs within the trust fund. Each holder of a Class R Certificate should refer to "Material Federal Income Tax Considerations--Taxation of Holders of Residual Interest Securities" in the prospectus for information regarding the material tax consequences of acquiring, holding and disposing of the Class R Certificates, as well as other portions of "Material Federal Income Tax Considerations" in the prospectus as they relate to holders of residual interests in a REMIC.

PROHIBITED TRANSACTIONS TAX AND OTHER TAXES

         The Code imposes a tax on REMICs equal to 100% of the net income derived from "prohibited transactions," called the "Prohibited Transactions Tax." In general, subject to certain specified exceptions, a prohibited transaction means the disposition of a mortgage loan, the receipt of income from a source other than a mortgage loan or certain other permitted investments, the receipt of compensation for services, or gain from the disposition of an asset purchased with the payments on the mortgage loans for temporary investment pending distribution on the certificates. It is not anticipated that any REMIC comprising the trust fund will engage in any prohibited transactions in which it would recognize a material amount of net income.

         In addition, certain contributions to a trust fund that elects to be treated as a REMIC made after the day on which such trust fund issues all of its interests could result in the imposition of a tax on the trust fund equal to 100% of the value of the contributed property, called the "Contributions Tax." None of the REMICs comprising the trust fund will accept contributions that would subject it to such tax.

         In addition, a trust fund that elects to be treated as a REMIC may also be subject to federal income tax at the highest corporate rate on "net income from foreclosure property," determined by reference to the rules applicable to real estate investment trusts. "Net income from foreclosure property" generally means gain from the sale of a foreclosure property held as inventory.

         Where any Prohibited Transactions Tax, Contributions Tax, tax on net income from foreclosure property or state or local income or franchise tax that may be imposed on a REMIC arises out of a breach of the master servicer's, the securities administrator's, the trustee's or EMC's obligations under the pooling and servicing agreement or in respect of compliance with then applicable law, such tax will be borne by the master servicer, the securities administrator, the trustee or EMC, as applicable, in either case out of its own funds. In the event that either the master servicer, the securities administrator, the trustee or EMC, as the case may be, fails to pay or is not required to pay any such tax as provided above, such tax will be paid by the relevant REMIC within the trust fund with amounts otherwise distributable to the holders of certificates in the manner provided in the pooling and servicing agreement.

         For further information regarding the federal income tax consequences of investing in the offered certificates, we refer you to "Material Federal Income Tax Considerations" in the prospectus.

                                   STATE TAXES

         None of the depositor, the master servicer, the sponsor, the trustee or the securities administrator makes any representations regarding the tax consequences of purchase, ownership or disposition of the offered certificates under the tax laws of any state. Investors considering an investment in the offered certificates should consult their own tax advisors regarding such tax consequences.

         All investors are encouraged to consult their own tax advisors regarding the federal, state, local or foreign income tax consequences of the purchase, ownership and disposition of the offered certificates.

                              ERISA CONSIDERATIONS

         Fiduciaries of employee benefit plans subject to Title I of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") should consider the ERISA fiduciary investment standards before authorizing an investment by a plan in the certificates. In addition, fiduciaries of employee benefit plans subject to Title I of ERISA, as well as certain plans or other retirement arrangements not subject to ERISA, but which are subject to Section 4975 of the Code (such as individual retirement accounts and Keogh plans covering only a sole proprietor, or partners), or any entity whose underlying assets include plan assets by reason of a plan or account investing in such entity, including an insurance company general account (collectively, "Plan(s)"), should consult with their legal counsel to determine whether an investment in the certificates will cause the assets of the trust to be considered plan assets pursuant to the plan asset regulations set forth at 29 C.F.R. ss. 2510.3-101 (the "Plan Asset Regulations"), thereby subjecting the Plan to the prohibited transaction rules with respect to such assets and the trustee or the master servicer to the fiduciary investments standards of ERISA, or cause the excise tax provisions of Section 4975 of the Code to apply to such assets, unless an exemption granted by the Department of Labor applies to the purchase, sale, transfer or holding of the certificates.

         Prohibited Transaction Exemption ("PTE") 90-30 (the "Exemption"), as amended by PTE 2000-58, and as further amended by PTE 2002-41, will generally be met with respect to the Class A Certificates, except for conditions which are dependent on facts unknown to the sponsor or which it cannot control, such as those relating to the Plan or its fiduciary. See "ERISA Considerations" in the prospectus. The subordinate certificates may not be acquired for or on behalf of a purchaser which is acquiring such certificates directly or indirectly for or on behalf of a Plan unless the proposed transfer and/or holding of a subordinate certificate and the servicing, management and operation of the trust will neither (i) result in a prohibited transaction under Section 406 of ERISA or
Section 4975 of the Code because any such transaction is covered under an individual or class prohibited transaction exemption including but not limited to PTE 84-14 (class exemption for plan asset transaction determined by independent qualified professional asset managers); PTE 90-1 (class exemption for certain transactions involving insurance company pooled separate accounts); PTE 91-38 (class exemption for certain transactions involving bank collective investment funds); PTE 95-60 (class exemption for certain transactions involving insurance company general accounts); and PTCE 96-23 (class exemption for plan asset transactions determined by in-house asset managers) ("Investor-Based Exemptions") nor (ii) give rise to any additional fiduciary duties under ERISA on the part of the master servicer, any servicer, the securities administrator or the trustee, all of which will be deemed represented by an owner of a book-entry subordinate certificate and will be evidenced by representations to such effect by or on behalf of a holder of a physical subordinate or residual certificate.

         Any Plan fiduciary which proposes to cause a Plan to purchase offered certificates should consult with its own counsel with respect to the potential consequences under ERISA and the Code of the Plan's acquisition and ownership of the offered certificates. Assets of a Plan should not be invested in offered certificates unless it is clear that an exemption will apply and exempt all potential prohibited transactions.

         A governmental plan as defined in Section 3(32) of ERISA is not subject to ERISA, or Code Section 4975. However, such governmental plan may be subject to Federal, state and local laws, which may, to a material extent, be similar to the provisions of ERISA or Code Section 4975. A fiduciary of a governmental plan should make its own determination as to the propriety of such investment under applicable fiduciary or other investment standards, and the need for and the availability of any exemptive relief under any such similar laws.

                                  LEGAL MATTERS

         The validity of the certificates, including certain federal income tax consequences with respect thereto, will be passed upon for the depositor by Greenberg Traurig, LLP, New York, New York. Greenberg Traurig, LLP, New York, New York, will also pass upon certain legal matters on behalf of the sponsor, the depositor and the underwriter.

                                LEGAL PROCEEDINGS

         There are no material legal proceedings pending against the depositor, the trustee, the securities administrator, the issuing entity, any 20% concentration originator, or the custodian, or with respect to which the property of any of the foregoing transaction parties is subject, that are material to the certificateholders. No legal proceedings against any of the foregoing transaction parties is known to be contemplated by governmental authorities, that are material to the certificateholders. We refer you to "The Sponsor" for a description of the legal proceedings against the sponsor.

              AFFILIATIONS, RELATIONSHIPS AND RELATED TRANSACTIONS

         The sponsor, the issuing entity, the underwriter, the depositor and the swap provider are affiliated parties. There are no affiliations between the sponsor, the depositor or the issuing entity and any of the master servicer, the trustee, the securities administrator, any 10% concentration originator or the custodian. There are no affiliations between the master servicer and the trustee or among the trustee and the securities administrator, any 10% concentration originator or the custodian. Wells Fargo Bank is a greater than 10% concentration originator as well as the master servicer, securities administrator and the custodian. There are currently no business relationships, agreements, arrangements, transactions or understandings between (a) the sponsor, the depositor or the issuing entity and (b) any of the parties referred to in the preceding sentence, or any of their respective affiliates, that were entered into outside the normal course of business or that contain terms other than would be obtained in an arm's length transaction with an unrelated third party and that are material to the investor's understanding of the certificates, or that relate to the certificates or, except as disclosed herein, the pooled assets. Except as disclosed herein, no such business relationship, agreement, arrangement, transaction or understanding has existed during the past two years.

         Wells Fargo Bank serves or has served within the past two years as loan file custodian for various mortgage loans owned by the sponsor or an affiliate of the sponsor and anticipates that one or more of those mortgage loans may be included in the related trust. The terms of the custodial agreement under which those services are provided by Wells Fargo Bank are customary for the mortgage-backed securitization industry and provide for the delivery, receipt, review and safekeeping of mortgage loan files.

                                     RATINGS

         It is a condition of the issuance of the offered certificates that each class of offered certificates be assigned the ratings designated below by Standard & Poor's and Moody's.
                                                  Rating
                              ---------------------------------------
                                Standard and
                                ------------
                  Class            Poor's               Moody's
                  -----         -----------             -------
                   A-1                  AAA              Aaa
                   A-2                  AAA              Aaa
                   A-3                  AAA              Aaa
                   M-1                   AA              Aa2
                   M-2                  AA-              Aa3
                   M-3                   A                A2
                   M-4                   A-               A3
                   M-5                  BBB+             Baa1
                   M-6                  BBB              Baa2
                   M-7                  BBB-             Baa3

         The security ratings assigned to the offered certificates should be evaluated independently from similar ratings on other types of securities. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the respective rating agency. The ratings on the offered certificates do not, however, constitute statements regarding the likelihood or frequency of prepayments on the mortgage loans or the anticipated yields in light of prepayments.

         The ratings do not reflect the likelihood of payment of any Basis Risk Shortfall Carry Forward Amounts or swap payments to any class.

         The depositor has not requested ratings of the offered certificates by any rating agency other than Standard & Poor's and Moody's. However, there can be no assurance as to whether any other rating agency will rate the offered certificates or, if it does, what ratings would be assigned by such other rating agency. The ratings assigned by such other rating agency to the offered certificates could be lower than the respective ratings assigned by the rating agencies.

         The rating agencies have stated that it is their standard policy to monitor ratings on publicly offered securities for which a rating has been provided, as to each rating agency rating each class of offered certificates in accordance with the rating agencies' particular surveillance policies, unless the issuing entity requests a rating without surveillance. A rating agency will monitor the rating it issues on an ongoing basis and may update the rating after conducting its regular review of the issuing entity's creditworthiness or after conducting a review of the status of the rating upon becoming aware of any information that might reasonably be expected to result in a change of rating. The depositor has not requested that any rating agency not monitor their ratings of the offered certificates, and the depositor has not requested that any rating agency use any monitoring procedures other than their standard monitoring procedures.

                                LEGAL INVESTMENT

         The offered certificates will not constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended, or SMMEA.

         Institutions whose investment activities are subject to review by certain regulatory authorities hereafter may be or may become subject to restrictions on investment in the certificates, and such restrictions may be retroactively imposed. The Federal Financial Institutions Examination Council, the Federal Deposit Insurance Corporation, the Office of the Comptroller of the Currency, the Board of Governors of the Federal Reserve System, the Office of Thrift Supervision, or OTS, and the National Credit Union Administration, or NCUA, have adopted guidelines, and have proposed policies, regarding the suitability of investments in various types of derivative mortgage-backed securities, including securities such as the certificates.

         For example, on April 23, 1998, the Federal Financial Institutions Examination Council issued a revised supervisory policy statement, referred to as the 1998 Policy Statement, applicable to all depository institutions, setting forth guidelines for investments in "high-risk mortgage securities." The 1998 Policy Statement has been adopted by the Federal Reserve Board, the Office of the Comptroller of the Currency, the Federal Deposit Insurance Corporation, the NCUA and the OTS. The 1998 Policy Statement rescinds a 1992 policy statement that had required, prior to purchase, a depository institution to determine whether a mortgage derivative product that it is considering acquiring is high-risk, and, if so, that the proposed acquisition would reduce the institution's overall interest rate risk. In addition, The 1998 Policy Statement eliminates former constraints on investing in certain "high-risk" mortgage derivative products and substitutes broader guidelines for evaluating and monitoring investment risk. In addition, the NCUA has issued regulations governing federal credit union investments which prohibit investment in certain specified types of securities, which may include the certificates. The NCUA has indicated that its regulations will take precedence over the 1998 Policy Statement. Similar policy statements and regulations have been issued by other regulators having jurisdiction over other types of depository institutions.

         The OTS has issued Thrift Bulletin 73a, or TB 73a, entitled "Investing in Complex Securities", effective December 18, 2001 which applies to savings associations regulated by the OTS, and Thrift Bulletin 13a, or TB 13a, entitled "Management of Interest Rate Risk, Investment Securities, and Derivatives Activities", effective December 1, 1998, which is applicable to thrift institutions regulated by the OTS.

         TB 73a requires savings associations, prior to taking any investment position, to determine that the investment position meets applicable regulatory and policy requirements and internal guidelines, is suitable for the institution, and is safe and sound. The OTS recommends, with respect to purchases of specific securities, additional analysis, including, among others, analysis of repayment terms, legal structure, expected performance of the issuing entity and any underlying assets as well as analysis of the effects of payment priority, with respect to a security which is divided into separate tranches with unequal payments, and collateral investment parameters, with respect to a security that is prefunded or involves a revolving period. TB 73a reiterates the OTS's due diligence requirements for investing in all securities and warns that if a savings association makes an investment that does not meet the applicable regulatory requirements, the savings association's investment practices will be subject to criticism, and the OTS may require divestiture of such securities. The OTS also recommends, with respect to an investment in any "complex securities," that savings associations should take into account quality and suitability, interest rate risk, and classification factors. For the purposes of each of TB 73a and TB 13a, "complex security" includes, among other things, any collateralized mortgage obligation or real estate mortgage investment conduit security, other than any "plain vanilla" mortgage pass through security (that is, securities that are part of a single class of securities in the related pool that are non callable and do not have any special features). Accordingly, all classes of offered certificates would likely be viewed as "complex securities." With respect to quality and suitability factors, TB 73a warns (i) that a savings association's sole reliance on outside ratings for material purchases of complex securities is an unsafe and unsound practice,
(ii) that a savings association should only use ratings and analyses from nationally recognized rating agencies in conjunction with, and in validation of, its own underwriting processes, and (iii) that it should not use ratings as a substitute for its own thorough underwriting analyses. With respect the interest rate risk factor, TB 73a recommends that savings associations should follow the guidance set forth in TB 13a.

         TB 13a requires thrift institutions, prior to taking any investment position, to (i) conduct a pre purchase portfolio sensitivity analysis for any "significant transaction" involving securities or financial derivatives, and
(ii) conduct a pre purchase price sensitivity analysis of any "complex security" or financial derivative. The OTS recommends that while a thrift institution should conduct its own in house pre acquisition analysis, it may rely on an analysis conducted by an independent third party as long as management understands the analysis and its key assumptions. Further, TB 13a recommends that the use of "complex securities with high price sensitivity" be limited to transactions and strategies that lower a thrift institution's portfolio interest rate risk. TB 13a warns that investment in complex securities by thrift institutions that do not have adequate risk measurement, monitoring and control systems may be viewed by OTS examiners as an unsafe and unsound practice.

         There may be other restrictions on the ability of some investors either to purchase some classes of securities or to purchase any class of securities representing more than a specified percentage of the investors' assets. The depositor will make no representations as to the proper characterization of any class of securities for legal investment or other purposes, or as to the ability of particular investors to purchase any class of securities under applicable legal investment restrictions. These uncertainties may adversely affect the liquidity of any class of securities. Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities are encouraged to consult with their own legal advisors in determining whether and to what extent the securities of any class constitute legal investments or are subject to investment, capital or other restrictions.

                              AVAILABLE INFORMATION

         The depositor is subject to the informational requirements of the Exchange Act and in accordance therewith files reports and other information with the Commission. Reports and other information filed by the depositor can be inspected and copied at the Public Reference Room maintained by the Commission at 100 F Street NE, Washington, DC 20549, and its Regional Offices located as follows: Chicago Regional Office, 500 West Madison, 14th Floor, Chicago, Illinois 60661; New York Regional Office, 233 Broadway, New York, New York 10279. Copies of the material can also be obtained from the Public Reference Section of the Commission, 100 F Street NE, Washington, DC 20549, at prescribed rates and electronically through the Commission's Electronic Data Gathering, Analysis and Retrieval system at the Commission's Website (http://www.sec.gov). Information about the operation of the Public Reference Room may be obtained by calling the Securities and Exchange Commission at (800) SEC-0330. Exchange Act reports as to any series filed with the Commission will be filed under the issuing entity's name. The depositor does not intend to send any financial reports to security holders.

         The issuing entity's annual reports on Form 10-K (including reports of assessment of compliance with the AB Servicing Criteria, attestation reports, and statements of compliance, discussed in "Description of the Certificates -- Reports to Certificateholders" and "Servicing of the Mortgage Loans -- Evidence as to Compliance", required to be filed under Regulation AB), periodic distribution reports on Form 10-D, current reports on Form 8-K and amendments to those reports, as will have been prepared and filed by the securities administrator with the Commission, will be posted on the securities administrator's internet web site as soon as practicable after it has been electronically filed by it with, or furnished to, the Commission. The address of the website is: www.ctslink.com.

                          REPORTS TO CERTIFICATEHOLDERS

         1. So long as the issuing entity is required to file reports under the Exchange Act, those reports will be made available as described above under "Available Information".

         2. Periodic distribution reports will be posted on the securities administrator's website referenced above under "Available Information" as soon as practicable. Annual reports of assessment of compliance with the AB Servicing Criteria, attestation reports, and statements of compliance, if not available on the securities administrator's website, may be obtained by the registered holders of the related securities free of charge upon request to the securities administrator. See "Servicing of the Mortgage Loans -- Evidence as to Compliance" and "Description of the Certificates -- Reports to Certificateholders."

                    INCORPORATION OF INFORMATION BY REFERENCE

         There are incorporated into this free writing prospectus by reference all documents, including but not limited to the financial statements and reports filed or caused to be filed or incorporated by reference by the depositor with respect to a trust fund pursuant to the requirements of Sections 13(a) or 15(d) of the Exchange Act, prior to the termination of the offering of the offered securities of the related series. All documents subsequently filed by the depositor pursuant to Sections 13(a) or 15(d) of the Exchange Act in respect of any offering prior to the termination of the offering of the offered securities will also be deemed incorporated by reference into this free writing prospectus.

         The depositor will provide or cause to be provided without charge to each person to whom this free writing prospectus is delivered in connection with the offering of one or more classes of offered securities, upon written or oral request of the person, a copy of any or all the reports incorporated in this free writing prospectus by reference, in each case to the extent the reports relate to one or more of such classes of the offered securities, other than the exhibits to the documents, unless the exhibits are specifically incorporated by reference in the documents. Requests should be directed in writing to Bear Stearns Asset Backed Securities I LLC, 383 Madison Avenue, New York, New York 10179, Attention:
Secretary, or by telephone at (212) 272-2000. The depositor has determined that its financial statements will not be material to the offering of any offered securities.

                             INDEX OF DEFINED TERMS

6-month LIBOR...................................................S-33
Additional Termination Events...................................S-92
Aggregate Early Principal Payment Amount........................S-74
Applied Realized Loss Amount....................................S-74
Basis Risk Reserve Fund.........................................S-88
Basis Risk Shortfall............................................S-75
Basis Risk Shortfall Carry Forward Amount.......................S-75
Certificate Principal Balance...................................S-75
Certificate Registrar............................................S-6
Class A Certificates.............................................S-8
Class A Principal Distribution Amount...........................S-75
Class B-IO Certificates..........................................S-8
Class M Certificates.............................................S-8
Class M-1 Principal Distribution Amount.........................S-76
Class M-2 Principal Distribution Amount.........................S-76
Class M-3 Principal Distribution Amount.........................S-77
Class M-4 Principal Distribution Amount.........................S-77
Class M-5 Principal Distribution Amount.........................S-78
Class M-6 Principal Distribution Amount.........................S-79
Class M-7 Principal Distribution Amount.........................S-79
Class R Certificates.............................................S-8
Clearstream.....................................................S-67
Closing Date.....................................................S-6
Code...........................................................S-123
collateral value................................................S-32
Compensating Interest...........................................S-63
Contributions Tax..............................................S-125
Coupon Strip..............................................S-80, S-94
CSSF............................................................S-69
Current Interest................................................S-80
Cut-Off Date.....................................................S-6
Depositor........................................................S-5
Distribution Account............................................S-61
Downgrade Provisions............................................S-92
DTC.............................................................S-67
Due Period......................................................S-80
Early Principal Payment Amount..................................S-80
early termination date..........................................S-91
Early Termination Date..........................................S-92
ERISA..........................................................S-125
Euroclear.......................................................S-67
Excess Cashflow.................................................S-81
Excess Overcollateralization Amount.............................S-81
Excess Spread...................................................S-81
Exemption......................................................S-126
Extra Principal Distribution Amount.............................S-81
Final Maturity Reserve Account..................................S-81
final scheduled distribution date..............................S-107
Financial Intermediary..........................................S-67

Fiscal Quarter.................................................S-100
hybrid mortgage loans............................................S-6
Insurance Proceeds..............................................S-81
interest adjustment date........................................S-33
Interest Carry Forward Amount...................................S-81
Interest Funds..................................................S-81
interest rate cap..........................................S-9, S-87 interest rate swap agreement....................................S-11
Interest Rate Swap Agreement....................................S-89
Issuing Entity...................................................S-6
LIBOR business day..............................................S-88
Liquidation Period..............................................S-82
Liquidation Proceeds............................................S-82
Master Servicer..................................................S-5
MOM loan........................................................S-35
net mortgage rate...............................................S-87
Net Swap Payment................................................S-90
offered certificates............................................S-67
One-Month LIBOR.................................................S-87
optional termination date..................................S-9, S-98
Originators......................................................S-5
Overcollateralization Amount....................................S-82
Overcollateralization Floor.....................................S-82
Paying Agent.....................................................S-6
Plan............................................................S-13
Plan Asset Regulations.........................................S-125
Plan(s)........................................................S-125
Pooling and Servicing Agreement..................................S-6
Prepayment Interest Shortfall...................................S-63
Prepayment Period...............................................S-82
Principal Distribution Amount...................................S-83
Principal Funds.................................................S-83
Prohibited Transactions Tax....................................S-124
PTE............................................................S-126
Realized Loss...................................................S-83
Reference Banks.................................................S-88
Relief Act......................................................S-84
Remaining Excess Spread.........................................S-84
residual certificates...........................................S-67 residual interest...............................................S-13
Rules...........................................................S-67
Securities Administrator.........................................S-6
senior certificates.............................................S-67
Servicers........................................................S-5
servicing agreements............................................S-54
SMMEA..........................................................S-128
Specified Overcollateralization Amount..........................S-84
Sponsor..........................................................S-5
Standard & Poor's...............................................S-13
Stated Principal Balance........................................S-84
Stepdown Date...................................................S-84
subordinate certificates........................................S-67
Subsequent Recovery.............................................S-86
Swap Account....................................................S-89
Swap Administration Agreement...................................S-89
Swap Administrator..............................................S-89
Swap Default....................................................S-91
Swap Early Termination..........................................S-92
Swap Provider..............................................S-6, S-89
Swap Provider Trigger Event.....................................S-92
Swap Termination Payment........................................S-92
Tax Counsel....................................................S-123
Termination Event...............................................S-91
The Certificates.................................................S-5
Trigger Event...................................................S-85
Trustee..........................................................S-5
Unpaid Applied Realized Loss Amount.............................S-85

                                   SCHEDULE A

                         MORTGAGE LOAN STATISTICAL DATA

The following information sets forth in tabular format certain information, as of the cut-off date, about the mortgage loans. Other than with respect to rates of interest, percentages are approximate and are stated by cut-off date principal balance as of October 1, 2006.



             MORTGAGE RATES OF THE MORTGAGE LOANS IN TOTAL PORTFOLIO

                                                       AGGREGATE SCHEDULED
                                    NUMBER OF           PRINCIPAL BALANCE
                                     MORTGAGE       OUTSTANDING AS OF CUT-OFF   % OF MORTGAGE
MORTGAGE RATES (%)                     LOANS                  DATE                  P0OL
------------------                  ----------     --------------------------   -------------
4.001            -  4.500                 2                 $ 191,839                  0.09 %
4.501            -  5.000                 2                   286,107                  0.14
5.001            -  5.500                 7                 1,179,181                  0.58
5.501            -  6.000                36                10,077,905                  4.98
6.001            -  6.500                62                12,721,971                  6.28
6.501            -  7.000               141                29,614,929                 14.63
7.001            -  7.500               122                23,727,951                 11.72
7.501            -  8.000               183                33,472,078                 16.53
8.001            -  8.500               125                20,908,313                 10.33
8.501            -  9.000               154                23,249,760                 11.48
9.001            -  9.500               101                14,212,111                  7.02
9.501            -  10.000               99                12,235,640                  6.04
10.001           -  10.500               71                 7,361,706                  3.64
10.501           -  11.000               63                 4,974,163                  2.46
11.001           -  11.500               42                 2,874,767                  1.42
11.501           -  12.000               33                 2,730,352                  1.35
12.001           -  12.500               25                 1,366,013                  0.67
12.501           -  13.000               14                   508,865                  0.25
13.001           -  13.500                8                   310,339                  0.15
13.501           -  14.000                3                   170,687                  0.08
14.001           -  14.500                4                   107,721                  0.05
14.501           -  15.000                4                   154,355                  0.08
15.001           -  15.500                1                    27,094                  0.01
15.501           -  16.000                1                    25,101                  0.01
                                    ---------------------------------------------------------
     Total                            1,303             $ 202,488,947                100.00 %
                                    =========================================================

As of the cut-off date, the weighted average mortgage rate of the mortgage loans in the total portfolio was approximately
8.112% per annum.


            ORIGINAL COMBINED-LOAN-TO-VALUE RATIOS OF TOTAL PORTFOLIO

                                                       AGGREGATE SCHEDULED
                                    NUMBER OF           PRINCIPAL BALANCE
ORIGINAL COMBINED LOAN-TO-VALUE      MORTGAGE       OUTSTANDING AS OF CUT-OFF   % OF MORTGAGE
RATIO (%)                             LOANS                  DATE                  P0OL
------------------                  ----------     --------------------------   -------------
20.01            -  30.00                4                 $ 467,044               0.23 %
30.01            -  40.00               13                 1,057,363               0.52
40.01            -  50.00               20                 2,247,787               1.11
50.01            -  60.00               36                 4,183,339               2.07
60.01            -  70.00              122                20,671,360              10.21
70.01            -  80.00              370                55,678,959              27.50
80.01            -  90.00              358                54,724,632              27.03
90.01            -  100.00             357                60,960,791              30.11
100.01           -  110.00              19                 2,355,293               1.16
110.01           -  120.00               3                   128,978               0.06
120.01           or greater              1                    13,400               0.01
                                    ---------------------------------------------------------
     Total                           1,303             $ 202,488,947             100.00 %
                                    =========================================================

As of the cut-off date, the weighted average original combined loan-to-value ratio of the mortgage loans in the total portfolio was approximately 84.56%.

      SCHEDULED PRINCIPAL BALANCES OF THE MORTGAGE LOANS IN TOTAL PORTFOLIO
                               AS OF CUT-OFF DATE

                                                       AGGREGATE SCHEDULED
                                    NUMBER OF           PRINCIPAL BALANCE
                                     MORTGAGE       OUTSTANDING AS OF CUT-OFF   % OF MORTGAGE
SCHEDULED PRINCIPAL BALANCE($)        LOANS                  DATE                  P0OL
------------------------------      ----------     --------------------------   -------------
0.01             -  50000.00           188               $ 6,125,249               3.02 %
50000.01         -  100000.00          346                25,856,615              12.77
100000.01        -  150000.00          277                34,411,767              16.99
150000.01        -  200000.00          162                27,833,660              13.75
200000.01        -  250000.00          104                23,276,531              11.50
250000.01        -  300000.00           72                19,571,295               9.67
300000.01        -  350000.00           56                18,190,635               8.98
350000.01        -  400000.00           36                13,522,813               6.68
400000.01        -  450000.00           23                 9,880,204               4.88
450000.01        -  500000.00           11                 5,221,570               2.58
500000.01        -  550000.00            8                 4,168,664               2.06
550000.01        -  600000.00            6                 3,377,387               1.67
600000.01        -  650000.00            3                 1,881,872               0.93
650000.01        -  700000.00            3                 2,007,353               0.99
700000.01        -  750000.00            2                 1,486,315               0.73
750,000.01       or greater              6                 5,677,017               2.80
                                    ---------------------------------------------------------
     Total                           1,303             $ 202,488,947             100.00 %
=============================================================================================

As of the cut-off date, the average scheduled principal balance of the mortgage loans in the total portfolio was approximately
$155,402.11.


             CREDIT SCORES OF THE MORTGAGE LOANS IN TOTAL PORTFOLIO*

                                                       AGGREGATE SCHEDULED
                                    NUMBER OF           PRINCIPAL BALANCE
                                     MORTGAGE       OUTSTANDING AS OF CUT-OFF   % OF MORTGAGE
RANGE OF CREDIT SCORES                LOANS                  DATE                  P0OL
----------------------             ----------     --------------------------   -------------
1                -  500               297              $ 42,553,115              21.02 %
501              -  520               209                31,198,234              15.41
521              -  540               182                25,449,778              12.57
541              -  560               142                23,953,564              11.83
561              -  580               113                18,497,423               9.14
581              -  600               100                16,229,162               8.01
601              -  620                69                11,839,511               5.85
621              -  640                65                 8,520,534               4.21
641              -  660                47                 7,227,895               3.57
661              -  680                28                 5,245,243               2.59
681              -  700                19                 5,098,999               2.52
701              -  720                13                 1,755,760               0.87
721              -  740                14                 3,396,586               1.68
741              -  760                 1                   259,103               0.13
761              -  780                 4                 1,264,039               0.62
                                    ---------------------------------------------------------
     Total                          1,303             $ 202,488,947             100.00 %
                                    =========================================================

As of the cut-off date, the weighted average credit score of the mortgage loans in the total portfolio for which credit scores are available is approximately 554.

*Based upon the most recently available data.

     GEOGRAPHIC DISTRIBUTION OF THE MORTGAGED PROPERTIES IN TOTAL PORTFOLIO

                                                       AGGREGATE SCHEDULED
                                    NUMBER OF           PRINCIPAL BALANCE
                                     MORTGAGE       OUTSTANDING AS OF CUT-OFF   % OF MORTGAGE
GEOGRAPHIC DISTRIBUTION               LOANS                  DATE                  P0OL
-----------------------            ----------     --------------------------   -------------

Alabama                              27               $ 2,224,400               1.10 %
Alaska                                5                   885,576               0.44
Arizona                              28                 4,108,457               2.03
Arkansas                              5                   487,787               0.24
California                          112                33,698,525              16.64
Colorado                             19                 4,661,427               2.30
Connecticut                          10                 2,240,747               1.11
Delaware                              2                   681,322               0.34
District of Columbia                  4                 1,336,972               0.66
Florida                             104                20,698,190              10.22
Georgia                              54                 8,236,150               4.07
Hawaii                                4                 1,424,308               0.70
Idaho                                 1                    75,168               0.04
Illinois                             46                 6,422,911               3.17
Indiana                              29                 2,128,498               1.05
Iowa                                 12                 1,093,040               0.54
Kansas                               10                 1,512,650               0.75
Kentucky                              7                   435,508               0.22
Louisiana                            98                 8,524,465               4.21
Maine                                 3                   245,399               0.12
Maryland                             31                 6,032,043               2.98
Massachusetts                        27                 7,060,625               3.49
Michigan                             35                 4,322,882               2.13
Minnesota                            17                 2,743,029               1.35
Mississippi                          56                 4,406,074               2.18
Missouri                             35                 3,590,309               1.77
Montana                               2                   201,334               0.10
Nebraska                              6                   523,708               0.26
Nevada                               13                 3,816,580               1.88
New Hampshire                         4                   507,489               0.25
New Jersey                           30                 6,628,897               3.27
New Mexico                           10                 1,077,968               0.53
New York                             48                10,148,314               5.01
North Carolina                       28                 3,670,287               1.81
North Dakota                          1                   133,076               0.07
Ohio                                 41                 3,470,336               1.71
Oklahoma                             10                 1,015,677               0.50
Oregon                                7                   911,999               0.45
Pennsylvania                         50                 4,656,793               2.30
Rhode Island                          5                 1,018,442               0.50
South Carolina                       30                 3,448,214               1.70
South Dakota                          2                   192,373               0.10
Tennessee                            26                 3,197,321               1.58
Texas                               117                12,615,410               6.23
Utah                                  6                   642,882               0.32
Vermont                               1                   193,578               0.10
Virginia                             30                 6,476,756               3.20
Washington                           29                 5,821,046               2.87
Wisconsin                            23                 2,562,232               1.27
Wyoming                               3                   281,770               0.14
                                  ---------------------------------------------------------
             Total                1,303             $ 202,488,947             100.00 %
                                  =========================================================


          PROPERTY TYPES OF THE MORTGAGED PROPERTIES IN TOTAL PORTFOLIO

                                                       AGGREGATE SCHEDULED
                                    NUMBER OF           PRINCIPAL BALANCE
                                     MORTGAGE       OUTSTANDING AS OF CUT-OFF   % OF MORTGAGE
PROPERTY TYPE                         LOANS                  DATE                  P0OL
-------------                      ----------     --------------------------   -------------

2-4 Family                              76              $ 14,116,881               6.97 %
Condominium                             56                10,122,102               5.00
PUD                                    104                23,791,969              11.75
Single Family                        1,064               153,677,278              75.89
Townhouse                                3                   780,717               0.39
                                    ---------------------------------------------------------
     Total                           1,303             $ 202,488,947             100.00 %
                                    =========================================================

          OCCUPANCY STATUS OF MORTGAGED PROPERTIES IN TOTAL PORTFOLIO*

                                                       AGGREGATE SCHEDULED
                                    NUMBER OF           PRINCIPAL BALANCE
                                     MORTGAGE       OUTSTANDING AS OF CUT-OFF   % OF MORTGAGE
OCCUPANCY STATUS                      LOANS                  DATE                  P0OL
----------------                   ----------     --------------------------   -------------

Investor                               116              $ 14,738,738               7.28 %
Owner Occupied                       1,149               180,865,429              89.32
Second Home                             38                 6,884,780               3.40
                                    ---------------------------------------------------------
     Total                           1,303             $ 202,488,947             100.00 %
                                    =========================================================

*Based upon representations of the related mortgagors at the time of origination.


   REMAINING TERMS TO STATED MATURITY OF THE MORTGAGE LOANS IN TOTAL PORTFOLIO


                                                       AGGREGATE SCHEDULED
                                    NUMBER OF           PRINCIPAL BALANCE
                                     MORTGAGE       OUTSTANDING AS OF CUT-OFF   % OF MORTGAGE
STATED REMAINING TERM                 LOANS                  DATE                  P0OL
---------------------              ----------     --------------------------   -------------

1                -  48                   9                  $ 65,328               0.03 %
49               -  60                   1                    10,241               0.01
61               -  120                 39                   915,339               0.45
121              -  180                 40                 3,490,291               1.72
181              -  240                 11                   597,640               0.30
241              -  300                 74                 5,507,910               2.72
301              -  360              1,072               177,222,735              87.52
361              or greater             57                14,679,464               7.25
                                    ---------------------------------------------------------
     Total                           1,303             $ 202,488,947             100.00 %
                                    =========================================================

As of the cut-off date, the weighted average remaining months to scheduled maturity of the mortgage loans in the total portfolio was approximately 347 months.


              LOAN PURPOSE OF THE MORTGAGE LOANS IN TOTAL PORTFOLIO

                                                       AGGREGATE SCHEDULED
                                    NUMBER OF           PRINCIPAL BALANCE
                                     MORTGAGE       OUTSTANDING AS OF CUT-OFF   % OF MORTGAGE
LOAN PURPOSE                          LOANS                  DATE                  P0OL
------------                        ----------     --------------------------   -------------

Cash-Out Refinance                     636              $ 93,391,587              46.12 %
Purchase                               548                91,051,508              44.97
Rate/Term Refinance                    119                18,045,851               8.91
                                    ---------------------------------------------------------
     Total                           1,303             $ 202,488,947             100.00 %
                                    =========================================================


         MAXIMUM MORTGAGE RATES OF THE MORTGAGE LOANS IN TOTAL PORTFOLIO

                                                       AGGREGATE SCHEDULED
                                    NUMBER OF           PRINCIPAL BALANCE
                                     MORTGAGE       OUTSTANDING AS OF CUT-OFF   % OF MORTGAGE
MAXIMUM MORTGAGE INTEREST RATE (%)    LOANS                  DATE                  P0OL
---------------------------------  ----------     --------------------------   -------------
0.001            -  11.000               10               $ 2,779,312               1.37 %
11.001           -  11.500                3                   966,901               0.48
11.501           -  12.000               13                 4,060,398               2.01
12.001           -  12.500               32                 6,399,763               3.16
12.501           -  13.000               92                20,656,110              10.20
13.001           -  13.500               91                18,813,462               9.29
13.501           -  14.000              125                23,668,727              11.69
14.001           -  14.500              106                18,443,744               9.11
14.501           -  15.000              121                19,519,942               9.64
15.001           -  15.500               89                13,927,095               6.88
15.501           -  16.000               89                13,491,619               6.66
16.001           -  16.500               44                 6,475,912               3.20
16.501           -  17.000               48                 4,901,424               2.42
17.001           -  17.500               21                 1,584,825               0.78
17.501           -  18.000               10                   964,301               0.48
18.001           or greater              19                 1,236,734               0.61
FIXED                                   390                44,598,677              22.03
                                    ---------------------------------------------------------
     Total                            1,303             $ 202,488,947             100.00 %
                                    =========================================================

As of the cut-off date, the weighted average maximum mortgage rate of the adjustable rate mortgage loans in the total portfolio was approximately 14.206% per annum.



         MINIMUM MORTGAGE RATES OF THE MORTGAGE LOANS IN TOTAL PORTFOLIO

                                                       AGGREGATE SCHEDULED
                                    NUMBER OF           PRINCIPAL BALANCE
                                     MORTGAGE       OUTSTANDING AS OF CUT-OFF   % OF MORTGAGE
MINIMUM MORTGAGE INTEREST RATE (%)    LOANS                  DATE                  P0OL
---------------------------------   ----------     --------------------------   -------------

0.001            -  3.000                23               $ 6,804,795               3.36 %
3.001            -  3.500                13                 2,605,679               1.29
3.501            -  4.000                23                 4,358,943               2.15
4.001            -  4.500                36                 5,973,391               2.95
4.501            -  5.000                21                 3,541,261               1.75
5.001            -  5.500                27                 3,044,302               1.50
5.501            -  6.000                70                13,101,258               6.47
6.001            -  6.500                76                15,246,101               7.53
6.501            -  7.000                85                17,716,246               8.75
7.001            -  7.500                81                16,633,223               8.21
7.501            -  8.000               111                19,397,405               9.58
8.001            -  8.500                82                13,272,316               6.55
8.501            -  9.000                93                14,884,527               7.35
9.001            -  9.500                56                 7,145,544               3.53
9.501            -  10.000               54                 7,992,522               3.95
10.001           -  10.500               18                 2,520,291               1.24
10.501              or greater           44                 3,652,468               1.80
FIXED                                   390                44,598,677              22.03
                                    ---------------------------------------------------------
     Total                            1,303             $ 202,488,947             100.00 %
                                    =========================================================

As of the cut-off date, the weighted average minimum mortgage rate of the adjustable rate mortgage loans in the total portfolio was approximately 7.082% per annum.



             GROSS MARGINS OF THE MORTGAGE LOANS IN TOTAL PORTFOLIO

                                                       AGGREGATE SCHEDULED
                                    NUMBER OF           PRINCIPAL BALANCE
                                     MORTGAGE       OUTSTANDING AS OF CUT-OFF   % OF MORTGAGE
GROSS MARGIN (%)                      LOANS                  DATE                  P0OL
----------------                   ----------     --------------------------   -------------

0.001            -  2.500                12               $ 3,247,787               1.60 %
2.501            -  3.000                13                 3,732,278               1.84
3.001            -  3.500                18                 3,406,513               1.68
3.501            -  4.000                34                 5,806,728               2.87
4.001            -  4.500                56                 8,660,143               4.28
4.501            -  5.000               226                44,102,806              21.78
5.001            -  5.500                64                 7,867,817               3.89
5.501            -  6.000               196                32,331,463              15.97
6.001            -  6.500               108                20,266,351              10.01
6.501            -  7.000                88                15,808,865               7.81
7.001            -  7.500                38                 5,610,977               2.77
7.501            -  8.000                28                 3,905,949               1.93
8.001               or greater           32                 3,142,595               1.55
FIXED                                   390                44,598,677              22.03
                                    ---------------------------------------------------------
     Total                            1,303             $ 202,488,947             100.00 %
                                    =========================================================

As of the cut-off date, the weighted average gross margin of the adjustable rate mortgage loans in the total portfolio was approximately 5.503% per annum.

          MONTHS TO NEXT INTEREST RATE ADJUSTMENT OF THE MORTGAGE LOANS
                               IN TOTAL PORTFOLIO

                                                              AGGREGATE SCHEDULED
                                             NUMBER OF        PRINCIPAL BALANCE
                                            MORTGAGE       OUTSTANDING AS OF CUT-OFF   % OF MORTGAGE
MONTHS TO NEXT INTEREST RATE ADJUSTMENT     LOANS                  DATE                    P0OL
---------------------------------------   ----------     --------------------------   -------------

1                -  12                        482              $ 73,874,865              36.48 %
13               -  24                        382                74,991,214              37.03
25               -  36                         37                 6,318,435               3.12
25               -  36                          3                   881,310               0.44
49               -  60                          5                 1,057,765               0.52
61               -  72                          3                   536,681               0.27
73               -  84                          1                   230,000               0.11
FIXED                                         390                44,598,677              22.03
                                           ---------------------------------------------------------
     Total                                  1,303             $ 202,488,947             100.00 %
                                           =========================================================

As of the cut-off date, the weighted average months to roll of the adjustable rate mortgage loans in the total portfolio was approximately 13 months.



          INTEREST ONLY STATUS OF THE MORTGAGE LOANS IN TOTAL PORTFOLIO

                                                       AGGREGATE SCHEDULED
                                        NUMBER OF        PRINCIPAL BALANCE
                                       MORTGAGE       OUTSTANDING AS OF CUT-OFF   % OF MORTGAGE
INTEREST ONLY                           LOANS                  DATE                    P0OL
-------------                        ----------     --------------------------   -------------

10 Year Interest Only                      6               $ 3,029,931               1.50 %
2 Year Interest Only                      19                 5,040,555               2.49
3 Year Interest Only                       5                 1,146,726               0.57
5 Year Interest Only                      38                10,068,134               4.97
7 Year Interest Only                       1                   450,000               0.22
Non-IO                                 1,234               182,753,601              90.25
                                     ----------------------------------------------------------
     Total                             1,303             $ 202,488,947             100.00 %
                                     ==========================================================


          DELINQUENCY HISTORY OF THE MORTGAGE LOANS IN TOTAL PORTFOLIO

                                                      AGGREGATE SCHEDULED
                                     NUMBER OF        PRINCIPAL BALANCE
                                     MORTGAGE       OUTSTANDING AS OF CUT-OFF   % OF MORTGAGE
DQ HISTORY                            LOANS                  DATE                    P0OL
-------------                      ----------     --------------------------   -------------

0 x 30                                163              $ 28,123,935              13.89 %
1 x 30                                 93                16,576,307               8.19
2 x 30                                 62                10,596,433               5.23
3+ x 30                               115                17,219,122               8.50
1 x 60                                191                31,498,101              15.56
2 x 60                                148                24,919,213              12.31
3+ x 60                               531                73,555,836              36.33
                                    -----------------------------------------------------------
     Total                          1,303             $ 202,488,947             100.00 %
                                    ===========================================================

                                                                      SCHEDULE B



            DISTRIBUTION
            DATE                                     PRINCIPAL BALANCE ($)
            --------------------------------------------------------------
            November 25, 2016                                 2,787,451.38
            December 25, 2016                                 2,748,707.08
            January 25, 2017                                  2,710,490.17
            February 25, 2017                                 2,672,793.53
            March 25, 2017                                    2,635,610.11
            April 25, 2017                                    2,598,933.00
            May 25, 2017                                      2,562,755.35
            June 25, 2017                                     2,527,070.41
            July 25, 2017                                     2,491,871.51
            August 25, 2017                                   2,457,152.10
            September 25, 2017                                2,422,905.69
            October 25, 2017                                  2,389,125.88
            November 25, 2017                                 2,355,806.38
            December 25, 2017                                 2,322,940.96
            January 25, 2018                                  2,290,523.48
            February 25, 2018                                 2,258,547.89
            March 25, 2018                                    2,227,008.22
            April 25, 2018                                    2,195,898.56
            May 25, 2018                                      2,165,213.11
            June 25, 2018                                     2,134,946.13
            July 25, 2018                                     2,105,091.97
            August 25, 2018                                   2,075,645.04
            September 25, 2018                                2,046,599.83
            October 25, 2018                                  2,017,950.92
            November 25, 2018                                 1,989,692.94
            December 25, 2018                                 1,961,820.61
            January 25, 2019                                  1,934,328.71
            February 25, 2019                                 1,907,212.10
            March 25, 2019                                    1,880,465.70
            April 25, 2019                                    1,854,084.50
            May 25, 2019                                      1,828,063.57
            June 25, 2019                                     1,802,398.03
            July 25, 2019                                     1,777,083.07
            August 25, 2019                                   1,752,113.95
            September 25, 2019                                1,727,485.99
            October 25, 2019                                  1,703,194.58
            November 25, 2019                                 1,679,235.16
            December 25, 2019                                 1,655,603.23
            January 25, 2020                                  1,632,294.38
            February 25, 2020                                 1,609,304.22
            March 25, 2020                                    1,586,628.45
            April 25, 2020                                    1,564,262.80
            May 25, 2020                                      1,542,203.08
            June 25, 2020                                     1,520,445.15
            July 25, 2020                                     1,498,984.93

            DISTRIBUTION
            DATE                                     PRINCIPAL BALANCE ($)
            --------------------------------------------------------------
            August 25, 2020                                   1,477,818.38
            September 25, 2020                                1,456,941.53
            October 25, 2020                                  1,436,350.46
            November 25, 2020                                 1,416,041.30
            December 25, 2020                                 1,396,010.23
            January 25, 2021                                  1,376,253.48
            February 25, 2021                                 1,356,767.34
            March 25, 2021                                    1,337,548.15
            April 25, 2021                                    1,318,592.30
            May 25, 2021                                      1,299,896.20
            June 25, 2021                                     1,281,456.36
            July 25, 2021                                     1,263,269.29
            August 25, 2021                                   1,245,331.57
            September 25, 2021                                1,227,639.82
            October 25, 2021                                  1,210,190.72
            November 25, 2021                                 1,192,980.97
            December 25, 2021                                 1,176,007.33
            January 25, 2022                                  1,159,266.61
            February 25, 2022                                 1,142,755.64
            March 25, 2022                                    1,126,471.31
            April 25, 2022                                    1,110,410.55
            May 25, 2022                                      1,094,570.34
            June 25, 2022                                     1,078,947.67
            July 25, 2022                                     1,063,539.61
            August 25, 2022                                   1,048,343.24
            September 25, 2022                                1,033,355.69
            October 25, 2022                                  1,018,574.14
            November 25, 2022                                 1,003,995.78
            December 25, 2022                                   989,617.87
            January 25, 2023                                    975,437.69
            February 25, 2023                                   961,452.55
            March 25, 2023                                      947,659.80
            April 25, 2023                                      934,056.85
            May 25, 2023                                        920,641.12
            June 25, 2023                                       907,410.06
            July 25, 2023                                       894,361.17
            August 25, 2023                                     881,491.98
            September 25, 2023                                  868,800.04
            October 25, 2023                                    856,282.97
            November 25, 2023                                   843,938.38
            December 25, 2023                                   831,763.93
            January 25, 2024                                    819,757.31
            February 25, 2024                                   807,916.24
            March 25, 2024                                      796,238.49
            April 25, 2024                                      784,721.82
            May 25, 2024                                        773,364.06
            June 25, 2024                                       762,163.04
            July 25, 2024                                       751,116.64

            DISTRIBUTION
            DATE                                     PRINCIPAL BALANCE ($)
            --------------------------------------------------------------
            August 25, 2024                                     740,222.76
            September 25, 2024                                  729,479.33
            October 25, 2024                                    718,884.30
            November 25, 2024                                   708,435.65
            December 25, 2024                                   698,131.41
            January 25, 2025                                    687,969.60
            February 25, 2025                                   677,948.29
            March 25, 2025                                      668,065.58
            April 25, 2025                                      658,319.58
            May 25, 2025                                        648,708.43
            June 25, 2025                                       639,230.30
            July 25, 2025                                       629,883.37
            August 25, 2025                                     620,665.88
            September 25, 2025                                  611,576.06
            October 25, 2025                                    602,612.16
            November 25, 2025                                   593,772.49
            December 25, 2025                                   585,055.35
            January 25, 2026                                    576,459.07
            February 25, 2026                                   567,982.01
            March 25, 2026                                      559,622.55
            April 25, 2026                                      551,379.09
            May 25, 2026                                        543,250.05
            June 25, 2026                                       535,233.87
            July 25, 2026                                       527,329.03
            August 25, 2026                                     519,533.99
            September 25, 2026                                  511,847.28
            October 25, 2026                                    504,267.41
            November 25, 2026                                   496,792.93
            December 25, 2026                                   489,422.40
            January 25, 2027                                    482,154.41
            February 25, 2027                                   474,987.57
            March 25, 2027                                      467,920.49
            April 25, 2027                                      460,951.82
            May 25, 2027                                        454,080.22
            June 25, 2027                                       447,304.36
            July 25, 2027                                       440,622.94
            August 25, 2027                                     434,034.67
            September 25, 2027                                  427,538.29
            October 25, 2027                                    421,132.53
            November 25, 2027                                   414,816.18
            December 25, 2027                                   408,588.00
            January 25, 2028                                    402,446.79
            February 25, 2028                                   396,391.38
            March 25, 2028                                      390,420.58
            April 25, 2028                                      384,533.25
            May 25, 2028                                        378,728.25
            June 25, 2028                                       373,004.45
            July 25, 2028                                       367,360.75

            DISTRIBUTION
            DATE                                     PRINCIPAL BALANCE ($)
            --------------------------------------------------------------
            August 25, 2028                                     361,796.04
            September 25, 2028                                  356,309.27
            October 25, 2028                                    350,899.35
            November 25, 2028                                   345,565.25
            December 25, 2028                                   340,305.92
            January 25, 2029                                    335,120.35
            February 25, 2029                                   330,007.53
            March 25, 2029                                      324,966.47
            April 25, 2029                                      319,996.18
            May 25, 2029                                        315,095.69
            June 25, 2029                                       310,264.07
            July 25, 2029                                       305,500.35
            August 25, 2029                                     300,803.63
            September 25, 2029                                  296,172.97
            October 25, 2029                                    291,607.48
            November 25, 2029                                   287,106.26
            December 25, 2029                                   282,668.45
            January 25, 2030                                    278,293.16
            February 25, 2030                                   273,979.55
            March 25, 2030                                      269,726.77
            April 25, 2030                                      265,533.99
            May 25, 2030                                        261,400.38
            June 25, 2030                                       257,325.15
            July 25, 2030                                       253,307.48
            August 25, 2030                                     249,346.60
            September 25, 2030                                  245,441.72
            October 25, 2030                                    241,592.07
            November 25, 2030                                   237,796.91
            December 25, 2030                                   234,055.47
            January 25, 2031                                    230,367.04
            February 25, 2031                                   226,730.88
            March 25, 2031                                      223,146.27
            April 25, 2031                                      219,612.52
            May 25, 2031                                        216,128.91
            June 25, 2031                                       212,694.77
            July 25, 2031                                       209,309.41
            August 25, 2031                                     205,972.17
            September 25, 2031                                  202,682.39
            October 25, 2031                                    199,439.41
            November 25, 2031                                   196,242.59
            December 25, 2031                                   193,091.30
            January 25, 2032                                    189,984.92
            February 25, 2032                                   186,922.82
            March 25, 2032                                      183,904.41
            April 25, 2032                                      180,929.07
            May 25, 2032                                        177,996.22
            June 25, 2032                                       175,105.28
            July 25, 2032                                       172,255.66

            DISTRIBUTION
            DATE                                     PRINCIPAL BALANCE ($)
            --------------------------------------------------------------
            August 25, 2032                                     169,446.81
            September 25, 2032                                  166,678.15
            October 25, 2032                                    163,949.14
            November 25, 2032                                   161,259.23
            December 25, 2032                                   158,607.88
            January 25, 2033                                    155,994.57
            February 25, 2033                                   153,418.77
            March 25, 2033                                      150,879.96
            April 25, 2033                                      148,377.64
            May 25, 2033                                        145,911.29
            June 25, 2033                                       143,480.44
            July 25, 2033                                       141,084.58
            August 25, 2033                                     138,723.23
            September 25, 2033                                  136,395.93
            October 25, 2033                                    134,102.20
            November 25, 2033                                   131,841.57
            December 25, 2033                                   129,613.59
            January 25, 2034                                    127,417.82
            February 25, 2034                                   125,253.80
            March 25, 2034                                      123,121.10
            April 25, 2034                                      121,019.29
            May 25, 2034                                        118,947.93
            June 25, 2034                                       116,906.62
            July 25, 2034                                       114,894.93
            August 25, 2034                                     112,912.45
            September 25, 2034                                  110,958.79
            October 25, 2034                                    109,033.53
            November 25, 2034                                   107,136.30
            December 25, 2034                                   105,266.70
            January 25, 2035                                    103,424.36
            February 25, 2035                                   101,608.88
            March 25, 2035                                       99,819.91
            April 25, 2035                                       98,057.07
            May 25, 2035                                         96,320.01
            June 25, 2035                                        94,608.36
            July 25, 2035                                        92,921.77
            August 25, 2035                                      91,259.90
            September 25, 2035                                   89,622.41
            October 25, 2035                                     88,008.95
            November 25, 2035                                    86,419.20
            December 25, 2035                                    84,852.82
            January 25, 2036                                     83,309.49
            February 25, 2036                                    81,788.89
            March 25, 2036                                       80,290.71
            April 25, 2036                                       78,814.63
            May 25, 2036                                         77,360.34
            June 25, 2036                                        75,927.55
            July 25, 2036                                        74,515.95

            DISTRIBUTION
            DATE                                     PRINCIPAL BALANCE ($)
            --------------------------------------------------------------
            August 25, 2036                                      73,125.26
            September 25, 2036                                   71,755.17
            October 25, 2036                                     70,405.41

                                                                         ANNEX I

                        GLOBAL CLEARANCE, SETTLEMENT AND
                          TAX DOCUMENTATION PROCEDURES

         Except in certain limited circumstances, the offered certificates, which are referred to in this Annex I as the global securities, will be available only in book-entry form. Investors in the global securities may hold interests in these global securities through any of DTC, Clearstream or Euroclear. Initial settlement and all secondary trades will settle in same-day funds.

         Secondary market trading between investors holding interests in global securities through Clearstream and Euroclear will be conducted in accordance with their normal rules and operating procedures and in accordance with conventional eurobond practice. Secondary market trading between investors holding interests in global securities through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations.

         Secondary cross-market trading between investors holding interests in global securities through Clearstream or Euroclear and investors holding interests in global securities through DTC participants will be effected on a delivery-against-payment basis through the respective depositories of Clearstream and Euroclear, in such capacity, and other DTC participants.

         Although DTC, Euroclear and Clearstream are expected to follow the procedures described below in order to facilitate transfers of interests in the global securities among participants of DTC, Euroclear and Clearstream, they are under no obligation to perform or continue to perform those procedures, and those procedures may be discontinued at any time. Neither the Depositor, the Master Servicer, the Securities Administrator, the Paying Agent nor the Trustee will have any responsibility for the performance by DTC, Euroclear and Clearstream or their respective participants or indirect participants of their respective obligations under the rules and procedures governing their obligations.

         Non-U.S. holders of global securities will be subject to U.S. withholding taxes unless those holders meet certain requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

INITIAL SETTLEMENT

         The global securities will be registered in the name of Cede & Co. as nominee of DTC. Investors' interests in the global securities will be represented through financial institutions acting on their behalf as direct and indirect participants in DTC. Clearstream and Euroclear will hold positions on behalf of their participants through their respective depositories, which in turn will hold such positions in accounts as DTC participants.

         Investors electing to hold interests in global securities through DTC participants, rather than through Clearstream or Euroclear accounts, will be subject to the settlement practices applicable to similar issues of pass-through certificates. Investors' securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

         Investors electing to hold interests in global securities through Clearstream or Euroclear accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary global security and no "lock-up" or restricted period. Interests in global securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

SECONDARY MARKET TRADING

         Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser's and sponsor's accounts are located to ensure that settlement can be made on the desired value date.

         Transfers between DTC Participants. Secondary market trading between DTC participants will be settled using the DTC procedures applicable to similar issues of pass-through certificates in same-day funds.

         Transfers between Clearstream and/or Euroclear Participants. Secondary market trading between Clearstream participants or Euroclear participants and/or investors holding interests in global securities through them will be settled using the procedures applicable to conventional eurobonds in same-day funds.

         Transfers between DTC Seller and Clearstream or Euroclear Purchaser. When interests in global securities are to be transferred on behalf of a seller from the account of a DTC participant to the account of a Clearstream participant or a Euroclear participant for a purchaser, the purchaser will send instructions to Clearstream or Euroclear through a Clearstream participant or Euroclear participant at least one business day prior to settlement. Clearstream or the Euroclear operator will instruct its respective depository to receive an interest in the global securities against payment. Payment will include interest accrued on the global securities from and including the last distribution date to but excluding the settlement date. Payment will then be made by the respective depository to the DTC participant's account against delivery of an interest in the global securities. After this settlement has been completed, the interest will be credited to the respective clearing system, and by the clearing system, in accordance with its usual procedures, to the Clearstream participant's or Euroclear participant's account. The credit of this interest will appear on the next business day and the cash debit will be back-valued to, and the interest on the global securities will accrue from, the value date, which would be the preceding day when settlement occurred in New York. If settlement is not completed through DTC on the intended value date, i.e., the trade fails, the Clearstream or Euroclear cash debit will be valued instead as of the actual settlement date.

         Clearstream participants and Euroclear participants will need to make available to the respective clearing system the funds necessary to process same-day funds settlement. The most direct means of doing so is to pre-position funds for settlement from cash on hand, in which case the Clearstream participants or Euroclear participants will take on credit exposure to Clearstream or the Euroclear operator until interests in the global securities are credited to their accounts one day later.

         As an alternative, if Clearstream or the Euroclear operator has extended a line of credit to them, Clearstream participants or Euroclear participants can elect not to pre-position funds and allow that credit line to be drawn upon. Under this procedure, Clearstream participants or Euroclear participants receiving interests in global securities for purchasers would incur overdraft charges for one day, to the extent they cleared the overdraft when interests in the global securities were credited to their accounts. However, interest on the global securities would accrue from the value date. Therefore, the investment income on the interest in the global securities earned during that one-day period would tend to offset the amount of these overdraft charges, although this result will depend on each Clearstream participant's or Euroclear participant's particular cost of funds.

         Since the settlement through DTC will take place during New York business hours, DTC participants are subject to DTC procedures for transferring interests in global securities to the respective depository of Clearstream or Euroclear for the benefit of Clearstream participants or Euroclear participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the seller settling the sale through a DTC participant, a cross-market transaction will settle no differently than a sale to a purchaser settling through a DTC participant.

         Finally, intra-day traders that use Clearstream participants or Euroclear participants to purchase interests in global securities from DTC participants or sellers settling through them for delivery to Clearstream participants or Euroclear participants should note that these trades will automatically fail on the sale side unless affirmative action is taken. At least three techniques should be available to eliminate this potential condition:

         o borrowing interests in global securities through Clearstream or Euroclear for one day, until the purchase side of the intra-day trade is reflected in the relevant Clearstream or Euroclear accounts, in accordance with the clearing system's customary procedures;

         o borrowing interests in global securities in the United States from a DTC participant no later than one day prior to settlement, which would give sufficient time for such interests to be reflected in the relevant Clearstream or Euroclear accounts in order to settle the sale side of the trade; or

         o staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC participant is at least one day prior to the value date for the sale to the Clearstream participant or Euroclear participant.

         Transfers between Clearstream or Euroclear Seller and DTC Purchaser. Due to time zone differences in their favor, Clearstream participants and Euroclear participants may employ their customary procedures for transactions in which interests in global securities are to be transferred by the respective clearing system, through the respective depository, to a DTC participant. The seller will send instructions to Clearstream or the Euroclear operator through a Clearstream participant or Euroclear participant at least one business day prior to settlement. Clearstream or Euroclear will instruct its respective depository, to credit an interest in the global securities to the DTC participant's account against payment. Payment will include interest accrued on the global securities from and including the last distribution date to but excluding the settlement date. The payment will then be reflected in the account of the Clearstream participant or Euroclear participant the following business day, and receipt of the cash proceeds in the Clearstream participant's or Euroclear participant's account would be back-valued to the value date, which would be the preceding day, when settlement occurred through DTC in New York. If settlement is not completed on the intended value date, i.e., the trade fails, receipt of the cash proceeds in the Clearstream participant's or Euroclear participant's account would instead be valued as of the actual settlement date.

           CERTAIN U.S. FEDERAL INCOME TAX DOCUMENTATION REQUIREMENTS

         A beneficial owner who is an individual or corporation holding the global security on its own behalf through Clearstream or Euroclear, or through DTC if the holder has an address outside the U.S., will be subject to the 30% U.S. withholding tax that typically applies to payments of interest, including original issue discount, on registered debt issued by U.S. persons, unless:

         o each clearing system, bank or other institution that holds customers' securities in the ordinary course of its trade or business in the chain of intermediaries between the beneficial owner or a foreign corporation or foreign trust and the U.S. entity required to withhold tax complies with applicable certification requirements; and

         o the beneficial owner takes one of the following steps to obtain an exemption or reduced tax rate.

         o Exemption for Non-U.S. Persons--Form W-8BEN. Beneficial holders of global securities that are Non-U.S. persons generally can obtain a complete exemption from the withholding tax by filing a signed Form W-8BEN, or Certificate of Foreign Status of Beneficial Owner for United States Tax Withholding. Non-U.S. persons residing in a country that has a tax treaty with the United States can obtain an exemption or reduced tax rate, depending on the treaty terms, by filing Form W-8BEN. If the information shown on Form W-8BEN changes, a new Form W-8BEN must be filed within 30 days of the change.

         o Exemption for Non-U.S. persons with effectively connected income--Form W-8ECI. A Non-U.S. person, including a non-U.S. corporation or bank with a U.S. branch, for which the interest income is effectively connected with its conduct of a trade or business in the United States, can obtain an exemption from the withholding tax by filing Form W-8ECI, or Certificate of Foreign Person's Claim for Exemption from Withholding on Income Effectively Connected with the Conduct of a Trade or Business in the United States.

         o Exemption for U.S. Persons--Form W-9. U.S. persons can obtain a complete exemption from the withholding tax by filing Form W-9, or Payer's Request for Taxpayer Identification Number and Certification.

         U.S. Federal Income Tax Reporting Procedure. The holder of a global security or a Form W-8BEN or Form W-8ECI filer, files by submitting the appropriate form to the person through whom it holds the security--the clearing agency, in the case of persons holding directly on the books of the clearing agency. Form W-8BEN and Form W-8ECI generally are effective until the third succeeding calendar year from the date the form is signed. However, the W-8BEN and W-8ECI with a taxpayer identification number will remain effective until a change in circumstances makes any information on the form incorrect, provided that the withholding agent reports at least annually to the beneficial owner on Form 1042-S. The term "U.S. person" means:

         o        a citizen or resident of the United States;

         o a corporation, partnership or other entity treated as a corporation or a partnership for United States federal income tax purposes, organized in or under the laws of the United States or any state thereof, including for this purpose the District of Columbia, unless, in the case of a partnership, future Treasury regulations provide otherwise;

         o an estate that is subject to U.S. federal income tax regardless of the source of its income; or

         o a trust if a court within the United States is able to exercise primary supervision of the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust.

If the information shown on Form W-8BEN or Form W-8ECI changes, a new Form W-8BEN or Form W-8ECI, as applicable, must be filed within 30 days of the change. Certain trusts not described in the final bullet of the preceding sentence in existence on August 20, 1996 that elect to be treated as a United States Person will also be a U.S. person. The term "Non-U.S. person" means any person who is not a U.S. person. This summary does not deal with all aspects of U.S. federal income tax withholding that may be relevant to foreign holders of the global securities. Investors are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of the global securities.